FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.:333-141638

PROSPECTUS SUPPLEMENT
(to Prospectus dated July 12, 2007)

STRUCTURED ASSET SECURITIES CORPORATION II

Depositor

TIAA SEASONED COMMERCIAL MORTGAGE TRUST 2007-C4

Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2007-C4
Class A-1, Class A-2, Class A-3, Class A-1A, Class A-J, Class B, Class C, Class D, Class E and Class F

Approximate Total Principal Balance at Initial Issuance: $1,979,250,000

We are Structured Asset Securities Corporation II, the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. This prospectus supplement relates to, and is accompanied by, our base prospectus dated July 12, 2007. This prospectus supplement and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the issuing entity, which is also identified above. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

The sponsor of the subject securitization transaction is Teachers Insurance and Annuity Association of America.

The offered certificates will represent interests only in the issuing entity and do not represent obligations of or interests in the sponsor, the depositor or any of their respective affiliates. The assets of the issuing entity will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them.

The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in August 2007. The table on page S-7 of this prospectus supplement contains a list of the respective classes of offered certificates and states the original principal balance, initial interest rate, interest rate description and other select characteristics of each of those classes. Credit enhancement is being provided to the offered certificates through the subordination of various other classes, including multiple non-offered classes, of the series 2007-C4 certificates. That same table on page S-7 of this prospectus supplement also contains a list of the non-offered classes of the series 2007-C4 certificates.

You should fully consider the risk factors beginning on page S-34 in this prospectus supplement and on page 18 in the accompanying base prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated are the underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. Our expected proceeds from the sale of the offered certificates, will equal approximately $1,981,427,353, plus accrued interest on all the offered certificates from July 10, 2007 before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See ‘‘Method of Distribution’’ in this prospectus supplement.

With respect to this offering, Lehman Brothers Inc. is acting as lead manager and sole bookrunner and Morgan Stanley & Co. Incorporated is acting as a co-manager.

LEHMAN BROTHERS

Lead Manager and Sole Bookrunner

MORGAN STANLEY

Co-Manager

The date of this prospectus supplement is August 2, 2007.

TIAA SEASONED COMMERCIAL MORTGAGE TRUST 2007-C4

Commercial Mortgage Pass-Through Certificates, Series 2007-C4

Washington
4 properties
$164,199,489
7.9% of total
Oregon
2 properties
$120,433,338
5.8% of total
Idaho
1 property
$29,771,104
1.4% of total
Nevada
13 properties
$128,600,743
6.1% of total
California
15 properties
$285,386,975
13.6% of total
Missouri
1 property
$12,402,051
0.6% of total
Iowa
7 properties
$53,712,237
2.6% of total
Illinois
2 properties
$95,880,566
4.6% of total
Wisconsin
1 property
$12,600,000
0.6% of total
Indiana
2 properties
$19,409,291
0.9% of total
Ohio
1 property
$9,685,492
0.5% of total
New York
5 properties
$58,212,538
2.8% of total
New Hampshire
2 properties
$28,276,211
1.4% of total
Massachusetts
1 property
$5,417,902
0.3% of total
Pennsylvania
4 properties
$55,811,461
2.7% of total
Connecticut
2 properties
$10,250,855
0.5% of total
New Jersey
5 properties
$35,816,244
1.7% of total
District of Columbia
1 property
$11,000,000
0.5% of total
Delaware
1 property
$9,912,351
0.5% of total
Maryland
22 properties
$225,723,265
10.8% of total
Virginia
8 properties
$189,573,144
9.1% of total
North Carolina
7 properties
$87,393,262
4.2% of total
South Carolina
3 properties
$21,113,879
1.0% of total
Georgia
2 properties
$27,521,052
1.3% of total
Florida
16 properties
$160,663,943
7.7% of total
Alabama
1 property
$13,056,136
0.6% of total
Kentucky
1 property
$6,861,107
0.3% of total
Texas
9 properties
$85,021,115
4.1% of total
Colorado
2 properties
$37,949,524
1.8% of total
Arizona
9 properties
$90,023,042
4.3% of total
Distribution of Property Types (1)
Mixed Use 0.9%
Multifamily 5.4%
Hotel 0.5%
Industrial/Warehouse 10.5%
Office 43.8%
Retail 38.9%
>10.0% of Initial Mortgage Pool Balance
>5.0 - 10.0% of Initial Mortgage Pool Balance
>1.0 - 5.0% of Initial Mortgage Pool Balance
≤1.0% of Initial Mortgage Pool Balance

(1) Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

1000/Fox Portfolio, Portland, OR

Sammamish Parkplace, Issaquah, WA

21930

Algonquin Commons Portfolio, Algonquin, IL

Justice

Pinnacle Towers, McLean, VA

Airtouch Spectrum Campus, Irvine, CA

verizon

One Convention Place, Seattle, WA

Regency Portfolio, West Des Moines, IA

MetLife

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS	S-5
NOTICE TO RESIDENTS OF KOREA	S-5
NOTICE TO RESIDENTS OF GERMANY	S-5
NOTICE TO NON-U.S. INVESTORS	S-6
EUROPEAN ECONOMIC AREA	S-6
SUMMARY OF PROSPECTUS SUPPLEMENT	S-7
RISK FACTORS	S-34
The Class A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3 and A-1A Certificates	S-34
The Offered Certificates Have Uncertain Yields to Maturity	S-34
The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated	S-35
The Interests of the Series 2007-C4 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders	S-35
The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates	S-36
The Underlying Mortgage Loans are Seasoned Mortgage Loans	S-37
Delinquencies on the Underlying Mortgage Loans Could Reduce Cash Flow Available to Make Payments on the Series 2007-C4 Certificates	S-37
Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties	S-37
Risks Associated with Condominium Ownership	S-38
The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default	S-38
In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property	S-38
Properties Are Subject to Rollover Risk	S-38
Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—Office, Retail, Industrial/Warehouse and Multifamily.	S-39
Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property	S-39
Options and Other Purchase Rights May Affect Value or Hinder Recovery With Respect to the Mortgaged Properties	S-40
Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of Office, Retail, and Industrial/Warehouse and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of California, Maryland, Virginia, Washington, Florida, Nevada and Oregon.	S-40
The Mortgage Pool Will Include Material Concentrations of Balloon Loans	S-40
The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans	S-41
The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property	S-41
Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures	S-41
Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990	S-41
Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant	S-42
Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt, the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt Which, in Each Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property	S-42
Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow	S-43
Several Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities	S-43
Tenancies in Common May Hinder Recovery	S-44
Operating or Master Leases May Hinder Recovery	S-44
Changes in Mortgage Pool Composition Can Change the Nature of Your Investment	S-45
Lending on Income-Producing Real Properties Entails Environmental Risks	S-45
Lending on Income-Producing Properties Entails Risks Related to Property Condition	S-47
There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Most of the Mortgaged Real Properties	S-47
Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of the Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties	S-48
Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits	S-48
Investors May Want to Consider Prior Bankruptcies	S-49
Litigation May Adversely Affect Property Performance	S-49
Lender’s Determination of Estimated Market Value May Affect Loan-to-Value Ratios	S-49
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT	S-50
FORWARD-LOOKING STATEMENTS	S-50
DESCRIPTION OF THE MORTGAGE POOL	S-51
General	S-51
Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers	S-52
Partial Releases	S-53
Property Substitutions	S-54
Terms and Conditions of the Underlying Mortgage Loans	S-55
Prepayment Provisions	S-56
Delinquency/Loss Information Regarding the Underlying Mortgage Loans	S-60
Mortgage Pool Characteristics	S-60
Significant Underlying Mortgage Loans	S-61

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

Information about the offered certificates is contained in two separate documents:

•	this prospectus supplement, which describes specific terms of the offered certificates; and

•	the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

You should read both this prospectus supplement and the accompanying base prospectus in full to obtain material information concerning the offered certificates.

The annexes attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

In this prospectus supplement, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Structured Asset Securities Corporation II.

NOTICE TO RESIDENTS OF KOREA

The securities to which these materials relate (the ‘‘Subject Securities’’) have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to applicable laws and regulations of Korea. None of Lehman Brothers Inc., Morgan Stanley & Co. Incorporated or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the Subject Securities under the laws of Korea, including, without limitation, the Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable Korean legal and regulatory requirements in connection with the purchase of the Subject Securities.

NOTICE TO RESIDENTS OF GERMANY

Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 2007-C4 certificates and each of the underwriters has represented and agreed that it will comply with the German Securities Sales Prospectus Act (Wertpapier—Verkaufsprospektgesetz) and any other laws applicable in Germany governing the issue, offering and sale of the series 2007-C4 certificates. In particular, each underwriter has undertaken not to engage in a public offering (Öffentliches Angebot) in Germany with respect to any of the series 2007-C4 certificates otherwise than in accordance with the German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

Any series 2007-C4 certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the depositor being obliged to register any further prospectus or corresponding document relating to the series 2007-C4 certificates in such jurisdiction.

NOTICE TO NON-U.S. INVESTORS

The distribution of this prospectus supplement and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions outside the United States. Persons into whose possession this prospectus supplement and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this prospectus supplement and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

EUROPEAN ECONOMIC AREA

Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2007-C4 certificates to the public in the European Economic Area. See ‘‘Method of Distribution’’ in this prospectus supplement.

SUMMARY OF PROSPECTUS SUPPLEMENT

This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying base prospectus in full.

Introduction to the Transaction

The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2007-C4 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not offered by this prospectus supplement. ‘‘N/A’’ means ‘‘not applicable.’’

Class	Approx. Total Principal Balance or Notional Amount at Initial Issuance		Approx. % of Initial Mortgage Pool Balance(3)	Approx. % Total Credit Support at Initial Issuance(4)		Pass-Through Rate Description	Initial Pass-Through Rate(9)	Weighted Average Life (Years)	Principal Window	Ratings S&P/Fitch
Offered Certificates
A-1	$550,000,000		26.29%	20.002	%(5)	WAC – 0.403%(6)	5.7011%	2.90	08/07 - 12/11	AAA/AAA
A-2	$324,720,000		15.52%	20.002	%(5)	WAC – 0.281%(6)	5.8231%	4.97	12/11 - 07/13	AAA/AAA
A-3	$686,028,000		32.80%	20.002	%(5)	WAC(6)	6.1041%	6.78	07/13 - 04/15	AAA/AAA
A-1A	$112,562,000		5.38%	20.002	%(5)	WAC(6)	6.1041%	6.88	08/07 - 08/15	AAA/AAA
A-J	$227,500,000		10.88%	9.125%		WAC(6)	6.1041%	8.28	08/15 - 03/16	AAA/AAA
B	$10,460,000		0.50%	8.625%		WAC(6)	6.1041%	8.64	03/16 - 04/16	AA+/AA+
C	$28,760,000		1.37%	7.250%		WAC(6)	6.1041%	8.89	04/16 -11/16	AA/AA
D	$18,300,000		0.87%	6.375%		WAC(6)	6.1041%	9.65	11/16 - 03/18	AA−/AA−
E	$5,230,000		0.25%	6.125%		WAC(6)	6.1041%	10.83	03/18 - 07/18	A+/A+
F	$15,690,000		0.75%	5.375%		WAC(6)	6.1041%	11.46	07/18 - 12/19	A/A
Non-Offered Certificates(1)
X	$2,091,678,319	(2)	N/A	N/A		Variable IO(7)	0.1687%	N/A	N/A	N/A
G	$20,910,000		1.00%	N/A		WAC(6)	6.1041%	N/A	N/A	N/A
H	$13,070,000		0.62%	N/A		WAC(6)	6.1041%	N/A	N/A	N/A
J	$23,540,000		1.13%	N/A		WAC(6)	6.1041%	N/A	N/A	N/A
K	$7,840,000		0.37%	N/A		WAC(6)	6.1041%	N/A	N/A	N/A
L	$7,840,000		0.37%	N/A		Fixed(8)	5.2550%	N/A	N/A	N/A
M	$7,850,000		0.38%	N/A		Fixed(8)	5.2550%	N/A	N/A	N/A
N	$2,610,000		0.12%	N/A		Fixed(8)	5.2550%	N/A	N/A	N/A
P	$7,850,000		0.38%	N/A		Fixed(8)	5.2550%	N/A	N/A	N/A
Q	$2,610,000		0.12%	N/A		Fixed(8)	5.2550%	N/A	N/A	N/A
S	$2,610,000		0.12%	N/A		Fixed(8)	5.2550%	N/A	N/A	N/A
T	$15,698,319		0.75%	N/A		Fixed(8)	5.2550%	N/A	N/A	N/A

(1)	Not offered by this prospectus supplement. The non-offered classes of the series 2007-C4 certificates will also include multiple classes of REMIC residual certificates, each of which classes evidences the sole class of residual interests in a real estate mortgage investment conduit or REMIC. The series 2007-C4 REMIC residual certificates do not have principal balances, notional amounts or pass-through rates.
(2)	Notional amount.
(3)	The initial mortgage pool balance will be approximately $2,091,678,319. References in this prospectus supplement to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans as of the cut-off date referred to under ‘‘—Relevant Dates and Periods’’ below, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date, whether or not received.
(4)	Structural credit enhancement is provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates, as described under ‘‘—Introduction to the Transaction—Total Credit Support at Initial Issuance’’ below in this prospectus supplement.
(5)	Presented on an aggregate basis for the class A-1, A-2, A-3 and A-1A certificates.

(6)	The pass-through rates of the class A-3, A-1A, A-J, B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, for any interest accrual period, be a rate per annum equal to the weighted average from time to time of certain net interest rates on the underlying mortgage loans. The pass-through rates of the class A-1 and A-2 certificates will, in the case of each of those classes, for any applicable interest accrual period, be a rate per annum equal to the weighted average net interest rate described in the prior sentence of this footnote minus: (i) 0.403%, in the case of the class A-1 certificates; and (ii) 0.281%, in the case of the class A-2 certificates. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.
(7)	The pass-through rate for the class X certificates will, for any interest accrual period, equal the weighted average of the respective strip rates (which may be different for each such class) at which interest then accrues on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.
(8)	In general, the pass-through rates for the class L, M, N, P, Q, S and T certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans is below the identified initial pass-through rate for the class L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate for the subject class of series 2007-C4 certificates during that interest accrual period will be that weighted average net interest rate. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.
(9)	The initial pass-through rate shown in the foregoing table for any interest-bearing class of series 2007-C4 certificates with one of the following pass-through rate descriptions is approximate: WAC, WAC−x% and Variable IO.

The governing document for purposes of forming the issuing entity and issuing the series 2007-C4 certificates will be a pooling and servicing agreement to be dated as of July 11, 2007. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the series 2007-C4 certificates.

The parties to the series 2007-C4 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the series 2007-C4 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 2007-C4 pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series 2007-C4 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

A.	Total Principal Balance or Notional Amount at Initial Issuance	The class A-1, A-2, A-3, A-1A, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be the series 2007-C4 certificates with principal balances and are sometimes referred to as the series 2007-C4 principal balance certificates.

The table on page S-7 of this prospectus supplement identifies for each class of series 2007-C4 principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2007-C4 principal balance certificates at initial issuance may be larger or smaller than the amount shown in the table on page S-7 of this prospectus supplement, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

The class X certificates will not have a total principal balance. For purposes of calculating the amount of accrued interest, the class X certificates will have a total notional amount.

The total notional amount of the class X certificates will equal the total principal balance of the series 2007-C4 principal balance certificates outstanding from time to time. The approximate total notional amount of the class X certificates at initial issuance is shown in the table on page S-7 of this prospectus supplement, although it may be as much as 5% larger or smaller.

The series 2007-C4 REMIC residual certificates will not have principal balances or notional amounts, and the holders of those certificates are not expected to receive any material payments.

B. Total Credit Support at Initial Issuance	The respective classes of the series 2007-C4 certificates, other than the series 2007-C4 REMIC residual certificates, will entitle their holders to varying degrees of seniority for purposes of—

•	receiving payments of interest and, if and when applicable, payments of principal out of collections on the underlying mortgage loans or on particular underlying mortgage loans, and

•	bearing the effects of losses on the underlying mortgage loans or on particular underlying mortgage loans, as well as default-related and other unanticipated expenses of the trust.

In that regard:

•	the class A-1, A-2, A-3, A-1A and X certificates will be the most senior of the series 2007-C4 certificates;

•	after the classes referred to in the prior bullet, the class A-J certificates will be the next most senior class of the series 2007-C4 certificates; and

•	the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will, in the case of each such class, be senior to each other such class, if any, with a later alphabetic class designation.

The table on page S-7 of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates, other than the class X certificates, through the subordination of other classes of the series 2007-C4 principal balance certificates. In the case of each class of the offered certificates, the credit support shown in the table on page S-7 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2007-C4 principal balance certificates that are subordinate to the indicated class.

The series 2007-C4 REMIC residual certificates will be residual interest certificates and will not provide any credit support to the other series 2007-C4 certificates.

C. Pass-Through Rate	Each class of the series 2007-C4 certificates, other than the series 2007-C4 REMIC residual certificates, will bear interest. The table on page S-7 of this prospectus supplement provides various information regarding the pass-through rate for each interest-bearing class of the series 2007-C4 certificates. Additionally, a more detailed description of the pass-through rate and/or how it will be calculated with respect to each interest-bearing class of the series 2007-C4 certificates is set forth under ‘‘Description of the Offered Certificates— Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.

D.	Weighted Average Life and Principal Window	The weighted average life of any class of series 2007-C4 principal balance certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors. The principal window for any class of series 2007-C4 principal balance certificates is the period during which the holders of those certificates will receive payments of principal. The weighted average life and principal window shown in the table on page S-7 of this prospectus supplement for each class of offered certificates, were calculated based on the following assumptions with respect to each underlying mortgage loan—

•	the related borrower timely makes all payments on the mortgage loan, and

•	the mortgage loan will not otherwise be prepaid prior to stated maturity.

The weighted average life and principal window shown in the table on page S-7 of this prospectus supplement for each class of offered certificates, were further calculated based on the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this prospectus supplement.

E. Ratings	The ratings shown in the table on page S-7 of this prospectus supplement for the offered certificates are those of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-7 of this prospectus supplement.

The ratings assigned to the respective classes of offered certificates will represent the likelihood of—

•	timely receipt by the holders of all interest to which they are entitled on each distribution date, and

•	the ultimate receipt by the holders of all principal to which they are entitled by the applicable rated final distribution date described under ‘‘—Relevant Dates and Periods—Rated Final Distribution Date’’ below.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

Further, the ratings on the respective classes of offered certificates do not represent any assessment of: the tax attributes of the offered certificates; the likelihood, frequency or extent of receipt of principal prepayments; the extent to which interest payable on any class of offered certificates may be reduced in connection with prepayment interest shortfalls; the extent of receipt of prepayment premiums, yield maintenance charges, default interest; or the investors’ anticipated yield to maturity.

See ‘‘Ratings’’ in this prospectus supplement.

Relevant Parties

Issuing Entity	TIAA Seasoned Commercial Mortgage Trust 2007-C4 will be the issuing entity for the series 2007-C4 securitization transaction. The issuing entity is sometimes referred to in this prospectus supplement and in the accompanying base prospectus as the ‘‘trust’’ or the ‘‘trust fund.’’ See ‘‘Transaction Participants—The Issuing Entity’’ in this prospectus supplement.

Depositor	We are Structured Asset Securities Corporation II, the depositor of the series 2007-C4 securitization transaction. We are a special purpose Delaware corporation. Our address is 745 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000. See ‘‘Transaction Participants— The Depositor’’ in the accompanying base prospectus and ‘‘Transaction Participants—The Depositor’’ in this prospectus supplement.

Sponsor	Teachers Insurance and Annuity Association of America will be the sponsor of the series 2007-C4 securitization transaction. See ‘‘Transaction Participants— The Sponsor’’ in the accompanying base prospectus and ‘‘Transaction Participants —The Sponsor’’ in this prospectus supplement.

Mortgage Loan Seller	Teachers Insurance and Annuity Association of America will be the mortgage loan seller for the series 2007-C4 securitization transaction.

Initial Trustee	Wells Fargo Bank, N.A., a national banking association, will act as the initial trustee on behalf of the series 2007-C4 certificateholders. See ‘‘Transaction Participants—The Trustee’’ in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the underlying mortgage loans to the issuing entity, the trustee, on behalf of the series 2007-C4 certificateholders, will become the mortgagee of record under each underlying mortgage loan. The trustee will further be responsible for calculating the amount of principal and interest to be paid to, and making distributions to, the series 2007-C4 certificateholders as described under ‘‘Transaction Participants—The Trustee’’ and ‘‘Description of the Offered Certificates’’ in this prospectus supplement.

Initial Master Servicer	Wachovia Bank, National Association, a national banking association, will act as the initial master servicer with respect to the underlying mortgage loans. See ‘‘Transaction Participants—The Servicers—The Initial Master Servicer’’ in this prospectus supplement.

Initial Special Servicer	Centerline Servicing Inc, a Delaware corporation, will act as the initial special servicer for the mortgage pool. See ‘‘Transaction Participants—The Servicers— The Initial Special Servicer’’ in this prospectus supplement.

Controlling Class of Certificateholders	The holders or beneficial owners of certificates representing a majority interest in a designated controlling class of the series 2007-C4 certificates will have, directly or acting through a designated representative, certain rights and powers under the series 2007-C4 pooling and servicing agreement, as described under ‘‘Risk Factors—The Interests of the Series 2007-C4 Controlling Class Certificateholders May be in Conflict with the Interests of the Offered Certificateholders’’ and ‘‘The Series 2007-C4 Pooling and Servicing Agreement —The Series 2007-C4 Controlling Class Representative’’ and ‘‘—Replacement of the Special Servicer’’ in this prospectus supplement.

Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2007-C4 certificateholders will be the holders of a non-offered class of series 2007-C4 certificates.

Summary of Transaction Parties

Relevant Dates and Periods

Cut-off Date	The cut-off date for the mortgage loans that we intend to include in the trust is July 11, 2007.

All payments and collections received on the underlying mortgage loans after that cut-off date, excluding any payments or collections that represent amounts due on or before that cut-off date, will belong to the trust.

Issue Date	The date of initial issuance for the offered certificates will be on or about August 9, 2007.

Distribution Frequency / Distribution Date	Payments on the offered certificates are scheduled to occur monthly, commencing in August 2007. During any given month, the distribution date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

Record Date	The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month, except that the initial record date will be the date of issuance of the series 2007-C4 certificates. The registered holders of the series 2007-C4 certificates at the close of business on each record date will be entitled to receive, on the following distribution date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

Collection Period	Amounts available for payment on the offered certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. In general, each collection period—

•	will relate to a particular distribution date,

•	will be approximately one month long,

•	will begin immediately after the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date, and

•	will end on a specified day of the same calendar month in which the related distribution date occurs or, if that specified day is not a business day, then on the immediately following business day.

Unless the context clearly indicates otherwise, references in any other portion of this prospectus supplement to ‘‘collection period’’ will mean, individually and collectively, as applicable, all of the foregoing collection periods for the subject distribution date.

Interest Accrual Period	The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the offered certificates for any distribution date will be the period commencing on and including the 10th day of the month preceding the month in which that distribution date occurs and ending on and including the 9th day of the month in which that distribution date occurs. Interest will be calculated with respect to each class of offered certificates assuming that each year consists of twelve 30-day months.

Rated Final Distribution Date	The rated final distribution date for the respective classes of the offered certificates is the distribution date in August, 2039. See ‘‘Ratings’’ in this prospectus supplement.

Description of the Offered Certificates

Registration and Denominations	We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance and in any greater whole dollar denominations.

You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, and they will be registered in the name of Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under ‘‘Description of the Offered Certificates—Registration and Denominations’’ in this prospectus supplement and under ‘‘Description of the Certificates—Book-Entry Registration’’ in the accompanying base prospectus.

Payments

A. General	The trustee will make payments of interest and, except in the case of the class X certificates, principal to the following classes of series 2007-C4 certificateholders, sequentially as follows:

1st	A-1, A-2, A-3, A-1A and X
2nd	A-J
3rd	B
4th	C
5th	D
6th	E
7th	F
8th	G
9th	H
10th	J
11th	K
12th	L
13th	M
14th	N
15th	P
16th	Q
17th	S
18th	T

The allocation of interest payments among the A-1, A-2, A-3, A-1A and X classes is described under ‘‘—Payments—Payments of Interest’’ below. The series 2007-C4 REMIC residual certificates do not bear interest and do not entitle their respective holders to payments of interest.

The allocation of principal payments among the A-1, A-2, A-3 and A-1A classes is described under ‘‘—Payments—Payments of Principal’’ below. The class X certificates and the series 2007-C4 REMIC residual certificates do not have principal balances and do not entitle their respective holders to payments of principal.

See ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement.

B. Loan Groups	For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

•	a loan group 1 consisting of mortgage loans that are secured by a variety of property types; and

•	a loan group 2 consisting of mortgage loans that are secured by multifamily properties.

The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this prospectus supplement. See also ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties’’ below and ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

As and to the extent described under ‘‘—Payments of Principal’’ and ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and‘‘—Payments—Priority of Payments’’ below in this prospectus supplement, amounts collected with respect to loan group 1 will have a direct effect on distributions to the holders of the class A-1, A-2 and A-3 certificates and amounts collected with respect to loan group 2 will have a direct effect on distributions to the holders of the class A-1A certificates.

C. Payments of Interest	Each class of series 2007-C4 certificates—other than the series 2007-C4 REMIC residual certificates—will bear interest. In each case, that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for the particular class of series 2007-C4 certificates for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of the particular class of series 2007-C4 certificates outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months.

Interest payments with respect to the class A-1, A-2, A-3, A-1A and X certificates are to be made concurrently:

•	in the case of the class A-1, A-2 and A-3 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2007-C4 certificates, from available funds attributable to loan group 1;

•	in the case of the class A-1A certificates, from available funds attributable to loan group 2; and

•	in the case of the class X certificates, from available funds attributable to loan group 1 and/or loan group 2;

provided that, if the foregoing would result in a shortfall in the interest payment on any of the A-1, A-2, A-3, A-1A and/or X classes, then payments of interest will be made on those classes of series 2007-C4 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced thereby, from available funds attributable to the entire mortgage pool.

The borrowers under most of the underlying mortgage loans are generally prohibited from making whole or partial voluntary prepayments that are not accompanied by a full month’s interest on the prepayment. If, however, a whole or partial voluntary prepayment—or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment—on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this prospectus supplement, the resulting shortfall, less—

•	the amount of the master servicing fee that would have been payable from that uncollected interest, and

•	in the case of a voluntary prepayment on a non-specially serviced mortgage loan, the applicable portion of the payment made by the master servicer (if any) to cover prepayment interest shortfalls resulting from the voluntary prepayments on non-specially serviced mortgage loans during the related collection period, will generally be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2007-C4 certificates, including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period.

On each distribution date, subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

See ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ and ‘‘—Payments—Priority of Payments’’ in this prospectus supplement.

D. Payments of Principal	Subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, the holders of each class of offered certificates, other than the class X certificates, will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

Subject to the discussion under ‘‘—Payments—Amortization, Liquidation and Payment Triggers’’ below, the trustee is required to make payments of principal to the holders of the various classes of the series 2007-C4 principal balance certificates, in a specified sequential order, such that:

•	no payments of principal will be made to the holders of any of the class G, H, J, K, L, M, N, P, Q, S and T certificates until the total principal balance of the offered certificates is reduced to zero;

•	no payments of principal will be made to the holders of the class A-J, B, C, D, E or F certificates until, in the case of each class of those offered certificates, the total principal balance of all more senior classes of offered certificates is reduced to zero;

•	no payments of principal attributable to loan group 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero;

•	no payments of principal attributable to loan group 2 will be made to the holders of the class A-1, A-2 and/or A-3 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

•	on any given distribution date, the holders of the class A-1A certificates will first receive all payments of principal (attributable to loan group 2) to which they are entitled on that distribution date, prior to the holders of the class A-1, A-2 and/or A-3 certificates receiving any payments of principal (attributable to loan group 1) to which they are entitled on that distribution date; and

•	no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

The total payments of principal to be made on the series 2007-C4 principal balance certificates on any distribution date will, in general, be a function of—

•	the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

However, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2007-C4 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2007-C4 certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (i.e., loan group 1 or loan group 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

The total payments of principal otherwise distributable on the series 2007-C4 principal balance certificates will also be reduced by payments of certain special servicing compensation.

The class X certificates and the series 2007-C4 REMIC residual certificates do not have principal balances and do not entitle their holders to payments of principal.

See ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this prospectus supplement.

E. Amortization, Liquidation and Payment Triggers	Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total principal balance of the class A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates may be reduced to zero at a time when the class A-1, A-2, A-3 and A-1A certificates, or any two or more classes of those certificates, remain outstanding. Under those circumstances, and in any event on the final distribution date, any payments of principal on the outstanding class A-1, A-2, A-3 and A-1A certificates will be made among those classes of series 2007-C4 certificates on a pro rata basis in accordance with their respective total principal balances.

Also, specified parties may terminate the trust when the mortgage pool balance is reduced to less than approximately 1.0% of the initial total principal balance of the series 2007-C4 principal balance certificates, as described under ‘‘—Optional Termination’’ below.

F. Payments of Prepayment Premiums and Yield Maintenance Charges	If any prepayment premium or yield maintenance charge is collected on any of the underlying mortgage loans, then the trustee will distribute that amount, net of any liquidation fee or workout fee payable in connection with the receipt thereof, in the proportions described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement, to—

•	the holders of the class X certificates; and/or

•	the holders of any of the class A-1, A-2, A-3, A-1A, A-J, B, C, D, E, F, G, H, J and/or K certificates that are then entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan.

Fees and Expenses	The amounts available for distribution on the series 2007-C4 certificates on any distribution date will generally be net of the following amounts:

Type / Recipient (1)	Amount	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, an interest strip that accrues at the related master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan. (2)	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period.	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account.	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers.	Monthly
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan that is being specially serviced or as to which the related mortgaged real property has become an REO property, an amount that, for any one-month period, will equal one-twelfth of the product of the annual special servicing fee rate, multiplied by the same principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan. (3)	Monthly
Workout Fee / Special Servicer	With respect to each underlying mortgage loan that has been and continues to be worked out, the workout fee rate of 1.0% multiplied by each collection of interest (other than default interest), principal and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.	Time to time
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan or REO property as to which the special servicer obtains any liquidation proceeds, insurance proceeds or condemnation proceeds, with limited exceptions, an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest).	Time to time

Type / Recipient (1)	Amount	Frequency
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO account.	Monthly
Additional Servicing Compensation / Master Servicer and/or Special Servicer(4)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees, defeasance fees and similar fees actually collected on the underlying mortgage loans.	Monthly
	Late payment charges and default interest collected on any mortgage loan, but only to the extent such late payment charges and default interest are not otherwise applied to cover (i) interest on advances or (ii) additional trust fund expenses (exclusive of special servicing fees, liquidation fees and workout fees) with respect to the subject mortgage loan or mortgaged real property, which items either are then currently payable or were previously paid from collections on the mortgage pool and not previously reimbursed.	Time to time
Trustee Fee / Trustee	With respect to each and every underlying mortgage loan, an interest strip that accrues at the trustee fee rate on the stated principal balance of that mortgage loan from time to time. (5)	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account.	Monthly
Expenses
Servicing Advances / Trustee, Master Servicer or Special Servicer	To the extent of funds available, the amount of any servicing advances. (6)	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding servicing advance. (7)	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances. (6)	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding P&I advance. (7)	Time to time
Indemnification Expenses / Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the series 2007-C4 pooling and servicing agreement. (8)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and will be reimbursed for the same expenses of the master servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series 2007-C4 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.

(2)	The master servicing fee rate payable under the series 2007-C4 pooling and servicing agreement for each underlying mortgage loan will range, on a loan-by-loan basis, from 0.0286% per annum to 0.1825% per annum.
(3)	The special servicing fee rate for each underlying mortgage loan will equal 0.25% per annum.
(4)	Allocable between the master servicer and the special servicer as provided in the series 2007-C4 pooling and servicing agreement.
(5)	The trustee fee rate will equal 0.0009% per annum.
(6)	Reimbursable out of collections on the related underlying mortgage loan, except that advances that are determined not to be recoverable out of related collections will, in general, be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.
(7)	In general, payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool.
(8)	Payable out of general collections on the mortgage pool. In general, none of the above specified persons is entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2007-C4 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2007-C4 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2007-C4 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2007-C4 pooling and servicing agreement, or allocable overhead.

The foregoing fees and expenses will generally be payable prior to distribution on the series 2007-C4 certificates. Further information with respect to the foregoing fees and expenses, as well as additional expenses of the trust, including information regarding the general purpose of and the source of payment for those fees and expenses, is set forth under ‘‘Description of the Offered Certificates—Fees and Expenses’’ in this prospectus supplement.

Reductions of Certificate Principal Balances in Connection with Losses on the Underlying Mortgage Loans and Default-Related and Other Unanticipated Expenses	Because of losses on the underlying mortgage loans—including, for this purpose, advances that are reimbursed out of general collections on the mortgage pool because collections on the related underlying mortgage loan are determined to be insufficient to make such reimbursement—and/or default-related and other unanticipated expenses of the issuing entity, the total principal balance of the mortgage pool, net of outstanding advances of principal, may fall below the total principal balance of the series 2007-C4 principal balance certificates. If and to the extent that those losses on the underlying mortgage loans and/or expenses of the issuing entity cause such a deficit to exist following the payments made on the series 2007-C4 certificates on any distribution date, the total principal balances of the following classes of series 2007-C4 principal balance certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-1, A-2, A-3 and A-1A, pro rata by total principal balance

See ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

Reports to Certificateholders	On each distribution date, the trustee will provide or make available to the registered holders of the series 2007-C4 certificates a monthly report substantially in the form of Annex D to this prospectus supplement. The trustee’s report will detail, among other things, the payments made to the series 2007-C4 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

Upon reasonable prior notice, you may also review at the trustee’s offices during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans.

See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

Optional Termination	Specified parties to the transaction may terminate the trust by purchasing all of the mortgage loans and any foreclosure properties held by the trust, but only when the total principal balance of the mortgage pool, net of outstanding advances of principal, is less than 1.0% of the initial total principal balance of the series 2007-C4 principal balance certificates.

In addition, following the date on which the total principal balances of the class A-1, A-2, A-3, A-1A, A-J, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining series 2007-C4 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2007-C4 pooling and servicing agreement, in connection with an exchange of all the remaining series 2007-C4 certificates for all the mortgage loans and foreclosure properties remaining in the trust fund at the time of exchange.

See ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement.

The Underlying Mortgage Loans and the Mortgaged Real Properties

General	In this section, ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties,’’ we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

•	‘‘Risk Factors;’’

•	‘‘Description of the Mortgage Pool;’’

•	Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans;

•	Annex A-2—Certain Characteristics of the Mortgage Pool;

•	Annex A-3—Certain Characteristics of Loan Group 1;

•	Annex A-4—Certain Characteristics of Loan Group 2;

•	Annex A-5—Certain Monetary Terms of the Underlying Mortgage Loans;

•	Annex A-6—Certain Information Regarding Reserves; and

•	Annex B—Certain Information Regarding Multifamily Properties.

For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2007-C4 certificates will be divided into a loan group 1 and a loan group 2.

Loan group 1 will consist of all of the underlying mortgage loans that are secured by property types other than multifamily. Loan group 1 will consist of 137 mortgage loans, with an initial loan group 1 balance of $1,979,116,317, representing approximately 94.6% of the initial mortgage pool balance.

Loan group 2 will consist of the underlying mortgage loans that are secured by multifamily properties. Loan group 2 will consist of 11 mortgage loans, with an initial loan group 2 balance of $112,562,002, representing approximately 5.4% of the initial mortgage pool balance. See Annex B—Certain Information Regarding Multifamily Properties.

When reviewing the information that we have included in this prospectus supplement, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that—

•	All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

•	References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the underlying mortgage loans, references to the initial loan group 1 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group 1 and references to the initial loan group 2 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group 2. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans on Annex A-1 to this prospectus supplement.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances.

•	When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group 1 balance or the initial loan group 2 balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances.

•	If any of the underlying mortgage loans is secured by multiple real properties, a portion of the subject mortgage loan has been allocated to each of those properties for purposes of presenting certain statistical information in this prospectus supplement.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group 1 or loan group 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group 1 and loan group 2. The general characteristics of each such loan group should also be analyzed when making an investment decision. See ‘‘—Additional Statistical Information’’ below.

•	Whenever we refer to a particular mortgaged real property, or mortgage loan, by name, unless the particular term is otherwise specifically defined, we mean the mortgaged real property, or the mortgage loan secured by the mortgaged real property, identified by that name on Annex A-1 to this prospectus supplement.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

It has been confirmed to us by S&P and/or Fitch that 50 of the mortgage loans that we intend to include in the trust, representing 45.3% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. Five (5) of those mortgage loans are described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement.

Acquisition of Mortgage Loans	On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans from Teachers Insurance and Annuity Association of America and will transfer the mortgage loans to the trust. Following the date of initial issuance of the series 2007-C4 certificates, no party will have the ability to add mortgage loans to the trust fund.

Payment and Other Terms	Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest. Repayment of each of the mortgage loans that we intend to include in the trust is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the definition of ‘‘Permitted Encumbrances’’ in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. The mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire remaining term of the loan.

Subject, in some cases, to a next business day convention—

•	28 of the mortgage loans that we intend to include in the trust, representing 37.9% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the first day of each month;

•	118 of the mortgage loans that we intend to include in the trust, representing 61.0% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the tenth day of each month, and

•	2 of the mortgage loans that we intend to include in the trust, representing 1.0% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

One hundred thirty-nine (139) of the mortgage loans that we intend to include in the trust, representing 96.5% of the initial mortgage pool balance, of which 133 mortgage loans are in loan group 1, representing 98.5% of the initial loan group 1 balance, and six (6) mortgage loans are in loan group 2, representing 61.7% of the initial loan group 2 balance, respectively, are balloon mortgage loans, which provide for:

•	either (a) amortization schedules that (i) are significantly longer than their respective remaining terms to stated maturity and (ii) in some cases, begin following the end of an initial interest-only period or (b) no amortization prior to stated maturity; and

•	a substantial balloon payment of principal on each of their respective maturity dates.

Six (6) of the balloon mortgage loans identified in the prior paragraph, representing 7.6% of the initial mortgage pool balance, of which five (5) mortgage loans are in loan group 1, representing 7.2% of the initial loan group 1 balance, and one (1) mortgage loan is in loan group 2, representing 16.0% of the initial loan group 2 balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 24 of the balloon mortgage loans identified in the prior paragraph, representing 19.8% of the initial mortgage pool balance, of which 22 mortgage loans are in loan group 1, representing 19.9% of the initial loan group 1 balance, and two (2) mortgage loans are in loan group 2, representing 17.7% of the initial loan group 2 balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the related stated maturity date and, in some cases, ended prior to the cut-off date.

Delinquency/Loss Information	As of the cut-off date, none of the mortgage loans that we intend to include in the trust were 30 days or more delinquent with respect to any monthly debt service payment, and there has been no forgiveness of interest or principal with respect to any of the mortgage loans that we intend to include in the trust.

Certain of the underlying mortgage loans, however, have been delinquent at various times since the origination of such loan. The historical delinquency experience of those underlying mortgage loans for the three-year period prior to the cut-off date is as follows: eight (8) of the mortgage loans that we intend to include in the trust, representing approximately 9.1% of the initial mortgage pool balance, have been 30-59 days delinquent once (seven (7) of which, representing approximately 3.3% of the initial mortgage pool balance, were less than 45 days delinquent), and one (1) mortgage loan that we intend to include in the trust, representing 0.4% of the initial mortgage pool balance, was delinquent 30-59 days five (5) times (none of such delinquencies have exceeded 45 days). Notwithstanding the foregoing, none of the mortgage loans that we intend to include in the trust were 30 days or more delinquent with respect to any monthly debt service payment within the 12-month period preceding the cut-off date. For further information regarding the foregoing delinquencies, see ‘‘Risk Factors—Delinquencies on the Underlying Mortgage Loans Could Reduce Cash Flow Available to Make Payments on the Series 2007-C4 Certificates’’ and ‘‘Description of the Mortgage Pool—Delinquency/Loss Information Regarding the Underlying Mortgage Loans’’ below in this prospectus supplement.

Prepayment Provisions	All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary prepayments are still prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance; and/or

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Advances of Delinquent Monthly Debt Service Payments	Except as described below in this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due or assumed due on the underlying mortgage loans, in each case net of related master servicing fees and workout fees. In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under ‘‘The Series 2007-C4 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for that advance, together with interest at a published prime rate.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it or the special servicer determines will not be recoverable from proceeds of the related underlying mortgage loan.

If there occurs or exists any of various specified adverse events or circumstances with respect to any underlying mortgage loan or the mortgaged real property for that mortgage loan, then a new appraisal—or, in cases involving underlying mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property—must be obtained or conducted. If, based on that appraisal or other valuation, it is determined that—

•	the principal balance of, and other delinquent amounts due under, the subject underlying mortgage loan, exceed

•	an amount equal to—

1.	90% of the new appraised or estimated value of that real property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information, minus

2.	the amount of any obligations secured by liens on the property, which liens are prior to the lien of the mortgage loan, plus

3.	certain escrows and reserves and any letters of credit constituting additional security for the mortgage loan,

then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Appraisal reduction amounts will not affect the principal portion of P&I advances.

See ‘‘The Series 2007-C4 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Required Appraisals’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in this prospectus supplement. See also ‘‘Description of the Governing Documents— Advances’’ in the accompanying base prospectus.

Removal of Underlying Mortgage Loans

A. Repurchase Due to Breach of Representation or Warranty	As of the date of initial issuance of the offered certificates, and subject to certain exceptions, the mortgage loan seller will make with respect to each underlying mortgage loan the representations and warranties generally described under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this prospectus supplement. If there exists a material uncured breach of any of those representations and warranties, or if there exists a material uncured document omission with respect to any underlying mortgage loan, as discussed under ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ below in this prospectus supplement, then the mortgage loan seller may be required, under certain circumstances, to repurchase the affected mortgage loan at a price generally equal to the sum of (a) the unpaid principal balance of that mortgage loan at the time of purchase, (b) all unpaid interest, other than default interest, due with respect to that mortgage loan through the due date in the collection period of purchase, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made with respect to that mortgage loan, and (e) certain other amounts payable under the series 2007-C4 pooling and servicing agreement.

Notwithstanding the foregoing, the obligation to repurchase an underlying mortgage loan only arises if the mortgage loan seller is unable to cure the subject material breach or material document defect, as the case may be, and the mortgage loan seller does not exercise the option to instead pay an amount equal to the loss of value directly attributed to such material breach or material document omission (which amount may not cover the amount of actual losses and expenses incurred by the trust). The foregoing obligation to cure, pay loss of value or repurchase is further contingent on (i) the mortgage loan seller being notified of the subject missing document or breach and (ii) either (a) the mortgage loan seller agreeing that, or (b) an arbitration panel making a binding determination that, a material breach or a material document omission, as the case may be, exists.

See ‘‘Description of the Mortgage Pool—Representations and Warranties,’’ ‘‘—Assignment of the Underlying Mortgage Loans’’ and ‘‘—Cures and Repurchases’’ in this prospectus supplement.

B. Fair Value Option	Any single certificateholder or group of certificateholders with a majority interest in the series 2007-C4 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of (a) the outstanding principal balance of that mortgage loan, (b) all accrued and unpaid interest on that mortgage loan, other than default interest, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and (e) any other amounts payable under the series 2007-C4 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. See ‘‘The Series 2007-C4 Pooling and Servicing Agreement—Fair Value Option’’ in this prospectus supplement.

C. Mezzanine Loan Purchase Options	There may be underlying mortgage loans that permit or do not prohibit the incurrence of mezzanine financing and the related mezzanine lenders may be entitled to purchase those underlying mortgage loans from the trust fund upon the occurrence of a default thereunder or upon the transfer thereof to special servicing, pursuant to a purchase right as set forth in the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

Additional Statistical Information

A. General Characteristics	The mortgage pool, loan group 1 and loan group 2 will have the following general characteristics as of the cut-off date:

	Mortgage Pool	Loan Group 1	Loan Group 2
Total cut-off date principal balance	$2,091,678,319	$1,979,116,317	$112,562,002
Number of mortgage loans	148	137	11
Number of mortgaged real properties	150	139	11
Maximum cut-off date principal balance	$91,254,536	$91,254,536	$18,000,000
Minimum cut-off date principal balance	$447,310	$447,310	$4,837,135
Average cut-off date principal balance	$14,132,962	$14,446,105	$10,232,909
Maximum mortgage interest rate	10.000%	10.000%	6.120%
Minimum mortgage interest rate	4.470%	4.470%	4.910%
Weighted average mortgage interest rate	6.128%	6.168%	5.426%
Maximum original term to maturity	360 months	360 months	240 months
Minimum original term to maturity	58 months	58 months	120 months
Weighted average original term to maturity	126 months	124 months	159 months
Maximum remaining term to maturity	209 months	208 months	209 months
Minimum remaining term to maturity	9 months	9 months	90 months
Weighted average remaining term to maturity	82 months	80 months	130 months
Weighted average underwritten debt service coverage ratio	1.69x	1.70x	1.62x
Weighted average cut-off date loan-to-value ratio	56.0%	56.0%	56.0%

In reviewing the foregoing table, please note that:

•	The initial mortgage pool balance is subject to a permitted variance of plus or minus 5%. The initial loan group 1 balance and/or the initial loan group 2 balance will vary with any change in the initial mortgage pool balance.

•	Except as described in the following sentence, the underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that underlying mortgage loan on the first due date following the cut-off date or, if that mortgage loan is currently in an interest-only period that ends prior to maturity, on the first due date after the commencement of the scheduled amortization. With respect to any underlying mortgage loan that provides for payments of interest only until the related stated maturity date, the underwritten debt service coverage ratio is equal to the underwritten annual net cash flow for the related mortgaged property, divided by the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

•	The cut-off date loan-to-value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance, divided by the estimated value of the related mortgaged real property, with respect to mortgaged real properties where an appraisal was conducted subsequent to January 1, 2006, based on a related third-party appraisal dated as specified on Annex A-1 to this prospectus supplement or, with respect to mortgaged real properties where an appraisal has not been conducted subsequent to January 1, 2006, based on direct capitalization of the annual underwritten net operating income at the related capitalization rate specified on Annex A-1 to this prospectus supplement.

•	In the case of many of the mortgage loans that we intend to include in the trust, the calculation of underwritten annual net cash flow for the related mortgaged real property or properties—which is, in turn, used in the calculation of underwritten debt service coverage ratios—was based on certain assumptions regarding projected rental income and/or occupancy, as described under the definitions of U/W Net Operating Income, U/W Net Cash Flow, U/W Occupancy Percentage and Underwritten Debt Service Coverage Ratio, respectively, in the Glossary to this prospectus supplement.

B. Geographic Concentration	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated jurisdictions:

Jurisdiction	Number of Mortgaged Properties	% of Initial MortgagePool Balance(1)
California	15	13.6%
Maryland	22	10.8
Virginia	8	9.1
Washington	4	7.9
Florida	16	7.7
Nevada	13	6.1
Oregon	2	5.8
Other	70	39.1
Total	150	100.0%

(1)	The percentage of initial mortgage pool balance in the table above for underlying mortgage loans secured by more than one mortgaged real property is based on allocated loan amounts for such mortgaged real properties (allocating the mortgage loan principal balance to each of the related mortgaged real properties based on either the appraised values of such properties or the allocated loan amounts or specific release prices set forth in the related mortgage loan documents).

The remaining mortgaged real properties with respect to the mortgage pool are located throughout 22 other states and the District of Columbia. No more than 4.6% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions.

C. Property Types	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties predominantly operated for each indicated purpose:

Property Type	Number of Mortgaged Properties	% of Initial MortgagePool Balance(1)
Office	51	43.8%
Retail	59	38.9
Anchored Retail	56	38.3
Unanchored Retail	3	0.6
Industrial/Warehouse	25	10.5
Multifamily	11	5.4
Mixed Use	3	0.9
Hotel	1	0.5
Total	150	100.0%

(1)	The percentage of initial mortgage pool balance in the table above for underlying mortgage loans secured by more than one mortgaged real property is based on allocated loan amounts for such mortgaged real properties (allocating the mortgage loan principal balance to each of the related mortgaged real properties based on either the appraised values of such properties or the allocated loan amounts or specific release prices set forth in the related mortgage loan documents).

D. Encumbered Interests	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

Encumbered Interest in the Mortgaged Real Property	Number of Mortgaged Properties	% of Initial MortgagePool Balance(1)
Fee Simple	141	94.5%
Leasehold	7	4.6
Fee Simple/Leasehold	2	0.9
Total	150	100.0%

(1)	The percentage of initial mortgage pool balance in the table above for underlying mortgage loans secured by more than one mortgaged real property is based on allocated loan amounts for such mortgaged real properties (allocating the mortgage loan principal balance to each of the related mortgaged real properties based on either the appraised values of such properties or the allocated loan amounts or specific release prices set forth in the related mortgage loan documents).

It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as ‘‘fee simple’’ in the chart above.

E. Significant Underlying Mortgage Loans	The seven (7) largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust collectively represent 25.0% of the initial mortgage pool balance. For a discussion of the seven (7) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans, each of which represents at least 2% of the initial mortgage pool balance, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement.

Legal and Investment Considerations

Federal Income Tax Consequences	The trustee or its agent will make elections to treat designated portions of the assets of the trust as one or more real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

The offered certificates will be treated as regular interests in a REMIC. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust(s) referred to above.

For Federal income tax reporting purposes, the class A-1, class A-2, class A-3 and class A-1A certificates will not be issued with original issue discount, the class A-J and class B certificates will be issued with a de minimis amount of original issue discount, and the remaining classes of offered certificates will be issued with more than a de minimis amount of original issue discount. Certain classes of the offered certificates may, in some cases, be treated as having been issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment. When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2007-C4 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see ‘‘Federal Income Tax Consequences’’ in each of this prospectus supplement and the accompanying base prospectus.

ERISA	We anticipate that, subject to satisfaction of the conditions referred to under ‘‘ERISA Considerations’’ in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to—

•	Title I of the Employee Retirement Income Security Act of 1974, as amended, or

•	section 4975 of the Internal Revenue Code of 1986, as amended,

will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See ‘‘ERISA Considerations’’ in this prospectus supplement and in the accompanying base prospectus.

Legal Investment	None of the offered certificates will be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See, however, ‘‘Legal Investment’’ in this prospectus supplement and in the accompanying base prospectus.

Investment Considerations	The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans may affect the yield to maturity on your offered certificates. In the case of any offered certificate purchased at a discount from its principal balance, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificate purchased at a premium from its principal balance, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage interest rates.

Holders of the class A-1, A-2 and A-3 certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2 and, only after the retirement of the class A-1, A-2 and A-3 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1.

See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement and in the accompanying base prospectus.

RISK FACTORS

The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

You should consider the following factors, as well as those set forth under ‘‘Risk Factors’’ in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The ‘‘Risk Factors’’ section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

The Class A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3 and A-1A Certificates

If you purchase class A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series 2007-C4 certificates, including the A-1, A-2, A-3, A-1A and X classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2007-C4 certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the series 2007-C4 certificates,

•	the order in which the principal balances of the respective classes of the series 2007-C4 principal balance certificates will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the trust.

See ‘‘Description of the Mortgage Pool’’ and ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,’’ ‘‘—Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates’’ and ‘‘—Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses’’ in the accompanying base prospectus.

The Offered Certificates Have Uncertain Yields to Maturity

The yields on your offered certificates will depend on—

•	the price you paid for your offered certificates, and

•	the rate, timing and amount of payments on your offered certificates.

The rate, timing and amount of payments on your offered certificates will depend on:

(a)	the pass-through rate for, and other payment terms of, your offered certificates;

(b)	the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(c)	the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(d)	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

(e)	the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

(f)	servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

In general, the factors described in clauses (a) through (f) of the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2 and A-3 certificates should be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group 1. Until the class A-1, A-2 and A-3 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group 2.

See ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2007-C4 Pooling and Servicing Agreement,’’ ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ and ‘‘Yield and Maturity Considerations’’ in this prospectus supplement. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ and ‘‘Yield and Maturity Considerations’’ in the accompanying base prospectus.

The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated

If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

Holders of the class A-1, A-2 and A-3 certificates will be affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2 and, only after the retirement of the class A-1, A-2 and A-3 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1.

You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. For example, a federal district court in Illinois in September, 2006 held that, under Illinois law, the subject ‘‘yield maintenance’’ premium due in connection with a voluntary prepayment of a commercial mortgage loan was an unenforceable penalty. The decision is currently on appeal to the US Court of Appeals for the Seventh Circuit. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

The yield on offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

The Interests of the Series 2007-C4 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders

The holders or beneficial owners of series 2007-C4 certificates representing a majority interest in the controlling class of series 2007-C4 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under ‘‘The Series 2007-C4 Pooling and Servicing Agreement—The Series 2007-C4 Controlling Class Representative’’ in this prospectus supplement; and (b) replace the special servicer under the series 2007-C4 pooling and servicing agreement, as and to the extent and subject to satisfaction of the conditions described under ‘‘The Series 2007-C4 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this prospectus supplement. Among other things, the series 2007-C4 controlling class representative may direct the special servicer under the series 2007-C4 pooling and servicing agreement or other applicable servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust that the series 2007-C4 controlling class representative may consider advisable.

In the absence of significant losses on the underlying mortgage loans, the series 2007-C4 controlling class will be a non-offered class of series 2007-C4 certificates. The series 2007-C4 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2007-C4 controlling class representative will exercise its rights and powers on behalf of the series 2007-C4 controlling class certificateholders, and it will not be liable to any other class of series 2007-C4 certificateholders for so doing.

The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates

After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk Insurance Act of 2002, which was amended and extended by the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government currently covers 85% of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group’s prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners’ multiperil. The Terrorism Risk Insurance Extension Act of 2005 will expire on December 31, 2007.

The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an ‘‘act of terrorism’’ by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance Extension Act of 2005’s deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to provide such additional insurance coverage as lender may reasonably, or in its discretion, require to protect its interests. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance in its discretion or as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. With respect to several of the mortgage loans that we intend to include in the trust, the lender has waived the requirement for the related borrower to maintain insurance coverage against acts of terrorism.

In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2007-C4 certificates.

The Underlying Mortgage Loans are Seasoned Mortgage Loans

A substantial majority of the underlying mortgage loans are ‘‘seasoned’’ mortgage loans that have been outstanding for between eight (8) and 328 months, and the weighted average seasoning of the underlying mortgage loans is 44 months. While seasoned mortgage loans generally have the benefit of established payment histories, there are a number of risks associated with such mortgage loans that are not present with, or are present to a lesser degree than with, more recently originated mortgage loans. For example, since origination, property values and the surrounding neighborhood may have changed significantly, the tenant or customer mix at the related mortgaged real property may have changed substantially, the current financial performance of the related borrower, its business or such mortgaged real property in general may be significantly different and the environmental, zoning and engineering characteristics of such mortgaged property may have changed significantly. In addition, 111 of the mortgaged real properties, collectively securing 61.0% of the initial mortgage pool balance, have not been the subject of a property valuation since 24 months (or longer) preceding the cut-off date. Thirty-nine (39) of the mortgaged real properties, collectively securing 39.0% of the initial mortgage pool balance, were the subject of a property valuation within the 24 months preceding the cut-off date. Furthermore, no lien and litigation searches, environmental assessments, engineering inspections or examinations of zoning or building code compliance were conducted with respect to any of the mortgaged real properties or borrowers since origination. Among other things, such factors make it difficult to estimate the current value and/or condition of the related mortgaged real properties.

Delinquencies on the Underlying Mortgage Loans Could Reduce Cash Flow Available to Make Payments on the Series 2007-C4 Certificates

Eight (8) of the mortgage loans that we intend to include in the trust, representing approximately 9.1% of the initial mortgage pool balance, all of which are in loan group 1, representing 9.7% of the initial loan group 1 balance, have been 30-59 days delinquent once within the three-year period prior to the cut-off date, and one (1) mortgage loan that we intend to include in the trust, representing 0.4% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, has been 30-59 days delinquent five (5) times within the three-year period prior to the cut-off date. Although no underlying mortgage loan has been 30 or more days delinquent within 12 months of the cut-off date, it is possible that an underlying mortgage loan may become delinquent again and upon becoming delinquent may not ever become current or, if it does become current, that the mortgagor may become delinquent again. Additionally, an underlying mortgage loan which has not previously been delinquent may become delinquent at any time. As a result of the inclusion in the mortgage pool of mortgage loans that have experienced delinquencies in the past, the mortgage pool may bear more risk than a pool of mortgage loans without any history of delinquencies but with otherwise comparable characteristics. For further information regarding the foregoing delinquencies, see ‘‘Description of the Mortgage Pool—Delinquency/Loss Information Regarding the Underlying Mortgage Loans’’ in this prospectus supplement.

Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties

The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

•	office;

•	retail;

•	industrial/warehouse;

•	multifamily;

•	mixed use; and

•	hotel.

The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on—

•	the successful operation and value of the related mortgaged real property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged real property.

In addition certain of the mortgaged real properties that we intend to include in our trust may compete with other properties for business in the area of the subject property and/or the continued successful operation of certain mortgaged real properties may depend on the fact that there are no competing businesses located in the vicinity of the subject property.

See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ and ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Risks Associated with Condominium Ownership

With respect to two (2) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as One Convention Place and Fountain Plaza One Condominium, representing 2.6% and 0.5%, respectively, of the initial mortgage pool balance, those mortgaged real properties consist of the borrower’s fee or leasehold interest in one or more commercial condominium units. See ‘‘Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums’’ in the accompanying base prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s).

The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse’’ in the accompanying base prospectus.

In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property

In the case of 100 retail, office and/or industrial/warehouse mortgaged real properties, securing 63.0% of the initial mortgage pool balance and 66.6% of the initial loan group 1 balance, respectively, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property or properties. In the case of 14 of those 100 properties, securing 13.1% of the initial mortgage pool balance and 13.9% of the initial loan group 1 balance, respectively, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance’’ in the accompanying base prospectus.

Properties Are Subject to Rollover Risk

Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related underlying mortgage loans and, in some cases, significantly shorter. In those cases, although the subject mortgage loans were underwritten based on these in place leases, there is no assurance that those leases will be renewed or replaced upon expiration, or that the net cash flow at the mortgage real property will remain the same. For information on the lease terms for certain of the largest tenants at the mortgaged real properties securing the underlying mortgage loans, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in Annex A-1 to this prospectus supplement.

Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—Office, Retail, Industrial/Warehouse and Multifamily

Fifty-one (51) of the mortgaged real properties, securing 43.8% of the initial mortgage pool balance and 46.3% of the initial loan group 1 balance, respectively, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under ‘‘Risk Factors— The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties’’ in the accompanying base prospectus.

Fifty-nine (59) of the mortgaged real properties, securing 38.9% of the initial mortgage pool balance and 41.1% of the initial loan group 1 balance, respectively, are primarily used for retail purposes. We consider 56 of the subject retail properties, securing 38.3% of the initial mortgage pool balance and 40.5% of the initial loan group 1 balance, respectively, to be anchored, including shadow anchored; and three (3) of the subject retail properties, securing 0.6% of the initial mortgage pool balance and 0.6% of the initial loan group 1 balance, respectively, to be unanchored. A number of factors may adversely affect the value and successful operation of a retail property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties’’ in the accompanying base prospectus.

Twenty-five (25) of the mortgaged real properties, securing 10.5% of the initial mortgage pool balance and 11.1% of the initial loan group 1 balance, respectively, are primarily used for industrial/warehouse purposes. A number of factors may adversely affect the value and successful operation of an industrial/warehouse property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Industrial/Warehouse Properties’’ in the accompanying base prospectus.

Eleven (11) of the mortgaged real properties, securing 5.4% of the initial mortgage pool balance and 100.0% of the initial loan group 2 balance, are primarily used for multifamily rental purposes. Some of those multifamily properties are subject to rent control laws. A number of factors may adversely affect the value and successful operation of a multifamily property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Properties’’ in the accompanying base prospectus.

In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property

With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant’s right for the same space may have remedies under its lease due to such tenant’s inability to exercise such right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant’s operation violates such tenant’s exclusive use provision. In addition, certain leases of space at the related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

Options and Other Purchase Rights May Affect Value or Hinder Recovery With Respect to the Mortgaged Properties

The borrowers under certain of the underlying mortgage loans may have given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of California and Maryland and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of Virginia, Washington, Florida, Nevada and Oregon.

The mortgaged real properties located in each of the following jurisdictions secure mortgage loans or allocated portions of mortgage loans that represent 5% or more of the initial mortgage pool balance:

Jurisdiction	Number of Mortgaged Properties	% of Initial Mortgage Pool Balance(1)
California	15	13.6%
Maryland	22	10.8
Virginia	8	9.1
Washington	4	7.9
Florida	16	7.7
Nevada	13	6.1
Oregon	2	5.8
Other	70	39.1
Total	150	100.0%

(1)	The percentage of initial mortgage pool balance in the table above for underlying mortgage loans secured by more than one mortgaged real property is based on allocated loan amounts for such mortgaged real properties (allocating the mortgage loan principal balance to each of the related mortgaged real properties based on either the appraised values of such properties or the allocated loan amounts or specific release prices set forth in the related mortgage loan documents).

The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See ‘‘Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

The Mortgage Pool Will Include Material Concentrations of Balloon Loans

One hundred thirty-nine (139) of the mortgage loans that we intend to include in the trust, representing 96.5% of the initial mortgage pool balance, of which 133 mortgage loans are in loan group 1, representing 98.5% of the initial loan group 1 balance, and six (6) mortgage loans are in loan group 2, representing 61.7% of the initial loan group 2 balance, respectively, are balloon loans. Six (6) of those balloon loans, representing 7.6% of the initial mortgage pool balance, of which five (5) mortgage loans are in loan group 1, representing 7.2% of the initial loan group 1 balance, and one (1) mortgage loan is in loan group 2, representing 16.0% of the initial loan group 2 balance, respectively, require payments of interest to be due on each due date until the stated maturity date, are interest-only balloon loans. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, in each case depends upon the borrower’s ability either to refinance the loan or to sell the mortgaged real property. See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—There Is an Increased Risk of Default Associated with Balloon Payments’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans

The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 20.3% of the initial mortgage pool balance, and the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 30.2% of the initial mortgage pool balance. It has been confirmed to us by S&P and/or Fitch, however, that five (5) of the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust, representing 15.8% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ and ‘‘—Significant Underlying Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property

Nine (9) underlying mortgage loans, representing 5.5% of the initial mortgage pool balance, all of which are in loan group 1, representing 5.8% of the initial loan group 1 balance, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds, are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. Because of possible termination of the related lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related lease. Furthermore, the terms of certain leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See ‘‘Risk Factors—Lending on Ground Leases Creates Risks For Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property’’ and ‘‘Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Considerations’’ in the accompanying base prospectus.

Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures

Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See ‘‘Description of the Mortgage Pool— Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this prospectus supplement and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990

Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this prospectus supplement and ‘‘Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive’’ and ‘‘Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the accompanying base prospectus.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. If any of those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant

Twenty-six (26) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The five (5) largest of these separate groups represent 6.9%, 6.8%, 5.8%, 4.6%, and 3.8%, respectively, of the initial mortgage pool balance. See ‘‘Description of the Mortgage Pool—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ in this prospectus supplement.

In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm’s-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower.

The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance— Tenant Bankruptcy Adversely Affects Property Performance,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt, the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt Which, in Each Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property

In the case of 10 mortgage loans that are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 2200 Renaissance, Entrada Apartments, Sammamish Parkplace, Franklin Farm Village, 711 Westchester Avenue, Specialty Laboratories, Crossroads Commons Retail SC, Muddy Branch, Colonnade at Union Mill and Tiffany Plaza Retail, which mortgage loans collectively represent 12.6% of the initial mortgage pool balance, 12.6% of the initial loan group 1 balance and 11.1% of the initial loan group 2 balance, the related borrower has incurred or is permitted to incur a second mortgage secured by the related mortgaged real property, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Sammamish Parkplace Mortgage Loan—Additional Debt’’ and/or ‘‘—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

The existence of additional secured indebtedness may adversely affect the borrower’s financial viability and/or the issuing entity’s security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

1.	refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

2.	reduced cash flow could result in deferred maintenance at the particular real property;

3.	if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

4.	if the mortgaged real property depreciates for whatever reason, the related borrower’s equity is more likely to be extinguished, thereby eliminating the related borrower’s incentive to continue making payments on its mortgage loan held by the issuing entity.

In addition, with respect to one (1) mortgage loan that we intend to include in the trust, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance, the direct or indirect equity interests in the related borrower have been pledged to secure related mezzanine and affiliate loans, as described under ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

Further, with respect to each of four (4) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 3.3% of the initial mortgage pool balance and 3.4% of the initial loan group 1 balance, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under ‘‘Description of the Mortgage Pool— Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

It is also possible that, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine or affiliate debt.

Mezzanine debt is secured by the principal’s direct ownership interest in the related borrower. Affiliate debt is secured by an entity’s indirect ownership interest in the related borrower. While a mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and/or affiliate financing reduces the subject principal’s indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

Under certain of the underlying mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the related mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of those borrowers may have already incurred additional debt.

See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow

Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower’s available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

With respect to certain of the mortgaged real properties, there may be restrictive covenants in place as to the use of such property or as to the ability of the related borrower to convert such property to alternative or more profitable uses in a changing economic climate. The inability to convert any such mortgaged real property to an alternate use in the event the operation of the related property as it is currently used was determined to be unprofitable may have an adverse effect on payments under the related underlying mortgage loan.

Several Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities

The borrowers under 29 mortgage loans which we intend to include in the trust, collectively representing 38.7% of the initial mortgage pool balance and 40.9% of the initial group 1 balance, are either individuals or are not structured to diminish the likelihood of their becoming bankrupt. In addition, with respect to certain related borrowers that are structured as special purpose entities, although the terms of such borrower’s organizational documents and/or related loan documents require that the borrower covenants to be a special purpose entity, such borrowers may not be required to observe all covenants and conditions which are typically required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity. For example, in many cases, the subject borrower is an entity that does not have an independent director. Further, some of the borrowing entities (including, but not limited to, those described above) have been in existence and conducting business prior to the origination of the related underlying mortgage loan, own other property that is not part of the collateral for such mortgage loan and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of some or all of such borrowers do not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related underlying mortgage loan. In addition, the related mortgage loan documents and/or organizational documents of some of such borrowers expressly permit such borrowers to incur or contemplate that such borrowers will incur additional financing as described under ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be either operating entities (with businesses distinct from the operation of the property and with the associated liabilities and risks of operating an ongoing business) or individuals that have personal liabilities unrelated to the property. However, any borrower (even an entity structured to be bankruptcy-remote), as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or against such corporate or individual general partner or managing member of a borrower.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on the offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of the offered certificates.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Tenancies in Common May Hinder Recovery

The mortgaged real properties identified on Annex A-1 to this prospectus supplement as Baymeadows Business Center, Pottery Barn Building and Legg Mason Building, respectively, which properties secure mortgage loans representing 0.8% of the initial mortgage pool balance and 0.8% of the initial loan group 1 balance, are owned by tenant-in-common borrowers. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). In order to reduce the likelihood of a partition action, certain tenant-in-common borrowers have waived their partition rights, however, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan.

In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Operating or Master Leases May Hinder Recovery

The underlying mortgaged real properties securing certain of the mortgage loans that we intend to include in the trust are subject to an operating lease or master lease with an entity that is not a party to the mortgage loan documents but may be an affiliate of the related borrower. Upon a foreclosure of the related mortgage loan, the lessee under the related operating lease or master lease, as applicable, may have certain rights that could hinder or delay a lender’s ability to foreclose on or dispose of the related mortgaged real property. In addition, with respect to certain underlying mortgage loans for which the related mortgaged property or a portion thereof is subject to a master lease, the underwriting may have taken into account payments under the master lease, whether or not the property generated income from or was subject to leases with third-party tenants. In any event where a mortgaged real property securing a mortgage loan in our trust is subject to a master lease, there can be no assurance that there will be sufficient cash flow generated by the property to enable the master lessee to comply with its payment obligations under the master lease and any deficiency in cash flow could adversely affect payments on the offered certificates.

Changes in Mortgage Pool Composition Can Change the Nature of Your Investment

In general, if you purchase any offered certificates that have a relatively longer weighted average life, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See ‘‘Risk Factors—Changes in Pool Composition Will Change the Nature of Your Investment’’ in the accompanying base prospectus.

Lending on Income-Producing Real Properties Entails Environmental Risks

The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

Except with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Chart House Inc., for each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, in connection with the origination of the related mortgage loan, a third-party consultant conducted a Phase I environmental assessment or updated a previously conducted Phase I environmental site assessment.

Those environmental assessments described above were prepared, for substantially all of the underlying mortgage loans, prior to the 18-month period preceding the cut-off date.

In addition, the mortgage loan seller conducted or caused to be conducted an update of a prior environmental assessment pursuant to a database update for all of the mortgaged real properties within three months prior to the cut-off date.

An update of a prior environmental site assessment pursuant to a database update is generally less effective in identifying environmental conditions and risks as to a mortgaged real property than conducting a Phase I environmental site assessment, and there can be no assurance that such update revealed any environmental conditions or risks as to the subject mortgaged real properties.

The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an evaluation for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. The historical uses of some mortgaged real properties may have resulted in a greater number of adverse or potentially adverse environmental conditions that are significant and could result in a claim for damages or remedial liability. Except as noted below, in the case of such mortgaged real properties, an environmental consultant has not recommended any further remedial action. However, there can be no assurance that the historic uses will not result in a claim for damages or remedial liability.

In certain cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels or mold or suspect mold was identified, the environmental consultant generally recommended, and the related loan documents generally required—

•	the continuation or the establishment of an operation and maintenance plan to address the issue, or

•	the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials, mold and/or lead-based paint, may have been required to be delivered.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

•	a responsible third party was identified as being responsible for the remediation; or

•	the related originator of the subject underlying mortgage loan generally required the related borrower:

(a)	to take investigative and/or remedial action; or

(b)	to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (which environmental insurance is not in the form of a secured creditor impaired property policy) or provide an indemnity from an individual or an entity.

Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

•	the mortgaged real property had not been affected or had been minimally affected,

•	the potential for the problem to affect the mortgaged real property was limited, or

•	a person responsible for remediation had been identified.

Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

There can be no assurance that—

•	the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the results of the environmental testing were accurately evaluated in all cases;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

•	the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

•	any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

•	any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this ‘‘—Lending on Income-Producing Real Properties Entails Environmental Risks’’ subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

See ‘‘Description of the Mortgage Pool—Assessments of Property Condition—Environmental Assessments’’ in this prospectus supplement and ‘‘Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing’’ and ‘‘Legal Aspects of Mortgage Loans— Environmental Considerations’’ in the accompanying base prospectus.

Lending on Income-Producing Properties Entails Risks Related to Property Condition

Engineering firms inspected substantially all of the mortgaged real properties in connection with the origination of the related mortgage loans, in order to assess—

•	the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

•	the general condition of the site, buildings and other improvements located at each property.

Substantially all of the mortgaged real properties were inspected by an engineering firm prior to the 18-month period preceding the cut-off date.

In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property. In those cases, the originator may have required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs or to take other action to remedy the repair or replacement. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Most of the Mortgaged Real Properties

In the case of most of the mortgage loans that we intend to include in the trust, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee after expenses and a specified return to the property owner. Furthermore, in many such cases, those fees due to the related property manager are not subordinated to payments due to the lender under the related mortgage loan. Also, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property. Additionally, certain of the mortgage loans that are self-managed by the borrower or are managed by an affiliate of the borrower do not have property management agreements.

Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of the Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties

Certain of the underlying mortgage loans may have been refinancings of debt previously held by the mortgage loan seller or an affiliate of the mortgage loan seller, or the mortgage loan seller or its affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans included in the trust. In addition, the mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust.

Further, the mortgage loan seller and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest.

The activities of the mortgage loan seller or its affiliates may involve properties which are in the same markets as the mortgaged properties securing the underlying mortgage loans. In those cases, the interests of the mortgage loan seller or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the series 2007-C4 certificates. Conflicts of interest may arise between the trust and the mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if the mortgage loan seller or its affiliates acquire any series 2007-C4 certificates. In particular, if any series 2007-C4 certificates held by the mortgage loan seller or its affiliates are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliates as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

The mortgage loan seller or its affiliates may acquire a portion of the series 2007-C4 certificates. Under those circumstances, it may become the controlling class, and as such have interests that may conflict with its interest as a seller of the mortgage loans.

Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits

The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit—

•	the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

•	a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ and ‘‘—Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers’’ in this prospectus supplement.

If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower’s bankruptcy estate could challenge that borrower’s pledging of the underlying mortgaged real property as a fraudulent conveyance. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements’’ in the accompanying base prospectus.

In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Furthermore, some of the underlying mortgage loans are secured by mortgaged real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of those mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

Investors May Want to Consider Prior Bankruptcies

With respect to certain of the mortgage loans that we intend to include in the trust, the related borrower, a controlling principal in the related borrower or a guarantor may have been a party to prior bankruptcy proceedings, and in some cases such proceedings may have occurred, within the last 10 years. See ‘‘Risk Factors—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Litigation May Adversely Affect Property Performance

There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, guarantors, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

Lender’s Determination of Estimated Market Value May Affect Loan-to-Value Ratios

With respect to mortgaged real properties that were not subject to an appraisal subsequent to January 1, 2006, the cut-off date loan-to-value ratio was determined by utilizing an estimated market value calculated by the mortgage loan seller in lieu of an appraisal conducted by an independent third party. In determining the estimated market value, the mortgage loan seller made certain assumptions regarding the underwritten net operating income for the related mortgaged real property. The actual net operating income for the related mortgaged real property may differ significantly from the underwritten net operating income utilized in the estimated market value calculation.

Additionally, the capitalization rate utilized by the mortgage loan seller to capitalize the net operating income for any mortgaged real property in determining the estimated market value thereof may differ significantly from the capitalization rate that may be realized in a true third party market sale of the subject mortgaged real property. As a result, the actual market value for such mortgaged real property may differ substantially from the estimated market value computed based on the mortgage loan seller’s assumptions. Consequently, the actual loan-to-value ratio may differ significantly from the cut-off date loan-to-value ratio for such mortgaged real properties.

CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

From time to time we use capitalized terms in this prospectus supplement, including in the Annexes to this prospectus supplement. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus include the words ‘‘expects,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘estimates’’ and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

DESCRIPTION OF THE MORTGAGE POOL

General

We intend to include the 148 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. Those mortgage loans will have an Initial Mortgage Pool Balance of $2,091,678,319. However, the actual Initial Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or other mortgage loans are added to the mortgage pool. See ‘‘—Changes in Mortgage Pool Characteristics’’ below.

For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into a ‘‘Loan Group 1’’ and a ‘‘Loan Group 2.’’ ‘‘Loan Group 1’’ will consist of all of the underlying mortgage loans that are secured by property types other than multifamily. Loan Group 1 will consist of 137 mortgage loans, with an Initial Loan Group 1 Balance of $1,979,116,317, representing 94.6% of the Initial Mortgage Pool Balance. ‘‘Loan Group 2’’ will consist of the underlying mortgage loans that are secured by multifamily properties. Loan Group 2 will consist of 11 mortgage loans, with an Initial Loan Group 2 Balance of $112,562,002, representing 5.4% of the Initial Mortgage Pool Balance. See Annex B—Certain Information Regarding Multifamily Properties. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this prospectus supplement.

The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the mortgage loans included in the trust, the Initial Loan Group 1 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group 1, and the Initial Loan Group 2 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group 2.

The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement.

Each of the mortgage loans that we intend to include in the trust was originated by the Mortgage Loan Seller, by a predecessor in interest to the Mortgage Loan Seller or by a correspondent in the Mortgage Loan Seller’s lending program. See ‘‘Transaction Participants—The Sponsor’’ in this prospectus supplement.

Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances and subject to the following sentence.

You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower’s obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

It has been confirmed to us by S&P and/or Fitch that 50 of the mortgage loans that we intend to include in the trust, collectively representing 45.3% of the Initial Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that—

•	All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

•	If a mortgage loan is secured by multiple mortgaged real properties, then a portion of that mortgage loan has been allocated to each of those properties for purposes of presenting certain statistical information in this prospectus supplement.

•	When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance or the Initial Loan Group 2 Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either Loan Group 1 or Loan Group 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of Loan Group 1 and Loan Group 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

•	Whenever we refer to a particular mortgaged real property by name, unless the particular item is otherwise specifically defined, we mean the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement. Whenever we refer to a particular mortgage loan by name, unless the particular item is otherwise specifically defined, we mean the mortgage loan secured by the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers

The mortgage pool will include 25 underlying mortgage loans, collectively representing 16.6% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The only individual multi-property mortgage loan in the mortgage pool is secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as The Bergman Office Portfolio, which mortgage loan represents 0.8% of the Initial Mortgage Pool Balance.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this prospectus supplement, each group of cross-collateralized mortgage loans that represents at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names	Number of Properties	% of Initial Mortgage Pool Balance
1. 1000/Fox Portfolio	2	5.8%
2. Algonquin Commons Portfolio	2	4.6%
3. Regency Portfolio	6	2.1%
4. Patriot Business Park Portfolio	2	1.1%

Except as described in the following sentence, none of the groups of cross-collateralized mortgage loans that we intend to include in the trust entitle the related borrowers to obtain a termination of the related cross-collateralization arrangement other than in connection with the repayment or prepayment of one or more of the individual mortgage loans. With respect to the 1000/Fox Portfolio Mortgage Loan, representing 5.8% of the Initial Mortgage Pool Balance and 6.1% of the Initial Loan Group 1 Balance, which is comprised of two cross-collateralized and cross-defaulted mortgage loans, the related borrowers are permitted to release either of the mortgage loans from the lien of the cross-collateralized and cross-defaulted arrangement subject to the satisfaction of certain conditions, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1000/Fox Portfolio Mortgage Loan—The Mortgage Loans’’ in this prospectus supplement.

In addition, some of the groups of cross-collateralized mortgage loans and/or individual multi-property mortgage loans that we intend to include in the trust entitle the related borrowers to release one or more of the corresponding mortgaged real properties (through payment of a release price), as further described under ‘‘—Partial Releases’’ below.

The following table identifies the various separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected, or are not fully reflected, in the prior table and that represent at least 1.0% of the Initial Mortgage Pool Balance.

	Property/Portfolio Names	Number of Properties	% of Initial Mortgage Pool Balance
1.	Kyrene Commerce Plex, Pinnacle Peak Commerceplex I, Craig Lamb Distribution Center, Mesa Vista Business Center, Warm Springs Business Center I & II, Pinnacle Peak 2, Spencer & Helm Business Center(EJM), Arrowhead Commerce Center 13&14, Arrowhead Commerce Center, 75th & I-10 Commerceplex, Arrowhead Buildings 11 & 12, Pinnacle Peak Commerceplex 3, Fairview Corporate Center, Arrowhead Building 15, Craig & Lamb Distribution Ctr - Bldg A	15	6.9%
2.	Centrum At Crossroads Shop.Ctr., Fairway Plaza II, Linda Mar Shopping Center, Webster Square, Snellville Pavilion Shpg., Radcliffe At Towson, Novato Fair Shopping Center, Burke Town Plaza	8	6.8%
3.	Airtouch Spectrum Campus, Alton Corporate Center	2	3.8%
4.	Franklin Farm Village, Colonnade At Union Mill, Muddy Branch	3	2.8%
5.	Regency West VII & VIII O.B., Regency West V & VI Off/Bldg, Regency West 4, Regency West 3, Regency West 1, Regency West 2	7	2.6%
6.	Colony Place Shopping Center, New Market Square, Village Commons At Wesley Chapel, Marketplace On Harden Shopping Center, Ravenstone Village Shopping Center, New Market Plaza	6	2.5%
7.	Mirasol Walk Shopping Cntr., Publix At Westchase, Northgate Square Shopping Center	4	1.9%
8.	Shops At Monocacy, Boca Valley Plaza Shopping Center, Cruse Market Place	3	1.8%
9.	Tiffany Plaza Retail Center, Westfield Village Shopping Center Store#2160	2	1.8%
10.	Springfield Office Center, Patriot Business Park – East, Patriot Business Park – West	3	1.7%
11.	Yale Village Apartments, Montgomery Airpark Business Park	4	1.5%
12.	2200 Renaissance, Capital Office V	2	1.5%
13.	Key West Corp. Cntr. II, III & IV, 20410 Century Boulevard	2	1.4%
14.	Plaza In The Park, Cinco Ranch	2	1.2%
15.	Bay Pointe Space Center, The Boulevard Apartments, South Shore Harbour Shopping Center	3	1.1%
16.	2750 Monroe Blvd. (Quest), 1600 Manor Drive	2	1.0%
17.	Mcdowell Mountain Marketplace, Ventana Lakes Village Center	2	1.0%

Partial Releases

Set forth below is a description of additional partial releases permitted with respect to portions of certain mortgaged real properties securing mortgage loans in our trust, other than those permitted in connection with a defeasance which are described below under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Defeasance Loans.’’

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Dulles Business Park, which mortgage loan represents 0.9% of the Initial Mortgage Pool Balance and 1.0% of the Initial Loan Group 1 Balance, the related borrower is permitted to obtain the release of one or more specified portions of the related mortgaged real property after expiration of the prepayment lockout period provided that certain conditions are satisfied, including, among others: (i) the prepayment of mortgage loan in the principal amount equal to at least 125% of the portion of the outstanding principal balance of the mortgage loan allocated to the release property; (ii) the payment of a prepayment premium on such principal amount prepaid; and (iii) the satisfaction of certain DSCR and LTV tests.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Marketplace on Harden Shopping Center, which mortgage loan represents 0.3% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group 1 Balance, the related borrower is permitted to obtain the release of a specified portion of the related mortgaged real property after expiration of the prepayment lockout period provided that certain conditions are satisfied, including, among others: (i) the prepayment of the mortgage loan in the principal amount equal to at least 125% of the portion of the outstanding principal balance of the mortgage loan allocated to the released property; (ii) the payment of a prepayment premium on such principal amount prepaid; and (iii) the satisfaction of certain DSCR and LTV tests.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as North Hills Industrial Park, which mortgage loan represents 1.0% of the Initial Mortgage Pool Balance and 1.0% of the Initial Loan Group 1 Balance, and is evidenced by two promissory notes in the original principal balances of $19,624,000 (‘‘North Hills Note 1’’) and $2,676,000 (‘‘North Hills Note 2’’), respectively, the related borrower is permitted to obtain the release of a specified portion of the related mortgaged real property provided that certain conditions are satisfied, including, among others: (i) the repayment of the principal balance of the North Hills Note 2 in full; (ii) the satisfaction of certain LTV tests; and (iii) the receipt by the mortgage lender from the applicable rating agencies of written confirmation that such release will not in itself result in the downgrade of the then-current ratings assigned to any class of series 2007-C4 certificates.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Specialty Laboratories, which mortgage loan represents 1.3% of the Initial Mortgage Pool Balance and 1.4% of the Initial Loan Group 1 Balance, the related borrower may obtain the release of a specified parcel of the mortgaged real property, subject to the satisfaction of certain conditions, including, among others, that:(i) such release is made in connection with the construction of certain improvements on such release parcel; and (ii) the remaining mortgaged real property will have an LTV no greater than 70%, provided the related borrower has the right to prepay a portion of the mortgage loan (without an accompanying payment of any prepayment consideration) to cause the remaining mortgaged real property to have an LTV no greater than 70%.

Further, some of the other mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value or estimated market value of the related mortgaged real property, or have been excluded from the appraised value or estimated market value of the related mortgaged real property, shown on Annex A-1 to this prospectus supplement.

Property Substitutions

With respect to the One Convention Place Mortgage Loan, representing 2.6% of the Initial Mortgage Pool Balance and 2.7% of the Initial Loan Group 1 Balance, the related borrower may obtain the release of the One Convention Place Mortgaged Property from the lien of the mortgage loan by simultaneously substituting another property for such release property, subject to the satisfaction of certain conditions, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Convention Place Mortgage Loan—Property Substitutions’’.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 2200 Renaissance, which mortgage loan represents 0.8% of the Initial Mortgage Pool Balance and 0.9% of the Initial Loan Group 1 Balance, the related borrower may obtain the release of the related mortgaged real property from the lien of the mortgage loan by simultaneously substituting another property for such released property, subject to the satisfaction of certain conditions, including, among others, that: (i) the market value of the substitute property is no less than the market value of the released property as of the date of origination; (ii) after giving effect to the substitution, the DSCR of the mortgage loan is equal to at least the DSCR of the mortgage loan with respect to the released property; and (iii) after giving effect to the substitution, the LTV is no greater than the LTV as of the date of origination.

Terms and Conditions of the Underlying Mortgage Loans

Due Dates.    Subject, in some cases, to a next business day convention—

•	28 of the mortgage loans that we intend to include in the trust, representing 37.9% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the first day of each month,

•	118 of the mortgage loans that we intend to include in the trust, representing 61.0% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the tenth day of each month, and

•	two (2) of the mortgage loans that we intend to include in the trust, representing 1.0% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

Except as set forth in the following paragraphs, each mortgage loan that we intend to include in the trust provides for one or both of the following—

•	a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

•	that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day;

provided that, because the grace period with respect to certain underlying mortgage loans does not commence until a notice required under the related loan documents is delivered to the related borrower, if the master servicer fails to deliver the requisite notice for such an underlying mortgage loan in a timely manner in any given month, the grace period for that underlying mortgage loan could expire later than the 11th day (or the next business day) in that month. For example, some of the underlying mortgage loans, with respect to the related borrower’s first two failures to timely make constant monthly payments in any calendar year, Default Interest will not accrue until five days after notice from lender of such default.

With respect to four (4) underlying mortgage loans, representing 1.5% of the Initial Mortgage Pool Balance, the monthly payment is due on the 10th day of the month with a grace period that extends payment beyond the 11th day of any calendar month.

Mortgage Rates; Calculations of Interest.    In general, each of the mortgage loans that we intend to include in the trust bears interest for the remaining term of the mortgage loan at a mortgage interest rate that, in the absence of default, is fixed until maturity.

All of the mortgage loans we intend to include in the trust accrue interest on a 30/360 basis.

The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 4.470% per annum to 10.000% per annum, and the weighted average of those mortgage interest rates was 6.128% per annum.

None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

Balloon Loans.    One hundred thirty-nine (139) of the mortgage loans that we intend to include in the trust, representing 96.5% of the Initial Mortgage Pool Balance, of which 133 mortgage loans are in Loan Group 1, representing 98.5% of the Initial Loan Group 1 Balance, and six (6) mortgage loans are in Loan Group 2, representing 61.7% of the Initial Loan Group 2 Balance, respectively, are Balloon Loans and are characterized by—

•	either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

•	a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

One hundred nine (109) of the Balloon Loans identified in the prior paragraph, representing 69.1% of the Initial Mortgage Pool Balance, of which 106 mortgage loans are in Loan Group 1, representing 71.4% of the Initial Loan Group 1 Balance, and three (3) mortgage loans are in Loan Group 2, representing 28.0% of the Initial Loan Group 2 Balance, commenced amortizing on the first scheduled payment date for the subject Balloon Loan. Another 24 of the Balloon Loans identified in the prior paragraph, representing 19.8% of the Initial Mortgage Pool Balance, of which 22 mortgage loans are in Loan Group 1, representing 19.9% of the Initial Loan Group 1 Balance, and two (2) mortgage loans are in Loan Group 2, representing 17.7% of the Initial Loan Group 2 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date. Furthermore, six (6) of the Balloon Loans identified in the prior paragraph, representing 7.6% of the Initial Mortgage Pool Balance, of which five (5) mortgage loans are in Loan Group 1, representing 7.2% of the Initial Loan Group 1 Balance, and one (1) mortgage loan is in Loan Group 2, representing 16.0% of the Initial Loan Group 2 Balance, respectively, require payments of interest only to be due on each due date until the stated maturity date.

Fully Amortizing Loans.    Nine (9) mortgage loans that we intend to include in the trust, representing 3.5% of the Initial Mortgage Pool Balance, of which four (4) mortgage loans are in Loan Group 1, representing 1.5% of the Initial Loan Group 1 Balance, and five (5) mortgage loans are in Loan Group 2, representing 38.3% of the Initial Loan Group 2 Balance, are fully amortizing and are generally expected to have less than 5% of the original principal balance outstanding as of their related stated maturity dates.

Amortization of Principal.    The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans.

	Balloon Loans			Fully Amortizing			All Mortgage Loans
	Mortgage Pool	Loan Group 1	Loan Group 2	Mortgage Pool	Loan Group 1	Loan Group 2	Mortgage Pool	Loan Group 1	Loan Group 2
Original Term to Maturity (Mos.)
Maximum	240	240	120	360	360	240	360	360	240
Minimum	58	58	120	180	240	180	58	58	120
Weighted Average	123	123	120	229	242	221	126	124	159
Remaining Term to Maturity (Mos.)
Maximum	207	207	98	209	208	209	209	208	209
Minimum	9	9	90	32	32	159	9	9	90
Weighted Average	78	78	93	192	196	189	82	80	130
Original Amortization Term (Mos.)
Maximum	360	360	360	358	358	240	360	360	360
Minimum	216	216	360	180	240	180	180	216	180
Weighted Average	343	342	360	229	242	221	339	349	296
Remaining Amortization Term (Mos.)
Maximum	360	360	360	209	208	209	360	360	360
Minimum	90	90	330	30	30	159	30	30	159
Weighted Average	301	300	338	192	196	189	297	299	270

The calculation of original and remaining amortization terms in the foregoing table does not take into account six (6) mortgage loans that we intend to include in the trust, collectively representing 7.6% of the Initial Mortgage Pool Balance, of which five (5) mortgage loans are in Loan Group 1, representing 7.2% of the Initial Loan Group 1 Balance, and one (1) mortgage loan is in Loan Group 2, representing 16.0% of the Initial Loan Group 2 Balance, respectively, that each provides for payments of interest only until the related stated maturity date. In addition, with respect to 24 other mortgage loans that we intend to include in the trust, representing 19.8% of the Initial Mortgage Pool Balance, of which 22 mortgage loans are in Loan Group 1, representing 19.9% of the Initial Loan Group 1 Balance, and two (2) mortgage loans are in Loan Group 2, representing 17.7% of the Initial Loan Group 2 Balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods. All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance;

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and

•	an open period, during which voluntarily prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions—Other Prepayment Provisions’’ below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

The table below shows, with respect to all of the mortgage loans we intend to include in the trust, the prepayment provisions in effect as of the cut-off date, the number of mortgage loans with each specified prepayment provision string that are in the entire mortgage pool, Loan Group 1 and Loan Group 2, and the percentage represented thereby of the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance and the Initial Loan Group 2 Balance.

Prepayment Provisions as of the Cut-off Date

	Number of Loans			% Initial Mortgage Pool Balance	% Initial Loan Group 1 Balance	% Initial Loan Group 2 Balance
Prepayment Provisions	Mortgage Pool	Loan Group 1	Loan Group 2
L, YM1%, O	93	84	9	70.7%	70.2%	79.4%
L, YM1%, D, O	32	32	0	16.1	17.0	0.0
L, YM1%, % Penalty, YM1%, O	1	1	0	4.2	4.4	0.0
L, D, O	9	9	0	3.2	3.3	0.0
L, %Penalty	4	2	2	2.3	1.3	20.6
YM1%	6	6	0	2.1	2.2	0.0
L, YM0.5%, O	1	1	0	0.9	1.0	0.0
L, YM2%, O	1	1	0	0.6	0.6	0.0
L, % Penalty	1	1	0	0.0	0.0	0.0
Total:	148	137	11	100.0%	100.0%	100.0%

For the purposes of the foregoing table, the letter designations under the heading ‘‘Prepayment Provisions’’ have the following meanings, as further described in the first paragraph of this ‘‘—Prepayments Provisions’’ section—

•	‘‘L’’ means the mortgage loan provides for a prepayment lock-out period;

•	‘‘D’’ means the mortgage loan provides for a defeasance period;

•	‘‘YM’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of a yield maintenance charge;

•	‘‘YM0.5%’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) 0.5% of the prepaid amount;

•	‘‘YM1%’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) 1% of the prepaid amount;

•	‘‘YM2%’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) 2% of the prepaid amount;

•	‘‘% Penalty’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid; and

•	‘‘O’’ means the mortgage loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the 114 underlying mortgage loans for which a prepayment lock-out period is currently in effect:

•	the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 159 months with respect to the entire mortgage pool, 159 months with respect to Loan Group 1 and 88 months with respect to Loan Group 2;

•	the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is one (1) month with respect to the entire mortgage pool, one (1) month with respect to Loan Group 1 and seven (7) months with respect to Loan Group 2; and

•	the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 25 months with respect to the entire mortgage pool, 24 months with respect to Loan Group 1 and 42 months with respect to Loan Group 2.

Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 2007-C4 certificates, in the amounts and in accordance with the priorities described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See ‘‘Risk Factors— Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges’’ and ‘‘Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying base prospectus.

Other Prepayment Provisions.    Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan’s principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender’s application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

In addition, with respect to certain underlying mortgage loans, the related borrower is permitted to obtain the release of one or more specified portions of the related mortgaged real property provided that certain conditions are satisfied, which may include, among others: (i) prepayment of a portion of the related mortgage loan (which may be at a specified release price); and (ii) payment of a prepayment premium on the principal amount prepaid, as further described under ‘‘—Partial Releases’’ above.

Defeasance Loans.    Forty-one (41) of the mortgage loans that we intend to include in the trust, representing 19.2% of the Initial Mortgage Pool Balance and 20.3% of the Initial Loan Group 1 Balance, permit the respective borrowers

(subsequent to an initial prepayment lock-out period, which is currently in effect, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Issue Date.

In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

•	will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, or, in some instances, the expiration of the prepayment lock-out period; and

•	will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties would be released and the cross-collateralization would terminate as to the released property or properties.

If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following: (a) an amount sufficient to purchase government securities that provide payments equal to at least 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased and (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance has occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity.

In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

Due-on-Sale and Due-on-Encumbrance Provisions.    All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ subsection, these clauses either:

•	permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if, without the consent of the holder of the mortgage, the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

•	prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable’’ and ‘‘—Some Provisions in the Mortgage Loans Underlying Your Offered

Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses’’ and ‘‘Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying base prospectus.

In addition, all of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

•	transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following—

1.	confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

2.	the reasonable acceptability of the transferee to the lender;

•	a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

•	transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

•	issuance by the borrower of new partnership or membership interests;

•	changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

•	a transfer of non-controlling ownership interests in the related borrower;

•	a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

•	transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

•	other transfers similar in nature to the foregoing.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Chart House Inc., which mortgage loan represents 0.02% of the Initial Mortgage Pool Balance and 0.02% of the Initial Loan Group 1 Balance, the related mortgage loan documents do not prohibit transfers of the ownership interests in the related borrower.

Delinquency/Loss Information Regarding the Underlying Mortgage Loans

None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, 30 days or more delinquent with respect to any monthly debt service payment due thereunder. There has been no forgiveness of interest or principal with respect to the mortgage loans that we intend to include in the trust.

Within the three-year period prior to the cut-off date: (a) eight (8) of the mortgage loans that we intend to include in the trust, representing approximately 9.1% of the initial mortgage pool balance, all of which are in Loan Group 1, representing 9.7% of the Initial Loan Group 1 Balance, have been 30-59 days delinquent once (seven (7) of which, representing approximately 3.3% of the Initial Mortgage Pool Balance, were less than 45 days delinquent); and (b) one (1) mortgage loan that we intend to include in the trust, representing 0.4% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group 1 Balance, was delinquent 30-59 days five (5) times (none of such delinquencies have exceeded 45 days). Notwithstanding the foregoing, none of the mortgage loans that we intend to include in the trust were 30 days or more delinquent with respect to any monthly debt service payment within the 12-month period preceding the cut-off date. An underlying mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the 30th day past such due date, not taking into account any related grace period.

See also ‘‘Risk Factors—Delinquencies on the Underlying Mortgage Loans Could Reduce Cash Flow Available to Make Payments on the Series 2007-C4 Certificates.’’

Mortgage Pool Characteristics

A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2,

Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

Significant Underlying Mortgage Loans

General.    Set forth below are summary discussions of the seven (7) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans that we intend to include in the trust, each of which represents at least 2% of the Initial Mortgage Pool Balance.

I. The 1000/Fox Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$120,443,338(1)
Loan per Square Foot:	$153
% of Initial Mortgage Pool Balance:	5.8%
Shadow Rating (S&P/Fitch):	AAA,BBB+(2)/AA-
Loan Purpose:	Refinance/Construction/Equity
Mortgage Interest Rate:	8.106% per annum(3)
Interest Calculation:	30/360
First Payment Date:	November 1, 1999/July 1, 2001(4)
Amortization Term:	30 years
Anticipated Repayment Date:	NAP(5)
Hyperamortization:	NAP(5)
Maturity Date:	October 1, 2009/June 1, 2011(6)
Maturity Balance:	$113,895,709
Borrower:	One Thousand Broadway Building Limited Partnership/Fox Tower, L.L.C.(7)
Sponsor:	Thomas P. Moyer, Sr.
Prepayment:	Permitted(8)
Ongoing Reserves:	Tax Reserve(9)
Lockbox:	None
Other Secured Debt:	NAP(5)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio
Property Type:	Office
Location:	Portland, Oregon
Year Built:	1992/2000(10)
Year Renovated:	NAP(5)
Square Feet:	785,835(11)
Occupancy Rate:	94.3%(12)
Occupancy Date:	July 3, 2007
Ownership Interest:	Fee(13)
Property Management:	Thomas P. Moyer, Sr.
U/W NCF:	$18,111,768
U/W DSCR:	1.59x
Aggregate Appraised Value:	$271,500,000(14)
Appraisal As of Date:	February 1, 2006/May 11, 2007(15)
Aggregate Cut-off Date LTV Ratio:	44.4%
Aggregate Maturity LTV Ratio:	42.0%

(1)	The 1000/Fox Portfolio Mortgage Loan is comprised of (i) the 1000 Broadway Mortgage Loan with a cut-off date principal balance of $29,178,803 and (ii) the Fox Tower Mortgage Loan with a cut-off date principal balance of $91,254,536.
(2)	1000 Broadway Mortgage Loan is rated AAA and Fox Tower Mortgage Loan is rated BBB+ by S&P.
(3)	Reflects the blended interest rate for the 1000/Fox Portfolio Mortgage Loan. The interest rate for the 1000 Broadway Mortgage Loan is 7.850% per annum. The blended interest rate of the Fox Tower Mortgage Loan is 8.192% per annum. The Fox Tower Loan consists of two pari-passu notes: (i) an $80,000,000 note with an interest rate of 8.650% per annum; and (ii) a $16,000,000 note with an interest rate of 5.90% per annum. Upon the maturity of the 1000 Broadway Mortgage Loan, the interest rate of the 1000/Fox Portfolio Mortgage Loan will increase to 8.192% per annum.
(4)	The first payment date for the 1000 Broadway Mortgage Loan is November 1, 1999 and the first payment date for the Fox Tower Mortgage Loan is July 1, 2001.
(5)	NAP means not applicable.
(6)	The 1000 Broadway Mortgage Loan matures on October 1, 2009 and the Fox Tower Mortgage Loan matures on June 1, 2011.
(7)	One Thousand Broadway Building Limited Partnership is the borrower under the 1000 Broadway Mortgage Loan and Fox Tower, L.L.C. is the borrower under the Fox Tower Mortgage Loan.
(8)	See ‘‘Mortgage Loan Prepayment’’ below.
(9)	Both the 1000 Broadway Mortgage Loan Borrower and the Fox Tower Mortgage Loan Borrower are required to make deposits on the first of each month equal to one-twelfth of the estimated annual real estate taxes for the 1000 Broadway Mortgaged Property and the Fox Tower Mortgaged Property, as applicable.
(10)	The 1000 Broadway Mortgaged Property was built in 1992 and the Fox Tower Mortgaged Property was built in 2000.
(11)	Reflects the combined square footage of the Fox Tower Mortgaged Property, which contains 518,374 square feet of net rentable area, and the 1000 Broadway Mortgaged Property, which contains 267,461 square feet of net rentable area.
(12)	Weighted average as of July 3, 2007 based on individual property unit count.
(13)	A portion of the Fox Tower Mortgaged Property consists of an easement interest and a leasehold interest. See ‘‘—The Mortgaged Properties’’, ‘‘—Easement’’ and ‘‘—Subsurface Lease’’ below.
(14)	Reflects the combined as-is appraised value of $192,000,000 with respect to the Fox Tower Mortgaged Property and $79,500,000 with respect to the 1000 Broadway Mortgaged Property.
(15)	The appraisal for the Fox Tower Mortgaged Property is as of February 1, 2006 and the appraisal for the 1000 Broadway Mortgaged Property is as of May 11, 2007.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Louisiana Pacific(5)	122,685	15.6%	16.2%	$21.80	BBB−/Baa3	11/30/2011
Regal Entertainment(6)	65,328	8.3	7.7	$19.35	BB−/B2	10/31/2020(7)
UBS Paine Webber	45,801	5.8	8.7	$31.50	AA+/Aaa	11/12/2010
Hoffman Construction	32,942	4.2	4.3	$21.75	NR	1/31/2008
Hoffman Hart & Wagner	32,862	4.2	3.6	$18.00	NR	9/30/2013
Total	299,618	38.1%	40.6%
(1)	The five major tenants are ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.
(3)	Reflects in-place base rent.
(4)	Credit ratings are those by S&P and Moody’s, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease. NR means not rated.
(5)	Three tenants (Moss Adams – 57,870, Cosgrave Vergeer – 19,290 and Cap Comm Group – 5,283) sublease 82,443 square feet of space from Louisiana Pacific.
(6)	Regal Entertainment occupies 40,915 square feet in Fox Tower and 24,413 square feet in 1000 Broadway.
(7)	Regal Entertainment’s lease expiration includes 24,413 square feet expiring May 31, 2011.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007(2)	12,967	1.7%	1.7%	$278,330	1.7%	1.7%
2008	69,980	8.9	10.6%	1,432,965	8.7	10.4%
2009	55,645	7.1	17.6%	1,031,985	6.3	16.6%
2010	122,584	15.6	33.2%	3,364,329	20.4	37.0%
2011	268,324	34.1	67.4%	5,459,344	33.1	70.1%
2012	33,935	4.3	71.7%	723,477	4.4	74.5%
2013	57,968	7.4	79.1%	1,084,991	6.6	81.1%
2014	13,644	1.7	80.8%	229,543	1.4	82.5%
2015	16,923	2.2	83.0%	316,179	1.9	84.4%
2016	0	0.0	83.0%	0	0.0	84.4%
2017 and beyond	89,911	11.4	94.4%	2,569,887	15.6	100.0%
Vacant	43,954	5.6	100.0%	0	—
Total	785,835	100.0%		$16,491,030	100.0%
(1)	Based on in-place underwritten base rental revenues.
(2)	Includes any month-to-month tenants.

The Borrowers and Sponsor.    The 1000 Broadway Mortgage Loan Borrower is One Thousand Broadway Building Limited Partnership, an Oregon limited partnership, and the Fox Tower Mortgage Loan Borrower is Fox Tower, L.L.C., an Oregon limited liability company, each is controlled by Thomas P. Moyer, Sr. Neither the 1000 Broadway Mortgage Loan Borrower nor the Fox Tower Mortgage Loan Borrower is a special purpose entity.

The Mortgage Loans.    The 1000/Fox Portfolio Mortgage Loan is comprised of (i) the 1000 Broadway Mortgage Loan in the maximum principal amount of $32,000,000 and (ii) the Fox Tower Mortgage Loan in the maximum principal amount of $96,000,000. The 1000 Broadway Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the 1000 Broadway Mortgage Loan Borrower in the 1000 Broadway Mortgaged Property and a second priority mortgage lien on the fee interest of the Fox Tower Mortgage Loan Borrower in the Fox Tower Mortgaged Property. The Fox Tower Mortgage Loan is secured by a first priority mortgage lien on the fee, easement and leasehold interest of the Fox Tower Mortgage Loan Borrower in the Fox Tower Mortgaged Property and a second priority mortgage lien on the fee interest of the 1000 Broadway Mortgage Loan Borrower in the 1000 Broadway Mortgaged Property. Each of the 1000 Broadway Mortgage Loan and the Fox Tower Mortgage Loan is cross-defaulted with the other.

The 1000 Broadway Mortgage Loan was originated on September 28, 1999 and has a cut-off date principal balance of $29,178,803. The 1000 Broadway Mortgage Loan is a ten-year loan with a stated maturity date of October 1, 2009. The 1000 Broadway Mortgage Loan accrues interest on a 30/360 basis at a fixed interest rate, in the absence of default, of 7.850% per annum. On the first day of each month to, but not including, the stated maturity date, the 1000 Broadway Mortgage Loan Borrower is required to make constant monthly debt service payments of $231,467.17 on the 1000 Broadway Mortgage Loan

(based on a 30-year amortization schedule). The then outstanding principal balance of the 1000 Broadway Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

The Fox Tower Mortgage Loan was originated on May 30, 2001 and March 30, 2006 and has a cut-off date principal balance of $91,254,536. The Fox Tower Mortgage Loan has a stated maturity date of June 1, 2011. The Fox Tower Mortgage Loan accrues interest on a 30/360 basis at a fixed interest rate, in the absence of default, of 8.192% per annum. On the first day of each month to, but not including, the stated maturity date, the Fox Tower Mortgage Loan Borrower is required to make constant monthly debt service payments of $718,556.64 on the Fox Tower Mortgage Loan (based on a 30-year amortization schedule). The then outstanding principal balance of the Fox Tower Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

Upon the request of either the 1000 Broadway Mortgage Loan Borrower or the Fox Tower Mortgage Loan Borrower (‘‘Cross Request’’) and upon the satisfaction of the following conditions, each as determined by lender in its sole but reasonable discretion, the 1000 Broadway Mortgage Loan and the Fox Tower Mortgage Loan shall no longer be cross-collateralized and cross-defaulted: (a) (i) the 1000 Broadway Mortgaged Property must have achieved a 1.50:1.00 debt service coverage ratio for the annual debt service payments due under the 1000 Broadway Mortgage Loan after the payment of annual insurance premiums, taxes, assessments and operating expenses and (ii) the Fox Tower Mortgaged Property must have achieved a 1.50:1.00 debt service coverage ratio for the annual debt service payments due under the Fox Tower Mortgage Loan after the payment of annual insurance premiums, taxes, assessments and operating expenses, (b) no more than 25% of the leasable space in either of the 1000 Broadway Mortgaged Property or the Fox Tower Mortgaged Property may rollover in any one year over the succeeding five (5) years from the date of the Cross Request, (c) (i) the loan to value ratio of the 1000 Broadway Mortgaged Property must not exceed 65% of the 1000 Broadway Mortgage Loan at the time of the Cross Request and (ii) the loan to value ratio of the Fox Tower Mortgaged Property must not exceed 65% of the Fox Tower Mortgage Loan at the time of the Cross Request, each loan to value ratio shall be determined by an appraisal obtained by lender, (d) no event of default may exist on the date of the Cross Request, and (e) the 1000/Fox Portfolio Borrowers must obtain and deliver to lender customary documents, information, approvals and endorsements as reasonably required by lender. All of lender’s costs and expenses in connection with the Cross Request shall be at the 1000/Fox Portfolio Borrowers’ cost and expense.

Mortgage Loan Prepayment:

(i) In the event the 1000 Broadway Mortgage Loan and the Fox Tower Mortgage Loan remain cross-collateralized and cross-defaulted:

The 1000/Fox Portfolio Borrowers are prohibited from voluntarily prepaying the 1000/Fox Portfolio Mortgage Loans, in whole or in part, prior to February 1, 2009. From and including February 1, 2009, until and including July 3, 2009, the 1000/Fox Portfolio Mortgage Loans may be prepaid in full, but not in part, on any payment date with the payment of prepayment premium equal to the greater of 1% of the principal amount prepaid and yield maintenance. From and including July 4, 2009 until and including October 1, 2009, the 1000/Fox Portfolio Mortgage Loans may be prepaid in full, but not in part, on any payment date with the payment of a prepayment premium equal to the greater of 1% of the principal amount prepaid and yield maintenance, which prepayment premium is due only on amounts applied to the Fox Tower Mortgage Loan. From October 2, 2009 until and including March 3, 2011, the Fox Tower Mortgage Loan may be prepaid in full, but not in part, on any payment date with the payment of a prepayment premium equal to the greater of 1% of the principal amount prepaid and yield maintenance. From and including March 4, 2011 until and including June 1, 2011, the Fox Tower Mortgage Loan may be prepaid in full, but not in part, on any payment date without the payment of a prepayment premium.

(ii) In the event the 1000 Broadway Mortgage Loan and the Fox Tower Mortgage Loan are no longer cross-collateralized and cross-defaulted:

Prior to July 1, 2009, the 1000 Broadway Mortgage Loan may be prepaid in full, but not in part, on any payment date with the payment of a prepayment premium equal to the greater of 1% of the principal amount prepaid and yield maintenance. From and including July 4, 2009 until and including October 1, 2009, the 1000 Broadway Mortgage Loan may be prepaid in full, but not in part, on any payment date without the payment of a prepayment premium. From and including February 1, 2009 until and including March 3, 2011, the Fox Tower Mortgage Loan may be prepaid in full, but not in part, on any payment date with the payment of a prepayment premium equal to the greater of 1% of the principal amount prepaid and yield maintenance. From and including March 4, 2011 until and including June 1, 2011, the Fox Tower Mortgage Loan may be prepaid in full, but not in part, on any payment date without the payment of a prepayment premium.

The Mortgaged Properties.    The 1000 Broadway Mortgaged Property consists of a 23-story Class A office building containing 267,461 square feet of net rentable area. The 249,618 square feet of office space is leased to a diverse mix of tenants. As of July 3, 2007, based on square footage leased, occupancy at the 1000 Broadway Mortgaged Property was 92.3%. The 1000 Broadway Mortgaged Property also contains approximately 28,108 square feet of retail space, primarily consisting of a 24,413 square foot (9.1% of net rentable area) Regal Cinema movie theater.

The Fox Tower Mortgaged Property consists of Fox Tower Mortgage Loan Borrower’s fee interest in a 26-story Class A office building containing approximately 518,374 square feet of net rentable area (the ‘‘Fox Tower’’). The 430,928 square feet of office space is leased to a diverse mix of tenants. As of July 3, 2007, based on square footage leased, occupancy at the Fox Tower Mortgaged Property was 95.4%. The Fox Tower Mortgaged Property also contains approximately 99,580 square feet of retail space including a 40,915 square foot (7.9% of net rentable area) Regal Cinema movie theater. The Fox Tower Mortgaged Property also consists of (i) Fox Tower Mortgage Loan Borrower’s easement interest, on a certain parcel of land (the ‘‘Easement Parcel’’), located across a public street from the Fox Tower, under which a parking garage expected to contain approximately 677 parking spaces is to be constructed (the ‘‘Parking Garage’’), and (ii) Fox Tower Mortgage Loan Borrower’s leasehold interest on the subsurface land beneath the public road between the Fox Tower and the Easement Parcel in which, Fox Tower Mortgage Loan Borrower will construct an access tunnel between the Fox Tower and the Parking Garage. The lender has not attributed any material value to the Parking Garage or the Easement Parcel in connection with the underwriting of the 1000/Fox Portfolio Mortgage Loan.

Terrorism Coverage.    Pursuant to the loan documents, the 1000/Fox Portfolio Borrowers are required to maintain any and all insurance which may be required by lender.

Guarantees.    Thomas P. Moyer, Sr. delivered to the lender guaranties covering, among other things, (i) the Fox Tower Mortgage Loan Borrower’s payment of the $3,000,000 of the Fox Tower Mortgage Loan, (ii) the Fox Tower Mortgage Loan Borrower’s standard recourse carve out obligations, (iii) the obligations of tenants with respect to any master leases of space at the Fox Tower Mortgaged Property, (iv) the cost of any tenant improvements and leasing commissions for any space leases at the Fox Tower Mortgaged Property, which may rollover during 2010 and 2011, (v) any cash shortfalls at the Fox Tower Mortgaged Property below a debt service coverage ratio of 1.20:1.00 and (vi) Fox Tower Mortgage Loan Borrower’s obligation to complete the Parking Garage. There can be no assurance that the guarantors will have the creditworthiness or financial ability to make any payments due under the foregoing guaranties.

Easement.    A portion of the Fox Tower Mortgaged Property consists of an easement interest pursuant to that certain Grant of Easement by The Souther Company, W. Burns Hoffman Family Limited Partnership, Gregory J. Goodman, Mark Goodman, Peter Burns Hoffman, Caroline Hoffman Swindells and Heidi Hoffman Lyman (the ‘‘Grantor’’) in favor of Fox Mortgage Loan Borrower dated March 3, 2006, as recorded March 7, 2006 in the Land Records of the Multnomah County, Oregon as Document No. 2006-040682, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time (the ‘‘Fox Tower Easement’’). The Fox Tower Easement permits the Fox Mortgage Loan Borrower to construct the Parking Garage under the easement parcel. If during any period of the construction of the Parking Garage it is impossible for the Grantor to operate a parking lot on the surface of the easement parcel, the Fox Mortgage Loan Borrower shall pay to the Grantor a reasonable fee as compensation for the loss of income from the surface parking lot. The Fox Mortgage Loan Borrower’s obligation to pay the Grantor shall terminate in the event Grantor’s fee interest in the easement parcel is transferred to a governmental entity or charitable trust. The Fox Tower Easement may be terminated by the Grantor if Borrower fails to pay such fees and such failure continues for 60 days after Grantor sends notice to the Fox Mortgage Loan Borrower.

Subsurface Lease.    A portion of the Fox Tower Mortgaged Property consists of a leasehold interest pursuant to that certain Subsurface Lease dated January 4, 2006 between The City of Portland, Oregon, as lessor, and the Fox Tower Mortgage Loan Borrower, as lessee, as recorded March 31, 2006 in the Land Records of the Multnomah County, Oregon as Document No. 2006-057386, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time (the ‘‘Fox Tower Subsurface Lease’’). The initial term of Fox Tower Subsurface Lease will expire 20 years from the date of the issuance of a temporary certificate of occupancy for the Parking Garage (‘‘TCO’’). The Fox Tower Subsurface Lease may be extended for 2 additional 20-year terms. The Fox Tower Mortgage Loan Borrower’s obligation to pay rent under the Fox Tower Subsurface Lease shall commence upon the issuance of the TCO. Rent shall be due on January 10 of each calendar year. Rent for the first 10 years of the initial term of the Fox Tower Subsurface Lease has been estimated to be $18,700. On the first day of the 11th calendar year of the initial term of the Fox Tower Subsurface Lease and each 5th calendar year thereafter, the minimum annual rent will be increased by the lesser of (a) increases in the consumer price index and (b) 5% per year. The Fox Tower Borrower is responsible for 100% of the subsurface lease rent payments.

II. The Algonquin Commons Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$95,880,566(1)
Loan per Square Foot:	$170
% of Initial Mortgage Pool Balance:	4.6%
Shadow Rating (S&P/Fitch):	NAP(2)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.410% per annum(3)
Interest Calculation:	30/360
First Payment Date:	December 1, 2004/February 1, 2005(4)
Amortization Term:	29 years(5)
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	November 1, 2014
Maturity Balance:	$82,082,752
Borrower:	Various
Sponsor:	New York State Teachers Retirement Systems & Inland Real Estate Corporation
Prepayment:	On or after December 1, 2009 prepayment in full permitted with prepayment premium. Prepayment without premium permitted during the last 90 days.
Ongoing Reserves:	Tax Reserve(6)
Lockbox:	None
Other Secured Debt:	NAP(2)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio
Property Type:	Retail
Location:	Algonquin, Illinois
Year Built:	2003-2005(7)
Year Renovated:	NAP(2)
Square Feet:	564,790
Occupancy Rate:	95.8%(8)
Occupancy Date:	April 16, 2007
Ownership Interest:	Fee
Property Management:	Jeffery R. Anderson Real Estate, Inc.
U/W NCF:	$8,891,896
U/W DSCR:	1.32x
Appraised Value:	$144,900,000(9)
Appraisal As of Date:	June 1, 2007
Cut-off Date LTV Ratio:	66.2%
Maturity LTV Ratio:	56.6%
(1)	The Algonquin Commons Portfolio Mortgage Loan is comprised of (i) the Algonquin Commons Phase I Mortgage Loan with a cut-off date principal balance of $75,390,383 and (ii) the Algonquin Commons Phase II Mortgage Loan with a cut-off date principal balance of $20,490,183.
(2)	NAP means not applicable.
(3)	Calculated as a weighted average rate based on allocated loan amounts. The interest rate for the Algonquin Commons Phase I Mortgage Loan is 5.45% per annum. The interest rate for the Algonquin Commons Phase II Mortgage Loan is 5.24% per annum.
(4)	The first payment date for the Algonquin Commons Phase I Mortgage Loan is December 1, 2004. The first payment date for the Algonquin Commons Phase II Mortgage Loan is February 1, 2005.
(5)	With respect to the Algonquin Commons Phase I Mortgage Loan, payments of interest only were required through and including the payment date in November 2005. With respect to the Algonquin Commons Phase II Mortgage Loan, payments of interest only were required through and including the payment date in December 2005.
(6)	The Algonquin Commons Portfolio Borrower is required to make monthly deposits equal to one-twelfth of the estimated annual real estate taxes for the Algonquin Commons Portfolio Mortgaged Property.
(7)	The Algonquin Commons Phase I Mortgaged Property was developed in 2003-2004 and the Algonquin Commons Phase II Mortgaged Property was developed in 2005.
(8)	Weighted average calculated based on allocated loan amounts. The Occupancy Rate with respect to the Algonquin Commons Phase I Mortgaged Property is 97.1% and the Occupancy Rate with respect to the Algonquin Commons Phase II Mortgaged Property is 91.8%.
(9)	Reflects the combined as-is appraised value of $113,000,000 with respect to the Algonquin Commons Phase I Mortgaged Property and $31,900,000 with respect to the Algonquin Commons Phase II Mortgaged Property.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Dick’s Sporting Goods(5)	65,000	11.5%	5.7%	$8.50	NR	1/31/2020
Wickes Furniture Company	37,471	6.6	6.3	$16.44	NR	5/31/2020
Circuit City	34,188	6.1	5.3	$15.00	NR	1/31/2021
DSW Shoe Warehouse	24,700	4.4	3.2	$12.75	NR	1/31/2015
Petsmart	22,669	4.0	3.3	$14.00	BB/ Ba2	1/31/2016
Total	184,028	32.6%	23.8%
(1)	Ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.
(3)	Reflects in-place base rent.
(4)	Credit ratings are those of S&P and Moody’s, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease. NR means not rated.
(5)	Formerly known as Galyan’s

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007	0	0.0%	0.0%	$0	0.0%	0.0%
2008	0	0.0	0.0%	0	0.0	0.0%
2009	16,572	2.9	2.9%	419,590	4.3	4.3%
2010	18,356	3.3	6.2%	518,049	5.3	9.7%
2011	14,890	2.6	8.8%	412,649	4.2	13.9%
2012	2,039	0.4	9.2%	69,326	0.7	14.6%
2013	2,400	0.4	9.6%	84,000	0.9	15.5%
2014	100,473	17.8	27.4%	2,050,922	21.1	36.6%
2015	102,630	18.2	45.6%	2,109,075	21.7	58.3%
2016	65,067	11.5	57.1%	1,133,402	11.7	70.0%
2017 and beyond	210,372	37.2	94.3%	2,916,452	30.0	100.0%
Vacant	31,991	5.7	100.0%	0	—
Total	564,790	100.0%		$9,713,465	100.0%
(1)	Based on in-place underwritten base rental revenues.

The Borrowers and Sponsor.    The Algonquin Commons Portfolio Borrower is Algonquin Phase I Associates LLC; Algonquin Commons, LLC; Algonquin Phase II Associates LLC; JRA Anderson Office Park, LLC; Beechmont Twins, LLC; JRA Family Limited Liability Company; MFF Associates, LLC; TGH Associates, LLC, and is controlled by IN Retail Fund, L.L.C. and IN Retail Fund Algonquin Commons, L.L.C., a joint venture between two tenants-in-common, New York State Teachers’ Retirement System and Inland Real Estate Corporation. The Algonquin Commons Portfolio Borrower is not a special purpose entity.

Inland Real Estate Corporation (‘‘Inland’’) is a real estate investment trust based in Oak Brook, Illinois. Inland is an owner/operator of community and neighborhood shopping centers, with approximately $1.4 billion in assets.

The New York State Teachers’ Retirement System (‘‘NYSTRS’’) provides retirement, disability and death benefits to eligible New York State public school teachers and administrators. NYSTRS is the second largest public retirement system in the state and one of the ten largest systems in the nation. NYSTRS serves approximately 264,000 active members and approximately 130,000 retirees and beneficiaries. As of June 30, 2006, NYSTRS has total investment holdings with an estimated market value in excess of $90 billion and real estate and mortgage investments of approximately $8.8 billion.

The Mortgage Loans.    The Algonquin Commons Portfolio Mortgage Loan is comprised of (i) the Algonquin Commons Phase I Mortgage Loan in the original principal amount of $77,300,000 and (ii) the Algonquin Commons Phase II Mortgage Loan in the original principal amount of $21,000,000. The Algonquin Commons Phase I Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the Algonquin Commons Portfolio Borrower in the Algonquin Commons Phase I Mortgaged Property and a second priority mortgage lien on the fee interest of the Algonquin Commons Portfolio Borrower in the Algonquin Commons Phase II Mortgaged Property. The Algonquin Commons Phase II Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the Algonquin Commons Portfolio Borrower in the Algonquin Commons

Phase II Mortgaged Property and a second priority mortgage lien on the fee interest of the Algonquin Commons Portfolio Borrower in the Algonquin Commons Phase I Mortgaged Property. Each of the loans in the Algonquin Commons Portfolio is cross-defaulted with the other.

The Algonquin Commons Phase I Mortgage Loan was originated on October 29, 2004 and has a cut-off date principal balance of $75,390,383. The Algonquin Commons Phase I Mortgage Loan is a ten-year loan with a stated maturity date of November 1, 2014. The Algonquin Commons Phase I Mortgage Loan accrues interest on a 30/360 basis at a fixed interest rate, in the absence of default, of 5.45% per annum beginning with a 12-month interest-only period. On the first day of each month until, but excluding, the stated maturity date, the Algonquin Commons Portfolio Borrower is required to make constant monthly debt service payments of $442,497.41 on the Algonquin Commons Phase I Mortgage Loan (based on a 29-year amortization schedule). The then outstanding principal balance of the Algonquin Commons Phase I Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

The Algonquin Commons Phase II Mortgage Loan was originated on December 16, 2004 and has a cut-off date principal balance of $20,490,183. The Algonquin Commons Phase II Mortgage Loan has a stated maturity date of November 1, 2014. The Algonquin Commons Phase II Mortgage Loan accrues interest on a 30/360 basis at a fixed interest rate, in the absence of default, of 5.24% per annum beginning with an 11-month interest-only period. On the first day of each month until, but excluding, the stated maturity date, the Algonquin Commons Portfolio Borrower is required to make constant monthly debt service payments of $117,493.25 on the Algonquin Commons Phase II Mortgage Loan (based on a 29-year amortization schedule). The then outstanding principal balance of the Algonquin Commons Phase II Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

Mortgage Loan Prepayment.    The Algonquin Commons Portfolio Borrower is prohibited from voluntarily prepaying the Algonquin Commons Portfolio Mortgage Loan, in whole or in part, prior to December 1, 2009. From and including December 1, 2009, both the Algonquin Commons Phase I Mortgage Loan and the Algonquin Commons Phase II Mortgage Loan may be prepaid in full, but not in part, on any payment date with the payment of prepayment consideration equal to the greater of 1% of the principal amount prepaid and yield maintenance. The Algonquin Commons Portfolio Mortgage Loan may be prepaid in full during the last 90 days of the term without the payment of prepayment consideration. The Algonquin Commons Phase I Mortgage Loan may not be prepaid without the prepayment of the Algonquin Commons Phase II Mortgage Loan. The Algonquin Commons Phase II Mortgage Loan may not be prepaid without the prepayment of the Algonquin Commons Phase I Mortgage Loan.

The Mortgaged Property.    The Algonquin Commons Portfolio Mortgaged Property is a 564,790-square foot, open-air lifestyle center located on approximately 68.25 acres in the Village of Algonquin, Kane County, Illinois. The Algonquin Commons Portfolio Mortgaged Property consists of the Algonquin Commons Phase I Mortgaged Property (418,451 square feet of gross leaseable area) developed in 2003-2004 and the Algonquin Commons Phase II Mortgaged Property (146,339 square feet of gross leaseable area) developed in 2005. The Algonquin Commons Portfolio Mortgaged Property is anchored by Dick’s Sporting Goods and notable junior anchor tenants include Old Navy, DSW Shoe Warehouse, Borders Books & Music, Office Max, Trader Joes, Wickes Furniture Company, Petsmart and Circuit City. Inline tenants include Abercrombie & Fitch, American Eagle, Ann Taylor, Bath & Body Works, Chico’s, Coldwater Creek, Victoria’s Secret and White House/Black Market. The Algonquin Commons Portfolio Mortgaged Property tenants also include seven restaurants. The Algonquin Commons Portfolio Mortgaged Property is approximately 95.8% leased as of April 16, 2007.

Terrorism Coverage.    Pursuant to the loan documents, the Algonquin Commons Portfolio Borrower is required to maintain any and all insurance which may be required by Lender.

Guarantees.    IN Retail Fund, L.L.C. delivered to the lender guaranties covering, among other things, (i) the Algonquin Commons Portfolio Borrower’s payment of the Algonquin Commons Phase II Mortgage Loan and the payment and performance of all other liabilities and expenses due to lender under Algonquin Commons Phase II Mortgage Loan documents, (ii) the Algonquin Commons Portfolio Borrower’s standard recourse carve out obligations under the Algonquin Commons Phase I Mortgage Loan documents, and (iii) the Algonquin Commons Portfolio Borrower’s obligations to complete construction under the Algonquin Commons Phase II Mortgage Loan construction loan agreement. The guaranty referenced in clause (i) will be terminated if certain occupancy rates relating to the Algonquin Commons Phase II Mortgaged Property and a certain debt service coverage ratio relating to the Algonquin Commons Portfolio Mortgage Loan are satisfied. There can be no assurance that the guarantors will have the creditworthiness or financial ability to make any payments due under the foregoing guaranties.

III. The Sammamish Parkplace Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$87,519,932
Loan per Square Foot:	$155
% of Initial Mortgage Pool Balance:	4.2%
Shadow Rating (S&P/Fitch):	NR/A+
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.720% per annum
Interest Calculation:	30/360
First Payment Date:	February 1, 2004
Amortization Term:	30 years
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	January 1, 2016
Maturity Balance:	$72,072,417
Borrower:	Sammamish Park LLC
Sponsor:	Vulcan, Inc.
Prepayment:	On and after January 1, 2007, prepayment permitted in full with prepayment premium. Prepayment without premium permitted during the last 90 days.
Up-Front Reserves:	NAP(1)
Ongoing Reserves:	Springing Tax Reserve(2)
Springing TI/LC Reserve(2)
Lockbox:	NAP(1)
Other Secured Debt:	Permitted secured debt(3)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	Issaquah, Washington
Year Built:	1999 and 2001
Year Renovated:	NAP(1)
Square Feet:	564,605
Occupancy Rate:	100.0%
Occupancy Date:	December 1, 2006
Ownership Interest:	Fee
Property Management:	Trammell Crow Services, Inc.
U/W NCF:	$13,441,318
U/W DSCR:	2.09x
Appraised Value:	$189,000,000
Appraisal As of Date:	June 1, 2007
Cut-off Date LTV Ratio:	46.3%
Maturity LTV Ratio:	38.1%
(1)	NAP means not applicable.
(2)	See ‘‘—Reserves’’ below.
(3)	See ‘‘—Additional Debt’’ below.

Major Tenant Information
Tenant	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(1)	Rent PSF(2)	Ratings(3)	Lease Expiration Date
Microsoft BLDG D	220,442	39.0%	43.3%	$25.90	NR	6/30/2008
Microsoft BLDG C	175,597	31.1	23.3	$17.50	NR	10/31/2011
Microsoft BLDG E	168,566	29.9	33.3	$26.06	NR	11/30/2008
Total	564,605	100%	100%
(1)	The percentages of total base revenues are based on in-place underwritten base rental revenues.
(2)	Reflects in-place base rent.
(3)	NR means not rated.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007	0	0.0%	0.0%	$0	0.0%	0.0%
2008	389,008	68.9	68.9%	10,102,127	76.7	76.7%
2009	0.0	0.0	68.9%	0.0	0.0	76.7%
2010	0	0.0	68.9%	0	0.0	76.7%
2011	175,597	31.1	100.0%	3,072,947	23.3	100.0%
Vacant	0	0.0	100.0%	0	—
Total	564,605	100.0%		$13,175,074	100.0%
(1)	Based on in-place underwritten base rental revenues of the office portion of the Sammamish Mortgaged Property.

The Borrower and Sponsor.    The Sammamish Parkplace Borrower, a Washington limited liability company, is 100% indirectly owned and controlled by City Investors, Inc., a Washington corporation (‘‘City Investors’’). City Investors is indirectly controlled by Paul Allen, through Vulcan Inc. Paul Allen’s portfolio includes extensive real estate holdings, investments in more than 100 companies and the Seattle Seahawks NFL franchise. The Sammamish Parkplace Borrower is not a special purpose entity.

The Mortgage Loan.    The Sammamish Parkplace Mortgage Loan was originated on December 4, 2003 and has a cut-off date principal balance of $87,519,932. The Sammamish Parkplace Mortgage Loan is a 12-year loan with a stated maturity date of January 1, 2016. The Sammamish Parkplace Mortgage Loan accrues interest on a 30/360 basis at a fixed interest rate, in the absence of default, of 5.72% per annum. On the first day of each month, through but excluding the stated maturity date, the Sammamish Parkplace Borrower is required to make constant monthly debt service payments of $535,133.33 on the Sammamish Parkplace Mortgage Loan (based on a 30-year amortization schedule). The then outstanding principal balance of the Sammamish Parkplace Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

Mortgage Loan Prepayment.    From and including January 1, 2007, the Sammamish Parkplace Mortgage Loan may be prepaid in full, but not in part, on any payment date with the payment of prepayment consideration equal to the greater of 1% of the principal amount prepaid and yield maintenance, provided, however, if the Sammamish Parkplace Mortgage Loan is (i) prepaid during the period from June 1, 2010 to May 31, 2011, (ii) the Sammamish Parkplace Borrower has provided not less than 60 days written notice of its intent to prepay the Sammamish Parkplace Mortgage Loan and (iii) the prepayment occurs concurrently with the closing of an arm’s length sale of the Sammamish Parkplace Mortgaged Property, the prepayment consideration shall equal 1% of the principal amount prepaid. The Sammamish Parkplace Mortgage Loan may be prepaid in full during the last 90 days without the payment of prepayment consideration.

The Mortgaged Property.    The Sammamish Parkplace Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the Sammamish Parkplace Borrower in the Sammamish Parkplace Mortgaged Property, a Class A office property situated in Issaquah, King County, Washington, which is part of the greater Seattle metropolitan area. The Sammamish Parkplace Mortgaged Property consists of one five-story office building (‘‘Building C’’) and two six-story office buildings (‘‘Building D and E’’) containing in the aggregate approximately 564,605 square feet of net rentable area. As of June 1, 2007, the Sammamish Parkplace Mortgaged Property is fully leased to Microsoft Corporation pursuant to three separate leases. As of June 1, 2007, the Building C lease has approximately 4.5 years remaining. The Building D & E leases expire in June 2008 and November 2008, respectively. The Building C lease and the Building D & E leases are subject to two and three 5-year tenant renewal options, respectively.

Terrorism Coverage.    The Sammamish Parkplace Borrower is required to maintain terrorism insurance. The amount of terrorism insurance coverage required to be provided shall be at a cost no more than 50% of the cost to the Sammamish Parkplace Borrower of maintaining the all-risk property and casualty insurance coverage required to be maintained in connection with the Sammamish Parkplace Mortgage Loan (excluding earthquake and terrorism insurance coverage).

Additional Debt.    The Sammamish Parkplace Borrower is permitted to incur subordinate debt, which debt may be secured by a second mortgage on the Sammamish Parkplace Mortgaged Property, subject to the satisfaction of certain conditions, including (i) the combined loan-to-value ratio of the Sammamish Parkplace Mortgage Loan and the subordinate debt is not greater than 70%, (ii) the combined debt service coverage ratio of the Sammamish Parkplace Mortgage Loan and subordinate debt is not less than 1.45x and (iii) the Sammamish Parkplace Mortgage Loan lender and the subordinate debt lender enter into an intercreditor agreement reasonably acceptable to the Sammamish Parkplace Mortgage Loan lender.

Reserves.    Upon the occurrence of a Nonrenewal Event with respect to the Microsoft Lease, the Sammamish Parkplace Borrower is required to make monthly reserve deposits equal to one-twelfth of the estimated annual real estate taxes for the Sammamish Parkplace Mortgaged Property.

Upon the occurrence of certain Triggering Events, as defined below, the Sammamish Parkplace Borrower is required to deliver a letter of credit in the face amount of the Maximum Additional Security Amount, as defined below (determined as of the date on which the letter of credit is required) to pay costs related to certain tenant improvements and leasing commissions. Upon the satisfaction of certain conditions, including the re-leasing of space to certain qualified tenants under the related mortgage loan documents, the amount of the related letter of credit shall be reduced as set forth in the Sammamish Parkplace Mortgage Loan documents.

‘‘Maximum Additional Security Amount’’ means $19,761,175 reduced by an amount equal to the product of (i) $35 and (ii) the sum of the net rentable square feet demised under the Microsoft leases (for which Microsoft has exercised its renewal option with respect to such leases) and any Qualifying Leases (as defined in the Sammamish Parkplace Mortgage Loan documents); provided subject to the satisfaction of certain conditions, including (A) the Sammamish Parkplace Borrower has entered into Qualifying Leases with respect to some or all of the space occupied by Microsoft, (B) certain tenant improvements and leasing commissions with respect to such Qualifying Leases have been paid in full by the Sammamish Parkplace Borrower and (C) the satisfaction of certain debt service coverage ratios, the Maximum Additional Security Amount shall equal the product of (x) $25 and (y) the net rentable square feet with respect to a non-renewed Microsoft lease that has not been leased to tenants under Qualifying Leases.

‘‘Nonrenewal Event’’ means with respect to a Microsoft lease, Microsoft’s failure to renew the term of such lease for at least one additional 5-year term within twelve months prior to the expiration of such lease.

‘‘Triggering Event’’ means (i) a Permitted Transfer (as defined in the Sammamish Parkplace Mortgage Loan documents) shall have occurred and (ii) a Nonrenewal Event shall have occurred with respect to one or both of the Microsoft leases which are scheduled to expire in 2008.

IV. The Pinnacle Towers Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$61,516,439
Loan per Square Foot:	$138
% of Initial Mortgage Pool Balance:	2.9%
Shadow Rating (S&P/Fitch):	AA-/AAA
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.20% per annum
Interest Calculation:	30/360
First Payment Date:	November 1, 2003
Amortization Term:	359 Months
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	October 1, 2013
Maturity Balance:	$53,496,033
Borrower:	TRC Pinnacle Towers, L.L.C.
Sponsor:	Corporate Office Properties Trust, L.P.
Prepayment:	On and after October 1, 2006 prepayment permitted with payment of prepayment premium. Prepayment without premium permitted during the last 90 days.
Ongoing Reserves:	Tax Reserve(2)
Lockbox:	None
Other Secured Debt:	NAP(1)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	McLean, Virginia
Year Built:	1976/1989
Year Renovated:	2005
Square Feet:	446,919
Occupancy Rate:	97.9%
Occupancy Date:	May 21, 2007
Ownership Interest:	Fee
Property Management:	Corporate Office Properties Trust, L.P.
U/W NCF:	$9,009,845
U/W DSCR:	2.10x
Appraised Value:	$172,000,000
Appraisal As of Date:	May 23, 2007
Cut-off Date LTV Ratio:	35.8%
Maturity LTV Ratio:	31.1%

(1)	NAP means not applicable.
(2)	The Pinnacle Towers Borrower is required to make monthly deposits equal to one-twelfth of the estimated annual real estate taxes for the Pinnacle Towers Mortgaged Property.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Wachovia Bank	174,428	39.0%	41.8%	$32.11	AA/AA−	12/31/2018
KSI Properties, LLC.	81,186	18.2	17.3	$28.50	NR	2/28/2017
Hunton & Williams	55,947	12.5	12.0	$28.70	NR	7/31/2015
Octagon Inc.	30,052	6.7	6.6	$29.54	NR	8/31/2012
Morgan Franklin Corp.	28,008	6.3	6.1	$29.36	NR	7/31/2016
Total	369,621	82.7%	83.8%
(1)	Ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.
(3)	Reflects in-place base rent.
(4)	Credit ratings are those of S&P and Fitch, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease. NR means not rated.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007	0	0.0%	0.0%	$0	0.0%	0.0%
2008	0	0.0	0.0%	0	0.0	0.0%
2009	11,223	2.5	2.5%	295,180	2.2	2.2%
2010	0	0.0	2.5%	0	0.0	2.2%
2011	10,129	2.3	4.8%	364,644	2.7	4.9%
2012	33,824	7.6	12.3%	1,040,784	7.8	12.7%
2013	8,456	1.9	14.2%	247,623	1.8	14.5%
2014	24,820	5.6	19.8%	778,136	5.8	20.3%
2015	55,947	12.5	32.3%	1,605,679	12.0	32.3%
2016	28,749	6.4	38.7%	842,552	6.3	38.6%
2017 and beyond	264,614	59.2	98.0%	8,230,886	61.4	100.0%
Vacant	9,157	2.0	100.0%	0	—
Total	446,919	100.0%		$13,405,484	100.0%
(1)	Based on in-place underwritten base rental revenues. Excludes income from antennae leases.

The Borrower and Sponsor.    The Pinnacle Towers Borrower, a Virginia limited liability company, is sponsored by Corporate Office Properties Trust, L.P. (‘‘COPT’’). COPT is a publicly traded real estate investment trust (NYSE: OFC) that focuses on the acquisition, development, ownership, management and leasing of suburban office properties primarily in select Mid-Atlantic submarkets. COPT currently owns approximately 244 office properties totaling approximately 18.2 million rentable square feet, including approximately 18 properties totaling approximately 806,000 square feet held through joint ventures. The Pinnacle Towers Borrower is not a special purpose entity.

The Mortgage Loans.    The Pinnacle Towers Mortgage Loan was originated on September 4, 2003 and has a cut-off date principal balance of $61,516,439. The Pinnacle Towers Mortgage Loan is a ten-year loan with a stated maturity date of October 1, 2013. The Pinnacle Towers Mortgage Loan accrues interest on a 30/360 basis at a fixed interest rate, in the absence of default, of 5.20% per annum. On the first day of each month until, but excluding, the stated maturity date, the Pinnacle Towers Borrower is required to make constant monthly debt service payments of $357,301.58 on the Pinnacle Towers Mortgage Loan (based on a 359 month amortization schedule). The then outstanding principal balance of the Pinnacle Towers Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

Mortgage Loan Prepayment.    From and including October 1, 2006, the Pinnacle Towers Mortgage Loan may be prepaid in full, but not in part, on any payment date with the payment of prepayment consideration equal to the greater of 1% of the principal amount prepaid and yield maintenance. The Pinnacle Towers Mortgage may be prepaid in full during the last 90 days prior to the stated maturity date without the payment of prepayment consideration.

The Mortgaged Property.    The Pinnacle Towers Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Pinnacle Towers Borrower in the Pinnacle Towers Mortgaged Property, a Class A office property located in McLean, Fairfax County, Virginia. The Pinnacle Towers Mortgaged Property is comprised of one 18-story office building (‘‘1751 Pinnacle Drive’’) and one 12-story office building (‘‘1753 Pinnacle Drive’’) containing in the aggregate 446,919 square feet of net rentable area. 1751 Pinnacle Drive and 1753 Pinnacle Drive were constructed in 1989 and 1976, respectively, and underwent renovations in 2005. The Pinnacle Towers Mortgaged Property also includes two 2 level parking structures that contain 1,390 parking spaces. The Pinnacle Towers Mortgaged Property is currently occupied by fourteen tenants ranging in size from 100 square feet (not including roof antennae leases) to 174,428 square feet.

Terrorism Coverage.    Pursuant to the related mortgage loan documents, the Pinnacle Towers Borrower is required to maintain any and all insurance which may be required by lender.

V. The AirTouch Spectrum Campus Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$60,036,328(1)
Loan per Square Foot:	$132
% of Initial Mortgage Pool Balance:	2.9%
Shadow Rating (S&P/Fitch):	AAA/AA
Loan Purpose:	Construction/Permanent
Mortgage Interest Rate:	8.090% per annum
Interest Calculation:	30/360
First Payment Date:	June 1, 2001(2)
Amortization Term:	19 years
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	April 13, 2011
Maturity Balance:	$48,354,223
Borrower:	The Irvine Company
Sponsor:	The Irvine Company
Defeasance/Prepayment:	On and after May 1, 2006, prepayment in full permitted with prepayment premium. Prepayment without premium permitted during the last 90 days.(4)
Ongoing Reserves:	Springing Net Cash Flow Reserve(5)
Lockbox:	None
Letter of Credit:	$1,250,000(6)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	Irvine, California
Year Built:	2000
Year Renovated:	NAP(3)
Square Feet:	453,936
Occupancy Rate:	100.0%
Occupancy Date:	December 31, 2006
Ownership Interest:	Fee
Property Management:	The Irvine Company
U/W NCF:	$9,349,192
U/W DSCR:	1.24x
Appraised Value:	$166,000,000
Appraisal As of Date:	May 15, 2007
Cut-off Date LTV Ratio:	36.2%
Maturity LTV Ratio:	29.1%

(1)	The AirTouch Spectrum Campus Mortgage Loan is evidenced by two promissory notes. See ‘‘—The Mortgage Loan’’ below.
(2)	Reflects the first payment date after the conversion of the AirTouch Spectrum Campus Mortgage Loan. See ‘‘—The Mortgage Loan’’ below.
(3)	NAP means not applicable.
(4)	See ‘‘—Mortgage Loan Prepayment’’ below.
(5)	In the event that Verizon does not exercise its option to renew the initial term of the Verizon lease on or before the date that is fifteen months prior to the expiration of the initial term, the AirTouch Spectrum Campus Borrower is required to deposit into an escrow account on a monthly basis all gross revenues of the property less expenses related to the property as additional security for the AirTouch Spectrum Campus Mortgage Loan.
(6)	See ‘‘—Letter of Credit’’ below.

Major Tenant Information
Tenant	Approximate Square Feet	% Total Square Feet	% Total Base Revenues (1)	Rent PSF (2)	Ratings(3)	Lease Expiration Date
Verizon Wireless	453,936	100%	100%	$22.46	A/A+	11/30/10
Total	453,936	100%	100%
(1)	The percentages of total base revenues are based on in-place underwritten base rental revenues.
(2)	Reflects in-place base rent.
(3)	Credit ratings are those by S&P and Fitch, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring BaseRevenues (1)	As % of Total Base Revenues (1)	Cumulative % of Total Base Revenues (1)
2007	0	0.0%	0. %	$0	0.0%	0.0%
2008	0	0.0	0.0%	0	0.0	0.0%
2009	0	0.0	0.0%	0	0.0	0.0%
2010	453,936	100.0	100.0%	10,194,486	100.0	100.0%
2011	0	0.0	100.0%	0	0.0	100.0%
2012	0	0.0	100.0%	0	0.0	100.0%
2013	0	0.0	100.0%	0	0.0	100.0%
2014	0	0.0	100.0%	0	0.0	100.0%
2015	0	0.0	100.0%	0	0.0	100.0%
2016	0	0.0	100.0%	0	0.0	100.0%
2017 and beyond	0	0.0	100.0%	0	0.0	100.0%
Vacant	0	0.0	100.0%	0	—
Total	453,936	100.0%		$10,194,486	100.0%
(1)	Based on in-place underwritten base rental revenues.

The Borrower.    The AirTouch Spectrum Campus Borrower, The Irvine Company, a Delaware corporation, creates master-planned communities in Orange County, where it owns approximately 44,000 acres. The AirTouch Spectrum Campus Borrower is not a special purpose entity.

The Mortgage Loan.    The AirTouch Spectrum Campus Mortgage Loan is a 119 month loan (as converted) with a stated maturity date of April 13, 2011 which accrues interest on an 30/360 Basis at a fixed interest rate, in the absence of default, of 8.09% per annum. The AirTouch Spectrum Campus Mortgage Loan has a cut-off date balance of $60,036,328. On the first day of each month, the AirTouch Spectrum Campus Borrower is required to make constant monthly debt service payments of $627,824.28 on the AirTouch Spectrum Campus Mortgage Loan (based on a 19-year amortization schedule). The then outstanding principal balance of the AirTouch Spectrum Campus Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

The AirTouch Spectrum Campus Mortgage Loan was originated on August 26, 1999 in connection with a construction financing and was later converted into a ten year loan in April 2001. The AirTouch Spectrum Campus Mortgage Loan is evidenced by two promissory notes, namely (i) a promissory note in the original principal amount of $53,000,000 and (ii) a promissory note in the original principal amount of $20,000,000, which note was initially held by PNC Bank, National Association, and subsequently assigned to the Mortgage Loan Seller in April 2001. The AirTouch Spectrum Campus Mortgage Loan was initially made to Sand Canyon/Valley Oak Partners, L.P., a California limited partnership, and was assumed by the AirTouch Spectrum Campus Borrower in April 2005 in connection with the sale of the AirTouch Spectrum Campus Mortgaged Property.

Mortgage Loan Prepayment.    From and including May 1, 2006, the AirTouch Spectrum Campus Mortgage Loan may be prepaid in full, but not in part, on any payment date with the payment of a prepayment premium equal to the greater of 1% of the principal amount prepaid and yield maintenance. The AirTouch Spectrum Campus Mortgage Loan may be prepaid in full during the 90 day period prior to the stated maturity date without the payment of a prepayment premium.

The Mortgaged Property.    The AirTouch Spectrum Campus Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the AirTouch Spectrum Campus Borrower in the AirTouch Spectrum Campus Mortgaged

Property, a 453,936 square foot, five building, Class A suburban office property located in Irvine, Orange County, California. The AirTouch Spectrum Campus Mortgaged Property was built in 2000 and is situated on a 29.56 acre site.

As of December 31, 2006, the AirTouch Spectrum Campus Mortgaged Property is fully occupied by Verizon Communications Inc. (NYSE: VZ). The initial term of the Verizon lease commenced on December 1, 2000 and is scheduled to expire on November 30, 2010. The Verizon lease is subject to two tenant renewal options for additional periods of 10-years each and Verizon may elect to renew the lease with respect to all or only a portion of the premises (but no less than 50% of the premises).

Terrorism Coverage.    Pursuant to the related mortgage loan documents, the AirTouch Spectrum Campus Borrower is required to maintain any and all insurance which may be reasonably required by lender.

Letter of Credit.    AirTouch Spectrum Campus Borrower has provided for the benefit of lender an irrevocable standby letter of credit in the amount of $1,250,000 as additional security for the AirTouch Spectrum Campus Mortgage Loan. The lender has the right to draw on such letter of credit upon the occurrence and continuation of an event of default under the related mortgage loan documents or if the term of such letter of credit is not extended within 30 days prior to its expiration.

VI. The One Convention Place Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$54,300,000
Loan per Square Foot:	$169
% of Initial Mortgage Pool Balance:	2.6%
Shadow Rating (S&P/Fitch):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.490% per annum
Interest Calculation:	30/360
First Payment Date:	November 1, 2003
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	October 1, 2013
Maturity Balance:	$54,300,000
Borrower:	SFERS Real Estate Corp. FF.
Sponsor:	San Francisco Employees’ Retirement System
Prepayment:	Prepayment with premium permitted on or after October 1, 2004. Prepayment without premium permitted during the last 90 days.(2)
Ongoing Reserves:	None
Lockbox:	None
Other Secured Debt:	NAP(1)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	Seattle, Washington.
Year Built:	2000
Year Renovated:	NAP(1)
Square Feet:	320,643
Occupancy Rate:	97.9%
Occupancy Date:	March 20, 2007
Ownership Interest:	Fee(3)
Property Management:	RREEF Management Company
U/W NCF:	$7,265,802
U/W DSCR:	2.44x
Appraised Value:	$130,000,000
Appraisal As of Date:	June 1, 2007
Cut-off Date LTV Ratio:	41.8%
Maturity LTV Ratio:	41.8%

(1)	NAP means not applicable.
(2)	Partial prepay permitted in increments of $5 million provided the LTV is not less than 50%.
(3)	The One Convention Place Mortgaged Property is a fee interest in commercial condominium units. See ‘‘—The Mortgaged Property’’ below.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues	Rent PSF(2)	Ratings(3)	Lease Expiration Date
Guy Carpenter & Company, Inc.	48,773	15.2%	19.1%	$36.25	NR	12/31/2010
Brown & Caldwell, Inc	36,054	11.2	11.2	$28.73	NR	12/31/2012
Lee, Smart, Cook, Martin and Pet	30,411	9.5	10.8	$32.68	NR	2/28/2011
Betts Patterson & Mines	26,729	8.3	9.4	$32.50	NR	1/31/2011
Medisystems Corporation	20,541	6.4	8.0	$36.00	NR	12/10/2007
Total	162,508	50.7%	58.5%
(1)	Ranked by approximate square feet.
(2)	Tenants comprise multiple space leases, and the Rent PSF shown is an average of the different leases.
(3)	NR means not rated.

Lease Expiration Information
Year	Approximate ExpiringSquare Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring BaseRevenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total BaseRevenues(1)
2007	41,345	12.9%	12.9%	$1,405,778	15.2%	15.2%
2008	33,768	10.5	23.4%	670,674	7.3	22.5%
2009	0	0	23.4%	0	0	22.5%
2010	69,314	21.6	45.0%	2,342,957	25.4	47.8%
2011	80,225	25.0	70.1%	2,507,953	27.2	75.0%
2012	47,246	14.7	84.8%	1,354,740	14.7	89.7%
2013 and beyond	32,935	10.3	95.1%	954,344	10.3	100.0%
Vacant	15,810	4.9	100.0%	0	—
Total	320,643	100.0%		$9,236,446	100.0%
(1)	Based on in-place underwritten base rental revenues.

The Borrower and Sponsor.    The One Convention Place Borrower, a Delaware corporation, is wholly owned by San Francisco Employees’ Retirement System (‘‘SFERS’’). SFERS is responsible for administering two employee benefit programs for the City and County of San Francisco. Based on its annual report for the fiscal year ending June 30, 2006, SFERS investment portfolio was valued at approximately $1.5 billion, with approximately $1.3 billion invested in real estate. The One Convention Place Borrower is not a special purpose entity.

The Mortgage Loan.    The One Convention Place Mortgage Loan was originated on September 30, 2003, and has a cut-off date principal balance of $54,300,000. The One Convention Place Mortgage Loan is a ten-year interest only loan with a stated maturity date of October 1, 2013. The One Convention Place Mortgage Loan accrues interest on a 30/360 Basis at a fixed interest rate, in the absence of default, of 5.49% per annum. On the first day of each month up to, but not including the stated maturity date, the One Convention Place Borrower is required to make interest-only payments on the One Convention Place Mortgage Loan. The principal balance of the One Convention Place Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

Mortgage Loan Prepayment.    Commencing on October 1, 2004, the One Convention Place Borrower may prepay the One Convention Place Mortgage Loan in full or in part, on any payment date with the payment of prepayment consideration equal to the greater of 1% of the principal amount prepaid and yield maintenance. Partial prepayments, subject to certain limitations, may be made only in increments of $5,000,000 or more and only if and to the extent that the outstanding principal balance after such prepayment is not less than 50% of the appraised value of the One Convention Place Mortgaged Property as reasonably determined by Lender at the time of such partial principal prepayment. The One Convention Place Mortgage Loan may be prepaid in full during the last 90 days without the payment of prepayment consideration.

The Mortgaged Property.    The One Convention Place Mortgage Loan is secured by a first priority mortgage lien on the fee interests of the One Convention Place Borrower in the One Convention Place Mortgaged Property, a Class A office property located in Seattle, Washington. The One Convention Place Mortgaged Property is comprised of two commercial condominium units within the McKay Condominium: (i) a 320,643 square foot office tower unit (the ‘‘Tower’’) with 16 floors of rentable office space and (ii) a 262-car underground parking garage unit (the ‘‘Garage’’). The Tower and the Garage units represent two of the three total units and 81.0% of the total building area of the McKay Condominium. The Tower has a multi-use design with Washington State Convention & Trade Center owning and occupying floors two through four. Floors two through four and parts of floors five and six are not part of the One Convention Place Mortgaged Property. Composition of the office tenants includes law firms, consultants, financial organizations and insurance companies, occupying the 7th through 22nd floors. The One Convention Place Mortgaged Property is currently occupied by twenty-two tenants (including several tenants with multiple units) ranging in total leased square feet from 774 square feet to 48,773 square feet.

Terrorism Coverage.    The One Convention Place Borrower is required to maintain insurance against terrorism in an amount not less than $25 million, provided such insurance is commercially reasonably available.

Property Substitution.    During the term of the One Convention Place Mortgage Loan, subject to satisfaction of certain conditions set forth in the related mortgage loan documents, the One Convention Place Borrower will have a one-time right to substitute a new property for the existing One Convention Place Mortgaged Property. Certain of these conditions for the property substitution include: (i) the quality of the new property must be comparable to or exceed that of the existing One Convention Place Mortgaged Property, (ii) the appraised value of the new property is not less than the greater of (A) the appraised value of the existing One Convention Place Mortgaged Property determined at origination or (B) the appraised value of the existing One Convention Place Mortgaged Property at the time of the substitution, (iii) the debt service coverage ratio for the 12 months following the substitution will be greater than the same ratio for the 12 months prior to the substitution, (iv) the new property must conform with lender’s underwriting standards and meet certain environmental, legal and title requirements, (v) payment of all of lender’s reasonable expenses in connection with the substitution, (vi) payment of a fee of 0.25% of the outstanding balance of the One Convention Place Mortgage Loan at the time of substitution and (vii) the asset must be of a class and in a location in which Lender is investing at the time of the substitution.

VII. The Regency Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$43,306,612(1)
Loan per Square Foot:	$69
% of Initial Mortgage Pool Balance:	2.1%
Shadow Rating (S&P/Fitch):	NAP(2)
Loan Purpose:	Refinance
Mortgage Interest Rate:	7.250% per annum
Interest Calculation:	30/360
First Payment Date:	February 1, 2003(3)
Amortization Term:	30 years
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	December 1, 2013
Maturity Balance:	$38,499,894
Borrowers:	Mid-America Investment Co., MAI-MAP Limited Partnership, RW III Partnership and FGHP Phase III Limited Partnership
Sponsor:	Mid-America Investment Company
Prepayment:	Prepayment in full permitted on first day of any calendar month upon 30 days prior notice.
Ongoing Reserves:	None
Lockbox:	None
Other Secured Debt:	NAP(2)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio
Property Type:	Office
Location:	West Des Moines, Iowa
Year Built:	1980-1989(4)
Year Renovated:	NAP(2)
Square Feet:	626,998
Occupancy Rate:	91.0%
Occupancy Date:	March 31, 2007
Ownership Interest:	Fee
Property Management:	Mid-American Development
U/W NCF:	$4,788,142
U/W DSCR:	1.28x
Appraised Value:	$57,500,000
Appraisal As of Date:	June 1, 2007
Cut-off Date LTV Ratio:	75.3%
Maturity LTV Ratio:	67.0%

(1)	Represents the aggregate cut-off date principal balance of six mortgage loans. See ‘‘—The Mortgage Loan’’ below.
(2)	NAP means not applicable.
(3)	First payment date after January 1, 2003 modification. See ‘‘—The Mortgage Loan’’ below.
(4)	The Regency Portfolio Mortgaged Property is comprised of eight properties which were constructed in phases between 1980 and 1989. See ‘‘—The Mortgaged Property’’ below.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Metropolitan Life Insurance Co.	89,913	14.3%	17.3%	$9.98	AA/Aa2	6/30/2011
Nationwide Mutual Insurance	69,725	11.1	10.8	$8.00	A+/Aa3	12/31/2008
Fiserv Solutions	66,140	10.5	11.7	$9.14	BBB+/Baa1	5/31/2008
ITA Group	59,988	9.6	9.3	$8.00	NR	10/31/2010
Geolearning	24,312	3.9	4.5	$9.50	NR	12/31/2007
Total	310,078	49.5%	53.4%
(1)	Ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.
(3)	Reflects in-place base rent.
(4)	Credit ratings are those of S&P and Moody’s, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease. NR means not rated.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007	58,915	9.4%	9.4%	$548,607	10.6%	10.6%
2008	166,430	26.5	35.9%	1,460,445	28.2	38.7%
2009	40,410	6.4	42.4%	372,192	7.2	45.9%
2010	111,620	17.8	60.2%	977,862	18.9	64.8%
2011	164,316	26.2	86.4%	1,585,887	30.6	95.3%
2012	0	0	86.4%	0	0	95.3%
2013	3,342	0.5	86.9%	36,570	0.7	96.0%
2014	0	0	86.9%	0	0	96.0%
2015	8,627	1.4	88.3%	77,643	1.5	97.5%
2016	16,339	2.6	90.9%	127,308	2.5	100.0%
2017 and beyond	0	0	90.9%	0	—	100.0%
Vacant	56,999	9.1	100.0%	0	—
Total	626,998	100%		5,186,513	100%
(1)	Based on in-place underwritten base rental revenues.

The Borrowers and Sponsor.    The Regency Portfolio Borrowers are Mid-America Investment Company, an Iowa corporation, MAI-MAP Limited Partnership, an Iowa limited partnership, RW III Partnership, an Iowa general partnership and FGHP Phase III Limited Partnership, an Iowa Limited Partnership. The sponsor of the Regency Portfolio Borrowers is Mid-America Investment Company None of the Regency Portfolio Borrowers are special purpose entities.

Mid-America Investment Company is now known as Mid-America Real Estate Co. and is doing business as Coldwell Banker Mid-America Group, REALTORS and Mid-American Commercial Real Estate.

The property is owner managed by Mid-America Development. The company is a full service real estate company which plans, develops, owns and manages Class A office and industrial real estate in the Des Moines area.

The Mortgage Loan.    The Regency Portfolio Mortgage Loan is comprised of six cross-collateralized and cross-defaulted mortgage loans, namely: (i) the ‘‘Regency I Mortgage Loan’’, which was originated on December 27, 1984 and has a cut-off date principal balance of $3,856,932, (ii) the ‘‘Regency II Mortgage Loan’’, which was originated on December 27, 1984 and has a cut-off date principal balance of $3,856,932, (iii) the ‘‘Regency III Mortgage Loan’’, which was originated on December 27, 1984 and has a cut-off date principal balance of $4,523,763, (iv) the ‘‘Regency IV Mortgage Loan’’, which was originated on September 24, 1986 and has a cut-off date principal balance of $5,682,737, (v) the ‘‘Regency V & VI Mortgage Loan’’, which was originated on November 25, 1987 (and consolidated on June 29, 1989) and has a cut-off date principal balance of $11,564,636 and (vi) the ‘‘Regency VII & VIII Mortgage Loan’’, which was originated on September 29, 1988 and has a cut-off date principal balance of $13,821,612. The ‘‘Regency Portfolio Mortgage Loan’’ was collectively amended as of January 1, 1993 and on January 1, 2003.

The Regency Portfolio Mortgage Loan accrues interest on a 30/360 basis at a fixed interest rate, in the absence of default, of 7.25% per annum and matures on December 1, 2013. On the first day of each month, the Regency Portfolio Borrowers are required to make constant monthly debt service payments of $310,855.54 on the Regency Portfolio Mortgage Loan (based on a 30-year amortization schedule). The then outstanding principal balance of the Regency Portfolio Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

Mortgage Loan Prepayment.    The Regency Portfolio Mortgage Loan may be prepaid in full, but not in part, on the first day of any calendar month upon 30 days prior notice with the payment of a prepayment premium equal to the greater of 1% of the principal amount prepaid and yield maintenance.

The Mortgaged Property.    The Regency Portfolio Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Regency Portfolio Borrowers in the Regency Portfolio Mortgaged Property, an approximately 626,998 square foot, three and four story, eight building Class A suburban office park situated on an approximately 43.95 acre site in West Des Moines, Polk County, Iowa. The Regency Portfolio Mortgaged Property was developed in phases between 1980-1989. As of March 31, 2007, the Regency Portfolio Mortgaged Property is 91.0% occupied by 39 tenants.

Terrorism Coverage.    Pursuant to the related mortgage loan documents, the Regency Portfolio Borrowers are required to maintain any and all insurance which may be reasonably required by lender.

Additional Loan and Property Information

Tenant Matters.    Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust—

•	One-hundred (100) of the mortgaged real properties, securing 63.0% of the Initial Mortgage Pool Balance and 66.6% of the Initial Loan Group 1 Balance, respectively, are, in each case, a retail property, an office property, an industrial/warehouse or mixed-use property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

•	Fourteen (14) of the mortgaged real properties, securing 13.1% of the Initial Mortgage Pool Balance and 13.9% of the Initial Loan Group 1 Balance, respectively, are entirely or substantially leased to a single tenant.

•	Certain mortgaged real properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. Any ‘‘dark’’ space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease.

•	A number of companies are major tenants at more than one of the mortgaged real properties.

•	There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

•	Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. For example, see ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans’’ and the footnotes to Annex A-1 to this prospectus supplement.

•	Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

•	There may be one or more cases in which the sole tenant or a significant tenant of a related mortgaged real property is an agency of the United States Federal Government or a state or local government. Typically the terms of such tenancies are prescribed by the Government Services Administration or the applicable state authority and may contain few or no limitations on the ability of such tenant to terminate the lease and/or vacate the premises and cease the payment of rent.

Leasehold Mortgages.    Nine (9) of the mortgage loans that we intend to include in the trust, representing 5.5% of the Initial Mortgage Pool Balance, and 5.8% of the Initial Loan Group 1 Balance, respectively, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. In each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan, and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

Purchase Options/Right of Recapture.    Although we are not aware of any tenant purchase options except with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Global Motorsport, due to the seasoned nature of the underlying mortgage loans, the borrowers under certain of the underlying mortgage loans may have given one or more tenants an option to purchase all or a portion of the related mortgaged real property; however, any such tenant purchase option is subordinate to the related mortgage. With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Global Motorsport, the single tenant of the related mortgaged real property has an option to purchase such mortgaged real property, and has notified the mortgage loan seller of its intent to exercise such option, subject to the satisfaction of certain conditions as set forth in the related lease including the payment of a purchase price of approximately $6,900,000 (subject to reduction with the passage of time) plus any prepayment premium due under the related mortgage loan. In connection with the exercise of such purchase option, the related borrower is required to prepay the mortgage loan in an amount equal to the outstanding principal balance of the mortgage loan plus pay any prepayment premium due under the mortgage loan.

Rights of First Refusal/Rights of First Offer.    With respect to certain of the mortgage loans that we intend to include in the trust, one or more of the ground leases or leases between the related borrowers and tenants may require that, in the event the borrowers negotiate a sale of the mortgaged real property with a third party, the borrowers are required to provide the related tenant or ground lessor, as applicable, with an opportunity to purchase the mortgaged real property at such negotiated price. If such tenant or ground lessor, as applicable, does not accept an offer submitted to it by the borrower within the time period specified in the lease, such right of first refusal will be considered waived as to that offer; provided, however, that the right of first refusal will be a continuing right as to any subsequent or modified purchase offer. With respect to certain other mortgage loans that we intend to include in the trust, one or more of the ground leases or leases between the related borrowers and tenants may require that, prior to negotiating a sale of the mortgaged real property with a third party, the borrowers are required to permit the related tenant or ground lessor, as applicable, to make the first offer as to the purchase price of the related mortgaged real property.

Other Financing.    Some of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund have been encumbered (or, in accordance with the related loan documents, may be encumbered) by subordinate debt. In addition, the direct or indirect equity interests in borrowers under some of the mortgage loans that we intend to include in the trust fund have been or are permitted to be pledged to secure mezzanine or affiliate debt. ‘‘Mezzanine debt’’ is debt secured by the principal’s direct ownership interest in a related borrower, and the affiliate debt referred to in this ‘‘—Other Financing’’ section is debt secured by an entity’s indirect ownership interest in a related borrower. Set forth below are some examples of the foregoing.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 2200 Renaissance, which underlying mortgage loan represents 0.8% of the Initial Mortgage Pool Balance and 0.9% of the Initial Loan Group 1 Balance, the related borrower has obtained subordinate financing secured by the mortgaged real property (a second mortgage) from Mack-Cali Property Trust in the original principal amount of $4,592,500.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Entrada Apartments, which underlying mortgage loan represents 0.6% of the Initial Mortgage Pool Balance and 11.1% of the Initial Loan Group 2 Balance, the related borrower has obtained subordinate financing secured by the mortgaged real property (a second mortgage) from the Redevelopment Agency of the City of San Diego in the amount of $3,500,000.

In the case of the Sammamish Parkplace Mortgage Loan, representing 4.2% of the Initial Mortgage Pool Balance and 4.4% of the Initial Loan Group 1 Balance, the related borrower is permitted to incur a second mortgage secured by the related mortgaged real property, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Sammamish Parkplace Mortgage Loan—Additional Debt’’ in this prospectus supplement.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Specialty Laboratories, which underlying mortgage loan represents 1.3% of the Initial Mortgage Pool Balance and 1.4% of the Initial Loan Group 1 Balance, the related borrower may obtain subordinate financing secured by the mortgaged real property (a second mortgage) or a mezzanine loan secured by a pledge of 100% of the direct and indirect equity interest in the related borrower at any time upon notice to the related lender and fulfillment of the conditions set forth in the loan documents, including the requirements that a minimum DSCR of 1.50x and that a maximum LTV of 75% is met. A subordination of deed of trust or intercreditor agreement satisfactory to the related mortgage lender is also required in connection with such second mortgage or mezzanine loan, as applicable, which must provide, inter alia, that (i) the subordinate lender is restricted in its ability to transfer such second mortgage or mezzanine loan, as applicable, (ii) the subordinate lender may not exercise any remedies under such second mortgage or mezzanine loan, as applicable, without the prior written consent of the mortgage lender, and (iii) the subordinate lender may not collect any portion of the subordinate debt while the subject underlying mortgage loan is outstanding.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Tiffany Plaza Retail Center, which underlying mortgage loan represents 1.2% of the Initial Mortgage Pool Balance and 1.2% of the Initial Loan Group 1 Balance, the related borrower may obtain subordinate financing secured by the mortgaged real property (a second mortgage) at any time upon notice to the related lender and fulfillment of the conditions set forth in the loan documents, including the requirement that a maximum LTV of 80% is met. Furthermore, the related borrower may obtain additional subordinate financing that is unsecured or secured by a pledge of the non-managing membership interests in the related borrower at any time upon notice to the related lender and fulfillment of the conditions set forth in the loan documents, including the requirements that the amount of such subordinate financing not exceed 10% of the value of the property according to an updated appraisal satisfactory the related lender and that a maximum LTV of 90% is met in the case of secured and unsecured financing.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Franklin Farm Village, which underlying mortgage loan represents 1.1% of the Initial Mortgage

Pool Balance and 1.1% of the Initial Loan Group 1 Balance, the related borrower may obtain subordinate financing secured by the mortgaged real property (a second mortgage) at any time upon notice to the related lender and fulfillment of the conditions set forth in the loan documents, including the requirement that a maximum LTV of 60% is met.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Crossroads Commons Retail SC, which underlying mortgage loan represents 1.0% of the Initial Mortgage Pool Balance and 1.0% of the Initial Loan Group 1 Balance, the related borrower may obtain subordinate financing secured by the mortgaged real property (a second mortgage) at any time upon notice to the related lender and fulfillment of the conditions set forth in the loan documents, including the requirement that a maximum LTV of (1) 70% is met in the case of an assumption of the underlying mortgage loan by a third party purchasing the mortgaged real property from the related borrower with financing provided by such related borrower, or (2) 60% is met in the case of additional subordinate financing from a third party to the related borrower.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Colonnade at Union Mill, which underlying mortgage loan represents 1.0% of the Initial Mortgage Pool Balance and 1.0% of the Initial Loan Group 1 Balance, the related borrower may obtain subordinate financing secured by the mortgaged real property (a second mortgage) at any time upon notice to the related lender and fulfillment of the conditions set forth in the loan documents, including the requirement that a maximum LTV of 60% is met.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Muddy Branch Square, which underlying mortgage loan represents 0.8% of the Initial Mortgage Pool Balance and 0.8% of the Initial Loan Group 1 Balance, the related borrower may obtain subordinate financing secured by the mortgaged real property (a second mortgage) at any time upon notice to the related lender and fulfillment of the conditions set forth in the loan documents, including the requirement that a maximum LTV of 60% is met.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 711 Westchester, which underlying mortgage loan represents 0.6% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 1 Balance, the related borrower may obtain subordinate financing secured by the mortgaged real property (a second mortgage) or a mezzanine loan secured by a pledge of 100% of the direct and indirect equity interest in the related borrower at any time upon notice to the related lender and fulfillment of the conditions set forth in the loan documents, including the requirements that a minimum DSCR of 1.25x and that a maximum LTV of 70% is met. An intercreditor agreement satisfactory to the related mortgage lender is also required in connection with such second mortgage or mezzanine loan, as applicable, which must provide, inter alia, that (i) the subordinate lender is restricted in its ability to transfer such second mortgage or mezzanine loan, as applicable, (ii) the subordinate lender may not exercise any remedies under such second mortgage or mezzanine loan, as applicable, without the prior written consent of the mortgage lender, and (iii) the subordinate lender may not collect any portion of the subordinate debt while the subject underlying mortgage loan is outstanding.

Except as disclosed under this ‘‘—Other Financing’’ subsection, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured debt encumbering the related mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Seven Square Corporate Park (6820 Hospital Drive), which mortgage loan represents 0.2% of the Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group 1 Balance, respectively, mezzanine financing exists in the aggregate maximum principal amount of $2,000,000.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Charles County Shopping Center, which mortgage loan represents 1.0% of the Initial Mortgage Pool Balance and 1.0% of the Initial Loan Group 1 Balance, the related borrower may obtain a mezzanine loan secured by a pledge of 100% of the direct and indirect equity interest in the related borrower at any time upon notice to the related lender and fulfillment of the conditions set forth in the loan documents, including the requirements that a minimum DSCR of 1.10x and that a maximum LTV of 90% is met. A mezzanine intercreditor, subordination, standstill and waiver agreement satisfactory to the related mortgage lender is also required in connection with such mezzanine loan, which must provide, inter alia, that (i) the mezzanine lender is restricted in its ability to transfer the mezzanine loan, (ii) the mezzanine lender may not exercise any remedies under the mezzanine loan without the prior written consent of the mortgage lender, and (iii) the mezzanine lender may not collect any portion of the mezzanine debt while the subject underlying mortgage loan is outstanding.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as North Utica Shopping Center, which mortgage loan represents 0.5% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 1 Balance, the related borrower may obtain a mezzanine loan secured by a pledge of 100% of the direct and indirect equity interest in the related borrower at any time upon notice to the related lender and fulfillment of the conditions set forth in the loan documents, including the requirements that a minimum DSCR of 1.20x and that a maximum LTV of 85% is met. A mezzanine intercreditor, subordination, standstill and waiver agreement satisfactory to the related mortgage lender is also required in connection with such mezzanine loan, which must provide, inter alia, that (i) the mezzanine lender is restricted in its ability to transfer the mezzanine loan, (ii) the mezzanine lender may not exercise any remedies under the mezzanine loan without the prior written consent of the mortgage lender, and (iii) the mezzanine lender may not collect any portion of the mezzanine debt while the subject underlying mortgage loan is outstanding.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Loehmann’s Plaza, which underlying mortgage loan represents 0.5% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 1 Balance, the members of related borrower may pledge their rights to receive cash distributions from the related borrower at any time upon notice to the related lender and fulfillment of the conditions set forth in the loan documents.

In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

Except as disclosed under this ‘‘—Other Financing’’ subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust. While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender.

In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, including loans to finance the development of the mortgaged properties or adjacent land and loans from members or partners, that is in addition to customary trade debt and equipment financing.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Shoppes at Dillworthtown Crossing, which underlying mortgage loan represents 0.9% of the Initial Mortgage Pool Balance and 0.9% of the Initial Loan Group 1 Balance, the related borrower may obtain unsecured subordinate financing in an amount not to exceed $1,900,000 from any member of the related borrower at any time upon notice to the related lender and fulfillment of the conditions set forth in the loan documents.

Furthermore, some or all of the borrowers who are not special purpose entities and/or have not made certain covenants in the related loan documents customarily made by a borrower that is a special purpose entity have no limitation on the amount of unsecured debt it may incur.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will default on a mortgage loan and/or become the subject of a bankruptcy proceeding. See ‘‘Risk Factors—Risks Relating to the Mortgage Loans—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt, the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt Which, in Each Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this prospectus supplement. See also ‘‘Risk Factors—Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights’’ and ‘‘—Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and May Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Zoning and Building Code Compliance.    In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator—

•	determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

•	determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator’s judgment constitute adequate security for the related mortgage loan; and/or

•	required law and ordinance insurance.

Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan; however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties.

In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if any of those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

See ‘‘Risk Factors—Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures’’ in this prospectus supplement. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or Local Building Codes or with the Americans With Disabilities Act of 1990’’ in this prospectus supplement, and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Lockboxes.    121 mortgage loans that we intend to include in the trust, representing approximately 62.9% of the Initial Mortgage Pool Balance, generally provide that rents and certain other income derived from the related mortgaged real properties will be paid, upon the occurrence of a triggering event, into a ‘‘springing hard lockbox’’. Accordingly, either:

1.	income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a Hard Lockbox with lender cash management; or

2.	a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Hard Lockbox with lender cash management.

For the purposes of the foregoing lockbox description, examples of triggering events may include one or more of the following:

1.	a decline, by more than a specified amount, in the net operating income of the related mortgaged real property;

2.	a failure to meet a specified debt service coverage ratio;

3.	a discontinuation of operations, lease default, lease termination, lease non-renewal or similar event involving one or more major tenants;

4.	a failure to repay the mortgage loan on the related maturity date; and/or

5.	an event of default under the mortgage loan.

Property, Liability and Other Insurance.    Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

•	property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of—

1.	the outstanding principal balance of the subject underlying mortgage loan, and

2.	the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

•	if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available;

•	comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

•	business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the related borrower is required to provide such additional insurance coverage as the lender may reasonably, or in its discretion, require to protect its interests (except that the related borrower may object to the reasonableness of having to maintain insurance against acts of terrorism). Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism. With respect to several of the mortgage loans that we intend to include in the trust, the lender has waived the requirement for the related borrower to maintain insurance coverage against acts of terrorism.

The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was generally required to obtain earthquake insurance. There may be certain limitations on the foregoing obligation to obtain earthquake insurance.

Twenty-four (24) of the mortgaged real properties, securing 11.4% of the Initial Mortgage Pool Balance, 10.9% of the Initial Loan Group 1 Balance, and 20.3% of the Initial Loan Group 2 Balance, respectively, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, generally require the related borrower to maintain windstorm insurance, except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located. Eight (8) of these mortgaged real properties, securing 3.9% of the Initial Mortgage Pool Balance and 4.1% of the Initial Loan Group 1 Balance, do not have windstorm insurance.

Six (6) of the mortgaged real properties, securing 2.8% of the Initial Mortgage Pool Balance, 3.0% of the Initial Loan Group 1 Balance are located in areas identified as having special flood hazards.  With respect to three (3) of these mortgaged real properties, securing 1.6% of the Initial Mortgage Pool Balance, and 1.7% of the Initial Loan Group 1 Balance, flood insurance in the amount of $500,000 is currently in place for each mortgaged real property. Additionally, with respect to one (1) of these mortgaged real properties, securing 0.4% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group 1 Balance, flood insurance in the amount of $5,000,000 is currently in place. Furthermore, with respect to one (1) of these mortgaged real properties, securing 0.6% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 1 Balance, flood insurance in the amount of $2,500,000 is currently in place. Lastly, with respect to one (1) of these mortgaged real properties, securing 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, flood insurance in the amount of $250,000 is currently in place.

Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See ‘‘Risk Factors—Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses’’ in the accompanying base prospectus.

The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2007-C4 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers’ title to the subject mortgaged real property.

Assessments of Property Condition

Property Inspections.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

Appraisals.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practices. Generally appraisals were conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally (other than with respect to the seven (7) largest mortgage loans that we intend to include in the trust (not including the appraisal with respect to the Fox Tower Mortgage Loan)) have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this prospectus supplement.

Environmental Assessments.    Except with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Chart House Inc., in the case of each of the mortgaged real properties securing the underlying mortgage loans, in connection with the origination of the related mortgage loan, a third-party consultant conducted a Phase I environmental site assessment or updated a previously conducted Phase I environmental site assessment, as described under ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this prospectus supplement.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition. In addition, in certain cases the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property. Further, in certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. See ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this prospectus supplement for a discussion of certain environmental conditions identified at some of the mortgaged real properties securing mortgage loans that we intend to include in our trust.

The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to above and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

Engineering Assessments.    Except with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Chart House Inc., in connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In some cases where the cost of repair was deemed material, the related borrowers were generally obligated in the related loan documents to satisfy these recommended repairs, corrections or replacements.

Assignment of the Underlying Mortgage Loans

On or before the Issue Date, we will acquire the mortgage loans that we intend to include in the trust from the Mortgage Loan Seller, pursuant to the Mortgage Loan Purchase Agreement. We will transfer to the trustee, for the benefit of the series 2007-C4 certificateholders, all of the mortgage loans that we so acquire from the Mortgage Loan Seller.

In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the Mortgage Loan Seller will be required to deliver to the trustee, with respect to each underlying mortgage loan, the following documents, among others:

•	either—

1.	the original promissory note(s) evidencing that mortgage loan, or

2.	if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

•	the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

•	either—

1.	an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

•	either—

1.	an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording; and

•	an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a ‘‘marked-up’’ commitment for title insurance or a pro forma policy.

The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2007-C4 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee’s review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

The trustee may appoint, at the trustee’s expense, one or more custodians to hold all or a portion of the mortgage files as agent for the trustee, which custodian may not be the depositor, the Mortgage Loan Seller or any affiliate of any of them. Neither the master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 2007-C4 pooling and servicing agreement. The trustee may enter into an agreement to appoint a custodian which is not the trustee, so long as that agreement: (a) is consistent with the series 2007-C4 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 2007-C4 pooling and servicing agreement; (b) provides that if the trustee no longer acts in the capacity of trustee thereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under the subject agreement or, alternatively, may terminate that agreement without cause and without payment of any penalty or termination fee; and (c) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent that such indemnification would be permitted for any other agent of the trustee. See ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 2007-C4 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The series 2007-C4 pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in therein. Wells Fargo itself will act as initial custodian on behalf of the trustee. See ‘‘Transaction Participants—The Trustee’’ in this prospectus supplement for a discussion of the procedures to be employed by Wells Fargo in connection with the safekeeping and preservation of the documents with respect to the underlying mortgage loans.

If, as provided in the series 2007-C4 pooling and servicing agreement—

•	any of the above-described documents required to be delivered by the Mortgage Loan Seller to the trustee are not delivered,

•	the Mortgage Loan Seller is notified of the missing document, and

•	either (a) the Mortgage Loan Seller agrees that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such omission materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a document omission that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2007-C4 certificates, and (ii) with respect to any notice of a document omission that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then the omission will constitute a ‘‘Material Document Omission’’ as to which the trust will have the rights against the Mortgage Loan Seller that are described under ‘‘—Cures and Repurchases’’ below.

Within a specified period following the later of—

•	the Issue Date, and

•	the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of the Mortgage Loan Seller must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because a few of the mortgage loans that we intend to include in the trust are newly originated, a few of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

In addition to the foregoing, the Mortgage Loan Seller will be required to deliver to the master servicer with respect to each underlying mortgage loan only the documents required to be included in the related Servicing File pursuant to the series 2007-C4 pooling and servicing agreement for the subject underlying mortgage loan and only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan, (b) are reasonably necessary for the ongoing administration or servicing of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2007-C4 pooling and servicing agreement, and (c) are in the possession or under the control of the Mortgage Loan Seller; provided that the Mortgage Loan Seller will not be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to its receipt, but not the sufficiency or accuracy, of the documents constituting the Servicing File that are then in its possession. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to a subject underlying mortgage loan, is not so delivered, and if a written request therefor is not made to the Mortgage Loan Seller within approximately 18 months of the date of the certification referred to in the preceding sentence, then the Mortgage Loan Seller will have no further obligation to deliver such document with respect to the subject mortgage loan. The master servicer will not be under any duty or obligation to inspect, review or examine any of the documents constituting the Servicing File to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against the Mortgage Loan Seller in the event those documents are not delivered.

Representations and Warranties

In the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller will represent and warrant, subject to certain specified exceptions set forth therein, as of the Issue Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

•	the information presented in the schedule of the mortgage loans attached to the Mortgage Loan Purchase Agreement is true and correct in all material respects;

•	such Mortgage Loan Seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

•	no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the 12-month period (or since the date of origination of the mortgage loan if the mortgage loan was originated within the past 12 months) immediately preceding the Cut-off Date;

•	the related mortgage constitutes a valid and, subject to certain creditors’ rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

•	the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

•	the related assignment of leases establishes and creates a valid and, subject to certain creditor’s rights exceptions, enforceable first priority lien in or assignment of the related borrower’s interest in all leases of the mortgaged property;

•	except by a written instrument, any of which are included in the mortgage file, the mortgage has not been satisfied, cancelled, rescinded or, except for certain permitted encumbrances, subordinated in whole or in part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in part in any manner that materially interferes with the security intended to be provided thereby;

•	the mortgaged property satisfies certain conditions, generally as discussed under ‘‘Risk Factors—Lending on Income-Producing Properties Entails Risks Related to Property Condition;’’

•	the Mortgage Loan Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

•	the related mortgaged property is covered by an American Land Title Association (or a comparable form as adopted in the applicable jurisdiction), lender’s title insurance policy or similar binding agreement of the title insurer that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

•	the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

•	the mortgaged property satisfies certain conditions with respect to environmental matters, generally as discussed under ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks;’’

•	each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors’ rights exceptions, general principles of equity and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges;

•	the related mortgaged property is required pursuant to the related mortgage to be (or the holder of the mortgage can require it to be) insured by casualty, business interruption and liability insurance policies of a type specified in the Mortgage Loan Purchase Agreement;

•	there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related mortgage;

•	to the Mortgage Loan Seller’s knowledge, the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

•	no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith;

•	to the Mortgage Loan Seller’s knowledge, there exists no material default, breach, violation or event giving the lender the right to accelerate (other than payments due but not yet 30 days or more delinquent) and, to such Mortgage Loan Seller’s knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related documents evidencing the mortgage loan in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are otherwise covered by any other representation and warranty;

•	the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the Mortgage Loan Seller and related lessor) does not prohibit the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee’s interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than the related fee interest and certain permitted encumbrances; (c) upon foreclosure of such mortgage loan (or acceptance of a deed in lieu thereof), the borrower’s interest in such ground lease is assignable to Structured Asset Securities Corporation II and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the Mortgage Loan Seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter or other agreement related thereto, requires the lessor under such ground lease to give notice of any material default by the lessee to the holder of the mortgage; provided that the holder of the mortgage has provided the ground lessor with the notice of its lien in accordance with the provisions of the ground lease and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than 20 years beyond the stated maturity date of the related mortgage loan;

•	the related mortgage loan documents provide that (i) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan, if applicable, and the release of the related mortgaged property, and (ii) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the approval of an assumption of such mortgage loan and (iii) the related borrower is required to pay the cost of any tax opinion required in connection with the full or partial release or substitution of collateral for the mortgage loan; and

•	at origination, the mortgage loans materially complied with all applicable federal, state and local statutes and regulations.

Cures and Repurchases

If there exists a Material Breach of any of the representations and warranties made by the Mortgage Loan Seller with respect to any of the underlying mortgage loans, as discussed under ‘‘—Representations and Warranties’’ above, or if there exists a Material Document Omission with respect to any of the underlying mortgage loans, to the extent discussed under ‘‘—Assignment of the Underlying Mortgage Loans’’ above, then the Mortgage Loan Seller will be required either:

•	to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

•	at the option of the Mortgage Loan Seller, in the event that it determines that such Material Breach or Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing loss of value payment option will not be available if 95% or more of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or Material Document Omission, as applicable, and the subject Material Breach or Material Document Omission is not capable of being cured, or

•	to repurchase the affected mortgage loan at a price generally equal to the sum of—

1.	the unpaid principal balance of that mortgage loan at the time of purchase, plus

2.	all unpaid interest, other than Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

3.	all unreimbursed servicing advances made under the series 2007-C4 pooling and servicing agreement with respect to that mortgage loan, plus

4.	all unpaid interest accrued on advances made under the series 2007-C4 pooling and servicing agreement with respect to that mortgage loan, plus

5.	subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2007-C4 pooling and servicing agreement).

The time period within which the Mortgage Loan Seller must complete that cure or repurchase will generally be limited to either (a) 90 days following the date on which the Mortgage Loan Seller agrees that, or (b) 60 days after an arbitration panel makes a binding determination that, in the case of (a) or (b), as applicable, a Material Breach or a Material Document Omission, as the case may be, exists. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (in the case of clause (a) above in this paragraph) or 45 days (in the case of clause (b) above in this paragraph), or more in the case of a Material Document Omission resulting from the failure of the responsible party to have received the recorded documents, to complete that cure or repurchase.

If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2007-C4 controlling class representative so consents, then the Mortgage Loan Seller will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of—

•	determining whether the subject breach or document omission materially and adversely affects the value of that cross-collateralized group, and

•	the application of remedies.

The cure/payment/repurchase obligations of the Mortgage Loan Seller described above will constitute the sole remedies available to the series 2007-C4 certificateholders in connection with a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust.

In connection with the enforcement of any cure/payment/repurchase obligations against the Mortgage Loan Seller relating to a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust, the parties to the series 2007-C4 pooling and servicing agreement and/or the Mortgage Loan Purchase Agreement have agreed that any claims with respect thereto are to be resolved through non-binding mediation and, if an agreement with respect to the subject Material Breach or a Material Document Omission is not reached through non-binding mediation after a period of approximately 90 days following the commencement thereof, then through a binding arbitration proceeding conducted in accordance with the terms of the pooling and servicing agreement, the Mortgage Loan Purchase Agreement and the American Arbitration Association Rules for Large Complex Disputes. The Mortgage Loan Seller and the other parties to the series 2007-C4 pooling and servicing agreement and/or the Mortgage Loan Purchase Agreement have waived the right to resolve any claim related to the enforcement of any cure/payment/repurchase obligations of the Mortgage Loan Seller, in connection with a Material Breach or a Material Document Omission through the judicial process.

Further, no other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material Document Omission, if the Mortgage Loan Seller defaults on its obligations to do so. There can be no assurance that the Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

A copy of the series 2007-C4 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K. In addition, if and to the extent that any material terms of the series 2007-C4 pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series 2007-C4 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

TRANSACTION PARTICIPANTS

The Issuing Entity

The issuing entity with respect to the series 2007-C4 certificates will be the TIAA Seasoned Commercial Mortgage Trust 2007-C4, a common law trust created under the laws of the State of New York pursuant to the series 2007-C4 pooling and servicing agreement. TIAA Seasoned Commercial Mortgage Trust 2007-C4 is sometimes referred to in this prospectus supplement as the ‘‘trust’’ or the ‘‘trust fund.’’ We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 2007-C4 certificates being issued to us or at our direction.

The trust’s activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the trust will be created pursuant to the series 2007-C4 pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the series 2007-C4 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

The trust will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the series 2007-C4 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a ‘‘business trust.’’

The Depositor

The depositor is Structured Asset Securities Corporation II, a Delaware corporation and a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. The depositor’s principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. The depositor is only engaged in the securitization of commercial and multifamily mortgage loans and has been since it was organized in October 2002. See ‘‘Transaction Participants—The Depositor’’ in the accompanying base prospectus.

The Sponsor

Teachers Insurance and Annuity Association of America.    Teachers Insurance and Annuity Association of America (‘‘TIAA’’) is the sole sponsor of this transaction. TIAA underwrote and originated all of the mortgage loans it is selling to the Depositor either through its Mortgage Acquisition Program (‘‘MAP Program’’) or its general account portfolio.

TIAA is a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching. Its home office is at 730 Third Avenue, New York, New York 10017.

With its 60 years in the real estate business and interests in commercial mortgages and properties located across the U.S. and internationally, TIAA is one of the nation’s largest and most experienced investors in commercial mortgages and real estate equity interests. As of December 31, 2006, TIAA’s general account had a commercial mortgage and real property portfolio of approximately $25.2 billion.

TIAA is the companion organization of the College Retirement Equities Fund (‘‘CREF’’), the first company in the United States to issue a variable annuity. Together, TIAA and CREF form the principal retirement system for the nation’s education and research communities and one of the largest pension systems in the U.S., based on assets under management. TIAA currently holds top ratings from all four leading insurance company ratings agencies: A.M. Best Co., Fitch, Moody’s and S&P.

TIAA’s Commercial Mortgage Securitization Program.    TIAA has been participating in the securitization of commercial mortgage loan securitizations since 2001. As a mortgage loan seller, TIAA originates or acquires commercial mortgage loans and together with other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which TIAA has participated includes the ‘‘IQ’’ program, in which Morgan Stanley Capital I Inc. has acted as depositor.

Some of the mortgage loans TIAA is selling to the depositor in this transaction were acquired by TIAA from GMAC Commercial Mortgage Corporation (‘‘GMAC’’) or Lend Lease Mortgage Capital L.P. (‘‘Lend Lease’’) pursuant to the MAP Program. Pursuant to the MAP Program, GMAC or Lend Lease sourced commercial mortgage loans for TIAA after utilizing underwriting and other services under predefined procedures approved by TIAA. Such procedures outlined the parameters as to the property type, loan-to-value ratio and debt service coverage ratio and requirements for preparation of third party reports. For each of the mortgage loans included in the MAP Program, GMAC or Lend Lease prepared an asset summary and credit file for TIAA’s approval. At the closing for each such loan in the MAP Program, the related mortgage loan was closed by GMAC or Lend Lease under loan documents prepared by counsel retained by GMAC or Lend Lease, and simultaneously assigned to, and purchased by, TIAA.

As of March 31, 2007, the total amount of commercial and multifamily mortgage loans originated and/or sourced, either by TIAA itself or through correspondents in its network with the contemplation of securitization, since the inception of its commercial mortgage securitization program in 2001 was approximately $2.62 billion, of which approximately $510 million has been included in securitizations as to which TIAA was a mortgage loan seller. As of such date, these securitized loans included approximately 44 commercial mortgage loans, all of which were fixed rate and which have been included in approximately 10 securitizations. TIAA also originates subordinate or mezzanine debt which is generally not securitized. In its fiscal year ended December 31, 2006, TIAA originated and/or sourced, either itself or through correspondents in its network, approximately $90.5 million of commercial and multifamily mortgage loans contemplated for securitization.

The commercial mortgage loans originated by TIAA for securitization include only fixed rate loans. TIAA’s MAP Program is the program under which TIAA originated some of the mortgage loans that will be sold to the depositor in this transaction. TIAA originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. Annual origination volume for TIAA commercial mortgage loans, including mortgage loans originated under the MAP Program and other general account portfolio commercial mortgage loans were approximately $4.6 billion in 2004, $4.1 billion in 2005 and $3.4 billion in 2006.

Servicing.    TIAA does not currently service the mortgage loans in the MAP Program. Instead, TIAA contracts with other entities to service the mortgage loans on its behalf. TIAA currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon, among other things, the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data.

Underwriting Standards.    Mortgage loans originated and/or sourced by TIAA, either itself or through correspondents in its network, or by an affiliate of TIAA, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every loan will comply in all respects with the criteria set forth below.

The TIAA credit underwriting team for each mortgage loan is comprised of real estate professionals of TIAA in conjunction with third party vendors who provide due diligence for each loan. The underwriting team for each loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the TIAA underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, TIAA also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under ‘‘Description of the Mortgage Pool—Assessments of Property Condition,’’ ‘‘—Appraisals,’’ ‘‘—Environmental Assessments,’’ ‘‘—Property Condition Assessments’’ and ‘‘—Engineering Assessments.’’

Debt Service Coverage Ratio and Loan-to-Value Ratio.    TIAA’s underwriting standards generally require a minimum debt service coverage ratio of 1.25x and maximum loan-to-value ratio of 75%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, TIAA may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, TIAA’s judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by TIAA there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, TIAA’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement.

Escrow Requirements.    TIAA may require a borrower to fund escrows for taxes, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when a trigger event occurs, such as certain debt service coverage ratio tests not being satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. TIAA conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by TIAA.

The Mortgage Loan Seller

TIAA is the Mortgage Loan Seller for the series 2007-C4 securitization transaction. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ for further information on our acquisition of the underlying mortgage loans from TIAA.

The Servicers

General.    The parties primarily responsible for servicing the underlying mortgage loans include the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the series 2007-C4 pooling and servicing agreement, and are described under ‘‘The Series 2007-C4 Pooling and Servicing Agreement’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus. In addition, as permitted under the series 2007-C4 pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers and/or agents. With respect to most of the underlying mortgage loans, the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions. However, with respect to certain underlying mortgage loans or groups of underlying mortgage loans, in each case as of the cut-off date aggregating less than 10.0% of the Initial Mortgage Pool Balance, the master servicer has engaged or will engage a sub-servicer, and the master servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. See ‘‘The Series 2007-C4 Pooling and Servicing Agreement—Sub-Servicers’’ in this prospectus supplement.

The Initial Master Servicer.    Wachovia Bank, National Association (‘‘Wachovia’’) will act as the master servicer under the series 2007-C4 pooling and servicing agreement. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on McCracken Financial Solutions software. Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2004	As of 12/31/2005	As of 12/31/2006	As of 6/30/2007
By Approximate Number	15,531	17,641	20,725	22,736
By Approximate Aggregate Unpaid Principal Balance (in billions)	$141.3	$182.5	$262.1	$309.4

Within this portfolio, as of June 30, 2007, are approximately 19,060 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $242.7 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio as of June 30, 2007 were located in, all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%
December 31, 2006	$201,283,960,215	$162,396,491	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘PPA’’ means property protection advances.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are ‘‘A-1+’’ by S&P, ‘‘P-1’’ by Moody’s and ‘‘F1+’’ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

Wachovia may perform any of its obligations under the series 2007-C4 pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval; and

•	performance of UCC searches and filing of UCCs.

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under ‘‘The Series 2007-C4 Pooling and Servicing Agreement—Accounts’’ in this prospectus supplement within the time required by the Series 2007-C4 Pooling and Servicing Agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are no legal proceedings pending against Wachovia that are material to the series 2007-C4 certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this prospectus supplement concerning Wachovia has been provided by Wachovia.

The Initial Special Servicer.    Centerline Servicing Inc. (‘‘CSI’’) (f/k/a ARCap Servicing, Inc.) will be appointed as the special servicer of all of the underlying mortgage loans, and as such, will be responsible for servicing the specially serviced mortgage loans and REO Properties. CSI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Centerline Capital Group Inc. (f/k/a Charter Mac Corporation), a wholly-owned subsidiary of Centerline Holding Company (f/k/a CharterMac), a publicly traded company. Centerline REIT Inc. (f/k/a ARCap REIT, Inc.), and affiliate of CSI, is anticipated to be the series 2007-C4 controlling class representative with respect to the transaction described in this prospectus supplement. The principal offices of CSI are located at 5221 N. O’Connor Blvd. Suite 600, Irving, Texas 75039, and its telephone number is 972-868-5300.

Certain of the duties of the special servicer and the provisions of the series 2007-C4 pooling and servicing agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth under ‘‘The Series 2007-C4 Pooling and Servicing Agreement —Modifications, Waivers, Amendments and Consents,’’ ‘‘—Realization Upon Defaulted Mortgage Loans,’’ ‘‘—REO Properties’’ and ‘‘—Fair Value Option’’ in this prospectus supplement. Certain terms of the series 2007-C4 pooling and servicing agreement regarding the special servicer’s removal, replacement, resignation or transfer are described under ‘‘The Series 2007-C4 Pooling and Servicing Agreement—Replacement of Special Servicer’’ and ‘‘—Rights Upon Event of Default’’ in this prospectus supplement. Certain limitations on the special servicer’s liability under the series 2007-C4 pooling and servicing agreement are described in ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ in the accompanying base prospectus. CSI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the series 2007-C4 pooling and servicing agreement and in accordance with the loan documents and applicable laws.

CSI has a special servicer rating of ‘‘CSS1’’ from Fitch. CSI is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked ‘‘STRONG’’ by S&P. As of June 30, 2007, CSI was the named special servicer in approximately 71 transactions representing approximately 11,154 first mortgage loans, with an aggregate stated principal balance of approximately $90.708 billion. Of those 71 transactions, 67 are commercial mortgage-backed securities transactions representing approximately 11,067 first mortgage loans, with an aggregate stated principal balance of approximately $89.4 billion. The remaining four transactions are made up of two CDOs and two business lines with affiliates of CSI. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada and Puerto Rico. With respect to such transactions as of such date, the special servicer was administering approximately 41 assets with a stated principal balance of approximately $202.3 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through June 30, 2007, CSI has resolved 283 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.56 billion.

The special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders. This account or accounts shall be an eligible account under the series 2007-C4 pooling and servicing agreement. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer’s other serviced assets that are not serviced pursuant to the series 2007-C4 pooling and servicing agreement.

CSI has developed policies and procedures and controls for the performance of its special servicing obligations in compliance with the series 2007-C4 pooling and servicing agreement, applicable law and the applicable servicing standard.

CSI has been special servicing assets for approximately four years and employs an asset management staff with an average of 13 years experience in this line of business. Two additional senior managers in the special servicing group have 30 and 18 years, respectively, of industry experience. CSI was formed in 2002 for the purpose of supporting the related business of Centerline REIT Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those if its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions on which CSI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate stated principal balance of approximately $24.5 billion, to approximately 67 transactions consisting of approximately 11,067 loans with an approximate stated aggregate principal balance of $89.4 billion on June 30, 2007. The four non-CMBS transactions were acquired by CSI in the first quarter of 2007. With respect to such non-CMBS transactions, CSI is the named special servicer on approximately 87 first mortgage loans with an aggregate stated principal balance of $1.308 billion as of June 30, 2007.

The information set forth in this prospectus supplement concerning CSI has been provided by it.

The Trustee

Wells Fargo Bank, N.A. (‘‘Wells Fargo’’), will act as trustee and custodian under the series 2007-C4 pooling and servicing agreement, on behalf of the certificateholders. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor and servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2006, Wells Fargo was acting as trustee on over 285 series of commercial mortgage-backed securities with an aggregate principal balance of over $290 billion.

Under the terms of the series 2007-C4 pooling and servicing agreement, the trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the trustee is responsible for the preparation of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (in regard to distribution and pool performance information) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing trust. Wells Fargo has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 360 series of commercial mortgage-backed securities, and, as of December 31, 2006, was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Wells Fargo’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer(s) or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Wells Fargo’s assessment of compliance with applicable servicing criteria for the 12 months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

Wells Fargo is acting as custodian of the mortgage loan files pursuant to the series 2007-C4 pooling and servicing agreement. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2006, Wells Fargo was acting as custodian of more than 43,000 commercial mortgage loan files.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that is material to the series 2007-C4 certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

We, the master servicer, the special servicer and our and their respective affiliates, may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2007-C4 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., one of the underwriters with respect to this offering.

The special servicer, CSI is affiliated with Centerline REIT Inc., the anticipated series 2007-C4 controlling class representative for this transaction.

The master servicer may enter into agreements with certain firms, including without limitation, the transaction participants of the series 2007-C4 securitization transaction, to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans, which may include, without limitation, the underlying mortgage loans. See also ‘‘Transaction Participants—The Servicers’’ in this prospectus supplement.

THE SERIES 2007-C4 POOLING AND SERVICING AGREEMENT

General

The parties to the series 2007-C4 pooling and servicing agreement will consist of us, the trustee, the master servicer and the special servicer. The series 2007-C4 pooling and servicing agreement will govern, among other things:

•	the issuance of the series 2007-C4 certificates;

•	the formation of the issuing entity;

•	the transfer of the initial trust assets to the issuing entity;

•	the retention of the trust assets on behalf of the series 2007-C4 certificateholders; and

•	the servicing and administration of the mortgage loans in the trust, as well as the servicing and administration of any REO Properties acquired by the special servicer on behalf of the series 2007-C4 certificateholders.

The following summaries describe some of the material provisions of the series 2007-C4 pooling and servicing agreement. In addition, see ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ and ‘‘Description of the Offered Certificates’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus.

Overview of Servicing

The series 2007-C4 pooling and servicing agreement will provide that the master servicer and the special servicer must each service and administer the mortgage loans (except to the extent provided in the series 2007-C4 pooling and servicing agreement) and any REO Properties in the trust for which it is responsible, directly or through sub-servicers, in accordance with:

•	any and all applicable laws;

•	the express terms of the series 2007-C4 pooling and servicing agreement;

•	the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements; and

•	to the extent consistent with the foregoing, the Servicing Standard.

In general, the master servicer will be responsible for the servicing and administration of each mortgage loan in the trust—

•	as to which no Servicing Transfer Event has occurred, or

•	that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. In addition, the special servicer will be responsible for the administration of any REO Properties acquired by the trust.

Despite the foregoing, the series 2007-C4 pooling and servicing agreement will require the master servicer to continue to receive information and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans in the trust. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2007-C4 pooling and servicing agreement.

The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2007-C4 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of ‘‘Servicing Transfer Event’’ in the glossary to this prospectus supplement.

Sub-Servicers

Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans pursuant to a sub-servicing agreement with the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

The series 2007-C4 pooling and servicing agreement will permit each of the master servicer and, with the consent of the series 2007-C4 controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 2007-C4 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (a) is consistent with the series 2007-C4 pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the series 2007-C4 pooling and servicing agreement and, with limited exceptions, provides for events of default with respect to the subject sub-servicer substantially the same as those applicable to the master servicer or the special servicer, as the case may be, modified as necessary to apply to the subject sub-servicer’s obligations under that sub-servicing agreement; (b) provides that if the master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 2007-C4 pooling and servicing agreement, including by reason of an event of default, the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the master servicer or the special servicer, as the case may be, under that sub-servicing agreement or may terminate that sub-servicing agreement without cause, except that any sub-servicing agreement in effect as of the Issue Date or within 90 days thereafter may only be terminated for cause; (c) provides that the trustee, for the benefit of the series 2007-C4 certificateholders, will be a third-party beneficiary under that sub-servicing agreement; (d) permits any purchaser of an underlying mortgage loan to terminate that sub-servicing agreement with respect to such purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to (subject to certain limited exceptions) material modifications, extensions, waivers or amendments of or otherwise take enforcement actions with respect to the subject mortgage loans on behalf of the master servicer or the special servicer, as the case may be, without the consent of the master servicer or special servicer, as the case may be; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 2007-C4 pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer must provide that such agreement will, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan (or, alternatively, be subject to the special servicer’s rights to service such underlying mortgage loan for so long as such underlying mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

References in the series 2007-C4 pooling and servicing agreement, and under this ‘‘The Series 2007-C4 Pooling and Servicing Agreement’’ section, to actions taken or to be taken by the master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the master servicer or the special servicer, as the case may be. In connection with the foregoing, all amounts advanced by any sub-servicer to satisfy the obligations of the master servicer or the special servicer under the series 2007-C4 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, those advances will be recoverable by that sub-servicer in the same manner and out of the same funds as if that sub-servicer were the master servicer or the special servicer, as the case may be. The series 2007-C4 pooling and servicing agreement will provide that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 2007-C4 pooling and servicing agreement, with that interest to be allocable between the master servicer or the special servicer, as the case may be, and the subject sub-servicer as they may agree. For purposes of the series 2007-C4 pooling and servicing agreement, each of the master servicer and the special servicer will be deemed to have received any payment when a sub-servicer retained by it receives the payment.

The series 2007-C4 pooling and servicing agreement will require the master servicer and the special servicer, for the benefit of the trustee and the series 2007-C4 certificateholders, to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 2007-C4 pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicer and the special servicer will remain obligated and liable to the trustee and the series 2007-C4 certificateholders for the performance of their respective obligations and duties under the series 2007-C4 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and the master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

Servicing Compensation and Payment of Expenses

Principal Master Servicing Compensation.    The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee will be earned with respect to each and every mortgage loan in the trust, including each such mortgage loan—

•	that is being specially serviced;

•	as to which the corresponding mortgaged real property has become an REO Property; or

•	that has been defeased.

In the case of each mortgage loan in the trust, the master servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at the related master servicing fee rate, which will vary on a loan-by-loan basis,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

Principal Special Servicing Compensation.    The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool will generally consist of—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

The Special Servicing Fee. The special servicing fee will be earned with respect to each underlying mortgage loan—

•	that is being specially serviced, or

•	as to which the corresponding mortgaged real property has become an REO Property.

In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at a special servicing fee rate of 0.25% per annum,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of—

•	interest, other than Default Interest,

•	principal, and

•	prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked out mortgage loan.

The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan is worked out with respect to that new Servicing Transfer Event.

If the special servicer is terminated or replaced—other than for cause—or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2007-C4 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2007-C4 certificateholders.

The Liquidation Fee. Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan for which it obtains a full, partial or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property as to which it receives any Liquidation Proceeds, Condemnation Proceeds and/or Insurance Proceeds. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest.

Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

•	a specially serviced mortgage loan that becomes a worked-out mortgage loan (unless it again becomes a specially serviced mortgage loan);

•	the repurchase of any mortgage loan in the trust (or the applicable portion thereof) by the Mortgage Loan Seller, due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2007-C4 pooling and servicing agreement, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement;

•	the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under ‘‘—Fair Value Option’’ below, unless (a) such purchase occurs more than 90 days after the purchase option arose, and (b) the purchase is by certain specified parties under the series 2007-C4 pooling and servicing agreement;

•	the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

•	the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2007-C4 controlling class or the master servicer in connection with the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement; or

•	the receipt or application of loss of value payments, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement.

Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2007-C4 certificateholders.

Additional Servicing Compensation.    As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool.

In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow accounts and/or reserve accounts, in Permitted Investments. See ‘‘—Accounts—Custodial Account’’ below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any investment losses from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See ‘‘—Accounts—REO Account’’ below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer’s REO account.

All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2007-C4 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2007-C4 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable—

•	to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursable to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

•	to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

•	to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool—other than late payment charges and Default Interest collected with respect to the subject mortgage loan—and that were not previously reimbursed in accordance with this bullet.

Prepayment Interest Shortfalls.    The series 2007-C4 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

•	the total amount of those Prepayment Interest Shortfalls, and

•	the sum of the following components of the master servicer’s total servicing compensation for that same collection period—

1.	all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

2.	with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2007-C4 certificates on that distribution date as described under ‘‘Description of the Offered Certificates—Payments’’ in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated to the respective interest-bearing classes of the series 2007-C4 certificates, in reduction of the interest payable on those certificates, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this prospectus supplement, and the master servicer will have no subsequent liability for such amounts.

Payment of Expenses.    Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2007-C4 pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it in connection with performing its duties under the series 2007-C4 pooling and servicing agreement except as expressly provided therein.

The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer’s custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2007-C4 pooling and servicing agreement. In addition, the series 2007-C4 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer’s custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. See ‘‘—Advances’’ below. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2007-C4 certificateholders as a collective whole.

Trustee Compensation

The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its collection account, the trustee fee. With respect to each calendar month, the trustee fee will equal one month’s interest accrued at 0.0009% per annum on the Stated Principal Balance outstanding immediately prior to the distribution date in that month of each and every mortgage loan in the trust. The trustee fee will generally accrue on a 30/360 Basis.

In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account in Permitted Investments. See ‘‘—Accounts—Collection Account’’ below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s collection account.

Advances

Servicing Advances.    Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred or to be incurred, as the case may be, by the master servicer, the special servicer or the trustee in connection with the servicing of a mortgage loan under the series 2007-C4 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2007-C4 pooling and servicing agreement, in lieu of the special servicer’s making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2007-C4 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer’s receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

If the master servicer or the special servicer is required under the series 2007-C4 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

•	if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

•	if the failure continues for three more business days, to make the servicing advance.

None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer with regard to advances by parties other than the special servicer, would not be ultimately recoverable from expected collections on the related mortgage loan or REO

Property. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by that party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to the related mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines—or, with regard to advances by parties other than the special servicer, that the special servicer subsequently determines—is not recoverable from expected collections on the related mortgage loan or REO Property, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances— Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

Advances of Delinquent Monthly Debt Service Payments.    The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that—

•	were due or deemed due, as the case may be, with respect to the mortgage loans in the trust during the related collection period, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

Notwithstanding the foregoing, if the special servicer determines that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, then the master servicer will generally reduce the interest portion—but not the principal portion—of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

•	the amount of the interest portion of that P&I advance that would otherwise be required to be made with respect to the subject mortgage loan for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction, the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount (or, if applicable, the relevant portion thereof allocable to the subject mortgage loan), and the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2007-C4 pooling and servicing agreement, funds held in the master servicer’s custodial account that are not required to be paid on the series 2007-C4 certificates on that distribution date. The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make.

The master servicer and the trustee will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any P&I advance for any underlying mortgage loan—including any specially serviced mortgage loan or any mortgage loan as to which the related mortgaged real property has become an REO Property—that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. The master servicer and the trustee will be required to rely on the special servicer’s determination, and the trustee will be entitled to rely on the master servicer’s determination, that any P&I advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by such party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to such mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. See ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

A monthly debt service payment will be assumed to be due with respect to:

•	each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

•	each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if applicable) and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

Special Considerations Regarding the Reimbursement of Nonrecoverable Advances.    If the master servicer, the trustee or the special servicer reimburses itself out of general collections on the mortgage pool for any advance that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2007-C4 principal balance certificates, with a corresponding reduction in the Total Principal Distribution Amount for the applicable distribution date, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2007-C4 certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group.

Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable advance over a period of time (not to exceed 12 months without the consent of the series 2007-C4 controlling class representative), with interest thereon at the prime rate described under ‘‘—Advances—Interest on Advances’’ below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover over time an advance that is nonrecoverable on a loan-specific basis, or not to do so, benefits some classes of series 2007-C4 certificateholders to the detriment of other classes of series 2007-C4 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2007-C4 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2007-C4 certificateholders.

Interest on Advances.    Each of the master servicer, the special servicer and the trustee will be entitled to receive interest on any servicing advances and, except in the case of the special servicer, P&I advances made by it. The interest will accrue on the amount of each servicing advance and P&I advance, and compound annually, for so long as that advance is outstanding, at a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance or P&I advance will generally be payable—

•	first, out of Default Interest and late payment charges on deposit in the master servicer’s collection account that were collected on the related underlying mortgage loan during the collection period in which the advance is reimbursed, and

•	then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer’s custodial account.

Any delay between a sub-servicer’s receipt of a late collection of any monthly debt service or other payment as to which an advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the special servicer, as the case may be, on that advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding advance will result in a reduction in amounts payable on one or more classes of the series 2007-C4 certificates.

The Series 2007-C4 Controlling Class Representative

Series 2007-C4 Controlling Class.    As of any date of determination, the controlling class of series 2007-C4 certificateholders will be the holders of the most subordinate class of series 2007-C4 principal balance certificates, then outstanding that has a total principal balance that is at least equal to 25% of that class’s original total principal balance. However, if no class of series 2007-C4 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2007-C4 certificateholders will be the holders of the most subordinate class of series 2007-C4 principal balance certificates, then outstanding that has a total principal balance greater than zero. For purposes of the foregoing, whether a class of series 2007-C4 principal balance certificates is more subordinate than another such class will be based on the payment priority described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement. The class A-1, A-2, A-3 and A-1A certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2007-C4 certificates. For clarification, the controlling class of series 2007-C4 certificateholders will in no event be the holders of the class X certificates or the holders of the series 2007-C4 REMIC residual certificates.

Selection of the Series 2007-C4 Controlling Class Representative.    The series 2007-C4 pooling and servicing agreement permits the holder or holders of series 2007-C4 certificates representing a majority of the voting rights allocated to the series 2007-C4 controlling class to select a representative with the rights and powers described below in this ‘‘—The Series 2007-C4 Controlling Class Representative’’ section and elsewhere in this prospectus supplement. In addition, if the series 2007-C4 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C4 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series 2007-C4 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders—or, if applicable, the beneficial owners—of series 2007-C4 certificates representing a majority of the voting rights allocated to the series 2007-C4 controlling class that a series 2007-C4 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2007-C4 controlling class certificates will be the series 2007-C4 controlling class representative. It is anticipated that the initial series 2007-C4 controlling class representative will be Centerline REIT Inc., an affiliate of the special servicer.

If the series 2007-C4 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series 2007-C4 controlling class representative may be an expense of the trust.

Rights and Powers of The Series 2007-C4 Controlling Class Representative.    Neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2007-C4 pooling and servicing agreement) will, in general, be permitted to take (or, in the case of the special servicer, if and when applicable, consent to the master servicer’s taking), among others, any of the following actions under the series 2007-C4 pooling and servicing agreement with respect to the mortgage pool as to which action the series 2007-C4 controlling class representative has objected in writing within ten business days (or, in the case of certain of those actions, five business days) of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action—

•	any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Interest and late charges) (or, in the case of a non-specially serviced mortgage loan, a material monetary term) or any material non-monetary term (including any material term relating to insurance) of a mortgage loan in the trust;

•	any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest) thereon, plus any related unreimbursed servicing advances thereon, plus such other items set forth in the series 2007-C4 pooling and servicing agreement;

•	any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

•	any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

•	any release of collateral for specially serviced mortgage loans other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan or (c) occurs in connection with a defeasance;

•	any release of a parcel of land with respect to a non-specially serviced mortgage loan in the trust (other than parcels that were not given value in the calculation of loan-to-value ratio in connection with the underwriting of such mortgage loan), other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan, (c) occurs in connection with a defeasance, or (d) may be approved by the master servicer in accordance with the series 2007-C4 pooling and servicing agreement;

•	any acceptance of substitute or additional collateral for a mortgage loan in the trust, other than any acceptance of substitute or additional collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs in connection with a defeasance, or (c) may be approved by the master servicer in accordance with the series 2007-C4 pooling and servicing agreement;

•	any acceptance of a change in the property management company or, if applicable, the hotel franchise for a mortgaged real property, in each case other than as required by the terms of the mortgage loan; provided that, in each case, there is no material discretion by the lender, and provided, further, that, with respect to a change in the property management company, the unpaid principal balance of such mortgage loan is greater than $5,000,000;

•	any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

•	any determination by the special servicer not to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan;

•	any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

•	any other actions, including with respect to particular underlying mortgage loans, as may be specified in the series 2007-C4 pooling and servicing agreement.

provided that, if the special servicer or the master servicer, as applicable, determines that failure to take such action would violate the Servicing Standard, then the special servicer or the master servicer, as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the series 2007-C4 controlling class representative’s response.

Following the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan, the special servicer will be required to provide the series 2007-C4 controlling class representative with an asset status report with respect to such mortgage loan. The series 2007-C4 controlling class representative will have certain approval rights over the subject matter of such asset status report for a period of at least 90 days following delivery of the initial version thereof, and the special servicer will generally be required to implement the actions outlined in such asset status report approved or deemed approved by the series 2007-C4 controlling class representative in accordance with the terms of the 2007-C4 pooling and servicing agreement.

In addition, the series 2007-C4 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust that the series 2007-C4 controlling class representative may consider advisable or as to which provision is otherwise made in the series 2007-C4 pooling and servicing agreement.

Notwithstanding the foregoing, the series 2007-C4 pooling and servicing agreement will impose some limitations on when the master servicer or special servicer must seek and/or follow the advice, direction or objection of the series 2007-C4 controlling class representative. For example, the master servicer and special servicer are to ignore any such advice, direction or objection that would violate the Servicing Standard, the loan documents or applicable law.

Limitation on Liability of The Series 2007-C4 Controlling Class Representative.    The series 2007-C4 controlling class representative will not be liable to the trust or the series 2007-C4 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2007-C4 controlling class representative will not be protected against any liability to a series 2007-C4 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2007-C4 certificateholder acknowledges and agrees, by its acceptance of its series 2007-C4 certificates, that:

•	the series 2007-C4 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2007-C4 certificates;

•	the series 2007-C4 controlling class representative may act solely in the interests of the holders of the series 2007-C4 controlling class;

•	the series 2007-C4 controlling class representative does not have any duties or liability to the holders of any class of series 2007-C4 certificates other than the series 2007-C4 controlling class;

•	the series 2007-C4 controlling class representative may take actions that favor the interests of the holders of the series 2007-C4 controlling class over the interests of the holders of one or more other classes of series 2007-C4 certificates;

•	the series 2007-C4 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2007-C4 controlling class; and

•	the series 2007-C4 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2007-C4 controlling class, and no series 2007-C4 certificateholder may take any action whatsoever against the series 2007-C4 controlling class representative for having so acted.

Replacement of the Special Servicer

Subject to the discussion below in this ‘‘—Replacement of the Special Servicer’’ section, series 2007-C4 certificateholders entitled to a majority of the voting rights allocated to the series 2007-C4 controlling class may—

•	terminate an existing special servicer with or without cause, and

•	appoint a successor to any special servicer that has resigned or been terminated.

Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of—

1.	written confirmation from each of S&P and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2007-C4 certificates, and

2.	the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2007-C4 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2007-C4 pooling and servicing agreement against the proposed special servicer.

If the controlling class of series 2007-C4 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C4 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer’s responsibilities and rights under the series 2007-C4 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an REO account or should have been delivered to the master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 2007-C4 pooling and servicing agreement, and the certificateholders of any termination of the special servicer and appointment of a new special servicer.

Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C4 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

Subject to the discussion under ‘‘—The Series 2007-C4 Controlling Class Representative’’ above, the special servicer or the master servicer, in accordance with the series 2007-C4 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer or the master servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) written confirmation has been received from each of S&P and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2007-C4 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2007-C4 pooling and servicing agreement.

Modifications, Waivers, Amendments and Consents

In general, the master servicer and the special servicer, subject to the limitations described below in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section, will be responsible for any waivers, modifications or amendments of any mortgage loan documents for the underlying mortgage loans.

The series 2007-C4 pooling and servicing agreement will generally provide that, with respect to any mortgage loan in the trust that is not specially serviced, subject to the rights of the special servicer and the discussion under ‘‘—The Series 2007-C4 Controlling Class Representative’’ above, and further subject to obtaining any rating confirmations required under the series 2007-C4 pooling and servicing agreement, the master servicer will be responsible for any request by a borrower for lender consent to modifications, waivers or amendments. As specified in the series 2007-C4 pooling and servicing agreement, the master servicer will be primarily responsible (without the approvals and confirmations described in the preceding sentence) for approving certain modifications, consents, waivers or amendments, including without limitation—

•	consenting to subordination of the lien of the subject mortgage loan to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another purpose, provided that the master servicer has determined in accordance with the Servicing Standard that such easement, right-of-way or similar agreement will not materially interfere with the then-current use of the related mortgaged real property, the security intended to be provided by the related mortgage instrument or the related borrower’s ability to repay the subject mortgage loan, or materially or adversely affect the value of the related mortgaged real property;

•	granting waivers of minor covenant defaults (other than financial covenants), including delivery of late financial statements;

•	granting releases of non-material parcels of mortgaged real property, releases of mortgaged real property in connection with a defeasance or a pending or threatened condemnation and, if the related loan documents expressly require the mortgagee thereunder to grant a release upon the satisfaction of certain conditions, releases of mortgaged real property as required by the related loan documents;

•	approving routine leasing activity (including any subordination, standstill and attornment agreement) with respect to leases for less than the lesser of (a) 30,000 square feet and (b) 30% of the related mortgaged real property;

•	subject to certain related conditions, approving annual budgets for the related mortgaged property;

•	disbursements of any earnout or holdback amounts in accordance with the related loan documents;

•	waiving provisions of a mortgage loan requiring the receipt of a rating confirmation if the balance such mortgage loan does not exceed certain levels and the related provision of the mortgage loan does not relate to, among other things, a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

•	subject to certain other restrictions regarding principal prepayments, waiving any provision of a mortgage loan requiring a specified number of days notice prior to a principal prepayment;

•	consenting to changing the property manager with respect to any mortgage loan with an unpaid principal balance of less than $5,000,000; and

•	granting other similar non-material waivers, consents, modifications or amendments;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan (other than, in the case of a non-specially serviced mortgage loan, a waiver of payment of Default Interest or a late payment charge) and (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard. Furthermore, neither the master servicer nor the special servicer may agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series 2007-C4 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in the imposition of any tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ after the startup day under the REMIC provisions of the Internal Revenue Code.

Notwithstanding the foregoing, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is a hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Fitch that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2007-C4 certificates.

The series 2007-C4 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

•	is consistent with the Servicing Standard, and

•	except under the circumstances described below or as otherwise described under ‘‘—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions’’ above and/or ‘‘—Maintenance of Insurance’’ below, will not—

1.	affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

2.	affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

3.	except as expressly provided by the related mortgage instrument or in connection with defeasance, condemnation, or a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

4.	in the special servicer’s judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under ‘‘—The Series 2007-C4 Controlling Class Representative’’ above, the special servicer may, among other things—

•	reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest or any prepayment premium or yield maintenance charge,

•	reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

•	forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

•	accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

•	subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that—

1.	the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

2.	in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2007-C4 certificateholders as a collective whole, on a present value basis, and

3.	that modification, extension, waiver or amendment does not result in a tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2007-C4 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

In no event, however, will the special servicer be permitted to:

•	extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final distribution date;

•	extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

•	if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

Management, Prosecution, Defense and Settlement of Claims and Litigation

The management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the trust fund or any party to the series 2007-C4 pooling and servicing agreement will generally be handled by the master servicer and the special servicer, as more specifically provided for in the series 2007-C4 pooling and servicing agreement. In connection with handling such matters, the master servicer and the special servicer may be required to seek the consent of the series 2007-C4 controlling class representative with respect to material decisions and settlement proposals. In addition, the master servicer and the special servicer, as applicable, may be entitled to reasonable compensation for directing, managing, prosecuting and/or defending any such claims, as set forth in the series 2007-C4 pooling and servicing agreement.

Required Appraisals

Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the underlying mortgage loans (or, in the case of a mortgage loan delinquency referred to in clause 1. of the second bullet of the definition of ‘‘Appraisal Trigger Event’’ in the Glossary to this prospectus supplement, within a specified number of days after the occurrence of the subject delinquency), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2007-C4 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan. See ‘‘Description of the Series 2007-C4 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments’’ above. The Appraisal Reduction Amount for any mortgage loan serviced under the series 2007-C4 pooling and servicing agreement will be determined following either—

•	the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

•	the receipt of a new appraisal or estimate, if one is required and obtained,

and on an annual basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when—

•	if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under ‘‘—General’’ above,

•	the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

•	no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, the series 2007-C4 controlling class representative will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2007-C4 controlling class representative, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

Subject to the Servicing Standard, the special servicer will be permitted, but not obligated, to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

Maintenance of Insurance

The series 2007-C4 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines, based on due inquiry in accordance with the Servicing Standard (subject to any required consent of the series 2007-C4 controlling class representative, if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

The series 2007-C4 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2007-C4 pooling and servicing agreement, then, to the extent such policy—

•	is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2007-C4 pooling and servicing agreement, and

•	provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this ‘‘—Maintenance of Insurance’’ section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer’s custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

Fair Value Option

Any single certificateholder or group of certificateholders with a majority interest in the series 2007-C4 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of—

•	the outstanding principal balance of that mortgage loan,

•	all accrued and unpaid interest on that mortgage loan, other than Default Interest,

•	all unreimbursed servicing advances with respect to that mortgage loan,

•	all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and

•	any other amounts payable under the series 2007-C4 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this ‘‘—Fair Value Option’’ section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal. Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the next to last paragraph of this ‘‘—Fair Value Option’’ section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

If the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, then the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years’ experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than (a) another holder of the purchase option, (b) the related borrower, or (c) if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. That assignment will only be effective after written notice, together with a copy of the executed assignment and assumption agreement, has been delivered to the trustee, the master servicer and the special servicer.

In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2007-C4 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e) the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2007-C4 pooling and servicing agreement and the Servicing Standard.

Notwithstanding the foregoing, any party exercising a fair value purchase option under the series 2007-C4 pooling and servicing agreement will be subject to any restrictions on transfer contained in any related co-lender or intercreditor agreement or in any related loan document.

Realization Upon Defaulted Mortgage Loans

If a default on an underlying mortgage loan has occurred, then, subject to applicable law and the discussion under ‘‘—The Series 2007-C4 Controlling Class Representative’’ above, the special servicer may, on behalf of the trust, take any of the following actions:

•	institute foreclosure proceedings;

•	exercise any power of sale contained in the related mortgage instrument;

•	obtain a deed in lieu of foreclosure; or

•	otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2007-C4 certificateholders could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

•	the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

•	in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2007-C4 certificateholders as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section will generally be payable directly out of the master servicer’s custodial account.

If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2007-C4 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust, but subject to the discussion under ‘‘—The Series 2007-C4 Controlling Class Representative—Rights and Powers of The Series 2007-C4 Controlling Class Representative’’ above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 2007-C4 certificateholders, for—

•	any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

•	any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

•	any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

In addition, amounts otherwise payable on the series 2007-C4 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

REO Properties

If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or

•	the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2007-C4 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the Servicing Standard and the terms and conditions of the series 2007-C4 pooling and servicing agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under ‘‘—The Series 2007-C4 Controlling Class Representative’’ above, the special servicer determines, in accordance with the Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2007-C4 certificateholders as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

•	would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer’s ability to sell the REO Property promptly at a fair price.

The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust’s federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

•	a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

•	a tax on prohibited transactions under section 860F of the Internal Revenue Code.

To the extent that income the trust receives from an REO Property is subject to—

•	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

•	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2007-C4 certificateholders. See ‘‘Federal Income Tax Consequences’’ in this prospectus supplement and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer’s custodial account.

Inspections; Collection of Operating Information

The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust and administered under the series 2007-C4 pooling and servicing agreement at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. Beginning in 2008, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan—

•	at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

•	at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months.

The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2007-C4 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust and administered under the series 2007-C4 pooling and servicing agreement. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will, upon request, be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property for the applicable period. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

Evidence as to Compliance

No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Securities Exchange Act of 1934, as amended, is required to be filed with the SEC with respect to the trust), beginning in 2008, each of the master servicer and the special servicer (and the trustee to the extent it constitutes a servicer for the purposes of Regulation AB) must deliver or cause to be delivered, as applicable, to us and the trustee, among others:

•	a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of the master servicer, the special servicer or the trustee, as the case may be, which report shall contain (a) a statement by the master servicer, the special servicer or the trustee, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that the master servicer, the special servicer or the trustee, as the case may be, used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer, the special servicer or the trustee, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

•	as to each annual assessment report delivered by the master servicer, the special servicer or the trustee, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm—made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board—that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

•	a statement of compliance signed by an officer of the master servicer, the special servicer or the trustee, as the case may be, to the effect that (i) a review of the activities of the master servicer, the special servicer or the trustee, as the case may be, during the preceding calendar year—or, in the case of the first such certification, during the period from the Issue Date to December 31, 2007, inclusive—and of its performance under the series 2007-C4 pooling and servicing agreement, has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the master servicer, special servicer or trustee, as the case may be, has fulfilled its obligations under the series 2007-C4 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2007-C4 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicer, the special servicer and the trustee, as the case may be, will be made available to series 2007-C4 certificateholders, at their expense, upon written request to the trustee.

Accounts

General.    Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicer on behalf of the respective borrowers and the trust, for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series 2007-C4 pooling and servicing agreement will consist of:

•	the master servicer’s custodial account;

•	the trustee’s collection account;

•	the special servicer’s REO account; and

•	the special servicer’s or trustee’s, as applicable, loss of value reserve fund.

In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 2007-C4 pooling and servicing agreement or other third party.

Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the trust therefrom, will be distributable to the applicable series 2007-C4 certificateholders on the distribution date relating to the collection period in which those collections were received.

There will be no independent verification of the above-referenced transaction accounts or account activity.

Custodial Account.

General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. That custodial account will be maintained separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the master servicer.

The funds held in the master servicer’s custodial account may be held as cash or, at the master servicer’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the master servicer’s custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2007-C4 pooling and servicing agreement.

Deposits. Under the series 2007-C4 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2007-C4 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the Mortgage Loan Seller:

•	all payments on account of principal on the underlying mortgage loans, including principal prepayments;

•	all payments on account of interest on the underlying mortgage loans, including Default Interest;

•	all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

•	all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer’s REO account;

•	any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

•	all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under ‘‘—Maintenance of Insurance’’ above;

•	any amount required to be transferred from a loss of value reserve fund or the special servicer’s REO account;

•	any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

•	insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

Upon its receipt of any of the amounts described in the first five bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer’s custodial account.

Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

1.	to remit to the trustee for deposit in the trustee’s collection account described under ‘‘—Accounts—Collection Account’’ below, on the business day preceding each distribution date, an amount (the ‘‘Master Servicer Remittance Amount’’) equal to the aggregate of all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a due date subsequent to the end of the related collection period,

(b)	payments and other collections received after the end of the related collection period,

(c)	amounts that are payable or reimbursable from the custodial account to any person other than the series 2007-C4 certificateholders in accordance with any of clauses 3. through 19. below, and

(d)	amounts deposited in the custodial account in error;

2.	apply amounts held for future distribution on the series 2007-C4 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under ‘‘—Advances—Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement;

3.	to reimburse the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2007-C4 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

4.	to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

5.	to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust, that is either—

(a)	specially serviced mortgage loan, or

(b)	mortgage loan as to which the related mortgaged real property has become an REO Property;

6.	to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust, which payment is to be made from the sources described under ‘‘—Servicing Compensation and Payment of Expenses’’ above;

7.	to reimburse the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2007-C4 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

8.	to pay the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2007-C4 pooling and servicing agreement, which payment is to be made out of any Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

9.	to pay unpaid expenses—other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees—that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the underlying mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

10.	in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee’s collection account, to pay the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

11.	to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

12.	to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

13.	to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Payment of Expenses’’ above;

14.	to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

15.	to pay the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ and ‘‘—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus and ‘‘—Management, Prosecution, Defense and Settlement of Claims and Litigation’’ above;

16.	to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to the series 2007-C4 pooling and servicing agreement, to the extent that such cost is not covered by a servicing advance;

17	to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the fees of an independent contractor retained to manage an REO Property, the cost of various opinions of counsel, the cost of recording the series 2007-C4 pooling and servicing agreement and the cost of the trustee’s transferring mortgage files to a successor after having been terminated by series 2007-C4 certificateholders without cause, all as set forth in the series 2007-C4 pooling and servicing agreement;

18	with respect to each mortgage loan purchased out of the trust fund, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

19.	to pay any other items described in this prospectus supplement as being payable from the custodial account;

20.	to withdraw amounts deposited in the custodial account in error;

21.	to invest amounts held in the custodial account in Permitted Investments; and

22.	to clear and terminate the custodial account upon the termination of the series 2007-C4 pooling and servicing agreement.

REO Account. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust and administered under the series 2007-C4 pooling and servicing agreement, separate and apart from its own funds and general assets. If any such REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by it with respect to each REO Property held by the trust and administered under the series 2007-C4 pooling and servicing agreement. The funds held in this REO account may be held as cash or, at the discretion of the special servicer, invested in Permitted Investments. Any interest or other income earned on funds in the special servicer’s REO account will be payable to the special servicer, subject to the limitations described in the series 2007-C4 pooling and servicing agreement.

The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust and administered under the series 2007-C4 pooling and servicing agreement, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer’s custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of—

•	any withdrawals made out of those amounts as described in the preceding sentence, and

•	any portion of those amounts that may be retained as reserves as described in the next paragraph.

The special servicer may, subject to the limitations described in the series 2007-C4 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Only the special servicer will have access to funds in the special servicer’s REO account.

The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

Collection Account.

General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2007-C4 certificates, and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

The funds held in the trustee’s collection account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s collection account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2007-C4 pooling and servicing agreement.

Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

•	the applicable Master Servicer Remittance Amount;

•	any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date; and

•	any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

See ‘‘—Advances—Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Accounts—Custodial Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ above.

Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

•	to pay itself a monthly fee, which is described under ‘‘—Trustee Compensation’’ above, to invest funds held in the collection account in Permitted Investments and to pay itself investment earnings on Permitted Investments of funds in the collection account;

•	to indemnify itself and various related persons as described under ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus;

•	to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 2007-C4 pooling and servicing agreement and the administration of the trust;

•	to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus and ‘‘—REO Properties’’ above;

•	to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered; and

•	to withdraw amounts deposited in the collection account in error.

On each distribution date, all amounts on deposit in the trustee’s collection account, exclusive of any portion of those amounts that may be withdrawn for the purposes contemplated in the foregoing paragraph or that was deposited in the collection account in error, will be withdrawn and applied to make payments on the series 2007-C4 certificates. For any distribution date, the funds available to make payments on the series 2007-C4 certificates will consist of the following separate components—

•	the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be distributed as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement, and

•	the remaining portion of those funds, which—

1.	we refer to as the Available P&I Funds, and

2.	will be distributed as described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement.

Only the trustee will have access to funds in the collection account.

Loss of Value Reserve Fund. If the Mortgage Loan Seller, with respect to an underlying mortgage loan, makes a loss of value payment in connection with a Material Breach or Material Document Defect, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement, then a party to the series 2007-C4 pooling and servicing agreement will be required to establish a loss of value reserve fund in which to hold that payment pending application thereof. The loss of value reserve fund must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds in the loss of value reserve fund will be held uninvested.

Withdrawals may be made from the loss of value reserve fund, out of any loss of value payment or deposit therein, in order to cover losses and Additional Trust Fund Expenses, as incurred, with respect to the underlying mortgage loan as to which that loss of value payment was made and, following a liquidation of that mortgage loan, to cover losses and Additional Trust Fund Expenses with respect to any other underlying mortgage loan.

Flow of Funds

Events of Default

Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or the special servicer, as applicable, under the series 2007-C4 pooling and servicing agreement:

•	the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer’s custodial account or the special servicer’s REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

•	the master servicer fails to remit to the trustee for deposit in the trustee’s collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date,

•	the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2007-C4 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2007-C4 pooling and servicing agreement;

•	the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2007-C4 pooling and servicing agreement, and that failure continues unremedied for 30 days—or such shorter period as may be provided for in the series 2007-C4 pooling and servicing agreement for certain specified acts—or, if the responsible party is diligently attempting to remedy the failure, 60 days—or such shorter period as may be provided for in the series 2007-C4 pooling and servicing agreement for certain specified acts—after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2007-C4 pooling and servicing agreement, or by series 2007-C4 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C4 certificates;

•	it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2007-C4 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2007-C4 certificateholders, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2007-C4 pooling and servicing agreement, by series 2007-C4 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C4 certificates;

•	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

•	the master servicer or the special servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days, and the ratings assigned by S&P to one or more classes of the series 2007-C4 certificates are qualified, downgraded or withdrawn in connection therewith;

•	a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Fitch to one or more classes of the series 2007-C4 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch that remains in effect for at least 60 days, which action Fitch has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity; and

•	the master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch and, in either case, that rating is not restored within 60 days after the subject downgrade or withdrawal.

If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the master servicer or the special servicer, then—within 10 days after such officer’s receipt of that notice—the trustee will transmit by mail to us, all the series 2007-C4 certificateholders, S&P and Fitch notice of that occurrence, unless the default has been cured.

Rights Upon Event of Default

If an event of default described above under ‘‘—Events of Default’’ occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2007-C4 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C4 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2007-C4 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2007-C4 certificateholder.

Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 2007-C4 pooling and servicing agreement, all authority and power of the defaulting party under the series 2007-C4 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series 2007-C4 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the underlying mortgage loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series 2007-C4 pooling and servicing agreement in connection with an event of default on the part of the master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.

Upon any termination of the master servicer or special servicer as a result of an event of default, the trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2007-C4 pooling and servicing agreement; or

•	appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2007-C4 pooling and servicing agreement.

The holders of series 2007-C4 certificates entitled to a majority of the voting rights for the series 2007-C4 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2007-C4 pooling and servicing agreement, rather than have the trustee act as that successor.

Notwithstanding the foregoing discussion in this ‘‘—Rights Upon Event of Default’’ section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under ‘‘—Events of Default’’ above, the master servicer will have the right for a period of approximately 60 days—during which time the master servicer will continue to master service the mortgage loans—to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment S&P and Fitch have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2007-C4 certificates. The terminated master servicer is responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the underlying mortgage loans, to the extent such expenses are not reimbursed by the replacement servicer.

In general, series 2007-C4 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2007-C4 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the affected classes of the series 2007-C4 certificates. In addition, any waiver of an event of default under the second bullet of the ‘‘—Events of Default’’ section above in this prospectus supplement requires the written consent of the trustee; and, in limited circumstances, a waiver of certain events of default under the fourth bullet of the ‘‘—Events of Default’’ section above requires our consent. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2007-C4 pooling and servicing agreement.

No series 2007-C4 certificateholder will have the right under the series 2007-C4 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless—

•	that holder previously has given to the trustee written notice of default,

•	except in the case of a default by the trustee, series 2007-C4 certificateholders entitled to not less than 25% of the series 2007-C4 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2007-C4 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

•	except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

See ‘‘Description of the Governing Documents—Rights, Protection, Indemnities and Immunities of the Trustee’’ for a description of certain limitations regarding the trustee’s duties with respect to the foregoing matters.

DESCRIPTION OF THE OFFERED CERTIFICATES

The series 2007-C4 certificates will be issued, on or about August 9, 2007, under the series 2007-C4 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

•	the underlying mortgage loans;

•	any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

•	the loan documents for the underlying mortgage loans;

•	any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

•	those funds or assets as from time to time are deposited in the various transaction accounts described under ‘‘Description of the Series 2007-C4 Pooling and Servicing Agreement— Accounts’’ in this prospectus supplement.

The series 2007-C4 certificates will include the following classes:

•	the A-1, A-2, A-3, A-1A, A-J, B, C, D, E and F classes, which are the classes of series 2007-C4 certificates that are offered by this prospectus supplement, and

•	the class X, G, H, J, K, L, M, N, P, Q, S and T certificates and the series 2007-C4 REMIC residual certificates, which are the classes of series 2007-C4 certificates that—

1.	will be retained by us or sold in transactions that do not require registration under the Securities Act of 1933 as amended, and

2.	are not offered by this prospectus supplement.

The class A-1, A-2, A-3, A-1A, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates are the series 2007-C4 certificates that will have principal balances and are sometimes referred to as the series 2007-C4 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to that certificate on that distribution date. See ‘‘—Payments’’ below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below. However, in limited circumstances, if and to the extent that the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2007-C4 principal balance certificates immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2007-C4 principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

The class X certificates will not have principal balances. For purposes of calculating the amount of accrued interest, the class X certificates will have a total notional amount. The total notional amount of the class X certificates will the total principal balance of the class A-1, A-2, A-3, A-1A, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time.

The series 2007-C4 REMIC residual certificates will not have principal balances or notional amounts.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee’s distribution date statement.

Registration and Denominations

General.    The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under ‘‘Description of the Certificates— Book-Entry Registration.’’ For so long as any class of offered certificates is held in book-entry form—

•	all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

•	all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC’s procedures.

The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

DTC, Euroclear and Clearstream.    You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see ‘‘Description of the Certificates— Book-Entry Registration—DTC, Euroclear and Clearstream’’ in the accompanying base prospectus.

Transfers between participants in DTC will occur in accordance with DTC’s rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See ‘‘Description of the Certificates— Book-Entry Registration—Holding and Transferring Book-Entry Certificates’’ in the accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex E hereto.

Payments

General.    For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2007-C4 certificates will be divided into Loan Group 1 and Loan Group 2. See ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2007-C4 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial distribution date, to the holders of record at the close of business on the Issue Date). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

In order for a series 2007-C4 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See ‘‘—Registration and Denominations’’ above.

Payments of Interest.    All of the classes of the series 2007-C4 certificates, except for the series 2007-C4 REMIC residual certificates, will bear interest.

With respect to each interest-bearing class of the series 2007-C4 certificates, that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for that particular class of series 2007-C4 certificates for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of that particular class of series 2007-C4 certificates outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months.

On each distribution date, subject to the Available P&I Funds for that date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the total amount of interest distributable with respect to each interest-bearing class of the series 2007-C4 certificates will equal—

•	the total amount of interest accrued during the related interest accrual period with respect to that class of series 2007-C4 certificates, reduced by

•	the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2007-C4 certificates.

If the full amount of interest distributable with respect to any interest-bearing class of the series 2007-C4 certificates is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the priorities of payment described under ‘‘—Payments—Priority of Payments’’ below. However, no interest will accrue on any of that unpaid interest.

The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of series 2007-C4 certificates on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2007-C4 certificates for the related interest accrual period.

Calculation of Pass-Through Rates.    The table on page S-7 of this prospectus supplement provides the initial pass-through rate for each interest-bearing class of the series 2007-C4 certificates, provided that as and when indicated thereon that initial pass-through rate is approximate. Set forth below is a description of how the pass-through rate will be calculated with respect to each interest bearing class of the series 2007-C4 certificates.

The pass-through rates for the class A-1 and A-2 certificates will, in the case of each of those classes, for any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period, minus a specified class margin. That class margin is, as to each such class, set forth below.

Class Margin	Class
0.403%	A-1
0.281%	A-2

The pass-through rates for the class A-3, A-1A, A-J, B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, for any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

The pass-through rates for the class L, M, N, P, Q, S and T certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page S-7 of this prospectus supplement as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the applicable Weighted Average Pool Pass-Through Rate is below the identified initial pass-through rate for the class L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2007-C4 certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components (each, a ‘‘Class X Component’’) of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each Class X Component will be comprised of the total principal balance of one of the classes of series 2007-C4 principal balance certificates.

For purposes of accruing interest on the class X certificates during any interest accrual period, the applicable class X strip rate with respect to each Class X Component outstanding immediately prior to the related distribution date will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for the class of series 2007-C4 principal balance certificates whose total principal balance makes up that Class X Component.

The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

The series 2007-C4 REMIC residual certificates will not be interest-bearing and, therefore, will not have pass-through rates.

Payments of Principal.    Subject to the Available P&I Funds for each distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of each class of series 2007-C4 principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2007-C4 principal balance certificates on any distribution date will generally equal the Total Principal Distribution Amount for that distribution date.

On each distribution date, after all required payments of interest have been made with respect to the class X, A-1, A-2, A-3 and A-1A certificates on that date, the trustee will be required to apply any and all remaining Available P&I Funds to make payments of principal with respect to the class A-1, A-2, A-3 and A-1A certificates. In general:

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal attributable to Loan Group 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero;

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal attributable to Loan Group 2 will be made to the holders of the class A-1, A-2 and/or A-3 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

•	on any given distribution date, except as otherwise discussed in the paragraph following the bullets, the holders of the class A-1A certificates will first receive all payments of principal (attributable to Loan Group 2) to which they are entitled on that distribution date, prior to the holders of the class A-1, A-2 and/or A-3 certificates receiving any payments of principal (attributable to Loan Group 1) to which they are entitled on that distribution date; and

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-3 and A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-3 and A-1A certificates, will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2007-C4 certificates then outstanding.

In general, subject to the available funds and the priority of payments described under ‘‘—Payments — Priority of Payments’’ below, the holders of the class A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be entitled on each distribution date to payments of principal in an amount that will, in the case of each of those classes, generally equal the lesser of:

•	the total principal balance of the subject class of series 2007-C4 principal balance certificates outstanding immediately prior to the subject distribution date; and

•	the excess, if any, of (a) the Total Principal Distribution Amount for the subject distribution date, over (b) the total payments of principal made on the subject distribution date with respect to all other more senior classes of series 2007-C4 principal balance certificates, as described under ‘‘—Payments—Priority of Payments’’ below.

In no event will the holders of the class A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3 and A-1A certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2007-C4 principal balance certificates

(exclusive of the class A-1, A-2, A-3 and A-1A certificates) be entitled to receive any payments of principal until the total principal balance of all other more senior classes of series 2007-C4 principal balance certificates is reduced to zero.

Notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Available P&I Funds for that final distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of each class of series 2007-C4 principal balance certificates will be entitled to payments of principal, up to the total principal balance of that class of series 2007-C4 principal balance certificates outstanding immediately prior to that final distribution date.

If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan in the trust, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2007-C4 principal balance certificates, with a corresponding reduction in the Total Principal Distribution Amount for the applicable distribution date, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2007-C4 certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2007-C4 principal balance certificates. In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2007-C4 principal balance certificates. For purposes of determining the respective portions of the Total Principal Distribution Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2007-C4 principal balance certificates will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the penultimate sentence of the prior paragraph.

The Total Principal Distribution Amount will be reduced by the portion of payments of workout fees and liquidation fees with respect to collections of principal.

The class X certificates and the series 2007-C4 REMIC residual certificates do not have principal balances and do not entitle their respective holders to payments of principal.

Reimbursement Amounts.    As discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below, the total principal balance of any class of series 2007-C4 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2007-C4 principal balance certificates, then, subject to the Available P&I Funds and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the ‘‘loss reimbursement amount’’ under ‘‘—Payments—Priority of Payments’’ below and elsewhere in this prospectus supplement mean, in the case of any class of series 2007-C4 principal balance certificates, for any distribution date, the total amount to which the holders of that class will be entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2007-C4 principal balance certificates immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2007-C4 principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2007-C4 principal balance certificates. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

Priority of Payments.    On each distribution date, the trustee will apply the Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)	concurrently, (a) from the portion of the Available P&I Funds attributable to Loan Group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject distribution date, (b) from the portion of the Available P&I Funds attributable to Loan Group 1, to pay interest to the holders of the class A-1, A-2 and A-3 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date, and (c) from any and all Available P&I Funds, to pay interest to the holders of the class X certificates up to the total amount of interest payable with respect to that class on the subject distribution date; provided, however, that if the Available P&I Funds for the subject distribution date, or the applicable portion of those Available P&I Funds attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available P&I Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

(2)	to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to Loan Group 2;

(3)	to pay principal to the holders of the class A-1, A-2, A-3 and A-1A certificates, sequentially among those classes in that order, in each case until the total principal balance of the subject class of series 2007-C4 certificates has been reduced to zero, in an aggregate amount up to the Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A certificates on the subject distribution date as described in the immediately preceding clauses (2); and

(4)	to make payments to the holders of the class A-1, A-2, A-3 and A-1A certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, assuming any two or more of the A-1, A-2, A-3 and A-1A classes are outstanding at that time, the allocations and order of principal payments described in clauses (2) and (3) above will be ignored and payments of principal on the A-1, A-2, A-3 and/or A-1A classes will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes then outstanding.

On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-3, A-1A and X certificates as described above, the trustee will apply any remaining Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)	payments to the holders of the class A-J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class A-J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class A-J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3 and A-1A certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-J certificates;

(2)	payments to the holders of the class B certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-1A and A-J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

(3)	payments to the holders of the class C certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-1A, A-J and B certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

(4)	payments to the holders of the class D certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-1A, A-J, B and C certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

(5)	payments to the holders of the class E certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-1A, A-J, B, C and D certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

(6)	payments to the holders of the class F certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-1A, A-J, B, C, D and E certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

(7)	payments to the holders of the class G certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-1A, A-J, B, C, D, E and F certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

(8)	payments to the holders of the class H certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-1A, A-J, B, C, D, E, F and G certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

(9)	payments to the holders of the class J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-1A, A-J, B, C, D, E, F, G and H certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

(10)	payments to the holders of the class K certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-1A, A-J, B, C, D, E, F, G, H and J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

(11)	payments to the holders of the class L certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-1A, A-J, B, C, D, E, F, G, H, J and K certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

(12)	payments to the holders of the class M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-1A, A-J, B, C, D, E, F, G, H, J, K and L certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

(13)	payments to the holders of the class N certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-1A, A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

(14)	payments to the holders of the class P certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-1A, A-J, B, C, D, E, F, G, H, J, K, L, M and N certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

(15)	payments to the holders of the class Q certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-1A, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

(16)	payments to the holders of the class S certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-1A, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

(17)	payments to the holders of the class T certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-1A, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

(18)	payments to the holders of the series 2007-C4 REMIC residual certificates, up to the amount of any remaining Available P&I Funds;

provided that, on the final distribution date, subject to the Available P&I Funds for such distribution date and the priority of payments described above in this paragraph, the holders of each class of series 2007-C4 principal balance certificates referred to above in this paragraph will be entitled to receive payments of principal sufficient to retire their certificates, without regard to the Total Principal Distribution Amount for the final distribution date.

Payments of Prepayment Premiums and Yield Maintenance Charges.    If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-1A, A-J, B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal on such distribution date, from the loan group (i.e., Loan Group 1 or Loan Group 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those series 2007-C4 certificates, the product of—

•	the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

•	a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2007-C4 principal balance certificates for the related interest accrual period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

•	a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2007-C4 principal balance certificates on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal Distribution Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X certificates.

Neither we nor the underwriters make any representation as to–

•	the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

•	the collectability of any prepayment premium or yield maintenance charge.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans —Prepayment Provisions’’ in this prospectus supplement.

Treatment of REO Properties

Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	payments on the series 2007-C4 certificates,

•	allocations of Realized Losses and Additional Trust Fund Expenses to the series 2007-C4 certificates, and

•	the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2007-C4 pooling and servicing agreement.

In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds derived from an REO Property administered under the series 2007-C4 pooling and servicing agreement will be applied—

•	first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

To the extent described under ‘‘Description of the Series 2007-C4 Pooling and Servicing Agreement —Advances—Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2007-C4 principal balance certificates. If this occurs following the payments made to the series 2007-C4 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2007-C4 principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-1, A-2, A-3 and A-1A, pro rata based on total outstanding principal balances

The reductions in the total principal balances of the respective classes of series 2007-C4 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between (a) the underlying mortgage loans and (b) the respective classes of series 2007-C4 principal balance certificates.

The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, will generally equal the excess, if any, of:

•	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest), over

•	the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest) on, that mortgage loan.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest) also will be treated as a Realized Loss.

Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the mortgage pool.

Additional Trust Fund Expenses may include:

•	any special servicing fees, workout fees and liquidation fees paid to the special servicer;

•	any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	any unanticipated, non-mortgage loan specific expense of the trust, including—

1.	any reimbursements and indemnifications to the trustee and various related persons described under ‘‘Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus,

2.	any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under ‘‘Description of the Governing Documents— Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ in the accompanying base prospectus, and

3.	any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under ‘‘The Series 2007-C4 Pooling and Servicing Agreement—REO Properties’’ in this prospectus supplement and/or ‘‘Federal Income Tax Consequences— REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus;

•	rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

•	any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under ‘‘The Series 2007-C4 Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement, and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

The Total Principal Distribution Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool may exceed the total principal balance of the series 2007-C4 principal balance certificates. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2007-C4 principal balance certificates, the total principal balances of one or more classes of series 2007-C4 principal balance certificates that had previously been reduced as described above in this ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2007-C4 principal balance certificates in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 2007-C4 principal balance certificates with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2007-C4 principal balance certificates being in excess of the total Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 2007-C4 certificates that would otherwise have accrued if the reinstated principal amounts had never been written off.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, an interest strip accrued at the related annual master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan. The master servicing fee for each underlying mortgage loan will be calculated on a 30/360 Basis. (3)	Compensation	First, out of recoveries of interest with respect to that mortgage loan and then, if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account	Monthly
Additional Master Servicing Compensation/Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period	Compensation	Interest payments made by the related mortgagor intended to cover interest accrued on the subject principal prepayment with respect to the subject mortgage loan during the period from and after the related due date	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	Late payment charges and Default Interest actually collected with respect to any underlying mortgage loan in the trust fund during any collection period, but only to the extent that such late payment charges and Default Interest accrued while it was a non-specially serviced mortgage loan and are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed.	Compensation	Payments of late payment charges and Default Interest made by mortgagors with respect to the underlying mortgage loans	Time to time
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan that is being specially serviced or as to which the related mortgaged real property has become an REO Property, an amount that, for any one-month period, is equal to one-twelfth of the product of (a) the annual special servicing fee rate, multiplied by (b) the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan. (4)	Compensation	Out of general collections on all the mortgage loans and any REO Properties in the trust.	Monthly
Workout Fee / Special Servicer	With respect to each underlying mortgage loan that has been and continues to be worked-out, the workout fee rate of 1.0% multiplied by each collection of interest (other than Default Interest), principal, and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan	Compensation	Out of each collection of interest (other than Default Interest), principal and prepayment consideration received on the subject mortgage loan.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan or REO Property for which the special servicer receives any Liquidation Proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of Default Interest). (5)	Compensation	Out of the full, partial or discounted payoff obtained from the related borrower, Condemnation Proceeds, Insurance Proceeds and/or Liquidation Proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest) in respect of the related specially serviced mortgage loan or related REO Property, as the case may be.	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO Account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Time to time
	Late payment charges and Default Interest actually collected with respect to any mortgage loan, but only to the extent such late payment charges and Default Interest (a) accrued with respect to that mortgage loan while it was specially serviced or after the related mortgaged real property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged real property from collections on the mortgage pool and not previously reimbursed	Compensation	Late payment charges and Default Interest actually collected in respect of the underlying mortgage loans	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer (6)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees, defeasance fees and similar fees actually collected on the underlying mortgage loans	Compensation	Related payments made by mortgagors with respect to the subject mortgage loans	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Trustee Fee / Trustee	With respect to each distribution date, an amount generally equal to one month’s interest at the annual trustee fee rate accrued on the Stated Principal Balance outstanding immediately prior to such distribution date of each and every underlying mortgage loan. (7)	Compensation	General collections on the mortgage pool on deposit in the trustee’s collection account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account.	Compensation	Interest and investment income realized on funds deposited in the trustee’s collection account (net of investment losses).	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	Reimbursement of expenses	Amounts on deposit in the custodial account or servicing accounts that represent (a) payments made by the related mortgagor to cover the item for which such servicing advance was made or (b) Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the particular mortgage loan or related REO Property, provided that if the master servicer, special servicer or trustee determines that a servicing advance is not recoverable out of collections on the related underlying mortgage, then such reimbursements shall be paid out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Interest on servicing advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding servicing advance	Payment of Interest on servicing advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances.	Reimbursement of P&I advances made with respect to the mortgage pool	Late collections of interest and principal (net of related master servicing, workout and liquidation fees) received in respect of the related underlying mortgage loan or REO Property as to which such P&I advance was made, provided that if the master servicer or trustee determines that a P&I advance is not recoverable out of collections on the related underlying mortgage, then out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding P&I advance	Payment of interest on P&I advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account	Time to time
Unpaid expenses (other than interest on servicing advances or P&I advances, special servicing fees, workout fees and liquidation fees)	To the extent of funds available, the amount of any outstanding expenses.	Reimbursement of Expenses	Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent not applied to the payment of interest on outstanding servicing or P&I advances	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Reimbursement of costs and expenses for the remediation of adverse environmental conditions at any mortgaged real property / Special Servicer	To the extent of funds available, the costs and expenses in connection with the remediation of adverse environmental condition at any mortgaged real property that secures a defaulted mortgage loan in the trust (such costs and expenses will be incurred only if the Special Servicer has determined to acquire title or possession of the related mortgaged real property)	Reimbursement of Expenses	General collections on deposit in the master servicer’s custodial account	Time to time
Cost of an independent appraiser or other expert in real estate matters	To the extent of funds available, the cost of such independent appraiser or other expert in real estate matters	Payment of Expenses	General collections on deposit in the master servicer’s custodial account	Time to time
Fees of an independent contractor retained to manage an REO Property	To the extent of funds available, the amount of the fees of such independent contractor	Payment of Expenses	General collections on deposit in the master servicer’s custodial account	Time to time
Servicing expenses, that would, if advanced by the master servicer or special servicer, constitute nonrecoverable servicing advances	To the extent of funds available, the amount of such servicing expense	Payment of servicing expenses	General collections on deposit in the master servicer’s custodial account	Time to time
Reimbursement of nonrecoverable advances and interest thereon / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any P&I advance or servicing advance, and interest thereon, that the advancing party has determined to be not recoverable out of collections on the related underlying mortgage loan	Reimbursement of Expenses	First, out of amounts on deposit in the custodial account that represent payments or collections of principal on the mortgage pool and second, out of any other payments and/or collections on the mortgage pool and third, out of any other amounts on deposit in the custodial account.	Time to time
Indemnification of expenses in connection with the termination and removal of the master servicer or the special servicer as a result of an Event of Default / the applicable party to the pooling and servicing agreement	Any cost or expenses in connection with any actions taken by any party to the pooling and servicing agreement with respect to the termination and removal of the master servicer or special servicer following an Event of Default (if not paid by the defaulting party within 90 days after notice of such costs and expenses).	Indemnification	General collections on deposit in the master servicer’s custodial account.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Cost of transferring mortgage files and related documents to a successor trustee/ trustee	The cost of transferring mortgage files and related documents to a successor trustee	Payment of expenses	General collections on deposit in the master servicer’s custodial account.	Time to time
Cost of opinions or advice of counsel / Party incurring such expense	To the extent of funds available, the cost of such opinions of counsel or advice of counsel	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s collection account or the master servicer’s custodial account	Time to time
Payment of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust / Party payment such expense and related expenses	The amount of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses	Payment of taxes and related expenses	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Indemnification Expenses / Tax Administrator	The amount of any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities	Indemnification	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Funds necessary for the proper operation, management, leasing, maintenance and disposition of any administered REO Property/ Special Servicer	To the extent of funds available, the amount of the expenses for the proper operation, management, leasing, maintenance and disposition of such REO Property	Payment of expenses	Amounts on deposit in the account established by the special servicer for the retention of revenues and other proceeds derived from such REO Property	Time to time
The cost or expenses incurred in connection with determining the identity of the Controlling Class Representative	The amount of such cost or expenses	Indemnification of expenses	Out of the trust funds (in any event, out of amounts otherwise payable with respect to the series 2007-C4 controlling class certificates)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Indemnification Expenses/ Trustee and any director, officer, employee or agent of the Trustee	Any loss, liability or reasonable ‘‘out-of-pocket’’ expense arising out of, or incurred in connection with the series 2007-C4 pooling and servicing agreement, the series 2007-C4 certificates (provided that such loss, liability or expense constitutes an ‘‘unanticipated expense’’ within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii)) (8)	Indemnification	Amounts on deposit on the master servicer’s custodial account and the trustee’s collection account	Time to time
Indemnification Expenses/ Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of Depositor, Master Servicer or Special Servicer	Any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to the series 2007-C4 pooling and servicing agreement or the series 2007-C4 certificates (8)	Indemnification	Amounts on deposit on the master servicer’s custodial account	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series 2007-C4 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.
(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or trustee in the case of amounts owed to either of them) prior to distributions on the series 2007-C4 certificates.
(3)	The master servicing fee rate payable with respect to the underlying mortgage loans will range, on a loan-by-loan basis, from 0.0286% per annum to 0.1825% per annum. See ‘‘The Series 2007-C4 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—The Principal Master Servicing Compensation’’ in this prospectus supplement.
(4)	The special servicing fee rate for each mortgage loan serviced under the series 2007-C4 pooling and servicing agreement will equal 0.25% per annum. See ‘‘The Series 2007-C4 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Special Servicing Fee’’ in this prospectus supplement.
(5)	Circumstances as to when a liquidation fee is not payable are set forth under ‘‘The Series 2007-C4 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee’’ in this prospectus supplement.
(6)	Allocable between the master servicer and the special servicer as provided in the series 2007-C4 pooling and servicing agreement.
(7)	The trustee fee rate will equal 0.0009% per annum. See ‘‘The Series 2007-C4 Pooling and Servicing Agreement—Trustee Compensation’’ in this prospectus supplement. The trustee fee will be calculated on a 30/360 Basis.
(8)	In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2007-C4 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2007-C4 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2007-C4 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2007-C4 pooling and servicing agreement, or allocable overhead.

Reports to Certificateholders; Available Information

Certificateholder Reports.    Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under ‘‘—Information Available Electronically’’ below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

•	A distribution date statement containing substantially the information contained in Annex D to this prospectus supplement.

•	A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

•	A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-4 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

The master servicer or the special servicer, as specified in the series 2007-C4 pooling and servicing agreement, is required to deliver to the trustee (or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under ‘‘—Information Available Electronically,’’ a copy of each of the following reports, files and templates, among others, with respect to the underlying mortgage loans and the corresponding mortgaged real properties:

•	a CMSA delinquent loan status report;

•	a CMSA historical loan modification and corrected mortgage loan report;

•	a CMSA REO status report;

•	a CMSA servicer watch list;

•	a loan payoff notification report;

•	a CMSA comparative financial status report;

•	a CMSA loan level reserve/LOC report;

•	a CMSA loan periodic update file;

•	a CMSA loan setup file;

•	a CMSA advance recovery report;

•	a CMSA property file;

•	a CMSA special servicer loan file;

•	a CMSA total loan report; and

•	a CMSA financial file.

In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

•	with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

•	with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA’s internet website, located at www.cmbs.org.

Recipients of the reports described above in this ‘‘—Reports to Certificateholders; Available Information’’ section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws and may be required to execute a confidentiality and indemnification agreement. Notwithstanding the foregoing, any information made available by or duplicated in filings made pursuant to the Exchange Act is required to be and will be made available to anyone.

Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2007-C4 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Mortgage Loan Seller or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Book-Entry Certificates.    If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee’s internet website.

Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2007-C4 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2007-C4 certificates are registered on the books and records of the certificate registrar.

Information Available Electronically.    The trustee will make available each month, for the relevant reporting periods, to the series 2007-C4 certificateholders and beneficial owners of series 2007-C4 certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee’s internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2007-C4 pooling and servicing agreement from the person(s) seeking access. The trustee’s internet website will initially be located at www.ctslink.com.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See ‘‘Description of the Certificates—Incorporation of Certain Documents by Reference; Reports Filed with the SEC’’ in the accompanying base prospectus.

The trustee will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Requests for this information should be made to the trustee at Wells Fargo Bank N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services (CMBS)—TIAA 2007-C4, telephone number (866) 846-4526.

The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made in accordance with the series 2007-C4 pooling and servicing agreement.

Upon notice from the underwriters that the non-offered classes of series 2007-C4 certificates have been sold by them, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series 2007-C4 certificateholders.

None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Other Information.    The series 2007-C4 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

•	the final prospectus supplement, the accompanying base prospectus and any other disclosure documents relating to the non-offered classes of the series 2007-C4 certificates, in the form most recently provided by us or on our behalf to the trustee;

•	the series 2007-C4 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

•	all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2007-C4 certificateholders since the Issue Date;

•	all statements of compliance delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2007-C4 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this prospectus supplement;

•	all assessment reports and attestation reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2007-C4 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this prospectus supplement;

•	the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

•	the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

•	upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2007-C4 Pooling and Servicing Agreement — Inspections; Collection of Operating Information’’ in this prospectus supplement; and

•	upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2007-C4 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this prospectus supplement.

Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

•	in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2007-C4 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity; and

•	in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2007-C4 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

Voting Rights

The voting rights for the series 2007-C4 certificates will be allocated among the respective classes of those certificates as follows:

•	99% of the voting rights will be allocated among the holders of the various classes of series 2007-C4 certificates that have principal balances, pro rata in accordance with those principal balances;

•	1% of the voting rights will be allocated among the holders of the class X certificates; and

•	0% of the voting rights will be allocated among the holders of the series 2007-C4 REMIC residual certificates.

Voting rights allocated to a class of series 2007-C4 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

Termination

The obligations created by the series 2007-C4 pooling and servicing agreement will terminate following the earliest of—

1.	the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

2.	the purchase of all of the mortgage loans and REO Properties remaining in the trust by any single certificateholder or group of certificateholders of the series 2007-C4 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc., in that order of preference.

Written notice of termination of the series 2007-C4 pooling and servicing agreement will be given to each series 2007-C4 certificateholder. The final payment with respect to each series 2007-C4 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2007-C4 certificate registrar or at any other location specified in the notice of termination.

Any purchase by any single holder or group of holders of the controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

•	the sum of—

1.	the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

2.	the appraised value of all REO Properties then included in the trust,

minus

•	solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2007-C4 pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series 2007-C4 certificates. However, the rights of any single holder or group of holders of the series 2007-C4 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial total principal balance of the series 2007-C4 principal balance certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2007-C4 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2007-C4 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

In addition, following the date on which the total principal balances of the class A-1, A-2, A-3, A-1A, A-J, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining series 2007-C4 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2007-C4 pooling and servicing agreement, in connection with an exchange of all the remaining series 2007-C4 certificates for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any offered certificate will depend on:

•	the price at which the certificate is purchased by an investor, and

•	the rate, timing and amount of payments on the certificate.

The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

•	the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

•	the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

•	the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate, and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

See ‘‘Description of the Offered Certificates—Payments — Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments’’ below.

Pass-Through Rates.    If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

See ‘‘Description of the Offered Certificates —Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments’’ below.

Rate and Timing of Principal Payments.    The yield to maturity of any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2007-C4 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2007-C4 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate.

Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

Delinquencies and Defaults on the Mortgage Loans.    The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

If—

•	you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2007-C4 principal balance certificates, with a corresponding reduction in the Total Principal Distribution Amount for the applicable distribution date, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2007-C4 certificates. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto.

The Total Principal Distribution Amount will be reduced by the portion of payments of liquidation fees and workout fees with respect to collections of principal.

The Effect of Loan Groups.    The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2 and A-3 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 2. In addition, the holders of the class A-1A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 2 and, prior to the retirement of the class A-1, A-2 and A-3 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

Relevant Factors.    The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

•	prevailing interest rates;

•	the terms of the mortgage loans, including—

1.	provisions that require the payment of prepayment premiums and yield maintenance charges,

2.	provisions that impose prepayment lock-out periods, and

3.	amortization terms that require balloon payments;

•	the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

•	the quality of management of the mortgaged real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

See ‘‘Risk Factors,’’ ‘‘Description of the Mortgage Pool’’ and ‘‘The Series 2007-C4 Pooling and Servicing Agreement’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the accompanying base prospectus.

The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

We make no representation or warranty regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

•	the relative importance of those factors;

•	the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the underlying mortgage loans.

Unpaid Interest.    If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Available P&I Funds on those subsequent distribution dates and the priority of payments described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

Delay in Payments.    Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

Yield Sensitivity

The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity, modified duration, weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance of each class of offered certificates. For example, 99-24 means 99 24/32%.

We calculated the yields set forth in the tables on Annex C-1 by—

•	determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Modeling Assumptions, and

•	converting those monthly rates to semi-annual corporate bond equivalent rates.

That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the ‘‘PSA Standard Formulas.’’ The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that—

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will prepay at any particular rate,

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

•	the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

•	the total purchase prices of the offered certificates will be as assumed.

You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

Weighted Average Lives

The weighted average life of any offered certificate refers to the average amount of time that will elapse from the Issue Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

•	multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

•	sum the results; and

•	divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate. The weighted average life of any offered certificate may also be affected to the extent that additional payments of principal are in turn applied in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.

As described in this prospectus supplement, the Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3 and/or A-1A certificates (allocated among those classes as described under ‘‘Description of the Offered Certificates — Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this prospectus supplement), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Distribution Amount is applied, the weighted average lives of some classes of offered certificates will be shorter, and the weighted average lives of the other classes of offered certificates will be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2007-C4 certificates.

The tables set forth in Annex C-2 show with respect to each class of offered certificates—

•	the weighted average life of that class, and

•	the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex C-2. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C-2 and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Modeling Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

We make no representation that—

•	the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

•	all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

•	mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the offered certificates will be used by us to—

•	purchase the mortgage loans that we will include in the trust, and

•	pay expenses incurred in connection with the issuance of the series 2007-C4 certificates.

FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, as counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with the series 2007-C4 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each REMIC created in compliance with the terms of the series 2007-C4 pooling and servicing agreement will qualify as a REMIC under Section 860A through 860G the Internal Revenue Code.

For federal income tax purposes,

•	the class A-1, A-2, A-3, A-1A, X, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will evidence regular interests in, and will generally be treated as debt obligations of, a REMIC, and

•	each class of the series 2007-C4 REMIC residual certificates will evidence the sole class of residual interests in a REMIC.

For federal income tax purposes, the class X certificates will evidence multiple regular interests in a REMIC.

Discount and Premium; Prepayment Consideration

For Federal income tax reporting purposes, the class A-1, class A-2, class A-3 and class A-1A certificates will not be issued with original issue discount, the class A-J and class B certificates will be issued with a de minimis amount of original issue discount, and the remaining classes of offered certificates will be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of an offered certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying base prospectus.

When determining the rate of accrual of market discount and premium, if any, with respect to the series 2007-C4 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

Except to the extent noted below, the offered certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a ‘‘domestic building and loan association’’ under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)	the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a ‘‘loan secured by an interest in real property’’ or a ‘‘real estate asset’’ and interest on that loan would not constitute ‘‘interest on obligations secured by real property’’ for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Federal Income Tax Consequences—REMICs —Characterization of Investments in REMIC Certificates’’ in the accompanying base prospectus.

Prohibited Transactions Tax and Other Taxes

In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as ‘‘service’’ or ‘‘non-service’’ income. The ‘‘service’’ portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2007-C4 certificateholders.

See ‘‘The Series 2007-C4 Pooling and Servicing Agreement—REO Properties’’ in this prospectus supplement and ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Federal Income Tax Consequences—REMICs’’ in the accompanying base prospectus.

ERISA CONSIDERATIONS

If you are—

•	a fiduciary of a Plan, or

•	any other person investing ‘‘plan assets’’ of any Plan,

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a ‘‘prohibited transaction’’ or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See ‘‘ERISA Considerations’’ in the accompanying base prospectus.

If a Plan acquires a series 2007-C4 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See ‘‘ERISA Considerations—Plan Asset Regulations’’ in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered ‘‘plan assets’’ if less than 25% of the value of each class of equity interests is held by ‘‘benefit plan investors,’’ which include Plans, as well as entities holding ‘‘plan assets,’’ but this exception will be tested immediately after each acquisition of a series 2007-C4 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2007-C4 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2007-C4 certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust’s underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited Transaction Exemptions 2000-58, 2002-41 and 2007-05. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

•	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

•	the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch, Moody’s, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.);

•	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

•	fourth, the following must be true—

1.	the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the series 2007-C4 pooling and servicing agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P and Fitch. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

The Underwriter Exemption also requires that the trust meet the following requirements:

•	the trust assets must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch, Moody’s, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) for at least one year prior to the Plan’s acquisition of an offered certificate; and

•	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this prospectus supplement.

Under the Underwriter Exemption, the loan-to-value ratio or combined loan-to-value ratio of any loan held in the trust may not exceed 100% as of the Issue Date based on the outstanding principal balance of the loan and the fair market value of the mortgaged property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined since origination, this requirement may not be satisfied. This possibility is greater for seasoned loans than it is for the other mortgage loans.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with—

•	the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or the Mortgage Loan Seller, the trustee, the master servicer, the special servicer or any sub-servicer, any provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

•	the continued holding of an offered certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

•	The direct or indirect sale, exchange or transfer of offered certificates in the initial issuance thereof between the issuing entity or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the offered certificates is: (1) a borrower with respect to 5% or less of the fair market value of the issuing entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not an Excluded Plan; (b) each Plan’s investment in each class of series 2007-C4 certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the offered certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the issuing entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of series 2007-C4 certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group.

•	The direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan or with Plan assets provided that the conditions in (2)(a), (c) and (d) above are met; and

•	The continued holding of offered certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

There can be no assurance that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for commercial mortgage backed securities, there is an increased likelihood that (i) 50% or more of one or more classes of series 2007-C4 certificates will be sold in the initial issuance to members of the Restricted Group and (ii) 50% or more of the aggregate interest in the issuing entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower have investment discretion are advised to consult with counsel before acquiring any offered certificates.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of—

•	providing services to the Plan, or

•	having a specified relationship to this person,

solely as a result of the Plan’s ownership of offered certificates.

Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

Persons who have an ongoing relationship with the New York State Teachers’ Retirement System, which is a governmental plan, should note that this plan owns an equity interest in the borrower with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Algonquin Commons Portfolio Mortgage Loan. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold offered certificates.

Persons who have an ongoing relationship with The City and County of San Francisco Employees’ Retirement System, which is a governmental plan, should note that this plan owns an equity interest in the borrower with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the One Convention Place Mortgage Loan. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold offered certificates.

The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

None of the offered certificates will be mortgage related securities for purposes of SMMEA. In addition, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates—

•	are legal investments for them, or

•	are subject to investment, capital or other restrictions.

See ‘‘Legal Investment’’ in the accompanying base prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments, in each case, if any, of the offered certificates as set forth on the table below. Not every underwriter will have an obligation to acquire offered certificates. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us will be approximately $1,981,427,353, plus accrued interest on all offered certificates from July 10, 2007. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about August 9, 2007, against payment for them in immediately available funds.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-1A	Class A-J	Class B	Class C	Class D	Class E	Class F
Lehman Brothers Inc.	$550,000,000	$324,720,000	$686,028,000	$112,562,000	$227,500,000	$10,460,000	$28,760,000	$18,300,000	$5,230,000	$15,690,000
Morgan Stanley & Co. Inc.	0	0	0	0	0	0	0	0	0	0
Total	$550,000,000	$324,720,000	$686,028,000	$112,562,000	$227,500,000	$10,460,000	$28,760,000	$18,300,000	$5,230,000	$15,690,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

•	the receipt of various legal opinions; and

•	the satisfaction of various conditions, including that—

1.	no stop order suspending the effectiveness of our registration statement is in effect, and

2.	no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

Pursuant to the underwriting agreement, the mortgage loan seller has agreed to purchase from Lehman Brothers Inc. any offered certificates that, as of the date of initial issuance, have not been sold to third parties unaffiliated with Lehman Brothers Inc. Depending on the relevant facts and circumstances, the mortgage loan seller may be deemed a statutory underwriter in connection with reoffers and resales by it of offered certificates. Any profit on the resale of an offered certificate by the mortgage loan seller may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

Each of the underwriters has represented to and agreed with us that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented to and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of series 2007-C4 certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the series 2007-C4 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 2007-C4 certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of series 2007-C4 certificates to the public’’ in relation to any series 2007-C4 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2007-C4 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2007-C4 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriting agreement provides that we must indemnify the underwriters, and that under limited circumstances the underwriters must indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in various free writing prospectuses relating to the offered certificates, this prospectus supplement, the accompanying base prospectus or our registration statement.

We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See ‘‘Risk Factors—Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates’’ in the accompanying base prospectus.

With respect to this offering, Lehman Brothers Inc., one of our affiliates, is acting as lead manager and sole bookrunner. Morgan Stanley & Co. Incorporated is acting as co-manager.

LEGAL MATTERS

Particular legal matters relating to the offered certificates will be passed upon for us and for the underwriters by Thacher Proffitt & Wood LLP, New York, New York.

RATINGS

It is a condition to their issuance that the respective classes of offered certificates be rated as set forth in the table on page S-7 of this prospectus supplement.

The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of—

•	the tax attributes of the offered certificates or of the trust,

•	whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

•	the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

•	whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

•	whether and to what extent prepayment premiums, yield maintenance charges, or Default Interest will be received, and

•	the yield to maturity that investors may experience.

There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

See ‘‘Rating’’ in the accompanying base prospectus.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement.

‘‘30/360 Basis’’ means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

‘‘1000 Broadway Mortgage Loan Borrower’’ means the borrower under the 1000 Broadway Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—1000/Fox Portfolio Mortgage Loan—The Borrowers and Sponsor’’ in this prospectus supplement.

‘‘1000 Broadway Mortgage Loan’’ means the underlying mortgage loan secured by the 1000 Broadway Mortgaged Property.

‘‘1000 Broadway Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1000 Broadway Mortgaged Property.

‘‘1000/Fox Portfolio Borrowers’’ means, collectively, the 1000 Broadway Mortgage Loan Borrower and the Fox Tower Mortgage Loan Borrower.

‘‘1000/Fox Portfolio Mortgage Loan’’ means, collectively, the 1000 Broadway Mortgage Loan and the Fox Tower Mortgage Loan.

‘‘1000/Fox Portfolio Mortgaged Properties’’ means, collectively, the 1000 Broadway Mortgaged Property and the Fox Tower Mortgaged Property.

‘‘2006 NOI’’ means, with respect to any mortgaged real property that secures an underlying mortgage loan, the net operating income with respect to that property for fiscal year 2006, based on information provided by the borrower.

‘‘Additional Trust Fund Expense’’ means an expense of the trust that—

•	arises out of a default on a mortgage loan or an otherwise unanticipated event,

•	is not required to be paid by any party to the series 2007-C4 pooling and servicing agreement,

•	is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

•	is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan, and

•	causes a shortfall in the payments of interest or principal on any class of series 2007-C4 certificates.

We provide some examples of Additional Trust Fund Expenses under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Administrative Cost Rate’’ means, with respect to each mortgage loan in the trust, the sum of—

•	the per annum rate at which the related master servicing fee (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2007-C4 pooling and servicing agreement, and

•	the per annum rate at which the monthly trustee fee is calculated under the series 2007-C4 pooling and servicing agreement.

‘‘ADR’’ means average daily rate.

‘‘AirTouch Spectrum Campus Borrower’’ means the borrower under the AirTouch Spectrum Campus Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The AirTouch Spectrum Campus Mortgage Loan—The Borrower’’ in this prospectus supplement.

‘‘AirTouch Spectrum Campus Mortgage Loan’’ means the underlying mortgage loan secured by the AirTouch Spectrum Campus Mortgaged Property.

‘‘AirTouch Spectrum Campus Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as AirTouch Spectrum Campus.

‘‘Algonquin Commons Phase I Mortgage Loan’’ means the underlying mortgage loan secured by the Algonquin Commons Phase I Mortgaged Property.

‘‘Algonquin Commons Phase I Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Algonquin Commons Phase I Mortgaged Property.

‘‘Algonquin Commons Phase II Mortgage Loan’’ means the underlying mortgage loan secured by the Algonquin Commons Phase II Mortgaged Property.

‘‘Algonquin Commons Phase II Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Algonquin Commons Phase II Mortgaged Property.

‘‘Algonquin Commons Portfolio Borrower’’ means the borrower under the Algonquin Commons Portfolio Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Algonquin Commons Portfolio Mortgage Loan—The Borrowers and Sponsor’’ in this prospectus supplement.

‘‘Algonquin Commons Portfolio Mortgage Loan’’ means, collectively, the Algonquin Commons Phase I Mortgage Loan and the Algonquin Commons Phase II Mortgage Loan.

‘‘Algonquin Commons Portfolio Mortgaged Property’’ means, collectively, the Algonquin Commons Phase I Mortgaged Property and the Algonquin Commons Phase II Mortgaged Property.

‘‘Appraisal Reduction Amount’’ means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of ‘‘x’’ over ‘‘y’’ where—

•	‘‘x’’ is equal to the sum of:

1.	the Stated Principal Balance of the mortgage loan;

2.	to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

3.	all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

4.	all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances as permitted under the series 2007-C4 pooling and servicing agreement;

5.	any other unpaid items that could become Additional Trust Fund Expenses in respect of the mortgage loan; and

6.	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

•	‘‘y’’ is equal to the sum of:

1.	the excess, if any, of—

(a)	90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer, acting in accordance with the Servicing Standard, based on its review of the related appraisal and other relevant information), over

(b)	the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

2.	the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that—

(a)	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

(b)	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the 12-month period following the date of determination, and

(c)	may be used to reduce the principal balance of the mortgage loan; and

3.	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

If, however, with respect to any mortgage loan in the trust—

•	an Appraisal Trigger Event occurs,

•	no appraisal or other valuation estimate, as described under ‘‘The Series 2007-C4 Pooling and Servicing Agreement—Required Appraisals,’’ is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event (or, in the case of a mortgage loan delinquency referred to in clause 1 of the second bullet of the definition of ‘‘Appraisal Trigger Event’’ below, no appraisal or other valuation estimate has been obtained or performed on the date of occurrence of that Appraisal Trigger Event), and

•	either—

1.	no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

2.	there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that would, in the special servicer’s judgment, materially affect the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

Each Appraisal Reduction Amount for a mortgage loan in the trust will be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal Trigger Event has occurred during the preceding three-month period; and no Appraisal Reduction Amount will exist as to any such mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

‘‘Appraisal Trigger Event’’ means, with respect to any mortgage loan in the trust, any of the following events:

•	the mortgage loan has been modified by the special servicer in a manner that—

1.	affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

2.	except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

3.	in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due on the mortgage loan;

•	the mortgage loan is delinquent—

1.	except in the case of a balloon payment, for 120 days beyond the date the subject payment was due, or

2.	solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

•	a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

•	the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•	the mortgaged real property securing the mortgage loan becomes an REO Property; or

•	the mortgage loan remains outstanding five years after any extension of its maturity.

‘‘Available P&I Funds’’ means the total amount available to make payments of interest and principal on the series 2007-C4 certificates on each distribution date. The Available P&I Funds are more particularly described under ‘‘The Series 2007-C4 Pooling and Servicing Agreement—Accounts— Collection Account—Withdrawals’’ in this prospectus supplement.

‘‘Balloon Balance’’ has the same meaning as ‘‘Maturity Balance.’’

‘‘Balloon Loan’’ means any mortgage loan in the trust that by its original terms or by virtue of any modification entered into as of the Issue Date provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

‘‘CBE’’ means corporate bond equivalent.

‘‘CERCLA’’ means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

‘‘Class A Senior Principal Payment Cross-Over Date’’ means the first distribution date as of the commencement of business on which—

•	the class A-1, A-2, A-3 and A-1A certificates, or any two or more of those classes, remain outstanding, and

•	the total principal balance of the class A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Class X Component’’ has the meaning assigned thereto under ‘‘Description of the Certificates— Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘CMSA’’ means the Commercial Mortgage Securities Association.

‘‘Condemnation Proceeds’’ means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘CPI’’ means consumer price index.

‘‘CPR’’ means an assumed constant prepayment rate each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘Cut-off Date LTV Ratio’’ and ‘‘Cut-off Date LTV’’ each means, with respect to any mortgage loan in the trust, the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

2.	(x) with respect to mortgaged real properties where an appraisal was conducted subsequent to January 1, 2006, the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement or (y) with respect to mortgaged real properties where an appraisal has not been conducted subsequent to January 1, 2006, the Estimated Market Value (but, in each case, without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan).

‘‘D(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

‘‘Default Interest’’ means any interest that—

•	accrues on a defaulted mortgage loan solely by reason of the subject default, and

•	is in excess of all interest at the related mortgage interest rate.

‘‘Discount Rate’’ means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the ‘‘Yield Maintenance Treasury Rate’’ when compounded semi-annually. The ‘‘Yield Maintenance Treasury Rate’’ means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date of the relevant prepaid mortgage loan. If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

‘‘DSCR’’ means debt service coverage ratio.

‘‘Effective Gross Income,’’ ‘‘EGI’’ and ‘‘U/W EGI’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	allowances for vacancies, concessions and credit losses.

In determining rental revenue for multifamily rental properties and self-storage properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were generally determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of EGI.

In determining the ‘‘revenue’’ component of EGI for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of EGI for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual effective gross income for a mortgaged property may be less than the EGI presented with respect to that property in this prospectus supplement.

For more detailed information regarding the EGI with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘Estimated Market Value’’ means the market value, determined by the Mortgage Loan Seller, based on the direct capitalization of the U/W NOI by the related capitalization rate specified on Annex A-1 to this prospectus supplement.

‘‘Euroclear’’ means The Euroclear System.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Excluded Plan’’ means any Plan with respect to which any member of the Restricted Group is a ‘‘plan sponsor’’ within the meaning of section 3(16)(B) of ERISA.

‘‘Exemption-Favored Party’’ means any of—

•	Lehman Brothers Inc.,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

•	any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

‘‘FF&E’’ means furniture, fixtures and equipment.

‘‘Fitch’’ means Fitch, Inc.

‘‘Fox Tower Mortgage Loan Borrower’’ means the borrower under the Fox Tower Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—1000/Fox Portfolio Mortgage Loan—The Borrowers and Sponsor’’ in this prospectus supplement.

‘‘Fox Tower Mortgage Loan’’ means the underlying mortgage loan secured by the Fox Tower Mortgaged Property.

‘‘Fox Tower Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Fox Tower.

‘‘FSMA’’ means the Financial Services and Markets Act 2000.

‘‘GAAP’’ means generally accepted accounting principles in the United States of America.

‘‘GLA’’ means gross leasable area.

‘‘Government Securities’’ means government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

‘‘Initial Loan Group 1 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group 1, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Loan Group 2 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group 2, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Mortgage Pool Balance’’ means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Insurance Proceeds’’ means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Issue Date’’ means the date of initial issuance for the series 2007-C4 certificates, which will be on or about August 9, 2007.

‘‘Lease Termination Payments’’ means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

‘‘Liquidation Proceeds’’ means, in general, all cash proceeds received and retained by the trust in connection with—

•	the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

•	the repurchase of any mortgage loan or any portion thereof by the Mortgage Loan Seller, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement;

•	the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under ‘‘The Series 2007-C4 Pooling and Servicing Agreement—Fair Value Option’’ in this prospectus supplement;

•	the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2007-C4 controlling class or the master servicer, as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement;

•	the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

•	the sale of an REO Property.

‘‘Loan Group 1’’ means the group of mortgage loans designated as such and described under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

‘‘Loan Group 2’’ means the group of mortgage loans designated as such and described under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

‘‘Loan per Bed’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a healthcare property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this prospectus supplement, divided by the number of beds at or in the related mortgaged real property.

‘‘Loan per SF,’’ ‘‘Loan per Sq. Ft.’’ and ‘‘Loan per Square Foot’’ each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this prospectus supplement, divided by the net rentable square foot area of the related mortgaged real property.

‘‘Loan per Unit’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment or a hospitality property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this prospectus supplement, divided by the number of dwelling units or guest rooms, as applicable, at or on the related mortgaged real property.

‘‘LOC’’ means letter of credit.

‘‘LTV’’ means loan-to-value ratio.

‘‘L(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

‘‘Master Servicer Remittance Amount’’ has the meaning assigned to that term under ‘‘The Series 2007-C4 Pooling and Servicing Agreement—Accounts—Custodial Account—Withdrawals’’ in this prospectus supplement.

‘‘Material Breach’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool —Representations and Warranties’’ in this prospectus supplement.

‘‘Material Document Omission’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ in this prospectus supplement.

‘‘Maturity Balance’’ means, with respect to any mortgage loan in the trust, the expected balance of the subject mortgage loan on its maturity date, calculated based on the assumption that there are no prepayments of principal or defaults, and otherwise based on the Modeling Assumptions.

‘‘Maturity Date Loan-to-Value Ratio,’’ ‘‘Maturity Date LTV,’’ ‘‘ Maturity LTV Ratio’’ and ‘‘Scheduled Maturity LTV’’ each means, with respect to any mortgage loan in the trust, the ratio, expressed as a percentage, of—

1.	the Maturity Balance of the subject underlying mortgage loan, to

2.	(x) with respect to mortgaged real properties where an appraisal was conducted subsequent to January 1, 2006, the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement or (y) with respect to mortgaged real properties where an appraisal has not been conducted subsequent to January 1, 2006, the Estimated Market Value (but, in each case, without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan).

‘‘Modeling Assumptions’’ means, collectively, the following assumptions regarding the series 2007-C4 certificates and the mortgage loans in the trust:

•	the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance and the Initial Loan Group 2 Balance are as set forth under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement;

•	the initial total principal balance or notional amount, as the case may be, of each class of series 2007-C4 certificates is as described in this prospectus supplement;

•	there are no delinquencies or losses with respect to the mortgage loans;

•	there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

•	there are no Appraisal Reduction Amounts with respect to the mortgage loans;

•	there are no casualties or condemnations affecting the corresponding mortgaged real properties;

•	each of the mortgage loans provides for monthly payments which are timely received;

•	all prepayments on the mortgage loans are assumed to be accompanied by a full month’s interest;

•	there are no breaches of the representations and warranties of the Mortgage Loan Seller regarding the mortgage loans;

•	no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan’s prepayment lock-out period, defeasance period or yield maintenance period, in each case if any;

•	except as otherwise expressly assumed in any of the other bullets in this definition, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

•	no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under ‘‘Description of the Offered Certificates—Termination;’’

•	there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

•	there are no Additional Trust Fund Expenses;

•	payments on the offered certificates are made on the 15th day of each month, commencing in August 2007;

•	the offered certificates are settled on August 9, 2007; and

•	With respect to the two (2) cross-collateralized underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Fox Tower and 1000 Broadway, respectively, it is assumed that those mortgage loans are not cross-collateralized (and there is no requirement that any prepayment of one such mortgage loan requires a prepayment of the other) for the purposes of any of the prepayment scenarios set forth on Annexes C-1 and C-2 in this prospectus supplement.

‘‘Mortgage Loan Purchase Agreement’’ means the agreement between us and the Mortgage Loan Seller, pursuant to which the Mortgage Loan Seller will sell us the mortgage loans that we will include in the trust fund.

‘‘Mortgage Loan Seller’’ means TIAA.

‘‘Moody’s’’ means Moody’s Investors Service, Inc.

‘‘N/A’’ and ‘‘NAP’’ mean that, with respect to a particular category of data, the data is not applicable.

‘‘NAV’’ means that, with respect to a particular category of data, the data is not available.

‘‘NCF means net cash flow.

‘‘Net Aggregate Prepayment Interest Shortfall’’ means, with respect to any distribution date, the excess, if any, of—

•	the total Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

•	the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

‘‘Net Mortgage Pass-Through Rate’’ means an annual rate equal to—

1.	the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

minus

2.	the related Administrative Cost Rate.

‘‘NOI’’ means net operating income.

‘‘NR’’ means not rated.

‘‘NYSTRS’’ means New York State Teachers’ Retirement System.

‘‘Occupancy Rate’’ means, with respect to each mortgaged real property, the percentage of units or net rentable square footage rented as of the date of the related rent roll set forth in the ‘‘Occupancy Date’’ column on Annex A-1 to this prospectus supplement.

‘‘O(z)’’ means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

‘‘One Convention Place Borrower’’ means the borrower under the One Convention Place Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans —The One Convention Place Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘One Convention Place Mortgage Loan’’ means the underlying mortgage loan secured by the One Convention Place Mortgaged Property.

‘‘One Convention Place Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as One Convention Place.

‘‘Original Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

‘‘Original Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

‘‘Original Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

‘‘Other Secured Debt’’ means debt that is secured by the related mortgaged real property or by direct or indirect interests in the borrower of the related underlying mortgage loan.

‘‘P&I’’ means principal and/or interest.

‘‘Party in Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of the Internal Revenue Code.

‘‘Permitted Encumbrances’’ means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

•	liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

•	covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender’s title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

•	the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

•	condominium declarations of record and identified in the related lender’s title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment), and

•	if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized.

‘‘Permitted Investments’’ means U.S. government securities and other investment grade obligations specified in the series 2007-C4 pooling and servicing agreement.

‘‘Pinnacle Towers Borrower’’ means the borrower under the Pinnacle Towers Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Pinnacle Towers Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Pinnacle Towers Mortgage Loan’’ means the underlying mortgage loan secured by the Pinnacle Towers Mortgaged Property.

‘‘Pinnacle Towers Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pinnacle Towers.

‘‘Plan’’ means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA, as modified by Section 3(42) of ERISA.

‘‘Prepayment Interest Excess’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest included in that interest collection.

‘‘Prepayment Interest Shortfall’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest.

‘‘Prepayment Provisions’’ means, with respect to any underlying mortgage loan, the type and duration of any indicated prepayment provision. The number in any parenthetical reflects the number of calendar months in the applicable period during which the subject prepayment provision is in effect, with any partial calendar month being calculated as a full calendar month, commencing with the calendar month in which the origination date occurred and ending in the calendar month in which the prepayment period terminates. For example, an underlying mortgage loan that was originated on December 17, 2006 and is in a lockout period through December 16, 2007 has a total lockout period consisting of 13 months.

‘‘PTCE’’ means prohibited transaction class exemption.

‘‘PTE’’ means prohibited transaction exemption.

‘‘Realized Losses’’ mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Recovered Amount’’ has the meaning assigned to that term in the definition of ‘‘Total Principal Distribution Amount’’ below in this glossary.

‘‘Regency Portfolio Borrowers’’ means the borrowers under the Regency Portfolio Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Regency Portfolio Mortgage Loan—The Borrowers and Sponsor’’ in this prospectus supplement.

‘‘Regency Portfolio Mortgage Loan’’ means, collectively, the underlying mortgage loans secured by the Regency Portfolio Mortgaged Property.

‘‘Regency Portfolio Mortgaged Property’’ means, collectively, the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Regency Portfolio.

‘‘REIT’’ means real estate investment trust.

‘‘Relevant Implementation Date’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this prospectus supplement.

‘‘Relevant Member State’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this prospectus supplement.

‘‘Remaining Amortization Term’’ or ‘‘Remaining Amortization’’ each means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

‘‘Remaining Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

‘‘Remaining Term to Maturity’’ or ‘‘Remaining Term’’ each means, with respect to each mortgage loan in the trust, the number of months remaining to maturity.

‘‘REMIC’’ means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

‘‘REO Property’’ means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

‘‘Replacement Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

‘‘Restricted Group’’ means, collectively—

1.	the trustee,

2.	the Exemption-Favored Parties,

3.	us,

4.	the master servicer,

5.	the special servicer,

6.	any sub-servicers,

7.	the Mortgage Loan Seller,

8.	each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

9.	any and all affiliates of any of the aforementioned persons.

‘‘REVPAR’’ means, with respect to any hospitality property, revenues per available room.

‘‘S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘Sammamish Parkplace Borrower’’ means the borrower under the Sammamish Parkplace Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans —The Sammamish Parkplace Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Sammamish Parkplace Mortgage Loan’’ means the underlying mortgage loan secured by the Sammamish Parkplace Mortgaged Property.

‘‘Sammamish Parkplace Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sammamish Parkplace.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended.

‘‘Servicing File’’ means, in general, with respect to each underlying mortgage loan, to the extent obtained in connection with such underlying mortgage loan, the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, reserve agreements, organizational documentation for the related borrower, the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates or insurance review reports, leases for tenants representing 10% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements, rent roll, property operating statement and financial statements for the related guarantor or indemnitor, cash management or lockbox agreement and zoning letters or zoning reports.

‘‘Servicing Standard’’ means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series 2007-C4 certificateholders, those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2007-C4 pooling and servicing agreement:

•	in accordance with the higher of the following standards of care—

1.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

2.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2007-C4 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

•	with a view to—

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

2.	in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 2007-C4 certificateholders (as a collective whole) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.	any relationship, including as lender on any other debt (including mezzanine debt) that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2007-C4 pooling and servicing agreement,

2.	the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2007-C4 certificate,

3.	the obligation of the master servicer or the special servicer, as the case may be, to make advances,

4.	the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2007-C4 pooling and servicing agreement generally or with respect to any particular transaction, and

5.	the ownership, servicing or management for others of any mortgage loan or real property not subject to the series 2007-C4 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

‘‘Servicing Transfer Event’’ means, with respect to any mortgage loan being serviced under the series 2007-C4 pooling and servicing agreement, any of the following events:

1.	the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2007-C4 controlling class representative) determines that it will continue, unremedied (without regard to any grace period)—

(a)	except in the case of a delinquent balloon payment, for 120 days beyond the date the subject payment was due, or

(b)	solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur)

2.	a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined (subject to any required consent of the series 2007-C4 controlling class representative, if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2007-C4 certificateholders, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2007-C4 certificateholders;

3.	the master servicer determines, or the special servicer (with the consent of the series 2007-C4 controlling class representative) determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2007-C4 certificateholders and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

4.	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

5.	the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

A Servicing Transfer Event will cease to exist, if and when:

•	with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

•	with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

•	with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

•	with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

‘‘SF’’ means square feet.

‘‘SFERS’’ means The City and County of San Francisco Employees’ Retirement System.

‘‘Shadow’’ means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

‘‘Shadow Rating’’ means that it has been confirmed to us by S&P and Fitch that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘Stated Principal Balance’’ means, for each mortgage loan in the trust, an amount that:

•	will initially equal its cut-off date principal balance; and

•	will be permanently reduced on each distribution date, to not less than zero, by—

1.	that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any reduction in, or addition to, that Total Principal Distribution Amount contemplated by the second paragraph and/or third paragraph of the definition of ‘‘Total Principal Distribution Amount’’ below in this glossary), and

2.	the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

However, the ‘‘Stated Principal Balance’’ of an underlying mortgage loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

‘‘TI/LC’’ means tenant improvements and leasing commissions.

‘‘TI/LC Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

‘‘Total Expenses’’ and ‘‘U/W Total Expenses’’ each means, for any mortgaged real property securing a mortgage loan in the trust, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and ground lease payments.

In determining ‘‘Total Expenses’’ for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used; and

•	property management fees were generally assumed to be 1.0% to 5.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact be consistent with actual property performance. Actual annual total expenses for a mortgaged property may be more than the Total Expenses presented with respect to that property in this prospectus supplement.

For more detailed information regarding the Total Expenses with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Total Principal Distribution Amount’’ means, for any distribution date, an amount equal to the total, without duplication, of the following:

•	all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

•	all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

•	all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

•	all advances of principal made with respect to the underlying mortgage loans for that distribution date.

Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (together with accrued interest thereon), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2007-C4 principal balance certificates (with a corresponding reduction in the applicable Total Principal Distribution Amount), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2007-C4 certificates. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that Default Interest, late payment charge or other amount was received. For purposes of determining the respective portions of the Total Principal Distribution Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

The Total Principal Distribution Amount will be reduced by the portion of payments of workout fees and liquidation fees with respect to collections of principal.

‘‘TRIA’’ means the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005.

‘‘Underwriter Exemption’’ means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58, Prohibited Transaction Exemption 2002-41 and Prohibited Transaction Exemption 2007-05, as described under ‘‘ERISA Considerations’’ in this prospectus supplement.

‘‘Underwriting Reserves’’ means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Underwritten Net Cash Flow.

‘‘Underwritten Debt Service Coverage Ratio’’ means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of—

•	the annual U/W Net Cash Flow for the related mortgaged real property or properties (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

•	twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an initial interest-only period, on the first due date after the commencement of the scheduled amortization.

Notwithstanding the foregoing, in the case of any mortgage loan that provides for payments of interest only until the related stated maturity date, the amount described in the second bullet of the preceding sentence is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the 12-month period following the cut-off date.

In the case of some of the underlying mortgage loans, the calculation of Underwritten Debt Service Coverage Ratio for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this prospectus supplement.

For additional information regarding the Underwritten Debt Service Coverage Ratio with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Underwritten Net Cash Flow’’ means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	the total of the following items—

(a)	allowances for vacancies and credit losses,

(b)	operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

(c)	fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

(d)	replacement reserves, based either on actual reserves or on underwritten annualized amounts.

Underwritten Net Cash Flow can also be expressed as (a) Effective Gross Income minus (b) Total Expenses and capital expenditure reserves.

Underwritten Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

In determining the Underwritten Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

•	rolling 12-month operating statements;

•	applicable year-to-date financial statements, if available;

•	full year budgeted financial statements, if available;

•	except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than eight months prior to the respective date of origination; and

•	in the case of single tenant properties, the payments due under the related lease.

In the case of the underlying mortgage loans described under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans’’ in this prospectus supplement and a few other underlying mortgage loans, some of the above described items were reviewed by an accountant under a set of agreed upon procedures. Except as described in the prior sentence, however, these items were not audited or otherwise confirmed by an independent party.

In determining rental revenue for multifamily rental properties and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Underwritten Net Cash Flow.

In determining the ‘‘revenue’’ component of Underwritten Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of Underwritten Net Cash Flow for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a mortgaged property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus supplement.

In determining the ‘‘expense’’ component of Underwritten Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

•	property management fees were generally assumed to be 1.0% to 5.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000; and

•	in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures.

Annual replacement reserves are—

(a)	in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.25 per square foot of net rentable commercial area and may be zero;

(b)	in the case of multifamily rental apartments, generally not less than $200 per residential unit per year, depending on the condition of the property any may be zero; and

(c)	in the case of hospitality properties, generally 4%, inclusive of gross revenues.

In some instances, the related originator (where it deemed appropriate) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing ‘‘Underwritten Net Cash Flow.’’

For more detailed information regarding the Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

Underwritten Net Cash Flow will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘Underwritten Net Operating Income’’ means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

•	the Underwritten Net Cash Flow for that mortgaged real property;

plus

•	capital expenditure reserves.

Underwritten Net Operating Income can also be expressed as Effective Gross Income minus Total Expenses.

Underwritten Net Operating Income will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘United States Person’’ means—

•	a citizen or resident of the United States,

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

‘‘U/W EGI’’ has the same meaning as Effective Gross Income.

‘‘U/W NCF’’ has the same meaning as Underwritten Net Cash Flow.

‘‘U/W DSCR’’ has the same meaning as Underwritten Debt Service Coverage Ratio.

‘‘U/W Net Cash Flow’’ has the same meaning as Underwritten Net Cash Flow.

‘‘U/W Net Operating Income’’ has the same meaning as Underwritten Net Operating Income.

‘‘U/W NOI’’ has the same meaning as Underwritten Net Operating Income.

‘‘U/W Occupancy Percentage’’ or ‘‘ U/W Occupancy Rate’’ means:

•	in the case of multifamily rental properties, the percentage of rental units, as applicable, that are rented as of the date of determination;

•	in the case of office, retail, industrial/warehouse, multifamily and commercial properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph); and

•	in the case of hospitality properties, the average occupancy for the year 2006.

U/W Occupancy Percentage or U/W Occupancy Rate with respect to an underlying mortgage loan secured by multiple mortgaged real properties reflects the weighted average occupancy of those mortgaged real properties based upon the portion of such mortgage loan allocated to each related mortgaged real property.

In the case of some of the underlying mortgage loans, the calculation of U/W Occupancy Percentage or U/W Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

For more detailed information regarding U/W Occupancy Percentages and U/W Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘U/W Total Expenses’’ has the same meaning as Total Expenses.

‘‘Wachovia’’ means Wachovia Bank, National Association.

‘‘Weighted Average Pool Pass-Through Rate’’ means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans for the related distribution date, weighted on the basis of those mortgage loans’ respective Stated Principal Balances immediately prior to the related distribution date.

‘‘Wells Fargo’’ means Wells Fargo Bank, N.A.

‘‘Year Built’’ means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

‘‘Year Renovated’’ means the year that a mortgaged real property was most recently renovated in a substantial manner.

‘‘YM(y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

‘‘YM(x) % (y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

ANNEX A-1

CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

TIAA SEASONED COMMERCIAL MORTGAGE TRUST 2007-C4

ITALICS Indicate Loans Secured by Multiple Properties

Capitalized terms used on this Annex A-1 have the same meanings assigned thereto in the Glossary to the accompanying Offering Prospectus

CONTROL  FOOTNOTE  GROUP    MORTGAGE
  NO.      NO.      NO.   LOAN SELLER                PROPERTY NAME                                       ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1       (7)       1    TIAA         1000/Fox Portfolio                            Various
   1A      (7)       1    TIAA         Fox Tower                                     805 SW Broadway
   1B      (7)       1    TIAA         1000 Broadway                                 1000 SW Broadway Avenue
   2       (8)       1    TIAA         Algonquin Commons Portfolio                   1520 Randall Road
   2A      (8)       1    TIAA         Algonquin Commons Phase I                     1520 Randall Road
------------------------------------------------------------------------------------------------------------------------------------
   2B      (8)       1    TIAA         Algonquin Commons Phase II                    1520 Randall Road
   3       (9)       1    TIAA         Sammamish Parkplace                           21925,21933,21930 SE 51st Street
   4                 1    TIAA         Pinnacle Towers                               1751-1753 Pinnacle Drive
   5       (10)      1    TIAA         Airtouch Spectrum Campus                      1505 Sand Canyon Avenue
   6                 1    TIAA         One Convention Place                          701 Pike Street
------------------------------------------------------------------------------------------------------------------------------------
   7                 1    TIAA         Regency Portfolio                             Various
   7A                1    TIAA         Regency West VII & VIII O.B.                  4400 & 4350 Westown Parkway
   7B                1    TIAA         Regency West V & VI Off/Bldg                  4500 & 4600 Westown Parkway
   7C                1    TIAA         Regency West 4                                4700 Westown Parkway
   7D                1    TIAA         Regency West 3                                4800 Westown Parkway
------------------------------------------------------------------------------------------------------------------------------------
   7E                1    TIAA         Regency West 1                                50th & Westown Parkway
   7F                1    TIAA         Regency West 2                                1401 50th St.
   8                 1    TIAA         University Commons Shopping Cntr              1400 Glades Road
   9                 1    TIAA         Concord Airport Plaza                         1200 & 1220 Concord Avenue, 2200 John Glenn
                                                                                     Drive
   10                1    TIAA         Quincy Street Station                         4001 North Fairfax Drive
------------------------------------------------------------------------------------------------------------------------------------
   11      (11)      1    TIAA         US Bank Plaza                                 101 South Capitol Blvd.
   12                1    TIAA         Specialty Laboratories                        27027 Tourney Point Road
   13                1    TIAA         Key West Corp. Cntr. II, III & IV             9410, 9420 & 9430 Key West Ave
   14                1    TIAA         Tiffany Plaza Retail Center                   7300-7800 East Hampden Ave
   15                1    TIAA         Centrum At Crossroads Shop.Ctr.               2416 Walnut Street
------------------------------------------------------------------------------------------------------------------------------------
   16                1    TIAA         Patriot Business Park Portfolio               Various
  16A                1    TIAA         Patriot Business Park - East                  7852 Walker Drive
  16B                1    TIAA         Patriot Business Park West                    7850 Walker Road
   17                1    TIAA         Franklin Farm Village                         13300 - 13360 Franklin Farm Rd
   18                1    TIAA         Fairway Plaza II                              5542-5692 Fairmont Parkway
------------------------------------------------------------------------------------------------------------------------------------
   19                1    TIAA         Crossroads Commons Retail SC                  8825-8975 W. Charleston Blvd
   20                1    TIAA         Wheatley Plaza                                S/E/C Northern Blvd. & Glen Clove Road
   21      (12)      1    TIAA         Colonnade At Union Mill                       5740 Union Mill Road
   22                1    TIAA         North Hills Industrial Park                   16689, 16715 Schoenborn Street
   23                1    TIAA         Charles County Shopping Center                3215 Plaza Way
------------------------------------------------------------------------------------------------------------------------------------
   24                1    TIAA         Linda Mar Shopping Center                     576 Linda Mar Boulevard
   25      (13)      1    TIAA         Webster Square                                260 Daniel Webster Highway
   26                1    TIAA         Wilton Connor Packaging Dist Center           3700 Display Drive
   27                1    TIAA         Snellville Pavilion Shpg.                     2059 Scenic Highway
   28      (14)      1    TIAA         Alton Corporate Center                        16205,16215,16225 Alton Pkwy.
------------------------------------------------------------------------------------------------------------------------------------
   29      (15)      1    TIAA         Dulles Business Park                          3750, 3863, 3855, 3859 Centerview Drive
   30                2    TIAA         Harbor Point Apartments                       2 Harbor Point Drive
   31                1    TIAA         Shoppes At Dilworthtown Crossing              Route 202 And Dilworthtown Road
   32                1    TIAA         Shops At Monocacy                             1700 Kingfisher Drive
   33                1    TIAA         2200 Renaissance                              2200 Renaissance Blvd
------------------------------------------------------------------------------------------------------------------------------------
   34                1    TIAA         Plaza In The Park                             5150 Buffalo Speedway
   35                1    TIAA         15 Exchange Place Office                      15 Exchange Place
   36                1    TIAA         Kyrene Commerce Plex                          8240-8410 South Kyrene Rd
   37                1    TIAA         Market Place And New Market Portfolio         Various
  37A                1    TIAA         New Market Square                             2727 S Church Street
------------------------------------------------------------------------------------------------------------------------------------
  37B                1    TIAA         Marketplace On Harden Shopping Center         1001 Harden Street
   38      (16)      1    TIAA         Muddy Branch                                  800 Muddy Branch Square
   39                1    TIAA         Mirasol Walk Shopping Cntr.                   6249 Pga Blvd
   40                1    TIAA         Olympia Plaza                                 3870, 3880, 3890 Murphy Canyon Road
   41                1    TIAA         The Bergman Office Portfolio                  Various
------------------------------------------------------------------------------------------------------------------------------------
 41.01               1    TIAA         One Kalisa Way                                One Kalisa Way
 41.02               1    TIAA         299 Market Street                             299 Market Street
 41.03               1    TIAA         25 East Spring Valley Avenue                  25 East Spring Valley Avenue
   42                1    TIAA         Colony Place Shopping Center                  7741 Colony Road
   43                1    TIAA         Whitehall Crossing Shopping Center            100 -280 North Gates Drive
------------------------------------------------------------------------------------------------------------------------------------
   44                2    TIAA         Highland House Apartments                     5480 Wisconsin Ave
   45                1    TIAA         Westminster Crossing West Shopping Cntr       400 Englar Rd
   46                1    TIAA         Pinnacle Peak Commerceplex I                  23910 N. 19th Avenue
   47                1    TIAA         Henderson Beltway Office Center               140, 160 & 170 N Stephanie Street
   48                1    TIAA         Radcliffe At Towson                           1012 York Road
------------------------------------------------------------------------------------------------------------------------------------
   49                1    TIAA         Novato Fair Shopping Center                   900-946 Diablo Avenue And 7135-7145 Redwood
                                                                                     Boulevard
   50                1    TIAA         Westfield Village Shopping Center Store#2160  9349-9369 Sheridan Blvd.
   51                1    TIAA         Pottery/Tiffany/ Legg Portfolio               Various
  51A                1    TIAA         Tiffany Building                              40-44 Post Road
  51B                1    TIAA         Pottery Barn Building                         27 Main Street
------------------------------------------------------------------------------------------------------------------------------------
  51C                1    TIAA         Legg Mason Building                           138-142 Central Ave
   52      (17)      1    TIAA         Capital Office V                              6404 Ivy Lane
   53                1    TIAA         Craig Lamb Distribution Center                4200 & 4300 Flossmoor St
   54                1    TIAA         600 University Park Place                     600 University Park Place
   55                1    TIAA         Boca Valley Plaza Shopping Center             7401 N Federal Highway
------------------------------------------------------------------------------------------------------------------------------------
   56                1    TIAA         Milwaukee Whole Foods                         2305 North Prospect Avenue
   57                2    TIAA         Entrada Apartments                            1325 Island Avenue
   58                1    TIAA         711 Westchester Avenue                        711 Westchester Avenue
   59                1    TIAA         Clayton Corporate Park                        700 Corporate Park Drive
   60                1    TIAA         Manokeek Village Center                       Sec Of Indian Highway & Berry Road
------------------------------------------------------------------------------------------------------------------------------------
   61                1    TIAA         Huntington Millennium Center                  181 West Huntington Drive
   62                2    TIAA         Broadway Plaza Apartments                     700 Broadway Avenue East
   63                1    TIAA         Prospect Park Portfolio                       Various
  63A                1    TIAA         Prospect Park - Bldg B                        11020 Sun Center Drive
  63B                1    TIAA         Prospect Park - Bldg. A                       29269 Prospect Park Drive
------------------------------------------------------------------------------------------------------------------------------------
   64                1    TIAA         2750 Monroe Blvd. (Quest)                     2750 Monroe Boulevard
   65                1    TIAA         Springfield Office Center                     6564 Loisdale Court
   66                1    TIAA         Loehmann's Plaza                              5200-5290 Randolph Road
   67                1    TIAA         Mesa Vista Business Center                    2955 W. Mesa Vista Ave. And 3950 W. Diablo Dr.
   68                1    TIAA         North Utica Shopping Center                   50 Auert Avenue
------------------------------------------------------------------------------------------------------------------------------------
   69                1    TIAA         660 Pennsylvania Avenue Retail/Office         660 & 656 Pennsylvania Ave And 325-327 7Th
                                                                                     Street, Se
   70                1    TIAA         Seven Square Corporate Park Portfolio         Various
  70A                1    TIAA         Seven Square Corporate Park 9110              9110 Philadelphia Rd
  70B                1    TIAA         Seven Square Corporate Park                   6820 Hospital Drive
   71                1    TIAA         Burke Town Plaza                              9582 Old Keene Mill Rd
------------------------------------------------------------------------------------------------------------------------------------
   72                1    TIAA         Mcdowell Mountain Marketplace                 10111 East Bell Rd
   73                1    TIAA         Warm Springs Business Center I & II           7140, 7180, 7220 And 7260 Industrial Road
   74                1    TIAA         Fountain Plaza One Condominium                701 Town Center Drive
   75                1    TIAA         Rain & Hail Headquarter Bldg                  9200 Northpark Drive
   76                1    TIAA         Pinnacle Peak 2                               23610 & 23620 North 20th Drive
------------------------------------------------------------------------------------------------------------------------------------
   77                1    TIAA         San Gabriel Medical Plaza Office              207 South Santa Anita Street
   78                1    TIAA         Meadows Shopping Center                       1540 N.W. Gilman Blvd.
   79                1    TIAA         Spencer & Helm Business Center(EJM)           1650 & 1660 Helm Drive And 6672 Spencer Street
   80                1    TIAA         Homewood Suites Hotel                         350 Rocky Run Parkway
   81                1    TIAA         Arrowhead Commerce Center 13&14               3655 E Patrick Lane 6180 S. Pearl Street
------------------------------------------------------------------------------------------------------------------------------------
   82                2    TIAA         Lakes At Woodmont Apartments                  10100 Desmond Place
   83                1    TIAA         Ventana Lakes Village Center                  20283, 20351, 20403, 20255 North Lake Pleasant
                                                                                     Road
   84                2    TIAA         Fountain Villas Apartments                    1001 Cascade Circle
   85                2    TIAA         The Woodlands Apartments                      1000 Kenwood Court
   86                1    TIAA         Bay Pointe Space Center                       2323 Clear Lake City Blvd
------------------------------------------------------------------------------------------------------------------------------------
   87                1    TIAA         Publix At Westchase                           12139 W Linebaugh Ave
   88                1    TIAA         Shoppes Of Williston Road                     5200 SW 34th Street
   89                1    TIAA         Northport/Gunn Portfolio                      Various
  89A                1    TIAA         Northport VII & VIII                          8506 & 8508 Benjamin Road
  89B                1    TIAA         Gunn Collection Retail Center                 5632 Gunn Highway
------------------------------------------------------------------------------------------------------------------------------------
   90                1    TIAA         Belle Hall Shopping Center I                  620-636 Long Point Road
   91                1    TIAA         Sierra Health Services                        4475 South Eastern Avenue
   92                1    TIAA         Arrowhead Commerce Center                     6275 & 6255 South Sandhill Rd
   93                1    TIAA         Seven Lebanon Street                          7 Lebanon Street
   94                2    TIAA         Yale Village Apartments                       1699 Yale Place
------------------------------------------------------------------------------------------------------------------------------------
   95                1    TIAA         Baymeadows Business Center                    8226 Phillips Highway
   96                1    TIAA         Cinco Ranch                                   22010-22140 Westheimer Parkway
   97                1    TIAA         Cruse Market Place                            Neq Buford Highway (Georgia Highway 20) and
                                                                                     Samples Road
   98      (18)      1    TIAA         1600 Manor Drive                              1600 Manor Drive
   99                1    TIAA         Southpoint Center                             4125 9th Street SW
------------------------------------------------------------------------------------------------------------------------------------
  100                1    TIAA         75th & I-10 Commerceplex                      7310 West Roosevelt St
  101                1    TIAA         Chaparral Plaza Retail Center                 7908 East Chaparral Rd
  102                1    TIAA         Champion Forest CVS Center                    5603 F.M. 1960 West
  103                1    TIAA         Village Commons At Wesley Chapel              5920 Weddington Monroe Road
  104                1    TIAA         St Cloud West Publix Shopping Center          4401-4437 13th Street
------------------------------------------------------------------------------------------------------------------------------------
  105                1    TIAA         Arrowhead Buildings 11 & 12                   6275 & 6295 S. Pearl St.
  106                2    TIAA         The Boulevard Apartments                      2440 N Boulevard
  107                1    TIAA         The Cascades At Isleworth                     4848- 4876 S. Apolka Vineland Road
  108                1    TIAA         Pinnacle Peak Commerceplex 3                  23616 & 23606 North 19th Ave
  109                1    TIAA         Commerce Office Center                        5200 Commerce Crossings Drive Center
------------------------------------------------------------------------------------------------------------------------------------
  110                1    TIAA         Causeway Corporate Centre                     1800 SE 10Th Avenue
  111                1    TIAA         Northgate Square Shopping Center              3939 Van Dyke Road
  112                1    TIAA         Rivergate Plaza                               1101-93 SE Port St Lucie Blvd
  113                1    TIAA         South Shore Harbour Shopping Center           2951 Marina Bay Drive
  114                1    TIAA         Lyons Corporate Park                          6601 Lyons Road
------------------------------------------------------------------------------------------------------------------------------------
  115                1    TIAA         Fairview Corporate Center                     600 South 56th Street
  116                1    TIAA         Ravenstone Village Shopping Center            121 Sherron Road
  117                1    TIAA         New Market Plaza                              980 South Main Street
  118                2    TIAA         900 West 23rd Street Apartments               900 West 23rd Street
  119                1    TIAA         Arrowhead Building 15                         3650 East Post Road
------------------------------------------------------------------------------------------------------------------------------------
  120                1    TIAA         8 Essex Center Drive                          8 Essex Center Drive
  121                1    TIAA         Sea Island Shopping Center                    1220 Ben Sawyer Boulevard
  122                1    TIAA         Craig & Lamb Distribution Ctr - Bldg A        4390 Flossmoor Street
  123                2    TIAA         Partridge Hill Apartments                     5 Valley View Blvd
  124                1    TIAA         Montgomery Airpark Business Park              19200 &7600-20 Chennault Way Rickenbacker Drive
------------------------------------------------------------------------------------------------------------------------------------
  125                1    TIAA         Holly Portfolio                               Various
  125A               1    TIAA         Holly IV                                      44421 Airport Road
  125B               1    TIAA         Holly I                                       44425 Airport Road
  126                1    TIAA         Sav On Drugs                                  155 Pacific Coast Hwy
  127                1    TIAA         20410 Century Boulevard                       20410 Century Blvd
------------------------------------------------------------------------------------------------------------------------------------
  128                1    TIAA         Columbia II Industrial Building               9475 Gerwig Lane
  129                1    TIAA         Blue Diamond Business Cntr-Bldg 1             8050 Arville Street
  130                1    TIAA         Global Motorsport                             5855 Carbonmill Dr
  131                1    TIAA         Columbia III Industrial Building              9520 Gerwig Lane
  132                1    TIAA         Fishers Lane Commerce Center                  5609 Fishers Lane
------------------------------------------------------------------------------------------------------------------------------------
  133                1    TIAA         Chart House Inc.                              2700 Stemmons Complex

                                                        CROSS       ORIGINAL    INITIAL MORTGAGE   % OF AGGREGATE
CONTROL                                            COLLATERALIZED    BALANCE      POOL BALANCE    INITIAL MORTGAGE
  NO.              CITY            STATE    ZIP      GROUPS (1)      ($) (5)         ($) (5)      POOL BALANCE (5)
------------------------------------------------------------------------------------------------------------------

   1     Portland                  OR       97205  Yes-A           128,000,000       120,433,338              5.8%
   1A    Portland                  OR       97205  Yes-A            96,000,000        91,254,536              4.4%
   1B    Portland                  OR       97205  Yes-A            32,000,000        29,178,803              1.4%
   2     Algonquin                 IL       60102  Yes-B            98,300,000        95,880,566              4.6%
   2A    Algonquin                 IL       60102  Yes-B            77,300,000        75,390,383              3.6%
------------------------------------------------------------------------------------------------------------------
   2B    Algonquin                 IL       60102  Yes-B            21,000,000        20,490,183              1.0%
   3     Issaquah                  WA       98029  No               92,000,000        87,519,932              4.2%
   4     Mclean                    VA       22102  No               65,000,000        61,516,439              2.9%
   5     Irvine                    CA       92618  No               73,000,000        60,036,328              2.9%
   6     Seattle                   WA       98101  No               54,300,000        54,300,000              2.6%
------------------------------------------------------------------------------------------------------------------
   7     West Des Moines           IA       50266  Yes-C            45,568,300        43,306,612              2.1%
   7A    West Des Moines           IA       50266  Yes-C            14,543,446        13,821,612              0.7%
   7B    West Des Moines           IA       50266  Yes-C            12,168,600        11,564,636              0.6%
   7C    West Des Moines           IA       50266  Yes-C             5,979,519         5,682,737              0.3%
   7D    West Des Moines           IA       50266  Yes-C             4,760,017         4,523,763              0.2%
------------------------------------------------------------------------------------------------------------------
   7E    West Des Moines           IA       50266  Yes-C             4,058,360         3,856,932              0.2%
   7F    West Des Moines           IA       50266  Yes-C             4,058,360         3,856,932              0.2%
   8     Boca Raton                FL       33431  No               38,000,000        38,000,000              1.8%
   9     Concord                   CA       94520  No               42,000,000        37,947,396              1.8%
   10    Arlington                 VA       22203  No               34,000,000        32,861,719              1.6%
------------------------------------------------------------------------------------------------------------------
   11    Boise                     ID       83702  No               30,750,000        29,771,104              1.4%
   12    Santa Clarita             CA       91355  No               28,200,000        28,200,000              1.3%
   13    Rockville                 MD       20850  No               26,000,000        25,291,440              1.2%
   14    Denver                    CO       80231  No               25,000,000        24,448,216              1.2%
   15    Cary                      NC       27511  No               24,825,000        23,198,144              1.1%
------------------------------------------------------------------------------------------------------------------
   16    Greenbelt                 MD       20770  Yes-I            23,400,000        22,806,623              1.1%
  16A    Greenbelt                 MD       20770  Yes-I            11,700,000        11,473,937              0.5%
  16B    Greenbelt                 MD       20770  Yes-I            11,700,000        11,332,686              0.5%
   17    Herndon                   VA       20171  No               22,450,000        22,450,000              1.1%
   18    Pasadena                  TX       77505  No               23,175,000        21,976,707              1.1%
------------------------------------------------------------------------------------------------------------------
   19    Las Vegas                 NV       89117  No               23,500,000        20,682,110              1.0%
   20    Greenvale                 NY       10158  No               22,069,082        20,621,762              1.0%
   21    Clifton                   VA       20124  No               20,600,000        20,600,000              1.0%
   22    North Hills               CA       91343  No               22,300,000        20,582,064              1.0%
   23    Waldorf                   MD       20602  No               21,000,000        20,218,799              1.0%
------------------------------------------------------------------------------------------------------------------
   24    Pacifica                  CA       94044  No               20,480,000        20,152,489              1.0%
   25    Nashua                    NH       03060  No               20,290,000        19,983,839              1.0%
   26    Charlotte                 NC       28273  No               20,200,000        19,708,512              0.9%
   27    Snellville                GA       30078  No               20,600,000        19,305,174              0.9%
   28    Irvine                    CA       92618  No               23,000,000        18,932,663              0.9%
------------------------------------------------------------------------------------------------------------------
   29    Chantilly                 VA       22151  No               20,000,000        18,873,937              0.9%
   30    Mill Valley               CA       94941  No               18,000,000        18,000,000              0.9%
   31    Birmingham And Thornbury  PA       19382  No               19,000,000        17,950,717              0.9%
   32    Frederick                 MD       21701  No               18,750,000        17,775,997              0.8%
   33    King Of Prussia           PA       19046  No               19,100,000        17,601,699              0.8%
------------------------------------------------------------------------------------------------------------------
   34    Houston                   TX       77005  No               18,430,000        17,367,716              0.8%
   35    Jersey City               NJ       07320  No               18,000,000        17,127,806              0.8%
   36    Tempe                     AZ       85284  No               17,545,000        16,497,615              0.8%
   37    Various                   VariousVarious  Yes-H            16,320,000        16,156,686              0.8%
  37A    Burlington                NC       27215  Yes-H             9,000,000         9,000,000              0.4%
------------------------------------------------------------------------------------------------------------------
  37B    Columbia                  SC       29205  Yes-H             7,320,000         7,156,686              0.3%
   38    Gaithersburg              MD       20878  No               16,150,000        16,150,000              0.8%
   39    Palm Beach Gardens        FL       33418  No               16,600,000        16,022,310              0.8%
   40    San Diego                 CA       92123  No               16,000,000        16,000,000              0.8%
   41    Various                   NJ     Various  No               16,700,000        15,712,383              0.8%
------------------------------------------------------------------------------------------------------------------
 41.01   Paramus                   NJ       07652  No                7,611,062         7,160,954              0.3%
 41.02   Saddle Brook              NJ       07662  No                6,502,655         6,118,096              0.3%
 41.03   Maywood                   NJ       07607  No                2,586,283         2,433,334              0.1%
   42    Charlotte                 NC       28226  No               16,250,000        15,624,104              0.7%
   43    Bloomington               IN       47404  No               16,100,000        15,607,807              0.7%
------------------------------------------------------------------------------------------------------------------
   44    Chevy Chase               MD       20815  No               16,500,000        14,937,470              0.7%
   45    Westminster               MD       21157  No               14,000,000        14,000,000              0.7%
   46    Phoenix                   AZ       85027  No               14,800,000        13,916,335              0.7%
   47    Henderson                 NV       89074  No               14,500,000        13,895,223              0.7%
   48    Towson                    MD       21204  No               14,010,000        13,782,257              0.7%
------------------------------------------------------------------------------------------------------------------
   49    Novato                    CA       94947  No               14,500,000        13,695,743              0.7%
   50    Westminster               CO       80031  No               14,000,000        13,501,308              0.6%
   51    Various                   VariousVarious  Yes-D            14,000,000        13,226,910              0.6%
  51A    Westport                  CT       06880  Yes-D             5,425,000         5,125,427              0.2%
  51B    Westport                  CT       06880  Yes-D             5,425,000         5,125,427              0.2%
------------------------------------------------------------------------------------------------------------------
  51C    Westfield                 NJ       07090  Yes-D             3,150,000         2,976,055              0.1%
   52    Greenbelt                 MD       20770  No               16,000,000        13,096,105              0.6%
   53    Las Vegas                 NV       89115  No               13,750,000        13,079,778              0.6%
   54    Birmingham                AL       35209  No               14,000,000        13,056,136              0.6%
   55    Boca Raton                FL       33487  No               13,000,000        12,614,956              0.6%
------------------------------------------------------------------------------------------------------------------
   56    Milwaukee                 WI       53211  No               12,600,000        12,600,000              0.6%
   57    San Diego                 CA       92101  No               13,000,000        12,513,030              0.6%
   58    White Plains              NY       10604  No               12,525,000        12,439,608              0.6%
   59    Clayton                   MO       63105  No               21,000,000        12,402,051              0.6%
   60    Accokeek                  MD       20607  No               13,000,000        12,399,450              0.6%
------------------------------------------------------------------------------------------------------------------
   61    Monrovia                  CA       91016  No               13,000,000        12,323,118              0.6%
   62    Seattle                   WA       98102  No               12,500,000        12,273,613              0.6%
   63    Rancho Cordova            CA       95670  Yes-J            12,650,000        12,205,792              0.6%
  63A    Rancho Cordova            CA       95670  Yes-J             7,716,500         7,445,533              0.4%
  63B    Rancho Cordova            CA       95670  Yes-J             4,933,500         4,760,259              0.2%
------------------------------------------------------------------------------------------------------------------
   64    Eagleville                PA       19403  No               13,600,000        12,125,756              0.6%
   65    Springfield               VA       22150  No               13,300,000        12,043,062              0.6%
   66    Rockville                 MD       20852  No               12,010,000        11,402,405              0.5%
   67    Las Vegas                 NV       89118  No               11,530,000        11,149,184              0.5%
   68    Utica                     NY       13502  No               11,250,000        11,133,317              0.5%
------------------------------------------------------------------------------------------------------------------
   69    Washington                DC       20003  No               11,000,000        11,000,000              0.5%
   70    Rosedale                  MD       21237  Yes-G            11,000,000        10,783,060              0.5%
  70A    Rosedale                  MD       21237  Yes-G             5,865,200         5,749,528              0.3%
  70B    Rosedale                  MD       21237  Yes-G             5,134,800         5,033,532              0.2%
   71    Burke                     VA       22015  No               10,840,000        10,704,724              0.5%
------------------------------------------------------------------------------------------------------------------
   72    Scottsdale                AZ       85260  No               11,250,000        10,624,060              0.5%
   73    Las Vegas                 NV       89118  No               11,465,000        10,609,979              0.5%
   74    Newport News              VA       23606  No               11,080,000        10,523,264              0.5%
   75    Urbandale                 IA       50322  No               11,000,000        10,405,626              0.5%
   76    Phoenix                   AZ       85085  No               10,535,000        10,364,588              0.5%
------------------------------------------------------------------------------------------------------------------
   77    San Gabriel               CA       91776  No               10,450,000        10,171,673              0.5%
   78    Issaquah                  WA       98027  No               11,100,000        10,105,944              0.5%
   79    Las Vegas                 NV       89119  No               10,675,000        10,062,811              0.5%
   80    Wilmington                DE       19803  No               10,500,000         9,912,351              0.5%
   81    Las Vegas                 NV       89120  No               10,150,000         9,719,982              0.5%
------------------------------------------------------------------------------------------------------------------
   82    Perrysburg                OH       43551  No               10,000,000         9,685,492              0.5%
   83    Peoria                    AZ       85382  No                9,800,000         9,433,536              0.5%
   84    Rockledge                 FL       32955  No                9,700,000         9,352,744              0.4%
   85    Latham                    NY       12110  No               10,000,000         9,180,717              0.4%
   86    Houston                   TX       77062  No                9,730,000         9,121,266              0.4%
------------------------------------------------------------------------------------------------------------------
   87    Tampa                     FL       33626  No                9,400,000         9,030,510              0.4%
   88    Gainesville               FL       32608  No                9,000,000         9,000,000              0.4%
   89    Tampa                     FL     Various  Yes-E             9,325,000         8,597,410              0.4%
  89A    Tampa                     FL       33634  Yes-E             5,525,000         5,093,908              0.2%
  89B    Tampa                     FL       33625  Yes-E             3,800,000         3,503,502              0.2%
------------------------------------------------------------------------------------------------------------------
   90    Mt. Pleasant              SC       29464  No                9,075,000         8,579,101              0.4%
   91    Las Vegas                 NV       89119  No                9,000,000         8,413,497              0.4%
   92    Las Vegas                 NV       89120  No                8,650,000         8,407,061              0.4%
   93    Hanover                   NH       03755  No                8,800,000         8,292,372              0.4%
   94    Rockville                 MD       20850  No                9,000,000         8,274,065              0.4%
------------------------------------------------------------------------------------------------------------------
   95    Jacksonville              FL       32216  No                8,750,000         8,250,723              0.4%
   96    Katy                      TX       77450  No                8,720,000         8,217,389              0.4%
   97    Cumming                   GA       30041  No                8,925,000         8,215,878              0.4%
   98    Chalfont                  PA       18914  No                8,200,000         8,133,290              0.4%
   99    Vero Beach                FL       32968  No                8,600,000         8,092,568              0.4%
------------------------------------------------------------------------------------------------------------------
  100    Phoenix                   AZ       85043  No                8,512,000         8,003,858              0.4%
  101    Scottsdale                AZ       85250  No                8,100,000         7,914,033              0.4%
  102    Houston                   TX       77066  No                7,820,000         7,820,000              0.4%
  103    Wesley Chapel             NC       28104  No                8,000,000         7,712,493              0.4%
  104    St Cloud                  FL       34769  No                8,000,000         7,661,745              0.4%
------------------------------------------------------------------------------------------------------------------
  105    Las Vegas                 NV       89120  No                8,137,000         7,651,245              0.4%
  106    Houston                   TX       77098  No                7,600,000         7,600,000              0.4%
  107    Orlando                   FL       34786  No                7,600,000         7,187,957              0.3%
  108    Phoenix                   AZ       85085  No                7,100,000         7,075,048              0.3%
  109    Louisville                KY       40229  No                8,500,000         6,861,107              0.3%
------------------------------------------------------------------------------------------------------------------
  110    Ft Lauderdale             FL       33316  No                7,000,000         6,801,740              0.3%
  111    Tampa                     FL       33549  No                7,300,000         6,784,508              0.3%
  112    Port St Lucie             FL       34952  No                6,900,000         6,762,674              0.3%
  113    League City               TX       77573  No                7,100,000         6,562,988              0.3%
  114    Coconut Creek             FL       33073  No                7,000,000         6,504,097              0.3%
------------------------------------------------------------------------------------------------------------------
  115    Chandler                  AZ       85226  No                6,400,000         6,193,968              0.3%
  116    Durham                    NC       27703  No                6,400,000         6,179,220              0.3%
  117    Kernersville              NC       27284  No                6,123,000         5,970,787              0.3%
  118    Austin                    TX       78705  No                6,700,000         5,907,738              0.3%
  119    Las Vegas                 NV       89120  No                6,079,500         5,716,571              0.3%
------------------------------------------------------------------------------------------------------------------
  120    Peabody                   MA       01960  No                6,000,000         5,417,902              0.3%
  121    Mount Pleasant            SC       29464  No                6,000,000         5,378,092              0.3%
  122    Las Vegas                 NV       89115  No                5,075,000         4,929,841              0.2%
  123    North Greenbush           NY       12144  No                5,200,000         4,837,135              0.2%
  124    Gaithersburg              MD       20879  No                5,000,000         4,767,249              0.2%
------------------------------------------------------------------------------------------------------------------
  125    California                MD       20619  Yes-F             5,080,000         4,759,412              0.2%
  125A   California                MD       20619  Yes-F             3,562,000         3,337,210              0.2%
  125B   California                MD       20619  Yes-F             1,518,000         1,422,203              0.1%
  126    Hermosa Beach             CA       90254  No                4,830,000         4,626,679              0.2%
  127    Germantown                MD       20874  No                4,800,000         4,490,101              0.2%
------------------------------------------------------------------------------------------------------------------
  128    Columbia                  MD       21046  No                4,400,000         4,324,438              0.2%
  129    Las Vegas                 NV       89139  No                4,400,000         4,283,463              0.2%
  130    South Bend                IN       46628  No                4,450,000         3,801,484              0.2%
  131    Columbia                  MD       21046  No                3,600,000         3,538,177              0.2%
  132    Rockville                 MD       20852  No                3,000,000         2,926,218              0.1%
------------------------------------------------------------------------------------------------------------------
  133    Dallas                    TX       75207  No                1,820,000           447,310              0.0%

            CUMULATIVE %                ADMINISTRATIVE  INTEREST                             ORIGINAL      REMAINING
CONTROL  OF INITIAL MORTGAGE  MORTGAGE       COST       ACCRUAL        AMORTIZATION       INTEREST-ONLY  INTEREST-ONLY
  NO.     POOL BALANCE (4)    RATE (%)     RATE (%)      BASIS             TYPE           PERIOD (MOS.)  PERIOD (MOS.)
----------------------------------------------------------------------------------------------------------------------

   1                           8.10625         0.02090  30/360    Balloon                             0              0
  1A                    4.4%   8.19167         0.02090  30/360    Balloon                             0              0
  1B                    5.8%   7.85000         0.02090  30/360    Balloon                             0              0
   2                           5.40512         0.02090  30/360    Interest-Only, Balloon             12              0
  2A                    9.4%   5.45000         0.02090  30/360    Interest-Only, Balloon             12              0
----------------------------------------------------------------------------------------------------------------------
  2B                   10.4%   5.24000         0.02090  30/360    Interest-Only, Balloon             11              0
   3                   14.5%   5.72000         0.02090  30/360    Balloon                             0              0
   4                   17.5%   5.20000         0.02090  30/360    Balloon                             0              0
   5                   20.3%   8.09000         0.02090  30/360    Balloon                             0              0
   6                   22.9%   5.49000         0.02090  30/360    Interest-Only                     120             75
----------------------------------------------------------------------------------------------------------------------
   7                           7.25000         0.02090  30/360    Balloon                             0              0
  7A                   23.6%   7.25000         0.02090  30/360    Balloon                             0              0
  7B                   24.2%   7.25000         0.02090  30/360    Balloon                             0              0
  7C                   24.4%   7.25000         0.02090  30/360    Balloon                             0              0
  7D                   24.6%   7.25000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  7E                   24.8%   7.25000         0.02090  30/360    Balloon                             0              0
  7F                   25.0%   7.25000         0.02090  30/360    Balloon                             0              0
   8                   26.8%   5.50000         0.02090  30/360    Interest-Only, Balloon            120            102
   9                   28.6%   7.20000         0.02090  30/360    Balloon                             0              0
  10                   30.2%   5.77000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  11                   31.6%   5.55585         0.02090  30/360    Interest-Only, Balloon              0              0
  12                   33.0%   4.75000         0.02090  30/360    Interest-Only                      61             27
  13                   34.2%   5.34000         0.04090  30/360    Balloon                             0              0
  14                   35.4%   5.40000         0.02090  30/360    Balloon                             0              0
  15                   36.5%   7.34000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  16                           6.13000         0.02090  30/360    Balloon                             0              0
  16A                  37.0%   6.13000         0.02090  30/360    Balloon                             0              0
  16B                  37.6%   6.13000         0.02090  30/360    Balloon                             0              0
  17                   38.6%   5.93000         0.04090  30/360    Interest-Only                     120             89
  18                   39.7%   7.38000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  19                   40.7%   5.02000         0.04090  30/360    Fully Amortizing                    0              0
  20                   41.7%   8.63000         0.02090  30/360    Balloon                             0              0
  21                   42.6%   5.25791         0.04090  30/360    Interest-Only                     118             85
  22                   43.6%   6.05000         0.02090  30/360    Balloon                             0              0
  23                   44.6%   5.17000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  24                   45.6%   5.43000         0.02090  30/360    Interest-Only, Balloon             24              0
  25                   46.5%   5.33001         0.02090  30/360    Interest-Only, Balloon             24              0
  26                   47.5%   5.44000         0.02090  30/360    Interest-Only, Balloon             24              0
  27                   48.4%   7.69000         0.02090  30/360    Balloon                             0              0
  28                   49.3%   6.72000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  29                   50.2%   6.85985         0.02090  30/360    Balloon                             0              0
  30                   51.0%   5.66000         0.02090  30/360    Interest-Only                     120             98
  31                   51.9%   7.12000         0.02090  30/360    Balloon                             0              0
  32                   52.8%   5.22000         0.02090  30/360    Balloon                             0              0
  33                   53.6%   5.84000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  34                   54.4%   5.60000         0.02090  30/360    Balloon                             0              0
  35                   55.2%   5.72000         0.02090  30/360    Interest-Only, Balloon             12              0
  36                   56.0%   6.90000         0.02090  30/360    Balloon                             0              0
  37                           5.38412         0.02090  30/360    Various                             7              0
  37A                  56.5%   5.42000         0.02090  30/360    Interest-Only, Balloon             12              0
----------------------------------------------------------------------------------------------------------------------
  37B                  56.8%   5.34000         0.02090  30/360    Balloon                             0              0
  38                   57.6%   5.24861         0.04090  30/360    Interest-Only                     117             85
  39                   58.3%   5.73000         0.04090  30/360    Balloon                             0              0
  40                   59.1%   5.50000         0.02090  30/360    Interest-Only, Balloon             36              6
  41                   59.9%   5.02000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
 41.01
 41.02
 41.03
  42                   60.6%   6.59000         0.02090  30/360    Balloon                             0              0
  43                   61.4%   5.17000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  44                   62.1%   5.25000         0.02090  30/360    Fully Amortizing                    0              0
  45                   62.7%   5.55000         0.04090  30/360    Interest-Only, Balloon             24              9
  46                   63.4%   5.39000         0.02090  30/360    Balloon                             0              0
  47                   64.1%   5.64000         0.02090  30/360    Balloon                             0              0
  48                   64.7%   5.34000         0.02090  30/360    Interest-Only, Balloon             24              0
----------------------------------------------------------------------------------------------------------------------
  49                   65.4%   4.47000         0.02090  30/360    Balloon                             0              0
  50                   66.0%   6.00000         0.02090  30/360    Balloon                             0              0
  51                           6.76000         0.02090  30/360    Balloon                             0              0
  51A                  66.3%   6.76000         0.02090  30/360    Balloon                             0              0
  51B                  66.5%   6.76000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  51C                  66.7%   6.76000         0.02090  30/360    Balloon                             0              0
  52                   67.3%   7.06000         0.02090  30/360    Balloon                             0              0
  53                   67.9%   5.56000         0.02090  30/360    Balloon                             0              0
  54                   68.5%   7.38000         0.02090  30/360    Balloon                             0              0
  55                   69.1%   5.60000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  56                   69.7%   5.68000         0.02090  30/360    Interest-Only, Balloon             24             16
  57                   70.3%   5.13000         0.02090  30/360    Balloon                             0              0
  58                   70.9%   5.36000         0.02090  30/360    Interest-Only, Balloon             24              0
  59                   71.5%   9.15000         0.02090  30/360    Balloon                             0              0
  60                   72.1%   5.22000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  61                   72.7%   7.69000         0.02090  30/360    Balloon                             0              0
  62                   73.3%   5.85000         0.02090  30/360    Interest-Only, Balloon             12              0
  63                           5.50000         0.02090  30/360    Balloon                             0              0
  63A                  73.6%   5.50000         0.02090  30/360    Balloon                             0              0
  63B                  73.9%   5.50000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  64                   74.5%   7.12000         0.02090  30/360    Balloon                             0              0
  65                   75.0%   7.71000         0.02090  30/360    Balloon                             0              0
  66                   75.6%   6.89000         0.02090  30/360    Balloon                             0              0
  67                   76.1%   5.21000         0.04090  30/360    Balloon                             0              0
  68                   76.6%   5.32000         0.02090  30/360    Interest-Only, Balloon             12              0
----------------------------------------------------------------------------------------------------------------------
  69                   77.2%   5.18000         0.02090  30/360    Interest-Only, Balloon             30              9
  70                           5.71000         0.04090  30/360    Balloon                             0              0
  70A                  77.4%   5.71000         0.04090  30/360    Balloon                             0              0
  70B                  77.7%   5.71000         0.04090  30/360    Balloon                             0              0
  71                   78.2%   5.43000         0.02090  30/360    Interest-Only, Balloon             24              0
----------------------------------------------------------------------------------------------------------------------
  72                   78.7%   5.67000         0.02090  30/360    Balloon                             0              0
  73                   79.2%   6.98000         0.02090  30/360    Balloon                             0              0
  74                   79.7%   7.18000         0.02090  30/360    Balloon                             0              0
  75                   80.2%   8.25000         0.02090  30/360    Balloon                             0              0
  76                   80.7%   6.12000         0.04090  30/360    Interest-Only, Balloon             11              0
----------------------------------------------------------------------------------------------------------------------
  77                   81.2%   6.19000         0.02090  30/360    Balloon                             0              0
  78                   81.7%   6.90000         0.02090  30/360    Balloon                             0              0
  79                   82.2%   5.63000         0.02090  30/360    Balloon                             0              0
  80                   82.6%   5.43000         0.02090  30/360    Balloon                             0              0
  81                   83.1%   5.55000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  82                   83.6%   6.12000         0.02090  30/360    Balloon                             0              0
  83                   84.0%   5.14000         0.02090  30/360    Balloon                             0              0
  84                   84.5%   5.39000         0.02090  30/360    Balloon                             0              0
  85                   84.9%   5.00000         0.02090  30/360    Fully Amortizing                    0              0
  86                   85.3%   5.51000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  87                   85.8%   5.52000         0.04090  30/360    Balloon                             0              0
  88                   86.2%   5.50000         0.02090  30/360    Interest-Only, Balloon             24             13
  89                           5.61000         0.04090  30/360    Fully Amortizing                    0              0
  89A                  86.4%   5.61000         0.04090  30/360    Fully Amortizing                    0              0
  89B                  86.6%   5.61000         0.04090  30/360    Fully Amortizing                    0              0
----------------------------------------------------------------------------------------------------------------------
  90                   87.0%   7.64000         0.02090  30/360    Balloon                             0              0
  91                   87.4%   5.00000         0.02090  30/360    Balloon                             0              0
  92                   87.8%   6.12000         0.04090  30/360    Balloon                             0              0
  93                   88.2%   7.10000         0.02090  30/360    Balloon                             0              0
  94                   88.6%   4.96000         0.02090  30/360    Fully Amortizing                    0              0
----------------------------------------------------------------------------------------------------------------------
  95                   89.0%   7.83000         0.04090  30/360    Balloon                             0              0
  96                   89.4%   5.60000         0.02090  30/360    Balloon                             0              0
  97                   89.8%   5.77000         0.02090  30/360    Balloon                             0              0
  98                   90.2%   5.25000         0.02090  30/360    Interest-Only, Balloon             12              0
  99                   90.6%   5.72000         0.04090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  100                  90.9%   6.90000         0.02090  30/360    Balloon                             0              0
  101                  91.3%   5.18000         0.02090  30/360    Balloon                             0              0
  102                  91.7%   5.35000         0.02090  30/360    Interest-Only, Balloon             24              8
  103                  92.1%   5.95000         0.02090  30/360    Balloon                             0              0
  104                  92.4%   5.90000         0.04090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  105                  92.8%   6.90000         0.02090  30/360    Balloon                             0              0
  106                  93.2%   5.88000         0.02090  30/360    Interest-Only, Balloon             24              2
  107                  93.5%   5.65000         0.04090  30/360    Balloon                             0              0
  108                  93.8%   5.16000         0.04090  30/360    Interest-Only, Balloon             12              0
  109                  94.2%   7.70000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  110                  94.5%   5.85000         0.02090  30/360    Balloon                             0              0
  111                  94.8%   5.64000         0.04090  30/360    Balloon                             0              0
  112                  95.1%   5.66000         0.04090  30/360    Balloon                             0              0
  113                  95.5%   5.32000         0.02090  30/360    Balloon                             0              0
  114                  95.8%   7.59000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  115                  96.1%   5.99000         0.04090  30/360    Balloon                             0              0
  116                  96.4%   5.80000         0.02090  30/360    Balloon                             0              0
  117                  96.6%   5.32000         0.02090  30/360    Balloon                             0              0
  118                  96.9%   4.91000         0.02090  30/360    Fully Amortizing                    0              0
  119                  97.2%   6.90000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  120                  97.5%   7.81000         0.02090  30/360    Balloon                             0              0
  121                  97.7%   7.47000         0.02090  30/360    Balloon                             0              0
  122                  98.0%   5.32000         0.02090  30/360    Balloon                             0              0
  123                  98.2%   5.00000         0.02090  30/360    Fully Amortizing                    0              0
  124                  98.4%   5.48000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  125                          5.85000         0.02090  30/360    Balloon                             0              0
 125A                  98.6%   5.85000         0.02090  30/360    Balloon                             0              0
 125B                  98.6%   5.85000         0.02090  30/360    Balloon                             0              0
  126                  98.9%   5.23000         0.04090  30/360    Balloon                             0              0
  127                  99.1%   7.00000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  128                  99.3%   5.43000         0.04090  30/360    Balloon                             0              0
  129                  99.5%   5.50000         0.02090  30/360    Balloon                             0              0
  130                  99.7%   7.59000         0.02090  30/360    Balloon                             0              0
  131                  99.8%   5.43000         0.04090  30/360    Balloon                             0              0
  132                 100.0%   5.38000         0.02090  30/360    Balloon                             0              0
----------------------------------------------------------------------------------------------------------------------
  133                 100.0%  10.00000         0.02090  30/360    Fully Amortizing                    0              0

            ORIGINAL         REMAINING       ORIGINAL      REMAINING                  MATURITY OR
CONTROL      TERM TO          TERM TO      AMORTIZATION  AMORTIZATION  ORIGINATION    ANTICIPATED     BALLOON
  NO.    MATURITY (MOS.)  MATURITY (MOS.)  TERM (MOS.)    TERM (MOS.)     DATE      REPAYMENT DATE  BALANCE ($)
---------------------------------------------------------------------------------------------------------------

   1                 112               42           360           290      Various         Various  113,895,708
  1A                 110               47           360           297      Various        6/1/2011   85,911,297
  1B                 120               27           360           267    9/28/1999       10/1/2009   27,984,411
   2                 120               88           348           328      Various       11/1/2014   82,082,752
  2A                 120               88           348           328   10/29/2004       11/1/2014   64,591,135
---------------------------------------------------------------------------------------------------------------
  2B                 118               88           348           329   12/16/2004       11/1/2014   17,491,617
   3                 144              102           360           318    12/4/2003        1/1/2016   72,072,417
   4                 120               75           359           314     9/4/2003       10/1/2013   53,496,033
   5                 119               45           228           154    8/26/1999       4/13/2011   48,354,223
   6                 120               75             0             0    9/30/2003       10/1/2013   54,300,000
---------------------------------------------------------------------------------------------------------------
   7                 131               77           360           306     1/1/2003       12/1/2013   38,499,894
  7A                 131               77           360           306     1/1/2003       12/1/2013   12,287,513
  7B                 131               77           360           306     1/1/2003       12/1/2013   10,281,045
  7C                 131               77           360           306     1/1/2003       12/1/2013    5,051,995
  7D                 131               77           360           306     1/1/2003       12/1/2013    4,021,659
---------------------------------------------------------------------------------------------------------------
  7E                 131               77           360           306     1/1/2003       12/1/2013    3,428,841
  7F                 131               77           360           306     1/1/2003       12/1/2013    3,428,841
   8                 180              162           360           360   12/28/2005       1/10/2021   35,135,029
   9                 120               54           300           234   12/31/2001        1/1/2012   33,210,080
  10                  84               54           360           330   12/15/2004        1/1/2012   30,350,664
---------------------------------------------------------------------------------------------------------------
  11                 114               84           360           334      Various        7/1/2014   25,912,165
  12                  61               27             0             0    9/15/2004       10/1/2009   28,200,000
  13                 120               97           360           337    7/28/2005       8/10/2015   21,362,436
  14                 120              101           360           341   11/15/2005      12/10/2015   20,576,382
  15                 120               51           360           291    10/1/2001      10/10/2011   21,470,236
---------------------------------------------------------------------------------------------------------------
  16                 119               95           360           336      Various       6/10/2015   19,667,684
  16A                114               95           360           341   11/15/2005       6/10/2015    9,948,442
  16B                125               95           360           330   12/28/2004       6/10/2015    9,719,242
  17                 120               89             0             0   11/30/2004      12/10/2014   22,450,000
  18                 120               63           360           303    9/24/2002      10/10/2012   20,061,211
---------------------------------------------------------------------------------------------------------------
  19                 240              195           240           195    9/25/2003      10/10/2023            0
  20                 120               38           360           278    8/11/2000        9/1/2010   19,602,296
  21                 118               85             0             0      Various       8/10/2014   20,600,000
  22                 120               87           240           207    9/29/2004      10/10/2014   14,415,881
  23                 120               90           360           330   12/30/2004       1/10/2015   17,168,709
---------------------------------------------------------------------------------------------------------------
  24                 120               82           360           346    4/14/2004       5/10/2014   17,756,790
  25                 120               83           360           347    5/19/2004       6/10/2014   17,552,517
  26                  84               39           360           339    9/22/2003      10/10/2010   18,662,135
  27                 120               50           360           290    8/22/2001       9/10/2011   17,953,819
  28                 119               17           300           198   12/15/1998       12/1/2008   17,999,903
---------------------------------------------------------------------------------------------------------------
  29                 118               61           360           303      Various       8/10/2012   17,174,447
  30                 120               98             0             0    8/16/2005        9/1/2015   18,000,000
  31                 120               62           360           302    8/22/2002        9/1/2012   16,350,011
  32                 180              150           300           270   12/29/2004       1/10/2020   10,455,761
  33                 119               65           324           270   12/30/2002       12/1/2012   15,191,080
---------------------------------------------------------------------------------------------------------------
  34                 120               72           360           312    6/10/2003       7/10/2013   15,255,300
  35                 120               78           300           270   12/22/2003       1/10/2014   14,181,845
  36                 120               60           360           300    6/25/2002       7/10/2012   15,020,178
  37                 116              101           353           345      Various      12/10/2015   13,648,530
  37A                113              101           348           348    6/12/2006      12/10/2015    7,634,183
---------------------------------------------------------------------------------------------------------------
  37B                120              101           360           341    11/9/2005      12/10/2015    6,014,347
  38                 117               85             0             0      Various       8/10/2014   16,150,000
  39                 120               98           300           278    8/15/2005       9/10/2015   12,567,968
  40                 120               90           300           300   12/29/2004       1/10/2015   13,453,621
  41                 120               75           360           315    9/22/2003      10/10/2013   13,592,306
---------------------------------------------------------------------------------------------------------------
 41.01
 41.02
 41.03
  42                 240              201           360           321     3/4/2004       4/10/2024    9,093,762
  43                 120              102           300           282    12/1/2005       1/10/2016   11,969,888
---------------------------------------------------------------------------------------------------------------
  44                 240              203           240           203     5/5/2004       6/10/2024            0
  45                 120              105           360           360     3/2/2006       4/10/2016   12,170,709
  46                 120               72           360           312    6/24/2003       7/10/2013   12,177,715
  47                 120               84           360           324    6/25/2004       7/10/2014   12,015,714
  48                 120               82           360           346    4/27/2004       5/10/2014   12,122,606
---------------------------------------------------------------------------------------------------------------
  49                  61               22           360           321    3/31/2004       5/10/2009   13,187,883
  50                 120               87           360           327    9/30/2004      10/10/2014   11,716,002
  51                 120               65           360           305   11/22/2002      12/10/2012   11,945,039
  51A                120               65           360           305   11/22/2002      12/10/2012    4,628,702
  51B                120               65           360           305   11/22/2002      12/10/2012    4,628,702
---------------------------------------------------------------------------------------------------------------
  51C                120               65           360           305   11/22/2002      12/10/2012    2,687,634
  52                 120               13           300           193    7/30/1998        8/1/2008   12,602,480
  53                 120               79           360           319    1/27/2004       2/10/2014   11,368,669
  54                 120               49           360           289    7/13/2001       8/10/2011   12,118,963
  55                 180              154           360           334    4/22/2005       5/10/2020    9,074,695
---------------------------------------------------------------------------------------------------------------
  56                 120              112           360           360   10/31/2006      11/11/2016   10,984,798
  57                 120               90           360           330   12/27/2004       1/10/2015   10,615,666
  58                 120               90           360           354   12/17/2004        1/1/2015   10,842,592
  59                 180               30           240            90   12/23/1994        1/1/2010    9,165,931
  60                 120               83           360           323     5/6/2004       6/10/2014   10,643,913
---------------------------------------------------------------------------------------------------------------
  61                 120               60           360           300    6/25/2002       7/10/2012   11,330,079
  62                 120               91           360           343    1/26/2005       2/10/2015   10,685,397
  63                 120               90           360           330   12/14/2004       1/10/2015   10,441,435
  63A                120               90           360           330   12/14/2004       1/10/2015    6,369,275
  63B                120               90           360           330   12/14/2004       1/10/2015    4,072,160
---------------------------------------------------------------------------------------------------------------
  64                 115               43           300           228    6/27/2001       2/10/2011   10,894,562
  65                 112               51           299           238    5/28/2002      10/10/2011   10,670,952
  66                 120               68           360           308    2/27/2003       3/10/2013   10,279,243
  67                 120               93           360           333     3/3/2005       4/10/2015    9,437,558
  68                 120               99           360           351    9/30/2005      10/10/2015    9,490,546
---------------------------------------------------------------------------------------------------------------
  69                 120               99           360           360    9/30/2005      10/10/2015    9,595,520
  70                 180              162           360           342    12/1/2005       1/10/2021    7,716,541
  70A                180              162           360           342    12/1/2005       1/10/2021    4,114,461
  70B                180              162           360           342    12/1/2005       1/10/2021    3,602,081
  71                 120               85           360           349    7/20/2004       8/10/2014    9,398,613
---------------------------------------------------------------------------------------------------------------
  72                 120               73           360           313    7/10/2003       8/10/2013    9,330,333
  73                 120               47           360           287    5/29/2001       6/10/2011    9,833,755
  74                 120               66           360           306   12/23/2002       1/10/2013    9,547,847
  75                 120               53           360           293   11/27/2001       12/1/2011    9,698,703
  76                 120               93           360           344     3/3/2005       4/10/2015    9,045,754
---------------------------------------------------------------------------------------------------------------
  77                 120               94           360           334    4/26/2005       5/10/2015    8,789,127
  78                 120               60           300           240    6/26/2002       7/10/2012    8,703,734
  79                 120               72           360           312    6/17/2003       7/10/2013    8,843,581
  80                 120               97           240           217    7/29/2005       8/10/2015    6,638,366
  81                 120               84           360           324    6/30/2004       7/10/2014    8,389,778
---------------------------------------------------------------------------------------------------------------
  82                 120               90           360           330   12/21/2004       1/10/2015    8,395,238
  83                 120               90           360           330   12/21/2004       1/10/2015    8,004,954
  84                 120               90           360           330   12/23/2004       1/10/2015    7,981,341
  85                 180              159           180           159    9/27/2005      10/10/2020            0
  86                 120               83           300           263     5/4/2004       6/10/2014    7,315,044
---------------------------------------------------------------------------------------------------------------
  87                 156              132           300           276     6/8/2005       7/10/2018    6,080,431
  88                 120              109           360           360     8/8/2006       8/11/2016    7,815,413
  89                 240              208           240           208   10/13/2004      11/10/2024            0
  89A                240              208           240           208   10/13/2004      11/10/2024            0
  89B                240              208           240           208   10/13/2004      11/10/2024            0
---------------------------------------------------------------------------------------------------------------
  90                 120               58           360           298    4/30/2002       5/10/2012    7,900,750
  91                  58                9           360           311    5/28/2003       4/10/2008    8,292,169
  92                 120               93           360           333    3/24/2005       4/10/2015    7,261,880
  93                 120               60           360           300    6/14/2002       7/10/2012    7,569,160
  94                 240              209           240           209   11/18/2004      12/10/2024            0
---------------------------------------------------------------------------------------------------------------
  95                 120               54           360           294   12/19/2001       1/10/2012    7,648,766
  96                 120               72           360           312    6/10/2003       7/10/2013    7,217,917
  97                 111               72           299           260     5/6/2004       7/10/2013    6,773,339
  98                  84               65           360           353    12/2/2005      12/10/2012    7,406,012
  99                 120               84           300           264    6/14/2004       7/10/2014    6,509,056
---------------------------------------------------------------------------------------------------------------
  100                120               60           360           300    6/25/2002       7/10/2012    7,287,076
  101                120              101           360           341   11/15/2005      12/10/2015    6,624,172
  102                120              104           360           360    2/16/2006       3/10/2016    6,768,034
  103                120               87           360           327    9/24/2004      10/10/2014    6,685,895
  104                120               82           360           322     4/1/2004       5/10/2014    6,676,890
---------------------------------------------------------------------------------------------------------------
  105                120               60           360           300    6/25/2002       7/10/2012    6,966,041
  106                120               98           360           360     8/4/2005       9/10/2015    6,654,004
  107                240              207           300           267    9/28/2004      10/10/2024    2,470,148
  108                120              105           360           357     3/8/2006       4/10/2016    5,964,694
  109                144               73           216           145     8/3/2001       8/10/2013    4,189,144
---------------------------------------------------------------------------------------------------------------
  110                120               94           360           334    4/28/2005       5/10/2015    5,834,360
  111                120               78           300           258   12/22/2003       1/10/2014    5,511,101
  112                180              162           360           342   12/22/2005       1/10/2021    4,829,574
  113                120               77           300           257    12/5/2003      12/10/2013    5,304,887
  114                120               44           360           284    2/15/2001       3/10/2011    6,087,635
---------------------------------------------------------------------------------------------------------------
  115                120               90           360           330   12/16/2004       1/10/2015    5,354,455
  116                120               89           360           329   11/23/2004      12/10/2014    5,326,999
  117                120               99           360           339    9/21/2005      10/10/2015    5,027,939
  118                240              196           240           196   10/29/2003      11/10/2023            0
  119                120               60           360           300    6/25/2002       7/10/2012    5,204,625
---------------------------------------------------------------------------------------------------------------
  120                120               44           312           236    2/12/2001       3/10/2011    4,923,864
  121                120               48           300           228     7/2/2001       7/10/2011    4,779,213
  122                103               79           360           336    6/28/2005       2/10/2014    4,327,002
  123                180              162           180           162   12/15/2005       1/10/2021            0
  124                120               92           300           272    2/28/2005       3/10/2015    3,755,373
---------------------------------------------------------------------------------------------------------------
  125                120               66           360           306   12/31/2002       1/10/2013    4,234,079
 125A                120               66           360           306   12/31/2002       1/10/2013    2,968,855
 125B                120               66           360           306   12/31/2002       1/10/2013    1,265,223
  126                 84               50           360           326    8/27/2004       9/10/2011    4,267,379
  127                120               55           360           295    1/30/2002       2/10/2012    4,118,994
---------------------------------------------------------------------------------------------------------------
  128                180              165           360           345     3/7/2006       4/10/2021    3,047,776
  129                120               97           360           337    7/19/2005       8/10/2015    3,631,803
  130                120               54           240           174   12/28/2001       1/10/2012    3,028,746
  131                180              165           360           345     3/7/2006       4/10/2021    2,493,635
  132                120               99           360           339    9/28/2005      10/10/2015    2,467,745
---------------------------------------------------------------------------------------------------------------
  133                360               32           358            30    2/15/1980        3/1/2010            0

                                  PROPERTY
CONTROL        PROPERTY             TYPE                                           PREPAYMENT
  NO.            TYPE             SPECIFIC                                       PROVISIONS (2)
------------------------------------------------------------------------------------------------------------------------------------

   1     Office                N/A              Various
  1A     Office                N/A              Various
  1B     Office                N/A              L(60), YM1%(57),0(3)
   2     Retail                Anchored         Various
  2A     Retail                Anchored         L(61), YM1%(56),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  2B     Retail                Anchored         L(59), YM1%(56),0(3)
   3     Office                N/A              L(36), YM1%(41), 1%(12), YM1%(52), 0(3)
   4     Office                N/A              L(36), YM1%(81),0(3)
   5     Office                N/A              L(60), YM1%(56),0(3)
   6     Office                N/A              L(12), YM1%(105),0(3)
------------------------------------------------------------------------------------------------------------------------------------
   7     Office                N/A              YM1%(131)
  7A     Office                N/A              YM1%(131)
  7B     Office                N/A              YM1%(131)
  7C     Office                N/A              YM1%(131)
  7D     Office                N/A              YM1%(131)
------------------------------------------------------------------------------------------------------------------------------------
  7E     Office                N/A              YM1%(131)
  7F     Office                N/A              YM1%(131)
   8     Retail                Anchored         L(48), YM1%(129),0(3)
   9     Office                N/A              L(43), YM1%(73),0(4)
  10     Office                N/A              L(18), YM1%(63),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  11     Office                N/A              Various
  12     Office                N/A              L(37), YM1%(21),0(3)
  13     Office                N/A              L(60), YM1%(57),0(3)
  14     Retail                Anchored         L(60), YM1%(57),0(3)
  15     Retail                Anchored         L(70), YM1%(24),D(23),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  16     Office                N/A              Various
  16A    Office                N/A              L(60), YM1%(51),0(3)
  16B    Office                N/A              L(72), YM1%(50),0(3)
  17     Retail                Anchored         L(60), YM1%(57),0(3)
  18     Retail                Anchored         L(62), YM1%(20),D(35),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  19     Retail                Anchored         L(60), YM1%(177),0(3)
  20     Retail                Anchored         L(37), YM1%(80),0(3)
  21     Retail                Anchored         Various
  22     Industrial/Warehouse  N/A              L(61),YM1%(56),O(3)
  23     Retail                Anchored         L(49), YM1%(68),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  24     Retail                Anchored         L(39),YM1%(24),D(54),0(3)
  25     Retail                Anchored         L(38),YM1%(24), D(55),0(3)
  26     Industrial/Warehouse  N/A              L(42), YM1%(39),0(3)
  27     Retail                Anchored         L(71), YM1%(24),D(22),0(3)
  28     Office                N/A              L(36), YM0.5%(80),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  29     Office                N/A              Various
  30     Multifamily           N/A              L(35), YM1%(82),0(3)
  31     Retail                Anchored         L(60), YM1%(57),0(3)
  32     Retail                Anchored         L(72), YM1%(105),0(3)
  33     Office                N/A              L(36), YM1%(79),0(4)
------------------------------------------------------------------------------------------------------------------------------------
  34     Retail                Anchored         L(60),5%(12),4%(12),3%(12),2%(12),1%(9),0(3)
  35     Office                N/A              L(43), YM1%(24), D(50), O(3)
  36     Industrial/Warehouse  N/A              L(61), YM1%(56),0(3)
  37     Retail                Anchored         Various
  37A    Retail                Anchored         L(48), YM1%(62),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  37B    Retail                Anchored         L(48), YM1%(69),0(3)
  38     Retail                Anchored         Various
  39     Retail                Anchored         L(37),YM1%(10),D(70),0(3)
  40     Office                N/A              L(37), YM1%(80),0(3)
  41     Office                N/A              L(46),YM1%(24),D(47),0(3)
------------------------------------------------------------------------------------------------------------------------------------
 41.01   Office                N/A
 41.02   Office                N/A
 41.03   Office                N/A
  42     Retail                Anchored         L(62), YM1%(2) D(173),0(3)
  43     Retail                Shadow Anchored  L(48), YM1%(69),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  44     Multifamily           N/A              L(121),5%(12),4%(12),3%(12),2%(12),1%(68),O(3)
  45     Retail                Anchored         L(60), YM1%(57),0(3)
  46     Industrial/Warehouse  N/A              L(61), YM1%(56),0(3)
  47     Office                N/A              L(36),YM1%(81),0(3)
  48     Retail                Anchored         L(39),YM1%(24),D(54),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  49     Retail                Anchored         L(37),YM1%(21),0(3)
  50     Retail                Anchored         L(61), YM1%(56), O(3)
  51     Retail                Anchored         L(56), YM1%(24), D(37),0(3)
  51A    Retail                Unanchored       L(56), YM1%(24), D(37),0(3)
  51B    Retail                Anchored         L(56), YM1%(24), D(37),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  51C    Retail                Unanchored       L(56), YM1%(24), D(37),0(3)
  52     Office                N/A              L(48), YM1%(69),0(3)
  53     Industrial/Warehouse  N/A              L(61), YM1%(56),0(3)
  54     Office                N/A              L(59), YM1%(55),0(6)
  55     Retail                Anchored         L(72), YM1%(105),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  56     Retail                Anchored         L(60), YM1%(57),0(3)
  57     Multifamily           N/A              L(60), YM1%(57),0(3)
  58     Office                N/A              L(36), YM1%(81),0(3)
  59     Office                N/A              L(97), YM2%(80),0(3)
  60     Retail                Anchored         L(60),YM1%(57), O(3)
------------------------------------------------------------------------------------------------------------------------------------
  61     Office                N/A              L(60), YM1%(57),0(3)
  62     Multifamily           N/A              L(36), YM1%(81),0(3)
  63     Office                N/A              L(36), YM1%(81),0(3)
  63A    Office                N/A              L(36), YM1%(81),0(3)
  63B    Office                N/A              L(36), YM1%(81),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  64     Office                Medical          L(48), YM1%(64),0(3)
  65     Office                N/A              L(70), YM1%(24),D(15),0(3)
  66     Retail                Anchored         L(61), YM1%(56),0(3)
  67     Industrial/Warehouse  N/A              L(60), YM1%(57),0(3)
  68     Retail                Anchored         L(48), D(69),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  69     Mixed Use             Mixed Use        L(60), YM1%(57),0(3)
  70     Office                N/A              L(61), D(116),0(3)
  70A    Office                N/A              L(61), D(116),0(3)
  70B    Office                N/A              L(61), D(116),0(3)
  71     Retail                Anchored         L(37), YM1%(23), D(57),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  72     Retail                Anchored         L(49),YM1%(23),D(45),O(3)
  73     Industrial/Warehouse  N/A              L(60), YM1%(57),0(3)
  74     Office                N/A              L(61), YM1%(56),0(3)
  75     Office                N/A              L(61), YM1%(56),0(3)
  76     Industrial/Warehouse  N/A              L(60), YM1%(57),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  77     Office                Medical          L(61), D(56),0(3)
  78     Retail                Anchored         L(62), YM1%(23),D(31),0(4)
  79     Industrial/Warehouse  N/A              L(61), YM1%(56),0(3)
  80     Hotel                 N/A              L(60), YM1%(57),0(3)
  81     Industrial/Warehouse  N/A              L(61), YM1%(56),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  82     Multifamily           N/A              L(60), YM1%(57),0(3)
  83     Retail                Anchored         L(49),YM1%(6),D(62),0(3)
  84     Multifamily           N/A              L(60), YM1%(57),0(3)
  85     Multifamily           N/A              L(84), YM1%(93),0(3)
  86     Retail                Anchored         L(60), YM1%(57),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  87     Retail                Anchored         L(37), YM1%(12) D(104),0(3)
  88     Retail                Anchored         L(60), D(57),0(3)
  89     Various               Various          L(60), YM1%(177),0(3)
  89A    Industrial/Warehouse  N/A              L(60), YM1%(177),0(3)
  89B    Retail                Unanchored       L(60), YM1%(177),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  90     Retail                Anchored         L(61), YM1%(56),0(3)
  91     Office                N/A              L(37), YM1%(18),0(3)
  92     Industrial/Warehouse  N/A              L(61), YM1%(56),0(3)
  93     Mixed Use             Mixed Use        L(60), YM1%(57),0(3)
  94     Multifamily           N/A              L(119),5%(12),4%(12),3%(12),2%(12),1%(70),O(3)
------------------------------------------------------------------------------------------------------------------------------------
  95     Office                N/A              L(61), YM1%(56),0(3)
  96     Retail                Anchored         L(60),5%(12),4%(12),3%(12),2%(12),1%(9),0(3)
  97     Retail                Anchored         L(40),YM1%(24),D(44),O(3)
  98     Office                N/A              L(31), YM1%(50),0(3)
  99     Retail                Anchored         L(37), YM1%(24), D(56),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  100    Industrial/Warehouse  N/A              L(61), YM1%(56),0(3)
  101    Retail                Anchored         L(36), YM1%(8), D(73), O(3)
  102    Retail                Anchored         L(48), YM1%(69),0(3)
  103    Retail                Anchored         L(61), D(56),0(3)
  104    Retail                Anchored         L(61), YM1%(2), D(54),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  105    Industrial/Warehouse  N/A              L(61), YM1%(56),0(3)
  106    Multifamily           N/A              L(60), YM1%(57),0(3)
  107    Retail                Anchored         L(60),YM1%(177),O(3)
  108    Industrial/Warehouse  N/A              L(60), YM1%(57),0(3)
  109    Office                N/A              L(72),YM1%(24) D(45),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  110    Office                N/A              L(37),YM1%(14), D(66),0(3)
  111    Retail                Anchored         L(43), YM1%(24), D(50), O(3)
  112    Retail                Anchored         L(60), D(117),0(3)
  113    Retail                Anchored         L(61), YM1%(56),0(3)
  114    Industrial/Warehouse  N/A              L(77), YM1%(24),D(13),0(6)
------------------------------------------------------------------------------------------------------------------------------------
  115    Industrial/Warehouse  N/A              L(61), YM1%(56),0(3)
  116    Retail                Anchored         L(61), D(56),0(3)
  117    Retail                Anchored         L(48), YM1%(69),0(3)
  118    Multifamily           N/A              L(85),YM1%(152),0(3)
  119    Industrial/Warehouse  N/A              L(61), YM1%(56),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  120    Office                N/A              L(77),YM1%(24),D(16),O(3)
  121    Retail                Anchored         L(61), YM1%(56),0(3)
  122    Industrial/Warehouse  N/A              L(60), YM1%(40),0(3)
  123    Multifamily           N/A              L(84), YM1%(93),0(3)
  124    Industrial/Warehouse  N/A              L(60), YM1%(57),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  125    Office                N/A              L(55), YM1%(24),D(38),O(3)
 125A    Office                N/A              L(55), YM1%(24),D(38),O(3)
 125B    Office                N/A              L(55), YM1%(24),D(38),O(3)
  126    Retail                Anchored         L(44),YM1%(15),D(22),0(3)
  127    Office                N/A              L(66), YM1%(24), D(27),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  128    Industrial/Warehouse  N/A              L(60), YM1%(117),0(3)
  129    Industrial/Warehouse  N/A              L(61), D(56),0(3)
  130    Industrial/Warehouse  N/A              L(49), YM1%(68),0(3)
  131    Industrial/Warehouse  N/A              L(60), YM1%(117),0(3)
  132    Industrial/Warehouse  N/A              L(60), YM1%(57),0(3)
------------------------------------------------------------------------------------------------------------------------------------
  133    Mixed Use             Mixed Use        L(180), 5%(12), 4.5%(12), 4%(12), 3.5%(12), 3%(12), 2.5%(12), 2%(12), 1.5%(12),
                                                1%(84), O(0)

           MONTHLY
CONTROL      DEBT        2006         U/W      U/W TOTAL        U/W         U/W           U/W        CAPITALIZATION   APPRAISED
  NO.    SERVICE ($)    NOI ($)     EGI ($)   EXPENSES ($)    NOI ($)     NCF ($)   DSCR (X) (1)(5)     RATE (%)      VALUE ($)
--------------------------------------------------------------------------------------------------------------------------------

   1      950,023.81  17,892,849  25,157,425     6,884,357  18,273,068  18,111,768             1.59             7.5  271,500,000
  1A      718,556.64  13,086,001  17,826,363     4,398,338  13,428,025  13,322,270             1.59             7.5  192,000,000
  1B      231,467.17   4,806,848   7,331,061     2,486,019   4,845,043   4,789,498             1.59             7.5   79,500,000
   2      559,990.66   8,014,513  14,373,497     5,368,956   9,004,540   8,891,896             1.32             6.5  144,900,000
  2A      442,497.41   6,495,383  11,386,611     4,281,404   7,105,206   7,021,827             1.32             6.5  113,000,000
--------------------------------------------------------------------------------------------------------------------------------
  2B      117,493.25   1,519,130   2,986,886     1,087,552   1,899,334   1,870,069             1.32             6.5   31,900,000
   3      535,133.33  12,993,404  15,550,580     1,996,341  13,554,239  13,441,318             2.09             7.5  189,000,000
   4      357,301.58   7,790,250  14,042,218     4,920,643   9,121,575   9,009,845             2.10             7.0  172,000,000
   5      627,824.28   9,708,882  13,022,625     3,582,646   9,439,979   9,349,192             1.24             7.5  166,000,000
   6      248,422.50   6,623,906  10,926,692     3,599,010   7,327,682   7,265,802             2.44             7.5  130,000,000
--------------------------------------------------------------------------------------------------------------------------------
   7      310,855.54   4,510,121  10,405,889     5,492,347   4,913,542   4,788,142             1.28             7.5   57,500,000
  7A       99,211.75   1,355,976   3,277,903     1,703,918   1,573,985   1,534,053             1.28             7.5   18,351,532
  7B       83,011.15     910,657   2,201,694     1,220,904     980,790     951,919             1.28             7.5   15,354,852
  7C       40,790.78     700,129   1,429,981       684,016     745,965     731,531             1.28             7.5    7,545,208
  7D       32,471.64     591,989   1,295,295       687,978     607,316     593,020             1.28             7.5    6,006,390
--------------------------------------------------------------------------------------------------------------------------------
  7E       27,685.11     498,897   1,131,395       604,389     527,005     513,073             1.28             7.5    5,121,009
  7F       27,685.11     452,473   1,069,621       591,140     478,481     464,546             1.28             7.5    5,121,009
   8      215,759.82   3,248,031   5,487,943     2,277,101   3,210,842   3,184,753             1.23             6.0   53,514,029
   9      302,227.25   5,287,819   8,451,771     3,295,464   5,156,307   5,121,277             1.41             7.0   73,661,534
  10      198,846.17   3,767,298   5,743,360     2,149,940   3,593,420   3,556,752             1.49             6.5   55,283,385
--------------------------------------------------------------------------------------------------------------------------------
  11      175,791.94   3,384,388   5,894,150     2,306,227   3,587,922   3,536,681             1.68             7.0   49,000,000
  12      111,625.00   3,488,187   3,562,610        76,656   3,485,954   3,448,502             2.57             7.0   49,799,343
  13      145,025.72   2,879,806   4,882,235     1,734,347   3,147,888   3,104,088             1.78             7.0   45,000,000
  14      140,382.70   2,827,956   3,670,805       879,416   2,791,389   2,759,401             1.64             6.8   41,353,907
  15      170,868.33   3,492,241   4,113,412       636,287   3,477,125   3,429,755             1.67             8.5   40,907,352
--------------------------------------------------------------------------------------------------------------------------------
  16      142,256.54   2,019,555   3,896,195     1,761,952   2,134,243   2,100,401             1.23             7.0   30,489,188
  16A      71,128.27     849,340   1,736,097       769,449     966,648     949,722             1.23             7.0   13,809,263
  16B      71,128.27   1,170,215   2,160,098       992,503   1,167,595   1,150,679             1.23             7.0   16,679,925
  17      110,940.42   2,398,190   3,426,749       834,000   2,592,749   2,572,115             1.93             7.5   34,569,990
  18      160,142.95   3,364,351   4,974,005     1,354,636   3,619,369   3,571,143             1.86             7.5   48,258,253
--------------------------------------------------------------------------------------------------------------------------------
  19      155,349.35   2,993,626   3,932,959       928,776   3,004,183   2,978,058             1.60             8.3   36,414,339
  20      171,729.57   2,334,932   6,360,879     3,652,193   2,708,686   2,690,760             1.31             6.0   45,144,766
  21       90,260.83   2,626,804   3,450,277       790,978   2,659,299   2,640,980             2.44             7.0   37,989,980
  22      160,408.05   2,295,461   3,067,999       671,095   2,396,904   2,350,570             1.22             8.8   27,393,185
  23      114,924.41   1,977,956   2,557,118       528,939   2,028,179   2,006,620             1.46             6.3   32,450,864
--------------------------------------------------------------------------------------------------------------------------------
  24      115,385.32   2,609,645   3,721,542       881,161   2,840,380   2,815,049             2.03             7.5   37,871,738
  25      113,051.20   3,133,119   4,045,521       956,191   3,089,330   3,062,318             2.26             7.5   41,191,073
  26      113,934.11   2,021,316   2,386,996       354,301   2,032,694   1,962,896             1.44             7.5   27,102,593
  27      146,727.72   2,807,451   3,452,733       689,817   2,762,915   2,716,260             1.54             7.5   36,838,867
  28      158,474.22   4,552,503   5,749,488     1,163,041   4,586,447   4,540,323             2.39             7.0   65,520,676
--------------------------------------------------------------------------------------------------------------------------------
  29      131,268.40   2,849,074   4,054,273       917,615   3,136,658   3,098,905             1.97             9.0   34,851,754
  30       84,900.00   1,598,946   3,202,258     1,383,190   1,819,067   1,785,467             1.75             6.5   27,985,652
  31      127,942.83   2,143,276   2,950,066       659,226   2,290,840   2,266,827             1.48             6.0   38,180,667
  32      112,027.34   2,602,513   3,114,802       701,847   2,412,955   2,396,583             1.78             7.5   32,172,731
  33      117,280.37   2,232,944   4,012,721     1,862,039   2,150,682   2,113,683             1.50             6.8   31,861,956
--------------------------------------------------------------------------------------------------------------------------------
  34      105,802.76   2,412,250   3,158,764       761,865   2,396,898   2,375,289             1.87             8.5   28,198,800
  35      112,913.06   1,371,557   3,626,099     1,999,160   1,626,938   1,601,705             1.18             6.8   24,102,787
  36      115,551.39   2,393,767   3,306,328       825,753   2,480,575   2,433,714             1.76             8.5   29,183,231
  37       92,182.49   1,257,447   1,946,645       620,969   1,325,676   1,294,516             1.17             7.0   20,288,772
  37A      51,352.17     709,145   1,021,559       279,597     741,962     723,280             1.17             7.0   11,950,000
--------------------------------------------------------------------------------------------------------------------------------
  37B      40,830.32     548,303     925,086       341,372     583,714     571,236             1.17             7.0    8,338,772
  38       70,637.50   2,383,722   3,229,378       850,015   2,379,362   2,362,752             2.79             7.0   33,990,888
  39      104,231.13   1,672,286   2,435,571       756,951   1,678,620   1,666,264             1.33             7.0   23,980,284
  40       98,254.00   1,654,271   2,770,514     1,012,232   1,758,282   1,740,282             1.48             6.8   26,048,626
  41       89,853.45   2,102,023   4,174,502     2,003,828   2,170,674   2,129,799             1.98             9.5   22,849,198
--------------------------------------------------------------------------------------------------------------------------------
 41.01                                                                                                                10,413,573
 41.02                                                                                                                 8,897,033
 41.03                                                                                                                 3,538,593
  42      103,674.75   1,859,732   2,554,365       537,786   2,016,579   2,001,384             1.61             8.0   25,207,237
  43       95,720.51   1,770,859   2,423,964       661,389   1,762,575   1,735,560             1.51             6.8   26,112,215
--------------------------------------------------------------------------------------------------------------------------------
  44      111,184.29   3,662,552   7,029,539     3,907,309   3,122,229   3,038,534             2.28             6.5   48,034,292
  45       79,930.21   1,159,609   1,632,831       538,569   1,094,262   1,072,103             1.12             6.0   23,300,000
  46       83,014.20   2,034,107   2,798,776       639,565   2,159,211   2,113,873             2.12             8.8   24,676,693
  47       83,607.55   1,834,913   2,517,538       518,638   1,998,900   1,982,070             1.98             8.5   23,516,476
  48       78,146.55   1,953,883   2,322,148       337,769   1,984,379   1,971,737             2.10             8.0   24,804,740
--------------------------------------------------------------------------------------------------------------------------------
  49       73,211.13   1,510,216   2,288,145       746,864   1,541,281   1,521,202             1.73             7.3   21,259,049
  50       83,937.07   1,683,085   2,093,863       406,226   1,687,637   1,666,138             1.65             8.0   21,095,462
  51       90,896.82   1,703,585   2,123,523       435,251   1,688,272   1,682,447             1.54             7.0   24,118,174
  51A      35,222.52     695,808     879,631       182,976     696,655     694,534             1.54             7.0    9,952,214
  51B      35,222.52     582,869     707,643       132,715     574,929     573,429             1.54             7.0    8,213,266
--------------------------------------------------------------------------------------------------------------------------------
  51C      20,451.78     424,909     536,249       119,560     416,689     414,484             1.54             7.0    5,952,694
  52      113,697.82   1,641,205   3,935,489     1,725,882   2,209,607   2,176,561             1.60             5.9   37,450,972
  53       78,589.39   1,767,640   2,432,334       504,589   1,927,744   1,866,400             1.98             9.0   21,419,381
  54       96,742.23   1,096,612   1,879,130       942,318     936,812     912,286             0.79             6.0   15,613,533
  55       74,630.27   1,181,922   2,192,553       968,435   1,224,119   1,205,928             1.35             7.0   17,487,410
--------------------------------------------------------------------------------------------------------------------------------
  56       72,970.00     958,614   1,104,437       137,497     966,940     958,858             1.10             7.0   16,650,000
  57       70,823.31   1,337,474   2,364,328       972,044   1,392,284   1,357,884             1.60             6.5   21,419,749
  58       70,018.93   1,656,234   3,552,344     1,639,133   1,914,211   1,890,376             2.25             6.0   31,903,521
  59      190,977.50   4,370,664   4,370,664             0   4,370,664   4,329,039             1.89             7.5   58,275,520
  60       71,545.11   1,569,663   2,256,663       697,804   1,558,858   1,545,267             1.80             8.0   19,485,725
--------------------------------------------------------------------------------------------------------------------------------
  61       92,595.17   1,797,226   2,721,955       923,853   1,798,103   1,776,769             1.60             8.3   21,795,184
  62       73,742.62     954,848   1,373,392       376,565     996,826     985,026             1.11             6.0   16,613,773
  63       71,825.31   1,594,182   2,294,485       649,737   1,644,748   1,623,424             1.88             8.3   19,936,338
  63A      43,813.44     883,206   1,251,458       322,013     929,445     917,010             1.88             8.3   11,265,998
  63B      28,011.87     710,975   1,043,027       327,724     715,303     706,414             1.88             8.3    8,670,339
--------------------------------------------------------------------------------------------------------------------------------
  64       97,165.58   2,088,514   2,715,927       594,354   2,121,573   2,099,717             1.80             9.0   23,573,033
  65      100,198.75   2,188,822   3,260,964     1,114,716   2,146,249   2,119,167             1.76             7.5   28,616,648
  66       79,017.56   1,459,453   2,139,262       655,795   1,483,467   1,465,688             1.55             7.0   21,192,386
  67       63,383.73   1,330,798   1,665,742       262,891   1,402,852   1,378,377             1.81             6.8   20,782,987
  68       62,611.57   1,030,834   1,623,292       389,634   1,233,658   1,214,667             1.62             7.8   15,918,171
--------------------------------------------------------------------------------------------------------------------------------
  69       60,286.36     834,295   1,911,544       716,554   1,194,990   1,185,740             1.64             6.0   19,916,501
  70       63,913.77   1,001,370   1,426,367       444,322     982,045     966,132             1.26             6.5   15,108,385
  70A      34,078.82     554,717     777,176       195,456     581,720     574,002             1.26             6.5    8,949,536
  70B      29,834.95     446,653     649,191       248,866     400,325     392,130             1.26             6.5    6,158,849
  71       61,073.09   1,581,756   2,283,757       783,065   1,500,692   1,480,775             2.02             7.0   21,438,457
--------------------------------------------------------------------------------------------------------------------------------
  72       65,081.33   1,282,696   1,732,379       461,083   1,271,296   1,258,683             1.61             5.8   22,109,496
  73       76,123.00   1,494,260   2,225,118       404,880   1,820,238   1,792,910             1.96             9.0   20,224,867
  74       75,059.78   1,706,164   2,688,815       915,759   1,773,056   1,751,054             1.94             9.0   19,700,626
  75       82,639.33   1,328,722   2,002,631       658,682   1,343,949   1,325,622             1.34             7.5   17,919,320
  76       63,977.71   1,226,862   1,559,144       412,323   1,146,821   1,118,878             1.46             8.0   14,335,267
--------------------------------------------------------------------------------------------------------------------------------
  77       63,935.21   1,077,245   1,862,281       689,095   1,173,185   1,161,508             1.51             7.0   16,759,786
  78       77,745.81   1,927,387   2,665,662       692,450   1,973,212   1,951,262             2.09             8.5   23,214,256
  79       61,485.02   1,711,765   2,055,981       344,966   1,711,014   1,669,848             2.26             9.0   19,011,267
  80       71,813.67   1,813,714   4,642,475     2,772,213   1,870,262   1,684,563             1.95             9.3   20,219,048
  81       57,949.40   1,307,500   1,746,318       304,990   1,441,328   1,401,169             2.01             7.0   20,590,394
--------------------------------------------------------------------------------------------------------------------------------
  82       60,728.72     613,263   1,509,291       739,773     769,518     734,718             1.01             6.5   11,838,738
  83       53,450.21   1,504,442   2,071,271       305,787   1,765,484   1,752,969             2.73             7.5   23,539,787
  84       54,407.95     903,287   1,720,129       697,223   1,022,906     996,506             1.53             6.3   16,366,504
  85       79,079.36   1,280,069   2,001,960       725,965   1,275,995   1,239,995             1.31             7.4   17,360,476
  86       59,808.83   1,091,555   1,516,841       435,621   1,081,220   1,066,442             1.49             7.3   14,913,383
--------------------------------------------------------------------------------------------------------------------------------
  87       57,836.55     864,743   1,460,768       561,638     899,130     887,280             1.28             6.8   13,320,445
  88       51,101.01     515,004   1,130,386       315,464     814,923     805,755             1.31             6.8   12,975,000
  89       64,726.22   1,038,273   1,517,839       473,441   1,044,397   1,029,298             1.33             7.5   13,925,300
  89A      38,349.85     694,746   1,014,162       314,899     699,263     687,226             1.33             7.5    9,323,506
  89B      26,376.37     343,527     503,676       158,542     345,134     342,072             1.33             7.5    4,601,793
--------------------------------------------------------------------------------------------------------------------------------
  90       64,325.95   1,901,115   2,246,995       396,321   1,850,674   1,830,413             2.37             7.0   26,438,197
  91       48,313.95   1,117,408   1,321,666        57,082   1,264,584   1,255,824             2.17             8.8   14,452,388
  92       52,530.35   1,071,387   1,398,841       239,130   1,159,711   1,138,759             1.81             8.0   14,496,387
  93       59,138.81   1,127,560   1,781,829       620,926   1,160,903   1,152,181             1.62             8.5   13,657,683
  94       59,197.33   1,863,092   3,872,448     1,971,350   1,901,098   1,859,098             2.62             6.3   30,417,567
--------------------------------------------------------------------------------------------------------------------------------
  95       63,170.49     870,074   1,515,220       645,145     870,074     843,654             1.11             7.5   11,600,987
  96       50,059.69   1,174,786   1,501,008       325,367   1,175,640   1,161,046             1.93             8.0   14,695,505
  97       56,319.21     999,881   1,331,160       326,825   1,004,336     992,533             1.47             8.0   12,554,196
  98       45,280.70     371,245     878,559       507,323     371,236     360,973             0.66             5.5    6,749,747
  99       53,947.35     917,174   1,271,857       385,501     886,356     876,638             1.35             8.3   10,743,710
--------------------------------------------------------------------------------------------------------------------------------
  100      56,060.04   1,172,609   1,846,297       589,770   1,256,527   1,217,712             1.81             8.5   14,782,674
  101      44,377.96     883,916   1,694,914       630,959   1,063,955   1,051,064             1.97             7.5   14,186,066
  102      43,667.95     616,995     798,680       191,368     607,311     604,182             1.15             7.0    8,675,875
  103      47,707.18   1,014,574   1,323,577       313,013   1,010,565     999,851             1.75             8.3   12,249,270
  104      47,450.92     860,444   1,308,105       444,398     863,707     851,884             1.50             8.0   10,796,334
--------------------------------------------------------------------------------------------------------------------------------
  105      53,590.29   1,295,356   1,733,898       263,911   1,469,986   1,446,253             2.25             8.5   17,293,955
  106      44,981.16     735,714   1,418,265       590,290     827,975     805,375             1.49             6.5   12,738,077
  107      47,353.89     812,436   1,178,223       345,127     833,097     822,892             1.45             7.7   10,890,157
  108      38,811.62     797,682   1,112,957       276,467     836,490     818,996             1.76             6.5   12,600,000
  109      72,837.14   1,494,629   1,515,600       126,304   1,389,296   1,361,296             1.56             9.5   14,624,163
--------------------------------------------------------------------------------------------------------------------------------
  110      41,295.87     665,313   1,270,736       583,404     687,333     678,243             1.37             7.0    9,819,043
  111      45,440.76     845,989   1,217,023       426,656     790,367     779,043             1.43             7.8   10,198,286
  112      39,872.90     641,473   1,014,215       476,794     537,421     523,972             1.10             6.5    8,268,020
  113      42,840.31     657,236   1,170,232       358,246     811,985     799,004             1.55             8.3    9,842,248
  114      49,377.13     963,573   1,404,905       403,206   1,001,698     975,139             1.65             8.0   12,521,231
--------------------------------------------------------------------------------------------------------------------------------
  115      38,330.10     872,868   1,271,540       334,288     937,252     918,619             2.00             8.0   11,715,655
  116      37,552.19     740,927   1,118,640       200,761     917,879     908,816             2.02             7.5   12,238,389
  117      34,077.39     638,643   1,164,332       315,525     848,806     830,872             2.03             7.5   11,317,413
  118      43,884.60     821,305   1,203,185       448,799     754,387     743,987             1.41             6.5   11,605,948
  119      40,039.60     813,212   1,175,325       232,966     942,359     918,625             1.91             8.5   11,086,572
--------------------------------------------------------------------------------------------------------------------------------
  120      44,994.86     687,643   1,425,878       694,199     731,679     718,232             1.33             8.5    8,607,986
  121      44,222.45     982,956   1,318,787       323,122     995,665     981,151             1.85             7.5   13,275,533
  122      28,244.78     603,862     783,060       172,363     610,697     590,409             1.74             8.0    7,633,708
  123      41,121.27     631,242   1,165,260       516,012     649,248     628,248             1.27             7.0    9,274,976
  124      30,644.68   1,399,989   1,905,322       456,840   1,448,483   1,417,320             3.85             8.3   17,557,370
--------------------------------------------------------------------------------------------------------------------------------
  125      29,969.00     550,779     992,252       378,895     613,357     594,583             1.65             7.0    8,762,236
 125A      21,013.70     416,247     662,600       236,295     426,305     420,379             1.65             7.0    6,090,074
 125B       8,955.30     134,532     329,652       142,601     187,051     174,204             1.65             7.0    2,672,162
  126      26,611.64     567,748     605,506        37,656     567,850     565,869             1.77             7.5    7,571,339
  127      31,934.52     569,557   1,013,479       414,132     599,347     590,523             1.54             8.0    7,491,838
--------------------------------------------------------------------------------------------------------------------------------
  128      24,789.82     487,656     638,383       138,892     499,491     479,991             1.61             7.8    6,445,040
  129      24,982.72     447,888     679,249       151,917     527,332     517,019             1.72             6.0    8,788,865
  130      36,094.19     594,045     674,748        69,363     605,384     575,685             1.33             8.5    7,122,165
  131      20,282.58     419,552     541,057       106,359     434,698     421,217             1.73             7.8    5,609,000
  132      16,808.49     419,490     597,986       166,467     431,519     422,549             2.09             6.0    7,191,980
--------------------------------------------------------------------------------------------------------------------------------
  133      15,983.31     292,101     552,562       215,610     336,952     327,024             1.71             7.8    4,347,772

                         CUT-OFF       SCHEDULED                                            SQ FEET,     UNIT        LOAN
CONTROL  APPRAISAL         DATE         MATURITY/          YEAR               YEAR            ROOMS       OF          PER
  NO.    DATE (6)    LTV (%) (1)(5)  LTV (%) (1)(5)        BUILT            RENOVATED         UNITS     MEASURE      UNIT
---------------------------------------------------------------------------------------------------------------------------

   1       Various            44.4            42.0         Various                N/A       785,835   Square Feet      153
   1A     2/1/2006            44.4            42.0            2000                N/A       518,374   Square Feet      153
   1B    5/11/2007            44.4            42.0            1992                N/A       267,461   Square Feet      153
   2      6/1/2007            66.2            56.6         Various                N/A       564,790   Square Feet      170
   2A     6/1/2007            66.2            56.6      2003, 2004                N/A       418,451   Square Feet      170
---------------------------------------------------------------------------------------------------------------------------
   2B     6/1/2007            66.2            56.6            2005                N/A       146,339   Square Feet      170
   3      6/1/2007            46.3            38.1      1999, 2001                N/A       564,605   Square Feet      155
   4     5/23/2007            35.8            31.1      1976, 1989               2005       446,919   Square Feet      138
   5     5/15/2007            36.2            29.1            2000                N/A       453,936   Square Feet      132
   6      6/1/2007            41.8            41.8            2000                N/A       320,643   Square Feet      169
---------------------------------------------------------------------------------------------------------------------------
   7      6/1/2007            75.3            67.0         Various                N/A       626,998   Square Feet       69
   7A     6/1/2007            75.3            67.0            1989                N/A       199,660   Square Feet       69
   7B     6/1/2007            75.3            67.0            1987                N/A       144,358   Square Feet       69
   7C     6/1/2007            75.3            67.0            1984                N/A        72,167   Square Feet       69
   7D     6/1/2007            75.3            67.0            1984                N/A        71,478   Square Feet       69
---------------------------------------------------------------------------------------------------------------------------
   7E     6/1/2007            75.3            67.0            1980                N/A        69,664   Square Feet       69
   7F     6/1/2007            75.3            67.0            1984                N/A        69,671   Square Feet       69
   8         N/A(6)           71.0            65.7            2001                N/A       173,922   Square Feet      218
   9         N/A(6)           51.5            45.1            1985                N/A       350,256   Square Feet      108
   10        N/A(6)           59.4            54.9            1989                N/A       183,338   Square Feet      179
---------------------------------------------------------------------------------------------------------------------------
   11    2/27/2007            60.8            52.9            1978                N/A       256,208   Square Feet      116
   12        N/A(6)           56.6            56.6            2004                N/A       187,262   Square Feet      151
   13     7/1/2006            56.2            47.5            1988                N/A       219,001   Square Feet      115
   14        N/A(6)           59.1            49.8            1976         2004, 2005       213,278   Square Feet      115
   15        N/A(6)           56.7            52.5     2000,  2001                N/A       315,797   Square Feet       73
---------------------------------------------------------------------------------------------------------------------------
   16        N/A(6)           74.8            64.5         Various                N/A       169,211   Square Feet      135
  16A        N/A(6)           74.8            64.5            2005                N/A        84,630   Square Feet      135
  16B        N/A(6)           74.8            64.5            2004                N/A        84,581   Square Feet      135
   17        N/A(6)           64.9            64.9            1985               1998       137,563   Square Feet      163
   18        N/A(6)           45.5            41.6       2001-2002                N/A       240,881   Square Feet       91
---------------------------------------------------------------------------------------------------------------------------
   19        N/A(6)           56.8             0.0            2001                N/A       174,164   Square Feet      119
   20        N/A(6)           45.7            43.4            1980               1989       110,939   Square Feet      186
   21        N/A(6)           54.2            54.2            1991                N/A       122,127   Square Feet      169
   22        N/A(6)           75.1            52.6   1965, 1998, 2004             N/A       308,889   Square Feet       67
   23        N/A(6)           62.3            52.9            1980               2004       143,728   Square Feet      141
---------------------------------------------------------------------------------------------------------------------------
   24        N/A(6)           53.2            46.9      1950, 1998                N/A       168,871   Square Feet      119
   25        N/A(6)           48.5            42.6            1991                N/A       180,858   Square Feet      110
   26        N/A(6)           72.7            68.9            2001                N/A       465,323   Square Feet       42
   27        N/A(6)           52.4            48.7            1996                N/A       311,033   Square Feet       62
   28        N/A(6)           28.9            27.5            1990                N/A       230,306   Square Feet       82
---------------------------------------------------------------------------------------------------------------------------
   29        N/A(6)           54.2            49.3         Various                N/A       208,870   Square Feet       90
   30        N/A(6)           64.3            64.3            1972                N/A           168   Units        107,143
   31        N/A(6)           47.0            42.8       2001-2002                N/A       120,069   Square Feet      150
   32        N/A(6)           55.3            32.5            2004                N/A       109,144   Square Feet      163
   33        N/A(6)           55.2            47.7            1986                N/A       184,991   Square Feet       95
---------------------------------------------------------------------------------------------------------------------------
   34        N/A(6)           61.6            54.1            1999                N/A       144,062   Square Feet      121
   35        N/A(6)           71.1            58.8            1900        1920,  1994       126,167   Square Feet      136
   36        N/A(6)           56.5            51.5            2000                N/A       312,403   Square Feet       53
   37      Various            79.6            67.3         Various            Various       197,913   Square Feet       82
  37A    5/11/2006            79.6            67.3            1986                N/A       124,545   Square Feet       82
---------------------------------------------------------------------------------------------------------------------------
  37B        N/A(6)           79.6            67.3            1955               2001        73,368   Square Feet       82
   38        N/A(6)           47.5            47.5            1985                N/A       110,734   Square Feet      146
   39        N/A(6)           66.8            52.4            2005                N/A        82,375   Square Feet      195
   40        N/A(6)           61.4            51.6            1988                N/A       120,000   Square Feet      133
   41        N/A(6)           68.8            59.5         Various            Various       204,376   Square Feet       77
---------------------------------------------------------------------------------------------------------------------------
 41.01       N/A(6)                                           1983                N/A        79,092   Square Feet
 41.02       N/A(6)                                           1969               1985        81,466   Square Feet
 41.03       N/A(6)                                           1985                N/A        43,818   Square Feet
   42        N/A(6)           62.0            36.1            2003                N/A       101,300   Square Feet      154
   43        N/A(6)           59.8            45.8       1998-2000                N/A       180,100   Square Feet       87
---------------------------------------------------------------------------------------------------------------------------
   44        N/A(6)           31.1             0.0            1966               1989           418   Units         35,736
   45    1/17/2006            60.1            52.2            1987               2005       147,727   Square Feet       95
   46        N/A(6)           56.4            49.3            2001                N/A       302,254   Square Feet       46
   47        N/A(6)           59.1            51.1     2001,  2002                N/A       112,206   Square Feet      124
   48        N/A(6)           55.6            48.9       1994-1999                N/A        84,280   Square Feet      164
---------------------------------------------------------------------------------------------------------------------------
   49        N/A(6)           64.4            62.0     1962,  1983        2000,  2003       133,862   Square Feet      102
   50        N/A(6)           64.0            55.5            1995                N/A        99,825   Square Feet      135
   51        N/A(6)           54.8            49.5         Various                N/A        34,162   Square Feet      387
  51A        N/A(6)           54.8            49.5      1990, 1993                N/A        13,140   Square Feet      387
  51B        N/A(6)           54.8            49.5     1879,  1993                N/A        10,000   Square Feet      387
---------------------------------------------------------------------------------------------------------------------------
  51C        N/A(6)           54.8            49.5            1950                N/A        11,022   Square Feet      387
   52        N/A(6)           35.0            33.7            1987                N/A       165,234   Square Feet       79
   53        N/A(6)           61.1            53.1     2002,  2003                N/A       408,960   Square Feet       32
   54        N/A(6)           83.6            77.6            1999                N/A       122,629   Square Feet      106
   55        N/A(6)           72.1            51.9            1988                N/A       121,269   Square Feet      104
---------------------------------------------------------------------------------------------------------------------------
   56    9/20/2006            75.7            66.0            2006                N/A        53,875   Square Feet      234
   57        N/A(6)           58.4            49.6            2004                N/A           172   Units         72,750
   58        N/A(6)           39.0            34.0            1978               1998       117,936   Square Feet      105
   59        N/A(6)           21.3            15.7            1990                N/A       208,124   Square Feet       60
   60        N/A(6)           63.6            54.6            2003                N/A        90,608   Square Feet      137
---------------------------------------------------------------------------------------------------------------------------
   61        N/A(6)           56.5            52.0            2001                N/A       106,668   Square Feet      116
   62        N/A(6)           73.9            64.3            2004                N/A            58   Units         211,614
   63        N/A(6)           61.2            52.4            1983                N/A       123,984   Square Feet       98
  63A        N/A(6)           61.2            52.4            1983                N/A        79,538   Square Feet       98
  63B        N/A(6)           61.2            52.4            1983                N/A        44,446   Square Feet       98
---------------------------------------------------------------------------------------------------------------------------
   64        N/A(6)           51.4            46.2            1985               2001       109,281   Square Feet      111
   65        N/A(6)           42.1            37.3            1984               1992       135,407   Square Feet       89
   66        N/A(6)           53.8            48.5            1971               1996       118,527   Square Feet       96
   67        N/A(6)           53.6            45.4            1995                N/A       163,165   Square Feet       68
   68        N/A(6)           69.9            59.6            1950     1986, 1995,  2005    126,607   Square Feet       88
---------------------------------------------------------------------------------------------------------------------------
   69        N/A(6)           55.2            48.2     1935,  1940               1999        36,977   Square Feet      297
   70        N/A(6)           71.4            51.1         Various                N/A        79,568   Square Feet      136
  70A        N/A(6)           71.4            51.1            2002                N/A        38,591   Square Feet      136
  70B        N/A(6)           71.4            51.1            1998                N/A        40,977   Square Feet      136
   71        N/A(6)           49.9            43.8            1973               2000       132,778   Square Feet       81
---------------------------------------------------------------------------------------------------------------------------
   72        N/A(6)           48.1            42.2            2002                N/A        84,086   Square Feet      126
   73        N/A(6)           52.5            48.6       1999-2000                N/A       182,187   Square Feet       58
   74        N/A(6)           53.4            48.5       2001-2002                N/A       110,010   Square Feet       96
   75        N/A(6)           58.1            54.1            2001                N/A        91,636   Square Feet      114
   76        N/A(6)           72.3            63.1            2003                N/A       186,286   Square Feet       56
---------------------------------------------------------------------------------------------------------------------------
   77        N/A(6)           60.7            52.4            2004                N/A        51,843   Square Feet      196
   78        N/A(6)           43.5            37.5            1984                N/A       109,750   Square Feet       92
   79        N/A(6)           52.9            46.5            2001                N/A       205,510   Square Feet       49
   80        N/A(6)           49.0            32.8            1997                N/A           113   Rooms         87,720
   81        N/A(6)           47.2            40.7     2002,  2003                N/A       200,792   Square Feet       48
---------------------------------------------------------------------------------------------------------------------------
   82        N/A(6)           81.8            70.9            2003                N/A           174   Units         55,664
   83        N/A(6)           40.1            34.0            2004                N/A        83,436   Square Feet      113
   84        N/A(6)           57.1            48.8     2003,  2004                N/A           132   Units         70,854
   85        N/A(6)           52.9             0.0            1995                N/A           180   Units         51,004
   86        N/A(6)           61.2            49.1            1994                N/A        98,522   Square Feet       93
---------------------------------------------------------------------------------------------------------------------------
   87        N/A(6)           67.8            45.6            1998                N/A        78,998   Square Feet      114
   88    7/20/2006            69.4            60.2            2005                N/A        61,117   Square Feet      147
   89        N/A(6)           61.7             0.0         Various                N/A       100,662   Square Feet       85
  89A        N/A(6)           61.7             0.0            2003                N/A        80,248   Square Feet       85
  89B        N/A(6)           61.7             0.0            2001                N/A        20,414   Square Feet       85
---------------------------------------------------------------------------------------------------------------------------
   90        N/A(6)           32.4            29.9            2001                N/A       135,074   Square Feet       64
   91        N/A(6)           58.2            57.4            1997                N/A        58,396   Square Feet      144
   92        N/A(6)           58.0            50.1            2004                N/A       139,682   Square Feet       60
   93        N/A(6)           60.7            55.4            2000                N/A        43,609   Square Feet      190
   94        N/A(6)           27.2             0.0            1968                N/A           210   Units         39,400
---------------------------------------------------------------------------------------------------------------------------
   95        N/A(6)           71.1            65.9            1958               2000       132,102   Square Feet       62
   96        N/A(6)           55.9            49.1            2001                N/A        97,302   Square Feet       84
   97        N/A(6)           65.4            54.0            2002                N/A        78,686   Square Feet      104
   98        N/A(6)          120.5           109.7            2004                N/A        51,317   Square Feet      158
   99        N/A(6)           75.3            60.6            2003                N/A        64,790   Square Feet      125
---------------------------------------------------------------------------------------------------------------------------
  100        N/A(6)           54.1            49.3            2000                N/A       258,769   Square Feet       31
  101        N/A(6)           55.8            46.7     1979,  1980               1995        85,942   Square Feet       92
  102        N/A(6)           90.1            78.0            2004                N/A        20,860   Square Feet      375
  103        N/A(6)           63.0            54.6            2004                N/A        71,425   Square Feet      108
  104        N/A(6)           71.0            61.8            2003                N/A        78,820   Square Feet       97
---------------------------------------------------------------------------------------------------------------------------
  105        N/A(6)           44.2            40.3            2000                N/A       152,724   Square Feet       50
  106        N/A(6)           59.7            52.2            1997                N/A           113   Units         67,257
  107        N/A(6)           66.0            22.7            2004                N/A        68,033   Square Feet      106
  108     3/1/2006            56.2            47.3            2005                N/A       116,628   Square Feet       61
  109        N/A(6)           46.9            28.6            2001                N/A       140,000   Square Feet       49
---------------------------------------------------------------------------------------------------------------------------
  110        N/A(6)           69.3            59.4            2002                N/A        45,448   Square Feet      150
  111        N/A(6)           66.5            54.0     1995,  1998                N/A        75,495   Square Feet       90
  112        N/A(6)           81.8            58.4            1981                N/A        89,664   Square Feet       75
  113        N/A(6)           66.7            53.9            1991                N/A        86,546   Square Feet       76
  114        N/A(6)           51.9            48.6            1997                N/A       132,800   Square Feet       49
---------------------------------------------------------------------------------------------------------------------------
  115        N/A(6)           52.9            45.7            1999                N/A       124,224   Square Feet       50
  116        N/A(6)           50.5            43.5            2004                N/A        60,424   Square Feet      102
  117        N/A(6)           52.8            44.4            1987                N/A       119,565   Square Feet       50
  118        N/A(6)           50.9             0.0            2003                N/A            52   Units        113,610
  119        N/A(6)           51.6            46.9            2001                N/A       158,124   Square Feet       36
---------------------------------------------------------------------------------------------------------------------------
  120        N/A(6)           62.9            57.2            1981                N/A        67,235   Square Feet       81
  121        N/A(6)           40.5            36.0            1964               2000        96,762   Square Feet       56
  122        N/A(6)           64.6            56.7            2003                N/A       135,250   Square Feet       36
  123        N/A(6)           52.2             0.0            1998                N/A           104   Units         46,511
  124        N/A(6)           27.2            21.4            1989                N/A       155,815   Square Feet       31
---------------------------------------------------------------------------------------------------------------------------
  125        N/A(6)           54.3            48.3         Various                N/A        63,404   Square Feet       75
  125A       N/A(6)           54.3            48.3            2001                N/A        39,597   Square Feet       75
  125B       N/A(6)           54.3            48.3            1981                N/A        23,807   Square Feet       75
  126        N/A(6)           61.1            56.4            2004                N/A        13,200   Square Feet      351
  127        N/A(6)           59.9            55.0            1999                N/A        44,119   Square Feet      102
---------------------------------------------------------------------------------------------------------------------------
  128        N/A(6)           67.1            47.3            1972                N/A       130,000   Square Feet       33
  129        N/A(6)           48.7            41.3            2004                N/A        68,750   Square Feet       62
  130        N/A(6)           53.4            42.5            2001                N/A       198,000   Square Feet       19
  131        N/A(6)           63.1            44.5            1972                N/A        89,873   Square Feet       39
  132        N/A(6)           40.7            34.3            1986                N/A        59,800   Square Feet       49
---------------------------------------------------------------------------------------------------------------------------
  133        N/A(6)           10.3             0.0            1979                N/A        49,641   Square Feet        9

                          RENT                                               LARGEST                          LARGEST
CONTROL    OCCUPANCY      ROLL           OWNERSHIP                           TENANT                        TENANT AREA
  NO.    RATE (%) (3)     DATE            INTEREST                            NAME                       LEASED (SQ. FT.)
-------------------------------------------------------------------------------------------------------------------------

   1             94.3   7/3/2007    Fee Simple            N/A                                                         N/A
   1A            95.4   7/3/2007    Fee Simple            Louisiana Pacific                                       122,685
   1B            92.3   7/3/2007    Fee Simple            Hoffman Hart & Wagner                                    32,862
   2             95.8  4/16/2007    Fee Simple            N/A                                                         N/A
   2A            97.1  4/16/2007    Fee Simple            Dick's Sporting Goods                                    65,000
-------------------------------------------------------------------------------------------------------------------------
   2B            91.8  4/16/2007    Fee Simple            Wickes Furniture Company                                 37,471
   3            100.0  12/1/2006    Fee Simple            Microsoft BLDG D                                        220,442
   4             97.9  5/21/2007    Fee Simple            Wachovia Bank                                           174,428
   5            100.0  12/31/2006   Fee Simple            Verizon Wireless                                        453,936
   6             97.9  3/20/2007    Fee Simple            Guy Carpenter & Company, Inc.                            48,773
-------------------------------------------------------------------------------------------------------------------------
   7             91.0  3/31/2007    Fee Simple            N/A                                                         N/A
   7A           100.0  3/31/2007    Fee Simple            Nationwide Mutual Insurance                              69,725
   7B            86.9  3/31/2007    Fee Simple            Geolearning                                              24,312
   7C           100.0  3/31/2007    Fee Simple            Metropolitan Life Insurance Co.                          60,322
   7D           100.0  3/31/2007    Fee Simple            ITA Group                                                59,988
-------------------------------------------------------------------------------------------------------------------------
   7E            71.6  3/31/2007    Fee Simple            ABC Virtual                                              13,896
   7F            74.5  3/31/2007    Fee Simple            American International Adjustment Co.                    23,517
   8            100.0  9/30/2006    Leasehold             CIRCUIT CITY                                             36,176
   9            100.0  12/31/2006   Fee Simple            Wells Fargo Bank                                        329,980
   10           100.0   1/1/2007    Fee Simple            Science Applications International Corp.                154,518
-------------------------------------------------------------------------------------------------------------------------
   11            99.1   3/1/2007    Fee Simple            US Bank                                                  52,411
   12           100.0  12/31/2006   Fee Simple            Specialty Laboratories                                  187,262
   13            87.4  10/11/2007   Fee Simple            Human Genome Sciences, Inc.                              48,270
   14           100.0   4/1/2007    Fee Simple            Whole Foods                                              58,950
   15            99.0  2/28/2007    Fee Simple            BJ's Wholesale Club                                     108,532
-------------------------------------------------------------------------------------------------------------------------
   16            93.3  3/31/2007    Fee Simple            N/A                                                         N/A
  16A            86.7  3/31/2007    Fee Simple            John Staurulakis, Inc.                                   21,834
  16B           100.0  3/31/2007    Fee Simple            Bozzuto & Associates, Inc.                               75,780
   17            95.6  3/31/2007    Fee Simple            Giant Food Store                                         55,486
   18           100.0  3/31/2007    Fee Simple            Best Buy                                                 46,960
-------------------------------------------------------------------------------------------------------------------------
   19           100.0   5/7/2007    Fee Simple            Sports Chalet, Inc.                                      41,000
   20           100.0   5/3/2007    Leasehold             Pathmark of Greenvale                                    53,371
   21            95.1  3/31/2007    Fee Simple            Giant Foods                                              58,066
   22           100.0  12/31/2006   Fee Simple            Munchkin, Inc.                                          136,240
   23            98.6   5/8/2007    Fee Simple            Giant Foods                                              68,551
-------------------------------------------------------------------------------------------------------------------------
   24            98.2  3/31/2007    Fee Simple            Safeway                                                  45,892
   25            94.6  5/17/2007    Fee Simple            DSW Shoe Warehouse                                       28,885
   26           100.0  12/31/2006   Fee Simple            Wilton Conner Packaging LLC                             465,323
   27            97.1  5/23/2007    Fee Simple            Kohl's                                                   86,584
   28           100.0   5/4/2007    Fee Simple            Blizzard Entertainment, Inc.                            230,306
-------------------------------------------------------------------------------------------------------------------------
   29           100.0  3/31/2007    Fee Simple            L3 Communications Government                             78,820
   30            98.2  3/29/2007    Fee Simple            N/A                                                         N/A
   31            97.3  12/31/2006   Fee Simple            Giant Food Stores                                        54,530
   32           100.0  12/31/2006   Fee Simple            Giant Food                                               57,240
   33            76.3  4/16/2007    Fee Simple            MDS Pharmacy Services                                    47,120
-------------------------------------------------------------------------------------------------------------------------
   34            95.4  12/31/2006   Fee Simple            Kroger Store HP 314                                      81,217
   35            79.3   5/1/2007    Fee Simple            Merrill Lynch                                            26,313
   36            95.9   4/4/2007    Fee Simple            Sunwest Appliance                                        49,655
   37            96.4  Various      Various               N/A                                                         N/A
  37A            93.6  4/18/2007    Fee Simple            Harris Teeter                                            54,000
-------------------------------------------------------------------------------------------------------------------------
  37B           100.0  4/11/2007    Fee Simple/Leasehold  Food Lion #2506                                          33,000
   38           100.0  3/31/2007    Fee Simple            Giant Foods                                              52,706
   39            98.3  3/31/2007    Fee Simple            Publix                                                   54,379
   40           100.0  12/31/2006   Fee Simple            University of Phoenix                                    49,143
   41            97.3   4/1/2007    Various               N/A                                                         N/A
-------------------------------------------------------------------------------------------------------------------------
 41.01           96.9   4/1/2007    Fee Simple            U.S. Government / IRS                                    13,263
 41.02           92.1   4/1/2007    Fee Simple            People's Publishing Group, Inc.                          25,819
 41.03          100.0   4/1/2007    Leasehold             Garden State E.S. and F                                   5,692
   42           100.0  4/11/2007    Fee Simple            Harris Teeter                                            49,982
   43           100.0  3/28/2007    Fee Simple            TJ Maxx                                                  30,546
-------------------------------------------------------------------------------------------------------------------------
   44            94.0   5/1/2007    Fee Simple            N/A                                                         N/A
   45            96.1  9/30/2006    Fee Simple            Super Fresh                                              38,630
   46           100.0  12/31/2006   Fee Simple            21st Century Toys, Inc.                                  20,325
   47            99.4  4/18/2007    Fee Simple            GSA                                                      33,764
   48           100.0  3/31/2007    Fee Simple            Linens N Things                                          35,120
-------------------------------------------------------------------------------------------------------------------------
   49            95.6  2/28/2007    Fee Simple            Safeway                                                  51,199
   50           100.0   4/1/2007    Fee Simple            Best Buy                                                 51,409
   51           100.0  3/31/2007    Fee Simple            N/A                                                         N/A
  51A           100.0  3/31/2007    Fee Simple            Tiffany and Company                                      11,690
  51B           100.0  3/31/2007    Fee Simple            Pottery Barn                                             10,000
-------------------------------------------------------------------------------------------------------------------------
  51C           100.0  3/31/2007    Fee Simple            Citigroup Global Markets                                  8,114
   52            77.9  2/20/2007    Fee Simple            Idsarc Media Sales - East Co.                            40,825
   53           100.0   4/4/2007    Fee Simple            RC Willey Home Furnishing                               162,140
   54            74.8  12/31/2006   Fee Simple            Southern Commun                                          41,961
   55            97.2  12/31/2006   Fee Simple            Publix Supermarkets                                      42,112
-------------------------------------------------------------------------------------------------------------------------
   56           100.0  9/30/2006    Fee Simple            Whole Foods Market Group                                 53,875
   57            90.1  3/31/2007    Fee Simple            N/A                                                         N/A
   58            84.2  3/31/2007    Fee Simple            Guild Concepts Ltd.                                      18,490
   59           100.0   4/1/2007    Fee Simple            Enterprise Rent-A-Car                                   131,743
   60            98.2  3/31/2007    Fee Simple            Giant Store                                              55,800
-------------------------------------------------------------------------------------------------------------------------
   61           100.0  5/23/2007    Fee Simple            Worley Parsons Group, Inc.                               40,848
   62           100.0   4/1/2007    Fee Simple            N/A                                                         N/A
   63            94.7  3/31/2007    Fee Simple            N/A                                                         N/A
  63A            91.8   3/1/2007    Fee Simple            State of CA - Resources Control Board                    54,743
  63B           100.0   3/1/2007    Fee Simple            Alpha Fund Joint Powers Agency                           15,194
-------------------------------------------------------------------------------------------------------------------------
   64           100.0  3/30/2007    Fee Simple            Quest Diagnostics                                       109,281
   65            93.7  5/31/2007    Fee Simple            McNeil Technologies                                      48,675
   66           100.0  3/31/2007    Fee Simple            Safeway Store                                            42,403
   67           100.0   4/5/2007    Fee Simple            Office Max Contract                                      19,926
   68            94.7   4/5/2007    Fee Simple            Price Chopper                                            57,441
-------------------------------------------------------------------------------------------------------------------------
   69           100.0  4/30/2007    Fee Simple/Leasehold  Alpine                                                    8,167
   70            95.9  1/26/2007    Fee Simple            N/A                                                         N/A
  70A           100.0  1/26/2007    Fee Simple            Auerbach Hematology and Oncology                          5,296
  70B            92.0  1/26/2007    Fee Simple            Verizon                                                  27,318
   71           100.0  3/31/2007    Leasehold             Safeway                                                  53,495
-------------------------------------------------------------------------------------------------------------------------
   72            88.3  12/15/2006   Fee Simple            Basha's                                                  57,853
   73            90.5   4/5/2007    Fee Simple            Pennisula Floors                                         32,783
   74            99.0   5/9/2007    Fee Simple            Witt Mares & Company, PLC                                21,670
   75           100.0  3/31/2007    Fee Simple            Rain & Hail                                              91,636
   76            86.8   4/5/2007    Fee Simple            Fusion Electronics                                       20,340
-------------------------------------------------------------------------------------------------------------------------
   77           100.0   3/1/2007    Leasehold             Facey Medical Center/Facey Medical Foundation            21,480
   78           100.0   4/3/2007    Fee Simple            Quality Food Center                                      38,832
   79            97.4   4/4/2007    Leasehold             Exel, Inc                                                18,495
   80            82.3  12/31/2006   Fee Simple            N/A                                                         N/A
   81           100.0   4/4/2007    Fee Simple            DHL Express                                              65,270
-------------------------------------------------------------------------------------------------------------------------
   82            93.1  3/28/2007    Fee Simple            N/A                                                         N/A
   83            97.5  3/31/2006    Fee Simple            Basha's                                                  57,850
   84            86.4  1/18/2007    Fee Simple            N/A                                                         N/A
   85            98.8  12/31/2006   Fee Simple            N/A                                                         N/A
   86           100.0  5/14/2007    Fee Simple            Randall's Food Markets                                   68,150
-------------------------------------------------------------------------------------------------------------------------
   87           100.0  3/31/2007    Fee Simple            Publix                                                   51,420
   88            95.0   3/1/2007    Fee Simple            Publix Super Markets, Inc.                               38,997
   89           100.0   2/2/2007    Fee Simple            N/A                                                         N/A
  89A           100.0   2/2/2007    Fee Simple            AM South Bank                                            24,619
  89B           100.0   2/2/2007    Fee Simple            CVS Pharmacy, Inc.                                       10,814
-------------------------------------------------------------------------------------------------------------------------
   90            97.3  2/28/2007    Fee Simple            Harris Teeter                                            39,600
   91           100.0  12/31/2006   Fee Simple            SW Medical Assoc.                                        58,396
   92           100.0   4/4/2007    Fee Simple            Sheet Metal Solutions                                    26,752
   93           100.0  3/31/2007    Fee Simple            Trustees of Dartmouth                                    32,648
   94            85.7   5/1/2007    Fee Simple            N/A                                                         N/A
-------------------------------------------------------------------------------------------------------------------------
   95            78.2  12/31/2006   Fee Simple            Southern Diesel Systems                                  32,056
   96           100.0  12/31/2006   Fee Simple            Kroger HP 336                                            63,373
   97            97.2  12/31/2006   Fee Simple            Publix Super Markets                                     44,271
   98            69.3  1/15/2007    Fee Simple            Bohler Engineering, Inc.                                 30,208
   99           100.0  11/30/2006   Fee Simple            Publix                                                   44,840
-------------------------------------------------------------------------------------------------------------------------
  100            94.8   4/4/2007    Fee Simple            Shaw Industries                                          63,925
  101            99.5   6/1/2007    Fee Simple            Safeway                                                  49,284
  102           100.0  12/31/2006   Fee Simple            CVS Pharmacy                                             13,553
  103           100.0  4/11/2007    Fee Simple            Harris Teeter                                            45,364
  104           100.0  12/31/2006   Fee Simple            Publix                                                   54,379
-------------------------------------------------------------------------------------------------------------------------
  105           100.0   4/4/2007    Fee Simple            Stemens Building Techno                                  18,178
  106            92.1  3/20/2007    Fee Simple            N/A                                                         N/A
  107           100.0  3/31/2007    Fee Simple            Publix Supermarket                                       51,673
  108           100.0   4/5/2007    Fee Simple            T.S.P. Holding Company                                   38,828
  109           100.0  4/27/2007    Fee Simple            Yum Brands, Inc.                                         80,000
-------------------------------------------------------------------------------------------------------------------------
  110           100.0  12/31/2006   Fee Simple            Fraser Yachts                                            11,702
  111           100.0  4/18/2007    Fee Simple            Publix                                                   47,955
  112            97.7  4/30/2007    Fee Simple            Publix RG                                                45,484
  113           100.0  5/14/2007    Fee Simple            Randall's Food Markets                                   65,800
  114           100.0  3/31/2007    Fee Simple            Innomed Technologies Inc.                                15,200
-------------------------------------------------------------------------------------------------------------------------
  115           100.0   4/5/2007    Fee Simple            Fog Co Systems                                           13,010
  116            88.8  3/31/2007    Fee Simple            Food Lion                                                38,274
  117            98.2  4/11/2007    Fee Simple            Food Lion                                                54,000
  118           100.0  7/10/2007    Fee Simple            N/A                                                         N/A
  119            50.7  4/10/2007    Fee Simple            Master Mailers                                           34,760
-------------------------------------------------------------------------------------------------------------------------
  120           100.0  3/31/2007    Fee Simple            One Beacon Insurance                                     20,025
  121           100.0  3/31/2007    Fee Simple            Piggly Wiggly                                            36,195
  122           100.0   4/5/2007    Fee Simple            RC Willey Home Furnishings                               75,250
  123            99.0  1/31/2007    Fee Simple            N/A                                                         N/A
  124           100.0   5/1/2007    Fee Simple            Patton Electronics Company, Inc.                         43,843
-------------------------------------------------------------------------------------------------------------------------
  125           100.0  3/31/2007    Fee Simple            N/A                                                         N/A
  125A          100.0  3/31/2007    Fee Simple            General Dynamics IT                                      39,597
  125B          100.0  3/31/2007    Fee Simple            Pinebrook, Inc.                                           8,094
  126           100.0   1/8/2007    Fee Simple            Sav on Drugs                                             13,200
  127            82.8  3/26/2007    Fee Simple            Mantero Networks, Inc.                                   16,592
-------------------------------------------------------------------------------------------------------------------------
  128           100.0  4/16/2007    Fee Simple            Eastland Food Corporation                                54,000
  129           100.0  2/28/2007    Leasehold             Golden State Overnight Delivery Service                  12,500
  130           100.0  2/19/2007    Fee Simple            Corporate Services, Inc.                                198,000
  131           100.0  4/16/2007    Fee Simple            Columbia Oak Incorporated                                22,373
  132            88.8   5/1/2007    Fee Simple            C Studio Productions - Mr. Ed Peterson                    8,126
-------------------------------------------------------------------------------------------------------------------------
  133            81.7  12/28/2006   Fee Simple            Bond Street Collections                                   8,016

            LARGEST                  2ND LARGEST                   2ND LARGEST     2ND LARGEST
CONTROL  TENANT LEASE                  TENANT                      TENANT AREA    TENANT LEASE
  NO.      EXP. DATE                    NAME                    LEASED (SQ. FT.)    EXP. DATE
----------------------------------------------------------------------------------------------

   1              N/A  N/A                                                   N/A           N/A
  1A       11/30/2011  UBS Paine Webber                                   45,801    11/12/2010
  1B        9/30/2011  Regal Entertainment                                24,413     5/31/2011
   2              N/A  N/A                                                   N/A           N/A
  2A        1/31/2020  DSW Show Warehouse                                 24,700     1/31/2015
----------------------------------------------------------------------------------------------
  2B        5/31/2020  Circuit City                                       34,188     1/31/2021
   3        6/30/2008  Microsoft BLDG C                                  175,597    10/31/2011
   4       12/31/2018  KSI Properties, LLC                                81,186     2/28/2017
   5       11/30/2010  N/A                                                   N/A           N/A
   6       12/31/2010  Brown & Caldwell, Inc                              36,054    12/31/2012
----------------------------------------------------------------------------------------------
   7              N/A  N/A                                                   N/A           N/A
  7A       12/31/2008  Fiserv Solutions                                   66,140     5/31/2008
  7B       12/31/2007  Metropolitan Life Insurance Co.                    18,787     6/30/2011
  7C        6/30/2011  Mid-America Group, Ltd.                            11,514     5/31/2011
  7D       10/31/2010  Met Life                                           10,804     6/30/2011
----------------------------------------------------------------------------------------------
  7E       12/14/2011  BP Amoco                                           11,086    12/31/2007
  7F       10/31/2007  Coldwell Banker Westown Office                     16,339     1/31/2016
   8        1/31/2022  BARNES & NOBLE                                     30,543     5/31/2021
   9        7/31/2010  Reynolds & Brown                                    6,840     7/31/2011
  10       12/31/2009  Booz-Allen & Hamilton, Inc.                        18,115    12/31/2007
----------------------------------------------------------------------------------------------
  11        3/31/2010  Stoel Rives, LLP                                   36,622     3/31/2013
  12         9/1/2024  N/A                                                   N/A           N/A
  13        7/31/2008  Phillips Investment Resources LLC                  31,499    12/31/2009
  14        1/31/2021  24 Hour Fitness                                    43,887     5/15/2016
  15         4/9/2020  Kohl's                                             86,584     1/29/2022
----------------------------------------------------------------------------------------------
  16              N/A  N/A                                                   N/A           N/A
  16A       2/28/2013  The University of Phoenix                          18,554     2/29/2012
  16B       8/31/2014  Houlon, Berman, Berman                              5,630     3/31/2012
  17       12/31/2020  Sears Hardware #5184                               21,420     6/30/2012
  18        1/31/2012  Ross Dress for Less                                30,187     1/31/2012
----------------------------------------------------------------------------------------------
  19        1/31/2013  Whole Foods Markets, Inc.                          39,444     7/31/2023
  20        6/28/2015  Gap Inc                                             8,468     1/31/2008
  21         5/1/2016  Outback Steakhouse                                  6,000     7/31/2011
  22         7/1/2014  Federal Express                                   133,843    10/31/2008
  23        6/30/2024  Linens 'N Things                                   28,000     1/31/2015
----------------------------------------------------------------------------------------------
  24        5/10/2018  Ross Dress for Less                                24,246     1/31/2010
  25        1/31/2011  Bed Bath & Beyond                                  25,700     2/29/2012
  26        3/31/2017  N/A                                                   N/A           N/A
  27        1/29/2022  Belk                                               58,416     2/15/2015
  28        7/31/2014  N/A                                                   N/A           N/A
----------------------------------------------------------------------------------------------
  29       11/30/2009  Board of Supervisors for Fairfax County            22,647     1/31/2013
  30              N/A  N/A                                                   N/A           N/A
  31        5/31/2022  CVS                                                10,125     1/31/2025
  32       10/31/2029  Long & Foster                                       7,131    12/31/2010
  33        8/31/2007  Henkel of America                                  37,563     8/31/2008
----------------------------------------------------------------------------------------------
  34        8/31/2021  Buca Di Beppo                                       7,573     8/31/2010
  35       10/31/2012  RBC Dain Rausscher-Corp                            17,837     9/30/2007
  36       10/31/2010  Armor Holdings, Inc.                               31,203     3/31/2008
  37              N/A  N/A                                                   N/A           N/A
  37A       6/19/2016  TJ Maxx                                            30,000     1/31/2012
----------------------------------------------------------------------------------------------
  37B       3/31/2021  Office Depot #2349                                 16,156     8/31/2015
  38       11/30/2015  Hollywood Video                                     7,000    11/30/2008
  39        3/31/2025  Mirasol Realty                                      3,856     5/31/2015
  40       10/31/2007  Kaiser Foundation Health Plan                      28,770     9/30/2008
  41              N/A  N/A                                                   N/A           N/A
----------------------------------------------------------------------------------------------
 41.01      3/17/2008  Exel Consolidation Services                         9,310     2/28/2009
 41.02     10/31/2009  Ark Mortgage Financial, LLC                         6,000     8/31/2008
 41.03      4/30/2011  United Temp (dba Assurance Car.)                    4,358     8/31/2012
  42       10/31/2023  Walgreens                                          13,650     9/27/2028
  43        11/8/2008  Goody's Store                                      27,900     11/8/2008
----------------------------------------------------------------------------------------------
  44              N/A  N/A                                                   N/A           N/A
  45         5/1/2012  Gavigan's Home Furnishings                         27,500    10/31/2015
  46        2/28/2009  WhiteCap                                           18,986     8/31/2007
  47         8/4/2007  Corinthian Colleges, Inc.                          31,578    10/31/2012
  48        1/31/2015  CompUSA                                            24,060     6/30/2014
----------------------------------------------------------------------------------------------
  49        1/31/2025  Rite Aid                                           24,769    10/31/2008
  50        1/31/2011  PetsMart, Inc.                                     25,416     1/31/2016
  51              N/A  N/A                                                   N/A           N/A
  51A       2/28/2015  Diana Young                                         1,142           MTM
  51B       1/31/2011  N/A                                                   N/A           N/A
----------------------------------------------------------------------------------------------
  51C       9/30/2016  North Fork Bank                                     2,908     4/30/2020
  52        4/30/2010  Verizon Global Network                             21,152     4/30/2008
  53        3/31/2008  Synergy Cargo Logistics                            71,415     4/30/2011
  54       12/31/2010  Alabama Bankers                                    10,419     1/31/2011
  55       10/31/2018  Walgreens                                          13,500    12/31/2028
----------------------------------------------------------------------------------------------
  56        9/30/2031  N/A                                                   N/A           N/A
  57              N/A  N/A                                                   N/A           N/A
  58        4/30/2009  Henningson Durham&RIC                              16,296     4/30/2008
  59        1/31/2015  Facilities - Conf. Center                          37,423     1/31/2015
  60        5/31/2028  Blockbuster Video                                   5,000     2/28/2014
----------------------------------------------------------------------------------------------
  61        1/31/2011  LoopNet, Inc.                                      18,038     5/31/2011
  62              N/A  N/A                                                   N/A           N/A
  63              N/A  N/A                                                   N/A           N/A
  63A             MTM  Capital Engineering Consultants, Inc.              18,268     2/28/2011
  63B       6/30/2011  TekSystems, Inc.                                   12,766           MTM
----------------------------------------------------------------------------------------------
  64        4/30/2011  N/A                                                   N/A           N/A
  65        2/28/2013  Douglas - Michaels Company                         25,346     1/31/2013
  66         1/1/2013  Loehmann's Store                                   22,440     7/31/2011
  67        3/31/2009  Sin City Hummer, LLC                               12,000    12/31/2007
  68         6/1/2026  Dollar Tree                                        12,780     4/21/2013
----------------------------------------------------------------------------------------------
  69        1/31/2016  Washington Hospital Group                           7,311           MTM
  70              N/A  N/A                                                   N/A           N/A
  70A       9/30/2013  Olney Open MRI, LLC                                 4,119     4/30/2013
  70B      12/31/2009  GSA                                                 8,500    11/30/2014
  71       12/31/2020  CVS                                                12,380     1/31/2021
----------------------------------------------------------------------------------------------
  72        8/31/2022  Satori Sushi                                        2,496     8/31/2010
  73        2/28/2011  Bluebonnet Foods                                   20,584     7/31/2007
  74        7/31/2013  Riverside Healthcare Association, Inc.             19,372     7/31/2012
  75       11/18/2021  N/A                                                   N/A           N/A
  76        2/28/2010  Sundance Art and Framing                           18,886     5/31/2012
----------------------------------------------------------------------------------------------
  77        12/9/2019  CHW/USP San Gabriel                                12,123     11/4/2019
  78         2/9/2018  Cascade Garden                                      5,913     1/31/2009
  79        8/31/2007  Designers Delivery, Inc.                           13,440     7/31/2012
  80              N/A  N/A                                                   N/A           N/A
  81        6/30/2011  Pyramid Logistics                                  43,270     1/31/2009
----------------------------------------------------------------------------------------------
  82              N/A  N/A                                                   N/A           N/A
  83       12/31/2023  Windmere Real Estate                                4,437    12/31/2010
  84              N/A  N/A                                                   N/A           N/A
  85              N/A  N/A                                                   N/A           N/A
  86         3/1/2014  Bank of America                                     4,200     1/31/2009
----------------------------------------------------------------------------------------------
  87        3/31/2018  Blockbuster Video                                   3,635     5/31/2009
  88        9/30/2025  Green Plantains Restaurant Inc                      2,110     7/31/2016
  89              N/A  N/A                                                   N/A           N/A
  89A      10/31/2014  Innovative Concept Group                           22,335     2/28/2011
  89B       9/30/2021  BlockBuster Inc. Store #124                         4,080           MTM
----------------------------------------------------------------------------------------------
  90        5/31/2021  Stein Mart                                         36,000     2/28/2012
  91        1/14/2016  N/A                                                   N/A           N/A
  92        2/28/2010  OSA West Inc.                                      26,752     2/29/2012
  93        6/30/2016  Talbots                                             4,379     6/30/2011
  94              N/A  N/A                                                   N/A           N/A
----------------------------------------------------------------------------------------------
  95        8/31/2010  Corinthian Colleges, Inc.                          27,775     7/31/2007
  96        6/30/2023  Rachaels Hallmark                                   4,500     2/28/2011
  97       11/30/2022  Coldwell Banker Realty                              5,694      3/5/2008
  98        7/31/2011  ClearPoint Business Resources, Inc.                 5,334     5/31/2010
  99       11/30/2023  Grand Slam Liquors                                  4,025     2/28/2009
----------------------------------------------------------------------------------------------
  100       7/31/2011  Marquez Brothers                                   39,126     5/31/2010
  101       9/30/2015  BlockBuster Video                                   5,320    10/31/2010
  102       1/31/2030  Schlotzsky's                                        3,325    11/30/2015
  103       7/31/2024  Blockbuster Video                                   5,000      9/1/2009
  104      12/31/2023  Patti's Hallmark                                    4,041     2/28/2009
----------------------------------------------------------------------------------------------
  105       6/30/2011  General Electric Company                           18,178     3/31/2011
  106             N/A  N/A                                                   N/A           N/A
  107       1/31/2029  Washington Mutual                                   3,671     6/30/2019
  108       1/31/2013  Temperstone LLC                                    14,198    12/31/2008
  109      10/31/2013  First Tennessee                                    60,000     7/31/2015
----------------------------------------------------------------------------------------------
  110      10/13/2012  Merrill Stevens                                     8,652     3/31/2013
  111        4/7/2015  Blockbuster Video                                   5,800     4/30/2010
  112       3/15/2014  Beall's Outlet                                     12,000     4/10/2012
  113      10/16/2016  Mely's Mexican Cuisine                              6,300     3/31/2008
  114       2/28/2008  Zurvahn Corp                                       14,800     1/31/2010
----------------------------------------------------------------------------------------------
  115       1/31/2009  Natural Science Inc.                               11,008     7/31/2007
  116       5/31/2024  Blockbuster Video                                   4,900    10/31/2014
  117      12/31/2016  Russed Warehouse                                   13,009      4/1/2012
  118             N/A  N/A                                                   N/A           N/A
  119      11/30/2008  Marquez Brothers                                   23,322     2/29/2012
----------------------------------------------------------------------------------------------
  120       6/30/2008  StudentCity                                        13,243     7/31/2010
  121       9/30/2018  Goodwill                                           13,200     5/31/2009
  122       3/31/2009  Trinity Glass International                        60,000     7/31/2007
  123             N/A  N/A                                                   N/A           N/A
  124      12/31/2010  Drink More Delivery, Inc.                          31,976    12/31/2011
----------------------------------------------------------------------------------------------
  125             N/A  N/A                                                   N/A           N/A
 125A      12/31/2009  N/A                                                   N/A           N/A
 125B       2/28/2011  Spectrum Sciences                                   3,650     2/28/2009
  126       6/30/2034  N/A                                                   N/A           N/A
  127       4/30/2010  Greenhorne & O'Mara, Inc.                           9,590     2/28/2010
----------------------------------------------------------------------------------------------
  128       6/30/2008  Kline Paper Mill Supplies Inc                      50,000     6/30/2009
  129       2/28/2011  Western Air Systems                                 9,375      3/8/2009
  130       9/30/2012  N/A                                                   N/A           N/A
  131       9/30/2011  Rhee Max                                           18,000    12/31/2010
  132       3/14/2010  CAKJ Wholesale, LLC                                 7,180     8/31/2008
----------------------------------------------------------------------------------------------
  133             MTM  Stemmons Wok                                        7,047           MTM

                      3RD LARGEST                  3RD LARGEST       3RD LARGEST
CONTROL                  TENANT                    TENANT AREA      TENANT LEASE  FOOTNOTE
  NO.                     NAME                    LEASED (SQ. FT.)    EXP. DATE       NO.
------------------------------------------------------------------------------------------

   1     N/A                                                   N/A           N/A
  1A     Regal Entertainment                                40,915    10/31/2020
  1B     Sussman Shank                                      18,334    10/31/2012
   2     N/A                                                   N/A           N/A
  2A     Old Navy, LLC                                      18,800    10/31/2014
------------------------------------------------------------------------------------------
  2B     PetsMart                                           22,669     1/31/2016
   3     Microsoft Bldg E                                  168,566    11/30/2008
   4     Hunton & Williams                                  55,947     7/31/2015
   5     N/A                                                   N/A           N/A
   6     Lee, Smart, Cook, Martin and Pet                   30,411     2/28/2011
------------------------------------------------------------------------------------------
   7     N/A                                                   N/A           N/A
  7A     Medicap                                            23,425     6/30/2011
  7B     Great American Insurance Co.                        9,999     3/31/2008
  7C     N/A                                                   N/A           N/A
  7D     Mid-America Investment Co/Magic Net                   686     5/31/2011
------------------------------------------------------------------------------------------
  7E     True North                                          8,894     5/31/2010
  7F     ITA                                                 5,517    10/31/2010
   8     WHOLE FOODS MARKET                                 26,365     4/30/2021
   9     John Hancock Mutual                                 4,249    12/31/2007
  10     Tara Thai                                           5,023     9/30/2007
------------------------------------------------------------------------------------------
  11     Moffatt Thomas Barrett Rock & Fields               32,799    12/31/2011
  12     N/A                                                   N/A           N/A
  13     M.R.I.S., Inc.                                     29,420    12/31/2007
  14     Interstate Theaters, LLC                           21,475     6/14/2010
  15     Petsmart                                           26,040     1/31/2016
------------------------------------------------------------------------------------------
  16     N/A                                                   N/A           N/A
  16A    National City Bank of Ind                          10,778    12/31/2010
  16B    Windman Chiropractic  Assc                          1,885     1/31/2015
  17     Tiger Den                                           8,987     5/31/2016
  18     Marshalls                                          30,000     5/31/2012
------------------------------------------------------------------------------------------
  19     Barnes & Noble Inc.                                25,090     4/30/2013
  20     Ben's Kosher Restaurant Deli                        6,200     3/31/2016
  21     Kentucky Fried Chicken                              4,000      9/2/2011
  22     Los Angeles Times                                  38,806     5/31/2011
  23     Pier 1 Imports                                     11,400    10/31/2014
------------------------------------------------------------------------------------------
  24     Rite Aid                                           19,085     8/31/2021
  25     Michaels                                           24,300     2/29/2012
  26     N/A                                                   N/A           N/A
  27     Linens N Things                                    34,000     1/31/2015
  28     N/A                                                   N/A           N/A
------------------------------------------------------------------------------------------
  29     Tech Team Global, Inc.                             17,957     6/30/2011
  30     N/A                                                   N/A           N/A
  31     Bennigans                                           6,575     2/28/2017
  32     Panera Bread                                        4,770     1/31/2015
  33     Tengion                                             7,765           MTM
------------------------------------------------------------------------------------------
  34     Vietopia                                            5,640     9/30/2009
  35     Sunguard Availability Service                       9,087     7/31/2014
  36     Tolt Technologies                                  28,188     8/30/2009
  37     N/A                                                   N/A           N/A
  37A    Eckerd Drugs/Annie's Linen's                       10,368     7/20/2011
------------------------------------------------------------------------------------------
  37B    Pet Supplies Plus                                   9,864     1/31/2009
  38     Montgomery County Liquor Board                      6,400     8/31/2007
  39     Kocomos Island Grill                                3,640     7/31/2015
  40     SBC Services Inc.                                  26,184    12/31/2010
  41     N/A                                                   N/A           N/A
------------------------------------------------------------------------------------------
 41.01   Trustees of Columbia University                     4,888     6/30/2008
 41.02   Trade Manage Capital, Inc.                          5,185    12/31/2007
 41.03   800 Brands, Inc.                                    4,191     9/30/2010
  42     First Charter                                       6,210    12/31/2023
  43     Office Depot                                       25,666     1/30/2008
------------------------------------------------------------------------------------------
  44     N/A                                                   N/A           N/A
  45     Michael's Stores, Inc.                             25,680     4/30/2015
  46     Complete Fulfillment                               18,874     6/30/2008
  47     Old Republic Title Co.                             27,600     4/30/2011
  48     Tweeter Home Entertainment                         11,500    11/30/2014
------------------------------------------------------------------------------------------
  49     Big Lots                                           15,708     1/31/2010
  50     Office Depot, Inc.                                 23,000     10/4/2009
  51     N/A                                                   N/A           N/A
  51A    Circa LLC                                           1,108    11/30/2016
  51B    N/A                                                   N/A           N/A
------------------------------------------------------------------------------------------
  51C    N/A                                                   N/A           N/A
  52     Joseph, Greenwald & Laake                          19,852     1/31/2013
  53     Wal-Mart Stores                                    44,965      9/1/2008
  54     Charles Haines                                      8,447     4/30/2010
  55     Leader's Casual Furn                                6,377    11/30/2016
------------------------------------------------------------------------------------------
  56     N/A                                                   N/A           N/A
  57     N/A                                                   N/A           N/A
  58     Fidelity Corp Real Estate                          12,821    12/31/2007
  59     Information Systems Account                        34,674     1/31/2015
  60     Mattress Discounters                                3,888     3/31/2009
------------------------------------------------------------------------------------------
  61     EDS Information Systems                            14,124           MTM
  62     N/A                                                   N/A           N/A
  63     N/A                                                   N/A           N/A
  63A    N/A                                                   N/A           N/A
  63B    Rick Engineering                                    8,665     1/16/2009
------------------------------------------------------------------------------------------
  64     N/A                                                   N/A           N/A
  65     Bearingpoint, Inc.                                 25,477    10/31/2010
  66     Chuck E Cheese's                                   10,500     8/31/2012
  67     Las Vegas Review Journal                           12,000     9/30/2011
  68     Rite Aid                                           11,180     1/31/2026
------------------------------------------------------------------------------------------
  69     Trust for Public Land                               7,022     6/30/2015
  70     N/A                                                   N/A           N/A
  70A    Baltimore Pain Management Center                    2,986     8/31/2012
  70B    Telkonet                                            1,860           MTM
  71     Hallmark Creations                                  6,150     2/28/2011
------------------------------------------------------------------------------------------
  72     Pilates Studio                                      1,765    10/31/2008
  73     Best Mattress                                      18,374     9/30/2011
  74     Malcom Pirnie, Inc                                 18,380           MTM
  75     N/A                                                   N/A           N/A
  76     Aero Mist Inc.                                     14,522     1/31/2009
------------------------------------------------------------------------------------------
  77     David D. Richardson                                 5,342     2/10/2012
  78     Villagio Home Furnishings                           3,916           MTM
  79     Nishimoto Trading                                  13,440     8/31/2007
  80     N/A                                                   N/A           N/A
  81     Anixter, Inc                                       22,000    10/31/2009
------------------------------------------------------------------------------------------
  82     N/A                                                   N/A           N/A
  83     Washington Mutual                                   3,596    12/31/2014
  84     N/A                                                   N/A           N/A
  85     N/A                                                   N/A           N/A
  86     Nationwide Insurance Co.                            2,800     2/28/2009
------------------------------------------------------------------------------------------
  87     McDivot's                                           2,926     3/31/2013
  88     Joffrey's Coffee Patch Accent Furniture             1,810    12/31/2011
  89     N/A                                                   N/A           N/A
  89A    Dale-Tile Corporation                              15,714     1/31/2013
  89B    Kathsco Corporation                                 1,620     3/31/2013
------------------------------------------------------------------------------------------
  90     Seacoast                                            5,000    12/25/2007
  91     N/A                                                   N/A           N/A
  92     United Mfrs Supplies                               15,000     9/30/2007
  93     C. Beston & Company                                 4,165     6/30/2007
  94     N/A                                                   N/A           N/A
------------------------------------------------------------------------------------------
  95     UPS Supply Chain                                   26,136    10/31/2007
  96     Blockbuster                                         4,417     3/31/2011
  97     Ninja Steakhouse                                    4,500     3/26/2008
  98     N/A                                                   N/A           N/A
  99     Entry Point                                         1,400     1/31/2010
------------------------------------------------------------------------------------------
  100    Consolidated Electrical                            18,683     3/31/2009
  101    Randy's Restaurant                                  4,200     3/31/2011
  102    United Optical                                      2,150    10/31/2009
  103    Allen Tate Realtors                                 2,925     8/31/2009
  104    Radio Shack                                         2,400     1/31/2009
------------------------------------------------------------------------------------------
  105    Aimedia Solutions                                  16,944     6/30/2008
  106    N/A                                                   N/A           N/A
  107    Chico's FAS                                         2,713     1/31/2010
  108    Nxt Phase T&D                                       9,142     8/31/2010
  109    N/A                                                   N/A           N/A
------------------------------------------------------------------------------------------
  110    Marsh USA, Inc.                                     4,197     1/31/2011
  111    Johnston's Hallmark                                 4,900     2/28/2011
  112    Dollar Store                                        2,800     11/1/2007
  113    South Shore Optical                                 2,546     3/31/2010
  114    Florida State Games                                14,800     6/30/2010
------------------------------------------------------------------------------------------
  115    Water Technologies                                 11,008     7/31/2009
  116    Open Wide Family                                    2,450     8/31/2011
  117    C&H Cafeteria                                       9,000     5/16/2012
  118    N/A                                                   N/A           N/A
  119    Forward Air, Inc.                                  22,040     5/31/2009
------------------------------------------------------------------------------------------
  120    UBS                                                12,331     5/30/2010
  121    Eckerd's                                           10,270     7/31/2007
  122    N/A                                                   N/A           N/A
  123    N/A                                                   N/A           N/A
  124    DMR Associates, Inc.                               12,047     1/31/2015
------------------------------------------------------------------------------------------
  125    N/A                                                   N/A           N/A
 125A    N/A                                                   N/A           N/A
 125B    Business Alliance                                   2,800     2/28/2009
  126    N/A                                                   N/A           N/A
  127    Fenestra Technology                                 3,614     8/31/2007
------------------------------------------------------------------------------------------
  128    Bowles Fluidics Corporation                        26,000    11/30/2007
  129    Coyote Springs Window & Door                        9,375      5/4/2009
  130    N/A                                                   N/A           N/A
  131    The Hughes Group                                   13,500    11/30/2009
  132    C Yamasaki Jiu Jitsu, Inc.                          6,742    11/30/2011
------------------------------------------------------------------------------------------
  133    Sayed Wholesale Corp.                               3,769     4/30/2010

Annex A-1 Footnotes

(1)	All Mortgage Loans	With regard cross-collateralized mortgage loans, each such mortgage loan or related mortgaged real property with a particular letter designation in the ‘‘Cross-Collateralized Groups’’ column is either part of a multi-property loan or crossed-collateralized with each of the other mortgage loans or mortgaged properties with the same letter designation. The U/W DSCR (x), Cut-Off Date LTV%, and Maturity LTV % are calculated on an aggregate basis.

(2)	All Mortgage Loans	With regards to Prepayment Provisions, the number in any parenthetical reflects the number of months in the applicable period during which the subject prepayment is in effect.

(3)	All Mortgage Loans	The weighted average occupancy for multi-property loans is based on individual property unit count.

(4)	All Mortgage Loans	With regards to the ‘‘% of Aggregate Inititial Mortgage Pool Balance’’ column, 0.0% means the percentage by total cut-off date principal balance is less than 0.05%.

(5)	All Mortgage Loans	For mortgage loans secured by multiple Mortgaged Properties, each mortgage loan’s Original Balance ($), Current Balance ($), and Maturity Balance ($) is allocated to the respective Mortgaged Property based on the mortgage loan documentation or the mortgage loan Seller’s determination of the appropriate allocation. The U/W DSCR (x), Cut-Off Date LTV %, and Maturity LTV % are calculated on an aggregate basis.

(6)	All Mortgage Loans	If a date is shown under the heading ‘‘Appraisal Date’’ with respect to any underlying mortgage loan, then the amount shown under the heading ‘‘Appraised Value’’ with respect to that mortgage loan is the appraised value of the related mortgaged real property as reflected in an appraisal report dated as of the specified date and based on an appraisal conducted at or after origination. If N/A is shown under the heading ‘‘Appraisal Date’’ with respect to any underlying mortgage loan, then the Mortgage Loan Seller did not have the appraisal conducted at origination updated and the amount shown under the heading ‘‘Appraised Value’’ is the Estimated Market Value of the related mortgaged real property.

(7)	1000/FOX PORTFOLIO	The Fox Tower Loan consists of two pari-passu notes: (i) an $80,000,000 note with an interest rate of 8.650% per annum with a prepayment string of L(92), YM1%(25),O(3); and (ii) a $16,000,000 note with an interest rate of 5.90% per annum and a prepayment string of L(34), YM1%(25),0(3).

1

Annex A-1 Footnotes — continued

Original Interest-Only Period, Remaining Interest-Only Period, Original Term to Maturity, Remaining Term to Maturity, Original Amortization Term, and Remaining Amortization Term are presented as weighted averages of the multiple notes, based on the Initial Mortgage Pool Balance of each individual note.

Upon the maturity of the 1000 Broadway Mortgage Loan, the interest rate of the 1000/Fox Portfolio Mortgage Loan will increase to 8.192% per annum.

(8)	Algonquin Commons Portfolio	Algonquin Commons Portfolio Net Operating Income is a 10½ month operating income for 2006. The income has been annualized to represent a full year income for the properties.

(9)	Sammamish Parkplace	In the event of a permitted transfer, or Microsoft’s non-renewal of the its leases expiring in 2008, the Borrower is required to deposit into a reserve account (or provide equivalent Letter of Credit) $19,761,175 reduced by an amount equal to the product of $35 psf for each square foot attributable to leases that Microsoft has not renewed or for which there is not a qualifying replacement tenant (see loan documents for details).

(10)	Airtouch Spectrum Campus	An asset from the Irvine Company who’s fiscal year ends June 30th, so the Dec. 2006 number is annualized to represent a full year income

In the event that Verizon does not exercise its option to renew the initial term of it’s lease on or before a date that is fifteen months prior to the expiration of the initial term, the AirTouch Spectrum Campus Borrower is required to deposit into an escrow account on a monthly basis all Net Cash Flow with respect to the AirTouch Spectrum Campus Mortgaged Property as additional security for the AirTouch Spectrum Campus Mortgage Loan.

(11)	US Bank Plaza	The US Bank Plaza Loan consists of two pari-passu notes: (i) an $24,750,000 note with an interest rate of 5.310% per annum with a prepayment string of L(36), YM1%(82),0(3); and (ii) a $6,000,000 note with an interest rate of 6.57% per annum and a prepayment string of L(12), YM1%(72),0(3).

Original Interest-Only Period, Remaining Interest-Only Period, Original Term to Maturity, Remaining Term to Maturity, Original Amortization Term, and Remaining Amortization Term are presented as weighted averages of the multiple notes, based on the Initial Mortgage Pool Balance of each individual note.

2

Annex A-1 Footnotes — continued

One of the multiple notes has an interest only period followed by amortization. The note is beyond the intial interest only period, and the loan is assumed to be amortizing.

(12)	Colonnade At Union Mill	The Colonnade At Union Mill Loan consists of two pari-passu notes: (i) an $17,100,000 note with an interest rate of 5.280% per annum with a prepayment string of L(60), YM1%(57),0(3); and (ii) a $3,500,000 note with an interest rate of 5.150% per annum and a prepayment string of L(47), YM1%(57),0(3).

Original Interest-Only Period, Remaining Interest-Only Period, Original Term to Maturity, Remaining Term to Maturity, Original Amortization Term, and Remaining Amortization Term are presented as weighted averages of the multiple notes, based on the Initial Mortgage Pool Balance of each individual note.

(13)	Webster Square	The Webster Square Loan consists of two pari-passu notes: (i) an $13,400,000 note with an interest rate of 5.280% per annum with a prepayment string of L(38),YM1%(24), D(55),0(3); and (ii) a $6,890,000 note with an interest rate of 5.427% per annum and a prepayment string of L(38),YM1%(24), D(55),0(3).

Original Interest-Only Period, Remaining Interest-Only Period, Original Term to Maturity, Remaining Term to Maturity, Original Amortization Term, and Remaining Amortization Term are presented as weighted averages of the multiple notes, based on the Initial Mortgage Pool Balance of each individual note.

(14)	Alton Corporate Center	An asset from the Irvine Company who’s fiscal year ends June 30th, so the Dec. 2006 number is annualized to represent a full year income

Alton Corporate center is currently vacant with a signed tenant, Blizzard Entertainment, a subsidiary of Vivendi, that will take 100% of space, starting approximately November 1, 2007, due to extended tenant build out.

(15)	Dulles Business Park	The Dulles Business Park Loan consists of two pari-passu notes: (i) an $16,000,000 note with an interest rate of 7.090% per annum with a prepayment string of L(61), YM1%(56),0(3); and (ii) a $4,000,000 note with an interest rate of 5.940% per annum and a prepayment string of L(51), YM1%(56),0(3).

Original Interest-Only Period, Remaining Interest-Only Period, Original Term to Maturity, Remaining Term to Maturity, Original Amortization Term, and Remaining Amortization Term are presented as weighted averages of the multiple notes, based on the Initial Mortgage Pool Balance of each individual note.

3

Annex A-1 Footnotes — continued

(16)	Muddy Branch	The Muddy Branch Loan consists of two pari-passu notes: (i) an $12,250,000 note with an interest rate of 5.280% per annum with a prepayment string of L(60), YM1%(57),0(3); and (ii) a $3,900,000 note with an interest rate of 5.150% per annum and a prepayment string of L(47), YM1%(57),0(3).

Original Interest-Only Period, Remaining Interest-Only Period, Original Term to Maturity, Remaining Term to Maturity, Original Amortization Term, and Remaining Amortization Term are presented as weighted averages of the multiple notes, based on the Initial Mortgage Pool Balance of each individual note.

(17)	Capital Office V	Capital Office V’s Net Operating Income is a 10 month operating income for 4Q06, due to new ownership starting March 1, 2006. The income has been annualized to represent a full year income for the properties.

(18)	1600 Manor Drive	Property occupancy below market, lease-up over the next 24 months expected to increase U/W DSCR to 1.24x. U/W DSCR projects value of $8.4MM, $1.4MM below appraisal.

4

ANNEX A-2

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

Amortization Types
(Mortgage Pool)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Amortizing Balloon(2)	133	$1,859,114,365	88.9%	$13,978,303	$91,254,536	56.6%	1.64	x	96.5%	6.230%
Interest Only	6	159,700,000	7.6	26,616,667	54,300,000	52.4	2.35		97.8	5.386
Fully Amortizing	9	72,863,954	3.5	8,095,995	20,682,110	47.2	1.75		96.8	5.148
Total/Avg./Max./Wtd. Avg.:	148	$2,091,678,319	100.0%	$14,132,962	$91,254,536	56.0%	1.69	x	96.6%	6.128%

(1)	Excludes mortgage loans secured by hospitality properties.
(2)	Includes mortgage loans, representing 19.8% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date.

Annex A-2-1

Cut-Off Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 40.0	11	$215,428,388	10.3%	$19,584,399	$61,516,439	33.6%	1.93	x	96.0%	6.596%
40.1 - 50.0	21	458,580,080	21.9	21,837,147	91,254,536	45.2	1.94		97.4	6.666
50.1 - 55.0	26	263,034,294	12.6	10,116,704	37,947,396	52.9	1.78		97.1	6.433
55.1 - 60.0	25	371,470,207	17.8	14,858,808	32,861,719	57.3	1.77		96.7	5.726
60.1 - 65.0	24	280,721,608	13.4	11,696,734	29,771,104	62.3	1.66		98.3	5.685
65.1 - 70.0	13	196,656,598	9.4	15,127,431	75,390,383	67.0	1.42		97.0	5.451
70.1 - 75.0	12	159,591,625	7.6	13,299,302	38,000,000	72.2	1.27		94.4	5.835
75.1 - 80.0	11	100,737,930	4.8	9,157,994	20,582,064	76.0	1.23		95.9	6.386
80.1 >=	5	45,457,591	2.2	9,091,518	13,056,136	90.7	0.92		85.5	6.125
Total/Avg./Max./Wtd. Avg.:	148	$2,091,678,319	100.0%	$14,132,962	$91,254,536	56.0%	1.69	x	96.6%	6.128%
Weighted Average Cut-off Date LTV Ratios: 56.0%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-2

Original Term to Maturity
(Mortgage Pool)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term (Mos.)
<= 60	1	$8,413,497	0.4%	$8,413,497	$8,413,497	58.2%	2.17	x	100.0%	5.000%	58
61 - 72	2	41,895,743	2.0	20,947,871	28,200,000	59.1	2.30		98.6	4.658	61
73 - 84	4	65,330,200	3.1	16,332,550	32,861,719	71.1	1.39		96.2	5.567	84
85 - 108	1	4,929,841	0.2	4,929,841	4,929,841	64.6	1.74		100.0	5.320	103
109 - 120	110	1,611,180,824	77.0	14,647,098	91,254,536	54.9	1.70		96.2	6.242	119
121 - 144	9	149,020,337	7.1	16,557,815	87,519,932	56.9	1.76		97.6	6.287	139
145 - 156	1	9,030,510	0.4	9,030,510	9,030,510	67.8	1.28		100.0	5.520	156
169 - 180	11	120,219,204	5.7	10,929,019	38,000,000	61.8	1.42		99.1	5.811	180
229 - 240	8	81,210,854	3.9	10,151,357	20,682,110	51.0	1.78		97.4	5.468	240
241 >=	1	447,310	0.0	447,310	447,310	10.3	1.71		81.7	10.000	360
Total/Avg./Max./Wtd. Avg.:	148	$2,091,678,319	100.0%	$14,132,962	$91,254,536	56.0%	1.69	x	96.6%	6.128%	126
Weighted Average Original Term to Maturity: 126 months

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-3

Remaining Term to Maturity
(Mortgage Pool)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term (Mos.)
<= 48	17	$356,023,134	17.0%	$20,942,537	$91,254,536	45.5%	1.68	x	96.9%	7.344%	37
49 - 60	19	247,156,068	11.8	13,008,214	37,947,396	55.4	1.59		95.3	7.104	55
61 - 72	17	182,228,469	8.7	10,719,322	21,976,707	56.9	1.73		95.3	6.358	67
73 - 84	26	385,385,447	18.4	14,822,517	61,516,439	55.2	1.87		96.6	5.677	79
85 - 108	48	701,226,683	33.5	14,608,889	87,519,932	60.0	1.70		96.8	5.563	94
109 - 120	2	21,600,000	1.0	10,800,000	12,600,000	73.1	1.19		97.9	5.605	111
121 - 144	1	9,030,510	0.4	9,030,510	9,030,510	67.8	1.28		100.0	5.520	132
145 - 156	2	30,390,953	1.5	15,195,476	17,775,997	62.3	1.60		98.8	5.378	152
157 - 168	8	77,426,201	3.7	9,678,275	38,000,000	68.1	1.28		99.1	5.446	162
181 - 240	8	81,210,854	3.9	10,151,357	20,682,110	51.0	1.78		97.4	5.468	202
Total/Avg./Max./Wtd. Avg.:	148	$2,091,678,319	100.0%	$14,132,962	$91,254,536	56.0%	1.69	x	96.6%	6.128%	82
Weighted Average Remaining Term to Maturity: 82 months

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-4

Mortgaged Properties by Property Type
(Mortgage Pool)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Office	51	$916,837,663	43.8%	$17,977,209	$91,254,536	51.8%	1.73	x	95.5%	6.516%
Retail	59	813,719,146	38.9	13,791,850	75,390,383	60.0	1.64		98.0	5.832
Industrial/Warehouse	25	218,907,475	10.5	8,756,299	20,582,064	58.5	1.80		96.9	5.999
Multifamily	11	112,562,002	5.4	10,232,909	18,000,000	56.0	1.62		94.4	5.426
Mixed Use	3	19,739,682	0.9	6,579,894	11,000,000	56.5	1.63		99.6	6.096
Hotel	1	9,912,351	0.5	9,912,351	9,912,351	49.0	1.95		N/A	5.430
Total/Avg./Max./Wtd. Avg.:	150	$2,091,678,319	100.0%	$13,944,522	$91,254,536	56.0%	1.69	x	96.6%	6.128%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-5

Cut-Off Date Principal Balances
(Mortgage Pool)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
1 - 2,000,000	2	$1,869,512	0.1%	$934,756	$1,422,203	43.8%	1.66	x	95.6%	6.843%
2,000,001. - 4,000,000	8	27,796,509	1.3	3,474,564	3,856,932	60.7	1.51		91.3	6.441
4,000,001. - 6,000,000	20	101,744,579	4.9	5,087,229	5,970,787	58.2	1.66		95.9	6.109
6,000,001. - 8,000,000	18	127,875,044	6.1	7,104,169	7,914,033	63.2	1.61		98.4	5.897
8,000,001. - 10,000,000	21	184,316,400	8.8	8,776,971	9,912,351	61.0	1.65		94.5	5.813
10,000,001. - 15,000,000	37	447,145,442	21.4	12,085,012	14,937,470	58.1	1.66		95.4	6.189
15,000,001. - 20,000,000	18	314,242,278	15.0	17,457,904	19,983,839	57.2	1.76		96.1	5.984
20,000,001. - 25,000,000	11	235,420,475	11.3	21,401,861	24,448,216	58.1	1.68		98.1	6.089
25,000,001. - 50,000,000	7	221,250,463	10.6	31,607,209	38,000,000	57.5	1.64		97.4	6.035
50,000,001. - 75,000,000	3	175,852,767	8.4	58,617,589	61,516,439	37.8	1.91		98.6	6.276
75,000,001. - 100,000,000	3	254,164,851	12.2	84,721,617	91,254,536	51.5	1.68		97.5	6.527
Total/Avg./Max./Wtd. Avg.:	148	$2,091,678,319	100.0%	$14,132,962	$91,254,536	56.0%	1.69	x	96.6%	6.128%
Average Cut-off Date Principal Balance: $14,132,962

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-6

U/W DSCR
(Mortgage Pool)

Range of U/W DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	12	$125,866,419	6.0%	$10,488,868	$17,127,806	78.8%	1.06	x	89.6%	5.951%
1.20 - 1.29	15	209,382,331	10.0	13,958,822	60,036,328	62.2	1.25		97.3	6.727
1.30 - 1.39	14	206,437,042	9.9	14,745,503	75,390,383	63.6	1.33		97.6	6.033
1.40 - 1.49	13	199,869,080	9.6	15,374,545	37,947,396	59.8	1.46		98.5	6.024
1.50 - 1.59	15	242,677,690	11.6	16,178,513	91,254,536	50.8	1.56		94.6	7.229
1.60 - 1.69	17	221,794,936	10.6	13,046,761	29,771,104	57.5	1.63		97.1	6.055
1.70 - 1.79	13	135,916,867	6.5	10,455,144	25,291,440	57.4	1.76		95.9	5.722
1.80 - 1.89	11	121,415,667	5.8	11,037,788	21,976,707	51.3	1.84		98.3	6.556
1.90 - 1.99	11	136,904,907	6.5	12,445,901	22,450,000	58.3	1.96		95.7	6.008
2.00 >=	27	491,413,380	23.5	18,200,496	87,519,932	44.7	2.27		97.8	5.530
Total/Avg./Max./Wtd.Avg.:	148	$2,091,678,319	100.0%	$14,132,962	$91,254,536	56.0%	1.69	x	96.6%	6.128%
Weighted Average U/W DSCR: 1.69x

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-7

Occupancy Rates(1)
(Mortgage Pool)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	1	$5,716,571	0.3%	$5,716,571	$5,716,571	51.6%	1.91	x	50.7%	6.900%
65.1 - 70.0	1	8,133,290	0.4	8,133,290	8,133,290	120.5	0.66		69.3	5.250
70.1 - 75.0	3	20,769,999	1.0	6,923,333	13,056,136	80.5	0.97		74.2	7.332
75.1 - 80.0	4	56,076,332	2.7	14,019,083	17,601,699	57.7	1.37		77.9	6.381
80.1 - 85.0	3	17,377,018	0.8	5,792,339	12,439,608	43.7	2.05		83.8	5.903
85.1 - 90.0	9	96,050,909	4.6	10,672,323	25,291,440	58.3	1.67		87.2	5.788
90.1 - 95.0	16	192,776,194	9.2	12,048,512	29,178,803	56.6	1.68		92.9	6.067
95.1 >=	112	1,684,865,656	80.6	15,043,443	91,254,536	55.3	1.72		98.9	6.139
Total/Avg./Max./Wtd.Avg.:	149	$2,081,765,968	99.5%	$13,971,584	$91,254,536	56.0%	1.69	x	96.6%	6.131%

Weighted Average Occupancy Rate for all Mortgaged Properties other than hospitality properties: 96.6%
(1)	Excludes mortgage loans secured by hospitality properties

Annex A-2-8

Remaining Amortization Terms
(Mortgage Pool)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term (Mos.)(4)
Interest Only(2)	6	$159,700,000	7.6%	$26,616,667	$54,300,000	52.4%	2.35	x	97.8%	5.386%	N/A
1 - 144	2	12,849,360	0.6	6,424,680	12,402,051	20.9	1.88		99.4	9.180	88
145 - 168	4	80,915,287	3.9	20,228,822	60,036,328	40.0	1.28		99.8	7.522	154
169 - 192	1	3,801,484	0.2	3,801,484	3,801,484	53.4	1.33		100.0	7.590	174
193 - 216	9	111,009,625	5.3	12,334,403	20,682,110	47.3	1.80		95.5	5.808	201
217 - 240	7	92,930,504	4.4	13,275,786	37,947,396	49.2	1.66		99.1	7.085	232
241 - 264	5	38,777,209	1.9	7,755,442	9,121,266	66.9	1.46		99.4	5.600	261
265 - 288	12	172,035,975	8.2	14,336,331	29,178,803	55.4	1.56		93.5	6.470	274
289 - 312	36	453,022,030	21.7	12,583,945	91,254,536	55.2	1.65		95.5	7.140	301
313 - 336	34	596,992,431	28.5	17,558,601	87,519,932	57.3	1.73		97.8	5.542	325
337 - 360	32	369,644,414	17.7	11,551,388	38,000,000	64.6	1.56		95.7	5.480	348
Total/Avg./Max./Wtd.Avg.:	148	$2,091,678,319	100.0%	$14,132,962	$91,254,536	56.0%	1.69	x	96.6%	6.128%	297
Weighted Average Remaining Amortization Term: 297 months(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.
(2)	Interest-only up to maturity date
(3)	Excludes mortgage loans secured by hospitality properties.
(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only

Annex A-2-9

Mortgage Rates
(Mortgage Pool)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 5.500	56	$843,446,187	40.3%	$15,061,539	$75,390,383	56.7%	1.83	x	96.9%	5.280%
5.501 - 5.750	25	356,983,021	17.1	14,279,321	87,519,932	59.5	1.69		97.7	5.648
5.751 - 6.000	14	153,812,796	7.4	10,986,628	32,861,719	62.0	1.59		95.7	5.865
6.001 - 6.250	7	82,017,501	3.9	11,716,786	20,582,064	71.9	1.32		95.7	6.114
6.501 - 6.750	2	34,556,767	1.7	17,278,384	18,932,663	43.9	2.04		100.0	6.661
6.751 - 7.000	12	106,578,564	5.1	8,881,547	18,873,937	52.8	1.84		94.7	6.887
7.001 - 7.250	12	143,242,221	6.8	11,936,852	37,947,396	57.3	1.48		95.1	7.178
7.251 - 7.500	4	63,609,079	3.0	15,902,270	23,198,144	57.0	1.57		94.5	7.373
7.501 - 7.750	7	69,417,144	3.3	9,916,735	19,305,174	48.3	1.69		97.8	7.673
7.751 - 8.000	3	42,847,428	2.0	14,282,476	29,178,803	51.9	1.46		90.6	7.841
8.001 >=	6	195,167,611	9.3	32,527,935	91,254,536	41.2	1.46		97.8	8.275
Total/Avg./Max./Wtd.Avg.:	148	$2,091,678,319	100.0%	$14,132,962	$91,254,536	56.0%	1.69	x	96.6%	6.128%
Weighted Average Mortgage Rate: 6.128%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-10

Maturity Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 40.0	28	$449,401,798	21.5%	$16,050,064	$87,519,932	27.2%	1.90	x	97.7%	6.192%
40.1 - 50.0	51	729,642,929	34.9	14,306,724	91,254,536	45.3	1.80		96.4	6.447
50.1 - 55.0	29	384,771,176	18.4	13,267,972	32,861,719	52.9	1.62		98.1	5.936
55.1 - 60.0	14	226,800,087	10.8	16,200,006	75,390,383	57.2	1.60		96.2	5.472
60.1 - 65.0	10	124,344,879	5.9	12,434,488	22,450,000	63.4	1.52		95.8	5.728
65.1 - 70.0	12	138,022,533	6.6	11,501,878	38,000,000	66.8	1.25		95.7	6.183
70.1 - 80.0	3	30,561,627	1.5	10,187,209	13,056,136	75.6	0.95		87.0	6.461
80.1 >=	1	8,133,290	0.4	8,133,290	8,133,290	109.7	0.66		69.3	5.250
Total/Avg./Max./Wtd.Avg.:	148	$2,091,678,319	100.0%	$14,132,962	$91,254,536	47.3%	1.69	x	96.6%	6.128%
Weighted Average Maturity Date LTV Ratio: 47.3%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-11

All Mortgaged Properties by State

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
CA	15	$285,386,975	13.6%
MD	22	225,723,265	10.8
VA	8	189,573,144	9.1
WA	4	164,199,489	7.9
FL	16	160,663,943	7.7
NV	13	128,600,743	6.1
OR	2	120,433,338	5.8
IL	2	95,880,566	4.6
AZ	9	90,023,042	4.3
NC	7	87,393,262	4.2
TX	9	85,021,115	4.1
NY	5	58,212,538	2.8
PA	4	55,811,461	2.7
IA	7	53,712,237	2.6
CO	2	37,949,524	1.8
NJ	5	35,816,244	1.7
ID	1	29,771,104	1.4
NH	2	28,276,211	1.4
GA	2	27,521,052	1.3
SC	3	21,113,879	1.0
IN	2	19,409,291	0.9
AL	1	13,056,136	0.6
WI	1	12,600,000	0.6
MO	1	12,402,051	0.6
DC	1	11,000,000	0.5
CT	2	10,250,855	0.5
DE	1	9,912,351	0.5
OH	1	9,685,492	0.5
KY	1	6,861,107	0.3
MA	1	5,417,902	0.3
Total:	150	$2,091,678,319	100.0%

Annex A-2-12

ANNEX A-3

CERTAIN CHARACTERISTICS OF LOAN GROUP 1

Amortization Types
(Loan Group No. 1)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate (1)	Wtd. Avg. Mortgage Rate
Amortizing Balloon(2)	128	$1,807,689,487	91.3%	$14,122,574	$91,254,536	56.3%	1.64	x	96.6%	6.247%
Interest Only	5	141,700,000	7.2	28,340,000	54,300,000	50.9	2.42		97.8	5.351
Fully Amortizing	4	29,726,829	1.5	7,431,707	20,682,110	57.5	1.52		99.7	5.266
Total/Avg/Max/Wtd Avg:	137	$1,979,116,317	100.0%	$14,446,105	$91,254,536	56.0%	1.70	x	96.7%	6.168%

(1)	Excludes mortgage loans secured by hospitality properties.
(2)	Includes mortgage loans, representing 19.9% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date.

Annex A-3-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 40.0	9	$192,216,853	9.7%	$21,357,428	$61,516,439	34.0%	1.88	x	96.6%	6.771%
40.1 - 50.0	21	458,580,080	23.2	21,837,147	91,254,536	45.2	1.94		97.4	6.666
50.1 - 55.0	23	243,108,704	12.3	10,569,944	37,947,396	52.9	1.82		97.0	6.553
55.1 - 60.0	22	342,004,433	17.3	15,545,656	32,861,719	57.2	1.79		97.3	5.754
60.1 - 65.0	23	262,721,608	13.3	11,422,679	29,771,104	62.2	1.65		98.4	5.686
65.1 - 70.0	13	196,656,598	9.9	15,127,431	75,390,383	67.0	1.42		97.0	5.451
70.1 - 75.0	11	147,318,013	7.4	13,392,547	38,000,000	72.0	1.29		93.9	5.834
75.1 - 80.0	11	100,737,930	5.1	9,157,994	20,582,064	76.0	1.23		95.9	6.386
80.1 >=	4	35,772,100	1.8	8,943,025	13,056,136	93.1	0.90		83.4	6.127
Total/Avg/Max/Wtd Avg:	137	$1,979,116,317	100.0%	$14,446,105	$91,254,536	56.0%	1.70	x	96.7%	6.168%
Weighted Average Cut-off Date LTV Ratios: 56.0%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-2

Original Term to Maturity
(Loan Group No. 1)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term (Mos.)
<= 60	1	$8,413,497	0.4%	$8,413,497	$8,413,497	58.2%	2.17	x	100.0%	5.000%	58
61 - 72	2	41,895,743	2.1	20,947,871	28,200,000	59.1	2.30		98.6	4.658	61
73 - 84	4	65,330,200	3.3	16,332,550	32,861,719	71.1	1.39		96.2	5.567	84
85 - 108	1	4,929,841	0.2	4,929,841	4,929,841	64.6	1.74		100.0	5.320	103
109 - 120	104	1,541,755,946	77.9	14,824,576	91,254,536	54.4	1.71		96.3	6.269	119
121 - 144	9	149,020,337	7.5	16,557,815	87,519,932	56.9	1.76		97.6	6.287	139
145 - 156	1	9,030,510	0.5	9,030,510	9,030,510	67.8	1.28		100.0	5.520	156
169 - 180	9	106,201,352	5.4	11,800,150	38,000,000	63.0	1.44		99.1	5.918	180
229 - 240	5	52,091,581	2.6	10,418,316	20,682,110	60.4	1.54		100.0	5.675	240
241 >=	1	447,310	0.0	447,310	447,310	10.3	1.71		81.7	10.000	360
Total/Avg/Max/Wtd Avg:	137	$1,979,116,317	100.0%	$14,446,105	$91,254,536	56.0%	1.70	x	96.7%	6.168%	124
Weighted Average Original Term to Maturity: 124 months

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-3

Remaining Term to Maturity
(Loan Group No. 1)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term (Mos.)
<= 48	17	$356,023,134	18.0%	$20,942,537	$91,254,536	45.5%	1.68	x	96.9%	7.344%	37
49 - 60	19	247,156,068	12.5	13,008,214	37,947,396	55.4	1.59		95.3	7.104	55
61 - 72	17	182,228,469	9.2	10,719,322	21,976,707	56.9	1.73		95.3	6.358	67
73 - 84	26	385,385,447	19.5	14,822,517	61,516,439	55.2	1.87		96.6	5.677	79
85 - 108	42	631,801,806	31.9	15,042,900	87,519,932	59.3	1.72		97.1	5.554	94
109 - 120	2	21,600,000	1.1	10,800,000	12,600,000	73.1	1.19		97.9	5.605	111
121 - 144	1	9,030,510	0.5	9,030,510	9,030,510	67.8	1.28		100.0	5.520	132
145 - 156	2	30,390,953	1.5	15,195,476	17,775,997	62.3	1.60		98.8	5.378	152
157 - 168	6	63,408,349	3.2	10,568,058	38,000,000	71.5	1.28		99.1	5.544	162
181 - 240	5	52,091,581	2.6	10,418,316	20,682,110	60.4	1.54		100.0	5.675	201
Total/Avg/Max/Wtd Avg:	137	$1,979,116,317	100.0%	$14,446,105	$91,254,536	56.0%	1.70	x	96.7%	6.168%	80
Weighted Average Remaining Term to Maturity: 80 months

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-4

Mortgaged Properties by Property Type
(Loan Group No. 1)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Office	51	$916,837,663	46.3%	$17,977,209	$91,254,536	51.8%	1.73	x	95.5%	6.516%
Retail	59	813,719,146	41.1	13,791,850	75,390,383	60.0	1.64		98.0	5.832
Industrial/Warehouse	25	218,907,475	11.1	8,756,299	20,582,064	58.5	1.80		96.9	5.999
Mixed Use	3	19,739,682	1.0	6,579,894	11,000,000	56.5	1.63		99.6	6.096
Hotel	1	9,912,351	0.5	9,912,351	9,912,351	49.0	1.95		—	5.430
Total/Avg/Max/Wtd Avg:	139	$1,979,116,317	100.0%	$14,238,247	$91,254,536	56.0%	1.70	x	96.7%	6.168%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-5

Cut-Off Date Principal Balances
(Loan Group No. 1)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
1 - 2,000,000	2	$1,869,512	0.1%	$934,756	$1,422,203	43.8%	1.66	x	95.6%	6.843%
2,000,001. - 4,000,000	8	27,796,509	1.4	3,474,564	3,856,932	60.7	1.51		91.3	6.441
4,000,001. - 6,000,000	18	90,999,706	4.6	5,055,539	5,970,787	59.0	1.70		95.5	6.246
6,000,001. - 8,000,000	17	120,275,044	6.1	7,075,003	7,914,033	63.4	1.62		98.8	5.898
8,000,001. - 10,000,000	17	147,823,383	7.5	8,695,493	9,912,351	62.2	1.67		95.3	5.918
10,000,001. - 15,000,000	34	407,421,329	20.6	11,982,980	14,000,000	58.6	1.66		95.5	6.266
15,000,001. - 20,000,000	17	296,242,278	15.0	17,426,016	19,983,839	56.7	1.76		95.9	6.003
20,000,001. - 25,000,000	11	235,420,475	11.9	21,401,861	24,448,216	58.1	1.68		98.1	6.089
25,000,001. - 50,000,000	7	221,250,463	11.2	31,607,209	38,000,000	57.5	1.64		97.4	6.035
50,000,001. - 75,000,000	3	175,852,767	8.9	58,617,589	61,516,439	37.8	1.91		98.6	6.276
75,000,001. - 100,000,000	3	254,164,851	12.8	84,721,617	91,254,536	51.5	1.68		97.5	6.527
Total/Avg/Max/Wtd Avg:	137	$1,979,116,317	100.0%	$14,446,105	$91,254,536	56.0%	1.70	x	96.7%	6.168%
Average Cut-off Date Principal Balance: $ 14,446,105

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-6

U/W DSCR
(Loan Group No. 1)

Range of U/W DSCR(x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR	Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	10	$103,907,314	5.2%	$10,390,731	$17,127,806	79.1%	1.06x	88.1%	5.948%
1.20 - 1.29	14	204,545,196	10.3	14,610,371	60,036,328	62.4	1.25	97.3	6.768
1.30 - 1.39	13	197,256,324	10.0	15,173,563	75,390,383	64.1	1.33	97.5	6.081
1.40 - 1.49	11	186,361,342	9.4	16,941,940	37,947,396	60.1	1.46	98.7	6.065
1.50 - 1.59	14	233,324,947	11.8	16,666,068	91,254,536	50.5	1.56	94.9	7.302
1.60 - 1.69	16	209,281,906	10.6	13,080,119	29,771,104	57.4	1.64	97.5	6.110
1.70 - 1.79	12	117,916,867	6.0	9,826,406	25,291,440	56.4	1.76	95.5	5.731
1.80 - 1.89	11	121,415,667	6.1	11,037,788	21,976,707	51.3	1.84	98.3	6.556
1.90 - 1.99	11	136,904,907	6.9	12,445,901	22,450,000	58.3	1.96	95.7	6.008
2.00 >=	25	468,201,846	23.7	18,728,074	87,519,932	45.5	2.26	98.1	5.549
Total/Avg./Max./Wtd. Avg.:	137	$1,979,116,317	100.0%	$14,446,105	$91,254,536	56.0%	1.70x	96.7%	6.168%
Weighted Average U/W DSCR: 1.70x

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-7

Occupancy Rates(1)
(Loan Group No. 1)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	1	$5,716,571	0.3%	$5,716,571	$5,716,571	51.6%	1.91x	50.7%	6.900%
65.1 - 70.0	1	8,133,290	0.4	8,133,290	8,133,290	120.5	0.66	69.3	5.250
70.1 - 75.0	3	20,769,999	1.0	6,923,333	13,056,136	80.5	0.97	74.2	7.332
75.1 - 80.0	4	56,076,332	2.8	14,019,083	17,601,699	57.7	1.37	77.9	6.381
80.1 - 85.0	3	17,377,018	0.9	5,792,339	12,439,608	43.7	2.05	83.8	5.903
85.1 - 90.0	7	78,424,101	4.0	11,203,443	25,291,440	61.7	1.59	87.4	5.923
90.1 - 95.0	12	148,040,202	7.5	12,336,684	29,178,803	57.2	1.67	93.0	6.235
95.1 >=	107	1,634,666,453	82.6	15,277,257	91,254,536	55.1	1.73	98.9	6.161
Total/Avg./Max./Wtd. Avg.:	138	$1,969,203,966	99.5%	$14,269,594	$91,254,536	56.0%	1.70x	96.7%	6.172%
Weighted Average Occupancy Rate for all Mortgaged Properties securing Loan Group No. 1 other than hospitality properties: 96.7%

(1)	Excludes mortgage loans secured by hospitality properties

Annex A-3-8

Remaining Amortization Terms
(Loan Group No. 1)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR	Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term (Mos.)(4)
Interest Only(2)	5	$141,700,000	7.2%	$28,340,000	$54,300,000	50.9%	2.42x	97.8%	5.351%	—
1 - 144	2	12,849,360	0.6	6,424,680	12,402,051	20.9	1.88	99.4	9.180	88
145 - 168	2	66,897,435	3.4	33,448,718	60,036,328	37.3	1.27	100.0	8.050	153
169 - 192	1	3,801,484	0.2	3,801,484	3,801,484	53.4	1.33	100.0	7.590	174
193 - 216	6	81,890,352	4.1	13,648,392	20,682,110	52.0	1.66	96.5	6.060	200
217 - 240	7	92,930,504	4.7	13,275,786	37,947,396	49.2	1.66	99.1	7.085	232
241 - 264	5	38,777,209	2.0	7,755,442	9,121,266	66.9	1.46	99.4	5.600	261
265 - 288	12	172,035,975	8.7	14,336,331	29,178,803	55.4	1.56	93.5	6.470	274
289 - 312	36	453,022,030	22.9	12,583,945	91,254,536	55.2	1.65	95.5	7.140	301
313 - 336	31	565,441,166	28.6	18,240,038	87,519,932	56.8	1.75	98.2	5.544	325
337 - 360	30	349,770,802	17.7	11,659,027	38,000,000	64.4	1.58	95.7	5.458	348
Total/Avg./Max./Wtd. Avg.:	137	$1,979,116,317	100.0%	$14,446,105	$91,254,536	56.0%	1.70x	96.7%	6.168%	299
Weighted Average Remaining Amortization Term: 299 months (4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.
(2)	Interest-only up to maturity date.
(3)	Excludes mortgage loans secured by hospitality properties.
(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only.

Annex A-3-9

Mortgage Rates
(Loan Group No. 1)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR	Wtd. Avg. Occupancy Rate (1)	Wtd. Avg. Mortgage Rate
<= 5.500	49	$778,443,289	39.3%	$15,886,598	$75,390,383	57.6%	1.84x	97.3%	5.293%
5.501 - 5.750	24	338,983,021	17.1	14,124,293	87,519,932	59.2	1.68	97.7	5.647
5.751 - 6.000	12	133,939,183	6.8	11,161,599	32,861,719	61.1	1.64	95.5	5.865
6.001 - 6.250	6	72,332,009	3.7	12,055,335	20,582,064	70.6	1.37	96.0	6.113
6.501 - 6.750	2	34,556,767	1.7	17,278,384	18,932,663	43.9	2.04	100.0	6.661
6.751 - 7.000	12	106,578,564	5.4	8,881,547	18,873,937	52.8	1.84	94.7	6.887
7.001 - 7.250	12	143,242,221	7.2	11,936,852	37,947,396	57.3	1.48	95.1	7.178
7.251 - 7.500	4	63,609,079	3.2	15,902,270	23,198,144	57.0	1.57	94.5	7.373
7.501 - 7.750	7	69,417,144	3.5	9,916,735	19,305,174	48.3	1.69	97.8	7.673
7.751 - 8.000	3	42,847,428	2.2	14,282,476	29,178,803	51.9	1.46	90.6	7.841
8.001 >=	6	195,167,611	9.9	32,527,935	91,254,536	41.2	1.46	97.8	8.275
Total/Avg./Max./Wtd. Avg.:	137	$1,979,116,317	100.0%	$14,446,105	$91,254,536	56.0%	1.70x	96.7%	6.168%
Weighted Average Mortgage Rate: 6.168%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W DSCR	Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 40.0	23	$406,264,673	20.5%	$17,663,681	$87,519,932	30.0%	1.89x	98.0%	6.312%
40.1 - 50.0	49	707,777,156	35.8	14,444,432	91,254,536	45.2	1.80	96.6	6.485
50.1 - 55.0	28	377,171,176	19.1	13,470,399	32,861,719	52.9	1.62	98.2	5.937
55.1 - 60.0	14	226,800,087	11.5	16,200,006	75,390,383	57.2	1.60	96.2	5.472
60.1 - 65.0	8	94,071,266	4.8	11,758,908	22,450,000	63.1	1.54	94.8	5.725
65.1 - 70.0	12	138,022,533	7.0	11,501,878	38,000,000	66.8	1.25	95.7	6.183
70.1 - 80.0	2	20,876,136	1.1	10,438,068	13,056,136	77.7	0.92	84.2	6.620
80.1 >=	1	8,133,290	0.4	8,133,290	8,133,290	109.7	0.66	69.3	5.250
Total/Avg./Max./Wtd. Avg.:	137	$1,979,116,317	100.0%	$14,446,105	$91,254,536	47.9%	1.70x	96.7%	6.168%
Weighted Average Maturity Date LTV Ratio: 47.9%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-11

Loan Group No. 1
Mortgaged Properties by State

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
CA	13	$254,873,945	12.9%
MD	20	202,511,731	10.2
VA	8	189,573,144	9.6
WA	3	151,925,877	7.7
FL	15	151,311,199	7.6
NV	13	128,600,743	6.5
OR	2	120,433,338	6.1
IL	2	95,880,566	4.8
AZ	9	90,023,042	4.5
NC	7	87,393,262	4.4
TX	7	71,513,377	3.6
PA	4	55,811,461	2.8
IA	7	53,712,237	2.7
NY	3	44,194,687	2.2
CO	2	37,949,524	1.9
NJ	5	35,816,244	1.8
ID	1	29,771,104	1.5
NH	2	28,276,211	1.4
GA	2	27,521,052	1.4
SC	3	21,113,879	1.1
IN	2	19,409,291	1.0
AL	1	13,056,136	0.7
WI	1	12,600,000	0.6
MO	1	12,402,051	0.6
DC	1	11,000,000	0.6
CT	2	10,250,855	0.5
DE	1	9,912,351	0.5
KY	1	6,861,107	0.3
MA	1	5,417,902	0.3
Total:	139	$1,979,116,317	100.0%

Annex A-3-12

ANNEX A-4

CERTAIN CHARACTERISTICS OF LOAN GROUP 2

Amortization Types
(Loan Group No. 2)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Amortizing Balloon(1)	5	$51,424,877	45.7%	$10,284,975	$12,513,030	66.5%	1.34	x	92.7%	5.646%
Fully Amortizing	5	43,137,125	38.3	8,627,425	14,937,470	40.1	1.91		94.8	5.067
Interest Only	1	18,000,000	16.0	18,000,000	18,000,000	64.3	1.75		98.2	5.660
Total/Avg/Max/Wtd. Avg.:	11	$112,562,002	100.0%	$10,232,909	$18,000,000	56.0%	1.62	x	94.4%	5.426%

(1)	Includes mortgage loans, representing 17.7% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date.

Annex A-4-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 40.0	2	$23,211,535	20.6%	$11,605,767	$14,937,470	29.7%	2.40	x	91.0%	5.147%
50.1 - 55.0	3	19,925,590	17.7	6,641,863	9,180,717	52.1	1.33		99.2	4.973
55.1 - 60.0	3	29,465,773	26.2	9,821,924	12,513,030	58.3	1.55		89.4	5.406
60.1 - 65.0	1	18,000,000	16.0	18,000,000	18,000,000	64.3	1.75		98.2	5.660
70.1 - 75.0	1	12,273,613	10.9	12,273,613	12,273,613	73.9	1.11		100.0	5.850
80.1 >=	1	9,685,492	8.6	9,685,492	9,685,492	81.8	1.01		93.1	6.120
Total/Avg./Max./Wtd. Avg.:	11	$112,562,002	100.0%	$10,232,909	$18,000,000	56.0%	1.62	x	94.4%	5.426%
Weighted Average Cut-off Date LTV Ratios: 56.0%

Annex A-4-2

Original Term to Maturity
(Loan Group No. 2)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term (Mos.)
109 - 120	6	$69,424,877	61.7%	$11,570,813	$18,000,000	65.9%	1.45	x	94.1%	5.650%	120
169 - 180	2	14,017,852	12.5	7,008,926	9,180,717	52.7	1.30		98.9	5.000	180
229 - 240	3	29,119,273	25.9	9,706,424	14,937,470	34.0	2.20		92.9	5.099	240
Total/Avg/Max/Wtd Avg:	11	$112,562,002	100.0%	$10,232,909	$18,000,000	56.0%	1.62	x	94.4%	5.426%	159
Weighted Average Original Term to Maturity: 159 months

Annex A-4-3

Remaining Term to Maturity
(Loan Group No. 2)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term (Mos.)
85 - 108	6	$69,424,877	61.7%	$11,570,813	$18,000,000	65.9%	1.45	x	94.1%	5.650%	93
157 - 168	2	14,017,852	12.5	7,008,926	9,180,717	52.7	1.30		98.9	5.000	160
181 - 240	3	29,119,273	25.9	9,706,424	14,937,470	34.0	2.20		92.9	5.099	203
Total/Avg/Max/Wtd. Avg.:	11	$112,562,002	100.0%	$10,232,909	$18,000,000	56.0%	1.62	x	94.4%	5.426%	130
Weighted Average Remaining Term to Maturity: 130 months

Annex A-4-4

Mortgaged Properties by Property Type
(Loan Group No. 2)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Multifamily	11	$112,562,002	100.0%	$10,232,909	$18,000,000	56.0%	1.62x	94.4%	5.426%
Total/Avg/Max/Wtd. Avg.:	11	$112,562,002	100.0%	$10,232,909	$18,000,000	56.0%	1.62x	94.4%	5.426%

Annex A-4-5

Cut-Off Date Principal Balances
(Loan Group No. 2)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
4,000,001. - 6,000,000	2	$10,744,873	9.5%	$5,372,437	$5,907,738	51.5%	1.35x	99.5%	4.951%
6,000,001. - 8,000,000	1	7,600,000	6.8	7,600,000	7,600,000	59.7	1.49	92.1	5.880
8,000,001. - 10,000,000	4	36,493,017	32.4	9,123,254	9,685,492	55.8	1.58	91.1	5.388
10,000,001. - 15,000,000	3	39,724,113	35.3	13,241,371	14,937,470	52.9	1.70	94.6	5.398
15,000,001. - 20,000,000	1	18,000,000	16.0	18,000,000	18,000,000	64.3	1.75	98.2	5.660
Total/Avg/Max/Wtd Avg:	11	$112,562,002	100.0%	$10,232,909	$18,000,000	56.0%	1.62x	94.4%	5.426%
Average Cut-off Date Principal Balance: $10,232,909

Annex A-4-6

U/W DSCR
(Loan Group No. 2)

Range of U/W DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 1.19	2	$21,959,104	19.5%	$10,979,552	$12,273,613	77.4%	1.07	x	97.0%	5.969%
1.20 - 1.29	1	4,837,135	4.3	4,837,135	4,837,135	52.2	1.27		99.0	5.000
1.30 - 1.39	1	9,180,717	8.2	9,180,717	9,180,717	52.9	1.31		98.8	5.000
1.40 - 1.49	2	13,507,738	12.0	6,753,869	7,600,000	55.9	1.46		95.6	5.456
1.50 - 1.59	1	9,352,744	8.3	9,352,744	9,352,744	57.1	1.53		86.4	5.390
1.60 - 1.69	1	12,513,030	11.1	12,513,030	12,513,030	58.4	1.60		90.1	5.130
1.70 - 1.79	1	18,000,000	16.0	18,000,000	18,000,000	64.3	1.75		98.2	5.660
2.00 >=	2	23,211,535	20.6	11,605,767	14,937,470	29.7	2.40		91.0	5.147
Total/Avg/Max/Wtd. Avg.:	11	$112,562,002	100.0%	$10,232,909	$18,000,000	56.0%	1.62	x	94.4%	5.426%
Weighted Average U/W DSCR: 1.62x

Annex A-4-7

Occupancy Rates
(Loan Group No. 2)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
85.1 - 90.0	2	$17,626,808	15.7%	$8,813,404	$9,352,744	43.1%	2.04	x	86.1%	5.188%
90.1 - 95.0	4	44,735,991	39.7	11,183,998	14,937,470	54.6	1.68		92.4	5.512
95.1 >=	5	50,199,203	44.6	10,039,841	18,000,000	61.8	1.43		99.0	5.434
Total:	11	$112,562,002	100.0%	$10,232,909	$18,000,000	56.0%	1.62x		94.4%	5.426%
Weighted Average Occupancy Rate: 94.4%

Annex A-4-8

Remaining Amortization Terms
(Loan Group No. 2)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term (Mos.)(3)
Interest Only(2)	1	$18,000,000	16.0%	$18,000,000	$18,000,000	64.3%	1.75	x	98.2%	5.660%	N/A
145 - 168	2	14,017,852	12.5	7,008,926	9,180,717	52.7	1.30		98.9	5.000	160
193 - 216	3	29,119,273	25.9	9,706,424	14,937,470	34.0	2.20		92.9	5.099	203
313 - 336	3	31,551,265	28.0	10,517,088	12,513,030	65.2	1.40		89.9	5.511	330
337 - 360	2	19,873,613	17.7	9,936,806	12,273,613	68.5	1.26		97.0	5.861	350
Total/Avg/Max/Wtd. Avg.:	11	$112,562,002	100.0%	$10,232,909	$18,000,000	56.0%	1.62	x	94.4%	5.426%	270
Weighted Average Remaining Amortization Term: 270 months(3)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.
(2)	Interest-only up to maturity date.
(3)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only.

Annex A-4-9

Mortgage Rates
(Loan Group No. 2)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 5.500	7	$65,002,898	57.7%	$9,286,128	$14,937,470	46.0%	1.79	x	92.7%	5.125%
5.501 - 5.750	1	18,000,000	16.0	18,000,000	18,000,000	64.3	1.75		98.2	5.660
5.751 - 6.000	2	19,873,613	17.7	9,936,806	12,273,613	68.5	1.26		97.0	5.861
6.001 - 6.250	1	9,685,492	8.6	9,685,492	9,685,492	81.8	1.01		93.1	6.120
Total/Avg./Max/Wtd. Avg.:	11	$112,562,002	100.0%	$10,232,909	$18,000,000	56.0%	1.62	x	94.4%	5.426%
Weighted Average Mortgage Rate: 5.426%

Annex A-4-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 40.0	5	$43,137,125	38.3%	$8,627,425	$14,937,470	—	1.91	x	94.8%	5.067%
40.1 - 50.0	2	21,865,773	19.4	10,932,887	12,513,030	49.3	1.57		88.5	5.241
50.1 - 55.0	1	7,600,000	6.8	7,600,000	7,600,000	52.2	1.49		92.1	5.880
60.1 - 65.0	2	30,273,613	26.9	15,136,806	18,000,000	64.3	1.49		98.9	5.737
70.1 - 80.0	1	9,685,492	8.6	9,685,492	9,685,492	70.9	1.01		93.1	6.120
Total/Avg/Max./Wtd. Avg.:	11	$112,562,002	100.0%	$10,232,909	$18,000,000	36.5%	1.62	x	94.4%	5.426%
Weighted Average Maturity Date LTV Ratio: 36.5%

Annex A-4-11

Mortgaged Properties by State
(Loan Group No. 2)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
CA	2	$30,513,030	27.1%
MD	2	23,211,535	20.6
NY	2	14,017,852	12.5
TX	2	13,507,738	12.0
WA	1	12,273,613	10.9
OH	1	9,685,492	8.6
FL	1	9,352,744	8.3
Total:	11	$112,562,002	100.0%

Annex A-4-12

ANNEX A-5

CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                                                                     ANNEX A-5-1

                 TIAA SEASONED COMMERCIAL MORTGAGE TRUST 2007-C4

                                                                    ORIGINAL      REMAINING
CONTROL  FOOTNOTE                                                INTEREST-ONLY  INTEREST-ONLY       AMORTIZATION        MATURITY
  NO.       NO.                   PROPERTY NAME                  PERIOD (MOS.)  PERIOD (MOS.)           TYPE              DATE
----------------------------------------------------------------------------------------------------------------------------------

   1        (3)    1000/Fox Portfolio                                        0              0  Balloon                    Various
   1A       (3)    Fox Tower                                                 0              0  Balloon                   6/1/2011
   1B       (3)    1000 Broadway                                             0              0  Balloon                  10/1/2009
   2               Algonquin Commons Portfolio                              12              0  Interest-Only, Balloon   11/1/2014
   2A              Algonquin Commons Phase I                                12              0  Interest-Only, Balloon   11/1/2014
   2B              Algonquin Commons Phase II                               11              0  Interest-Only, Balloon   11/1/2014
   3               Sammamish Parkplace                                       0              0  Balloon                   1/1/2016
   4               Pinnacle Towers                                           0              0  Balloon                  10/1/2013
   5               Airtouch Spectrum Campus                                  0              0  Balloon                  4/13/2011
   6               One Convention Place                                    120             75  Interest-Only            10/1/2013
   7               Regency Portfolio                                         0              0  Balloon                  12/1/2013
   7A              Regency West VII & VIII O.B.                              0              0  Balloon                  12/1/2013
   7B              Regency West V & VI Off/Bldg                              0              0  Balloon                  12/1/2013
   7C              Regency West 4                                            0              0  Balloon                  12/1/2013
   7D              Regency West 3                                            0              0  Balloon                  12/1/2013
   7E              Regency West 1                                            0              0  Balloon                  12/1/2013
   7F              Regency West 2                                            0              0  Balloon                  12/1/2013
   8               University Commons Shopping Cntr                        120            102  Interest-Only, Balloon   1/10/2021
   9               Concord Airport Plaza                                     0              0  Balloon                   1/1/2012
   10              Quincy Street Station                                     0              0  Balloon                   1/1/2012
   11       (4)    US Bank Plaza                                             0              0  Interest-Only, Balloon    7/1/2014
   12              Specialty Laboratories                                   61             27  Interest-Only            10/1/2009
   13              Key West Corp. Cntr. II, III & IV                         0              0  Balloon                  8/10/2015
   14              Tiffany Plaza Retail Center                               0              0  Balloon                 12/10/2015
   15              Centrum At Crossroads Shop.Ctr.                           0              0  Balloon                 10/10/2011
   16              Patriot Business Park Portfolio                           0              0  Balloon                  6/10/2015
  16A              Patriot Business Park - East                              0              0  Balloon                  6/10/2015
  16B              Patriot Business Park West                                0              0  Balloon                  6/10/2015
   17              Franklin Farm Village                                   120             89  Interest-Only           12/10/2014
   18              Fairway Plaza II                                          0              0  Balloon                 10/10/2012
   19              Crossroads Commons Retail SC                              0              0  Fully Amortizing        10/10/2023
   20              Wheatley Plaza                                            0              0  Balloon                   9/1/2010
   21       (5)    Colonnade At Union Mill                                 118             85  Interest-Only            8/10/2014
   22              North Hills Industrial Park                               0              0  Balloon                 10/10/2014
   23              Charles County Shopping Center                            0              0  Balloon                  1/10/2015
   24              Linda Mar Shopping Center                                24              0  Interest-Only, Balloon   5/10/2014
   25       (6)    Webster Square                                           24              0  Interest-Only, Balloon   6/10/2014
   26              Wilton Connor Packaging Dist Center                      24              0  Interest-Only, Balloon  10/10/2010
   27              Snellville Pavilion Shpg.                                 0              0  Balloon                  9/10/2011
   28              Alton Corporate Center                                    0              0  Balloon                  12/1/2008
   29       (7)    Dulles Business Park                                      0              0  Balloon                  8/10/2012
   30              Harbor Point Apartments                                 120             98  Interest-Only             9/1/2015
   31              Shoppes At Dilworthtown Crossing                          0              0  Balloon                   9/1/2012
   32              Shops At Monocacy                                         0              0  Balloon                  1/10/2020
   33              2200 Renaissance                                          0              0  Balloon                  12/1/2012
   34              Plaza In The Park                                         0              0  Balloon                  7/10/2013
   35              15 Exchange Place Office                                 12              0  Interest-Only, Balloon   1/10/2014
   36              Kyrene Commerce Plex                                      0              0  Balloon                  7/10/2012
   37              Market Place And New Market Portfolio                     7              0  Various                 12/10/2015
  37A              New Market Square                                        12              0  Interest-Only, Balloon  12/10/2015
  37B              Marketplace On Harden Shopping Center                     0              0  Balloon                 12/10/2015
   38       (8)    Muddy Branch                                            117             85  Interest-Only            8/10/2014
   39              Mirasol Walk Shopping Cntr.                               0              0  Balloon                  9/10/2015
   40              Olympia Plaza                                            36              6  Interest-Only, Balloon   1/10/2015
   41              The Bergman Office Portfolio                              0              0  Balloon                 10/10/2013
   42              Colony Place Shopping Center                              0              0  Balloon                  4/10/2024
   43              Whitehall Crossing Shopping Center                        0              0  Balloon                  1/10/2016
   44              Highland House Apartments                                 0              0  Fully Amortizing         6/10/2024
   45              Westminster Crossing West Shopping Cntr                  24              9  Interest-Only, Balloon   4/10/2016
   46              Pinnacle Peak Commerceplex I                              0              0  Balloon                  7/10/2013

                                  ORIGINAL     REMAINING         REMAINING                          CUT-OFF       SCHEDULED
CONTROL  MORTGAGE  AMORTIZATION  SEASONING      TERM TO      LOCKOUT/DEFEASANCE       U/W            DATE         MATURITY/
  NO.     RATE(%)   TERM (MOS.)    (MOS.)   MATURITY (MOS.)     PERIOD (MOS.)    DSCR (X)(1)(2)  LTV (%)(1)(2)  LTV (%)(1)(2)
-----------------------------------------------------------------------------------------------------------------------------

   1      8.10625           360         70               42                   2            1.59           44.4           42.0
   1A     8.19167           360         63               47                  19            1.59           44.4           42.0
   1B     7.85000           360         93               27                   0            1.59           44.4           42.0
   2      5.40512           348         32               88                  29            1.32           66.2           56.6
   2A     5.45000           348         32               88                  29            1.32           66.2           56.6
   2B     5.24000           348         30               88                  29            1.32           66.2           56.6
   3      5.72000           360         42              102                   0            2.09           46.3           38.1
   4      5.20000           359         45               75                   0            2.10           35.8           31.1
   5      8.09000           228         74               45                   0            1.24           36.2           29.1
   6      5.49000             0         45               75                   0            2.44           41.8           41.8
   7      7.25000           360         54               77                   0            1.28           75.3           67.0
   7A     7.25000           360         54               77                   0            1.28           75.3           67.0
   7B     7.25000           360         54               77                   0            1.28           75.3           67.0
   7C     7.25000           360         54               77                   0            1.28           75.3           67.0
   7D     7.25000           360         54               77                   0            1.28           75.3           67.0
   7E     7.25000           360         54               77                   0            1.28           75.3           67.0
   7F     7.25000           360         54               77                   0            1.28           75.3           67.0
   8      5.50000           360         18              162                  30            1.23           71.0           65.7
   9      7.20000           300         66               54                   0            1.41           51.5           45.1
   10     5.77000           360         30               54                   0            1.49           59.4           54.9
   11     5.55585           360         30               84                   2            1.68           60.8           52.9
   12     4.75000             0         34               27                   3            2.57           56.6           56.6
   13     5.34000           360         23               97                  37            1.78           56.2           47.5
   14     5.40000           360         19              101                  41            1.64           59.1           49.8
   15     7.34000           360         69               51                   1            1.67           56.7           52.5
   16     6.13000           360         24               95                  41            1.23           74.8           64.5
  16A     6.13000           360         19               95                  41            1.23           74.8           64.5
  16B     6.13000           360         30               95                  42            1.23           74.8           64.5
   17     5.93000             0         31               89                  29            1.93           64.9           64.9
   18     7.38000           360         57               63                   5            1.86           45.5           41.6
   19     5.02000           240         45              195                  15            1.60           56.8            0.0
   20     8.63000           360         82               38                   0            1.31           45.7           43.4
   21     5.25791             0         33               85                  25            2.44           54.2           54.2
   22     6.05000           240         33               87                  28            1.22           75.1           52.6
   23     5.17000           360         30               90                  19            1.46           62.3           52.9
   24     5.43000           360         38               82                   1            2.03           53.2           46.9
   25     5.33001           360         37               83                   1            2.26           48.5           42.6
   26     5.44000           360         45               39                   0            1.44           72.7           68.9
   27     7.69000           360         70               50                   1            1.54           52.4           48.7
   28     6.72000           300        102               17                   0            2.39           28.9           27.5
   29     6.85985           360         57               61                   2            1.97           54.2           49.3
   30     5.66000             0         22               98                  13            1.75           64.3           64.3
   31     7.12000           360         58               62                   2            1.48           47.0           42.8
   32     5.22000           300         30              150                  42            1.78           55.3           32.5
   33     5.84000           324         54               65                   0            1.50           55.2           47.7
   34     5.60000           360         48               72                  12            1.87           61.6           54.1
   35     5.72000           300         42               78                   1            1.18           71.1           58.8
   36     6.90000           360         60               60                   1            1.76           56.5           51.5
   37     5.38412           353         15              101                  33            1.17           79.6           67.3
  37A     5.42000           348         12              101                  36            1.17           79.6           67.3
  37B     5.34000           360         19              101                  29            1.17           79.6           67.3
   38     5.24861             0         32               85                  25            2.79           47.5           47.5
   39     5.73000           300         22               98                  15            1.33           66.8           52.4
   40     5.50000           300         30               90                   7            1.48           61.4           51.6
   41     5.02000           360         45               75                   1            1.98           68.8           59.5
   42     6.59000           360         39              201                  23            1.61           62.0           36.1
   43     5.17000           300         18              102                  30            1.51           59.8           45.8
   44     5.25000           240         37              203                  84            2.28           31.1            0.0
   45     5.55000           360         15              105                  45            1.12           60.1           52.2
   46     5.39000           360         48               72                  13            2.12           56.4           49.3

                                                                     ANNEX A-5-2

                                                                    ORIGINAL      REMAINING
CONTROL  FOOTNOTE                                                INTEREST-ONLY  INTEREST-ONLY       AMORTIZATION        MATURITY
  NO.       NO.                   PROPERTY NAME                  PERIOD (MOS.)  PERIOD (MOS.)           TYPE              DATE
----------------------------------------------------------------------------------------------------------------------------------

   47              Henderson Beltway Office Center                           0              0  Balloon                  7/10/2014
   48              Radcliffe At Towson                                      24              0  Interest-Only, Balloon   5/10/2014
   49              Novato Fair Shopping Center                               0              0  Balloon                  5/10/2009
   50              Westfield Village Shopping Center Store#2160              0              0  Balloon                 10/10/2014
   51              Pottery/Tiffany/ Legg Portfolio                           0              0  Balloon                 12/10/2012
  51A              Tiffany Building                                          0              0  Balloon                 12/10/2012
  51B              Pottery Barn Building                                     0              0  Balloon                 12/10/2012
  51C              Legg Mason Building                                       0              0  Balloon                 12/10/2012
   52              Capital Office V                                          0              0  Balloon                   8/1/2008
   53              Craig Lamb Distribution Center                            0              0  Balloon                  2/10/2014
   54              600 University Park Place                                 0              0  Balloon                  8/10/2011
   55              Boca Valley Plaza Shopping Center                         0              0  Balloon                  5/10/2020
   56              Milwaukee Whole Foods                                    24             16  Interest-Only, Balloon  11/11/2016
   57              Entrada Apartments                                        0              0  Balloon                  1/10/2015
   58              711 Westchester Avenue                                   24              0  Interest-Only, Balloon    1/1/2015
   59              Clayton Corporate Park                                    0              0  Balloon                   1/1/2010
   60              Manokeek Village Center                                   0              0  Balloon                  6/10/2014
   61              Huntington Millennium Center                              0              0  Balloon                  7/10/2012
   62              Broadway Plaza Apartments                                12              0  Interest-Only, Balloon   2/10/2015
   63              Prospect Park Portfolio                                   0              0  Balloon                  1/10/2015
  63A              Prospect Park - Bldg B                                    0              0  Balloon                  1/10/2015
  63B              Prospect Park - Bldg. A                                   0              0  Balloon                  1/10/2015
   64              2750 Monroe Blvd. (Quest)                                 0              0  Balloon                  2/10/2011
   65              Springfield Office Center                                 0              0  Balloon                 10/10/2011
   66              Loehmann's Plaza                                          0              0  Balloon                  3/10/2013
   67              Mesa Vista Business Center                                0              0  Balloon                  4/10/2015
   68              North Utica Shopping Center                              12              0  Interest-Only, Balloon  10/10/2015
   69              660 Pennsylvania Avenue Retail/Office                    30              9  Interest-Only, Balloon  10/10/2015
   70              Seven Square Corporate Park Portfolio                     0              0  Balloon                  1/10/2021
  70A              Seven Square Corporate Park 9110                          0              0  Balloon                  1/10/2021
  70B              Seven Square Corporate Park                               0              0  Balloon                  1/10/2021
   71              Burke Town Plaza                                         24              0  Interest-Only, Balloon   8/10/2014
   72              Mcdowell Mountain Marketplace                             0              0  Balloon                  8/10/2013
   73              Warm Springs Business Center I & II                       0              0  Balloon                  6/10/2011
   74              Fountain Plaza One Condominium                            0              0  Balloon                  1/10/2013
   75              Rain & Hail Headquarter Bldg                              0              0  Balloon                  12/1/2011
   76              Pinnacle Peak 2                                          11              0  Interest-Only, Balloon   4/10/2015
   77              San Gabriel Medical Plaza Office                          0              0  Balloon                  5/10/2015
   78              Meadows Shopping Center                                   0              0  Balloon                  7/10/2012
   79              Spencer & Helm Business Center (EJM)                      0              0  Balloon                  7/10/2013
   80              Homewood Suites Hotel                                     0              0  Balloon                  8/10/2015
   81              Arrowhead Commerce Center 13&14                           0              0  Balloon                  7/10/2014
   82              Lakes At Woodmont Apartments                              0              0  Balloon                  1/10/2015
   83              Ventana Lakes Village Center                              0              0  Balloon                  1/10/2015
   84              Fountain Villas Apartments                                0              0  Balloon                  1/10/2015
   85              The Woodlands Apartments                                  0              0  Fully Amortizing        10/10/2020
   86              Bay Pointe Space Center                                   0              0  Balloon                  6/10/2014
   87              Publix At Westchase                                       0              0  Balloon                  7/10/2018
   88              Shoppes Of Williston Road                                24             13  Interest-Only, Balloon   8/11/2016
   89              Northport/Gunn Portfolio                                  0              0  Fully Amortizing        11/10/2024
  89A              Northport VII & VIII                                      0              0  Fully Amortizing        11/10/2024
  89B              Gunn Collection Retail Center                             0              0  Fully Amortizing        11/10/2024
   90              Belle Hall Shopping Center I                              0              0  Balloon                  5/10/2012
   91              Sierra Health Services                                    0              0  Balloon                  4/10/2008
   92              Arrowhead Commerce Center                                 0              0  Balloon                  4/10/2015
   93              Seven Lebanon Street                                      0              0  Balloon                  7/10/2012
   94              Yale Village Apartments                                   0              0  Fully Amortizing        12/10/2024
   95              Baymeadows Business Center                                0              0  Balloon                  1/10/2012
   96              Cinco Ranch                                               0              0  Balloon                  7/10/2013

                                  ORIGINAL     REMAINING         REMAINING                          CUT-OFF       SCHEDULED
CONTROL  MORTGAGE  AMORTIZATION  SEASONING      TERM TO      LOCKOUT/DEFEASANCE       U/W            DATE         MATURITY/
  NO.     RATE(%)   TERM (MOS.)    (MOS.)   MATURITY (MOS.)     PERIOD (MOS.)    DSCR (X)(1)(2)  LTV (%)(1)(2)  LTV (%)(1)(2)
-----------------------------------------------------------------------------------------------------------------------------

   47     5.64000           360         36               84                   0            1.98           59.1           51.1
   48     5.34000           360         38               82                   1            2.10           55.6           48.9
   49     4.47000           360         39               22                   0            1.73           64.4           62.0
   50     6.00000           360         33               87                  28            1.65           64.0           55.5
   51     6.76000           360         55               65                   1            1.54           54.8           49.5
  51A     6.76000           360         55               65                   1            1.54           54.8           49.5
  51B     6.76000           360         55               65                   1            1.54           54.8           49.5
  51C     6.76000           360         55               65                   1            1.54           54.8           49.5
   52     7.06000           300        107               13                   0            1.60           35.0           33.7
   53     5.56000           360         41               79                  20            1.98           61.1           53.1
   54     7.38000           360         71               49                   0            0.79           83.6           77.6
   55     5.60000           360         26              154                  46            1.35           72.1           51.9
   56     5.68000           360          8              112                  52            1.10           75.7           66.0
   57     5.13000           360         30               90                  30            1.60           58.4           49.6
   58     5.36000           360         30               90                   6            2.25           39.0           34.0
   59     9.15000           240        150               30                   0            1.89           21.3           15.7
   60     5.22000           360         37               83                  23            1.80           63.6           54.6
   61     7.69000           360         60               60                   0            1.60           56.5           52.0
   62     5.85000           360         29               91                   7            1.11           73.9           64.3
   63     5.50000           360         30               90                   6            1.88           61.2           52.4
  63A     5.50000           360         30               90                   6            1.88           61.2           52.4
  63B     5.50000           360         30               90                   6            1.88           61.2           52.4
   64     7.12000           300         72               43                   0            1.80           51.4           46.2
   65     7.71000           299         61               51                   9            1.76           42.1           37.3
   66     6.89000           360         52               68                   9            1.55           53.8           48.5
   67     5.21000           360         27               93                  33            1.81           53.6           45.4
   68     5.32000           360         21               99                  96            1.62           69.9           59.6
   69     5.18000           360         21               99                  39            1.64           55.2           48.2
   70     5.71000           360         18              162                 159            1.26           71.4           51.1
  70A     5.71000           360         18              162                 159            1.26           71.4           51.1
  70B     5.71000           360         18              162                 159            1.26           71.4           51.1
   71     5.43000           360         35               85                   2            2.02           49.9           43.8
   72     5.67000           360         47               73                   2            1.61           48.1           42.2
   73     6.98000           360         73               47                   0            1.96           52.5           48.6
   74     7.18000           360         54               66                   7            1.94           53.4           48.5
   75     8.25000           360         67               53                   0            1.34           58.1           54.1
   76     6.12000           360         27               93                  33            1.46           72.3           63.1
   77     6.19000           360         26               94                  91            1.51           60.7           52.4
   78     6.90000           300         60               60                   2            2.09           43.5           37.5
   79     5.63000           360         48               72                  13            2.26           52.9           46.5
   80     5.43000           240         23               97                  37            1.95           49.0           32.8
   81     5.55000           360         36               84                  25            2.01           47.2           40.7
   82     6.12000           360         30               90                  30            1.01           81.8           70.9
   83     5.14000           360         30               90                  19            2.73           40.1           34.0
   84     5.39000           360         30               90                  30            1.53           57.1           48.8
   85     5.00000           180         21              159                  63            1.31           52.9            0.0
   86     5.51000           300         37               83                  23            1.49           61.2           49.1
   87     5.52000           300         24              132                  13            1.28           67.8           45.6
   88     5.50000           360         11              109                 106            1.31           69.4           60.2
   89     5.61000           240         32              208                  28            1.33           61.7            0.0
  89A     5.61000           240         32              208                  28            1.33           61.7            0.0
  89B     5.61000           240         32              208                  28            1.33           61.7            0.0
   90     7.64000           360         62               58                   0            2.37           32.4           29.9
   91     5.00000           360         49                9                   0            2.17           58.2           57.4
   92     6.12000           360         27               93                  34            1.81           58.0           50.1
   93     7.10000           360         60               60                   0            1.62           60.7           55.4
   94     4.96000           240         31              209                  88            2.62           27.2            0.0
   95     7.83000           360         66               54                   0            1.11           71.1           65.9
   96     5.60000           360         48               72                  12            1.93           55.9           49.1

                                                                     ANNEX A-5-3

                                                                    ORIGINAL      REMAINING
CONTROL  FOOTNOTE                                                INTEREST-ONLY  INTEREST-ONLY       AMORTIZATION        MATURITY
  NO.       NO.                   PROPERTY NAME                  PERIOD (MOS.)  PERIOD (MOS.)           TYPE              DATE
----------------------------------------------------------------------------------------------------------------------------------

   97              Cruse Market Place                                        0              0  Balloon                  7/10/2013
   98              1600 Manor Drive                                         12              0  Interest-Only, Balloon  12/10/2012
   99              Southpoint Center                                         0              0  Balloon                  7/10/2014
  100              75th & I-10 Commerceplex                                  0              0  Balloon                  7/10/2012
  101              Chaparral Plaza Retail Center                             0              0  Balloon                 12/10/2015
  102              Champion Forest CVS Center                               24              8  Interest-Only, Balloon   3/10/2016
  103              Village Commons At Wesley Chapel                          0              0  Balloon                 10/10/2014
  104              St Cloud West Publix Shopping Center                      0              0  Balloon                  5/10/2014
  105              Arrowhead Buildings 11 & 12                               0              0  Balloon                  7/10/2012
  106              The Boulevard Apartments                                 24              2  Interest-Only, Balloon   9/10/2015
  107              The Cascades At Isleworth                                 0              0  Balloon                 10/10/2024
  108              Pinnacle Peak Commerceplex 3                             12              0  Interest-Only, Balloon   4/10/2016
  109              Commerce Office Center                                    0              0  Balloon                  8/10/2013
  110              Causeway Corporate Centre                                 0              0  Balloon                  5/10/2015
  111              Northgate Square Shopping Center                          0              0  Balloon                  1/10/2014
  112              Rivergate Plaza                                           0              0  Balloon                  1/10/2021
  113              South Shore Harbour Shopping Center                       0              0  Balloon                 12/10/2013
  114              Lyons Corporate Park                                      0              0  Balloon                  3/10/2011
  115              Fairview Corporate Center                                 0              0  Balloon                  1/10/2015
  116              Ravenstone Village Shopping Center                        0              0  Balloon                 12/10/2014
  117              New Market Plaza                                          0              0  Balloon                 10/10/2015
  118              900 West 23rd Street Apartments                           0              0  Fully Amortizing        11/10/2023
  119              Arrowhead Building 15                                     0              0  Balloon                  7/10/2012
  120              8 Essex Center Drive                                      0              0  Balloon                  3/10/2011
  121              Sea Island Shopping Center                                0              0  Balloon                  7/10/2011
  122              Craig & Lamb Distribution Ctr - Bldg A                    0              0  Balloon                  2/10/2014
  123              Partridge Hill Apartments                                 0              0  Fully Amortizing         1/10/2021
  124              Montgomery Airpark Business Park                          0              0  Balloon                  3/10/2015
  125              Holly Portfolio                                           0              0  Balloon                  1/10/2013
  125A             Holly IV                                                  0              0  Balloon                  1/10/2013
  125B             Holly I                                                   0              0  Balloon                  1/10/2013
  126              Sav On Drugs                                              0              0  Balloon                  9/10/2011
  127              20410 Century Boulevard                                   0              0  Balloon                  2/10/2012
  128              Columbia II Industrial Building                           0              0  Balloon                  4/10/2021
  129              Blue Diamond Business Cntr-Bldg 1                         0              0  Balloon                  8/10/2015
  130              Global Motorsport                                         0              0  Balloon                  1/10/2012
  131              Columbia III Industrial Building                          0              0  Balloon                  4/10/2021
  132              Fishers Lane Commerce Center                              0              0  Balloon                 10/10/2015
  133              Chart House Inc.                                          0              0  Fully Amortizing          3/1/2010

                                  ORIGINAL     REMAINING         REMAINING                          CUT-OFF       SCHEDULED
CONTROL  MORTGAGE  AMORTIZATION  SEASONING      TERM TO      LOCKOUT/DEFEASANCE       U/W            DATE         MATURITY/
  NO.     RATE(%)   TERM (MOS.)    (MOS.)   MATURITY (MOS.)     PERIOD (MOS.)    DSCR (X)(1)(2)  LTV (%)(1)(2)  LTV (%)(1)(2)
-----------------------------------------------------------------------------------------------------------------------------

   97     5.77000           299         39               72                   1            1.47           65.4           54.0
   98     5.25000           360         19               65                  12            0.66          120.5          109.7
   99     5.72000           300         36               84                   1            1.35           75.3           60.6
  100     6.90000           360         60               60                   1            1.81           54.1           49.3
  101     5.18000           360         19              101                  17            1.97           55.8           46.7
  102     5.35000           360         16              104                  32            1.15           90.1           78.0
  103     5.95000           360         33               87                  84            1.75           63.0           54.6
  104     5.90000           360         38               82                  23            1.50           71.0           61.8
  105     6.90000           360         60               60                   1            2.25           44.2           40.3
  106     5.88000           360         22               98                  38            1.49           59.7           52.2
  107     5.65000           300         33              207                  27            1.45           66.0           22.7
  108     5.16000           360         15              105                  45            1.76           56.2           47.3
  109     7.70000           216         71               73                   1            1.56           46.9           28.6
  110     5.85000           360         26               94                  11            1.37           69.3           59.4
  111     5.64000           300         42               78                   1            1.43           66.5           54.0
  112     5.66000           360         18              162                 159            1.10           81.8           58.4
  113     5.32000           300         43               77                  18            1.55           66.7           53.9
  114     7.59000           360         76               44                   1            1.65           51.9           48.6
  115     5.99000           360         30               90                  31            2.00           52.9           45.7
  116     5.80000           360         31               89                  86            2.02           50.5           43.5
  117     5.32000           360         21               99                  27            2.03           52.8           44.4
  118     4.91000           240         44              196                  41            1.41           50.9            0.0
  119     6.90000           360         60               60                   1            1.91           51.6           46.9
  120     7.81000           312         76               44                   1            1.33           62.9           57.2
  121     7.47000           300         72               48                   0            1.85           40.5           36.0
  122     5.32000           360         24               79                  36            1.74           64.6           56.7
  123     5.00000           180         18              162                  66            1.27           52.2            0.0
  124     5.48000           300         28               92                  32            3.85           27.2           21.4
  125     5.85000           360         54               66                   1            1.65           54.3           48.3
  125A    5.85000           360         54               66                   1            1.65           54.3           48.3
  125B    5.85000           360         54               66                   1            1.65           54.3           48.3
  126     5.23000           360         34               50                  10            1.77           61.1           56.4
  127     7.00000           360         65               55                   1            1.54           59.9           55.0
  128     5.43000           360         15              165                  45            1.61           67.1           47.3
  129     5.50000           360         23               97                  94            1.72           48.7           41.3
  130     7.59000           240         66               54                   0            1.33           53.4           42.5
  131     5.43000           360         15              165                  45            1.73           63.1           44.5
  132     5.38000           360         21               99                  39            2.09           40.7           34.3
  133    10.00000           358        328               32                   0            1.71           10.3            0.0

Annex A-5 Footnotes

(1)	All Mortgage Loans	With regard cross-collateralized mortgage loans, each such mortgage loan or related mortgaged real property with a particular letter designation in the ‘‘Cross-Collateralized Groups’’ column is either part of a multi-property loan or crossed-collateralized with each of the other mortgage loans or mortgaged properties with the same letter designation. The U/W DSCR (x), Cut-Off Date LTV%, and Maturity LTV % are calculated on an aggregate basis.

(2)	All Mortgage Loans	For mortgage loans secured by multiple Mortgaged Properties, each mortgage loan’s Original Balance ($), Current Balance ($), and Maturity Balance ($) is allocated to the respective Mortgaged Property based on the mortgage loan documentation or the mortgage loan Seller’s determination of the appropriate allocation. The U/W DSCR (x), Cut-Off Date LTV %, and Maturity LTV % are calculated on an aggregate basis.

(3)	1000/FOX PORTFOLIO	The Fox Tower Loan consists of two pari-passu notes: (i) an $80,000,000 note with an interest rate of 8.650% per annum with a prepayment string of L(92), YM1%(25),O(3); and (ii) a $16,000,000 note with an interest rate of 5.90% per annum and a prepayment string of L(34), YM1%(25),0(3).

Original Interest-Only Period, Remaining Interest-Only Period, Original Term to Maturity, Remaining Term to Maturity, Original Amortization Term, and Remaining Amortization Term are presented as weighted averages of the multiple notes, based on the Initial Mortgage Pool Balance of each individual note.

Upon the maturity of the 1000 Broadway Mortgage Loan, the interest rate of the 1000/Fox Portfolio Mortgage Loan will increase to 8.192% per annum.

(4)	US Bank Plaza	The US Bank Plaza Loan consists of two pari-passu notes: (i) an $24,750,000 note with an interest rate of 5.310% per annum with a prepayment string of L(36), YM1%(82),0(3); and (ii) a $6,000,000 note with an interest rate of 6.57% per annum and a prepayment string of L(12), YM1%(72),0(3).

Original Interest-Only Period, Remaining Interest-Only Period, Original Term to Maturity, Remaining Term to Maturity, Original Amortization Term, and Remaining Amortization Term are presented as weighted averages of the multiple notes, based on the Initial Mortgage Pool Balance of each individual note.

One of the multiple notes has an interest only period followed by amortization. The note is beyond the intial interest only period, and the loan is assumed to be amortizing.

1

Annex A-5 Footnotes — continued

(5)	Colonnade At Union Mill	The Colonnade At Union Mill Loan consists of two pari-passu notes: (i) an $17,100,000 note with an interest rate of 5.280% per annum with a prepayment string of L(60), YM1%(57),0(3); and (ii) a $3,500,000 note with an interest rate of 5.150% per annum and a prepayment string of L(47), YM1%(57),0(3).

Original Interest-Only Period, Remaining Interest-Only Period, Original Term to Maturity, Remaining Term to Maturity, Original Amortization Term, and Remaining Amortization Term are presented as weighted averages of the multiple notes, based on the Initial Mortgage Pool Balance of each individual note.

(6)	Webster Square	The Webster Square Loan consists of two pari-passu notes: (i) an $13,400,000 note with an interest rate of 5.280% per annum with a prepayment string of L(38),YM1%(24), D(55),0(3); and (ii) a $6,890,000 note with an interest rate of 5.427% per annum and a prepayment string of L(38),YM1%(24), D(55),0(3).

Original Interest-Only Period, Remaining Interest-Only Period, Original Term to Maturity, Remaining Term to Maturity, Original Amortization Term, and Remaining Amortization Term are presented as weighted averages of the multiple notes, based on the Initial Mortgage Pool Balance of each individual note.

(7)	Dulles Business Park	The Dulles Business Park Loan consists of two pari-passu notes: (i) an $16,000,000 note with an interest rate of 7.090% per annum with a prepayment string of L(61), YM1%(56),0(3); and (ii) a $4,000,000 note with an interest rate of 5.940% per annum and a prepayment string of L(51), YM1%(56),0(3).

Original Interest-Only Period, Remaining Interest-Only Period, Original Term to Maturity, Remaining Term to Maturity, Original Amortization Term, and Remaining Amortization Term are presented as weighted averages of the multiple notes, based on the Initial Mortgage Pool Balance of each individual note.

(8)	Muddy Branch	The Muddy Branch Loan consists of two pari-passu notes: (i) an $12,250,000 note with an interest rate of 5.280% per annum with a prepayment string of L(60), YM1%(57),0(3); and (ii) a $3,900,000 note with an interest rate of 5.150% per annum and a prepayment string of L(47), YM1%(57),0(3).

Original Interest-Only Period, Remaining Interest-Only Period, Original Term to Maturity, Remaining Term to Maturity, Original Amortization Term, and Remaining Amortization Term are presented as weighted averages of the multiple notes, based on the Initial Mortgage Pool Balance of each individual note.

2

ANNEX A-6

CERTAIN INFORMATION REGARDING RESERVES

                                                                     ANNEX A-6-1

                 TIAA SEASONED COMMERCIAL MORTGAGE TRUST 2007-C4

                                                                                       INITIAL DEPOSIT
                                                                                       TO THE DEFERRED
CONTROL  FOOTNOTE                                                      PROPERTY          MAINTENANCE
  NO.       NO.                     PROPERTY NAME                        TYPE            ACCOUNT ($)
------------------------------------------------------------------------------------------------------

   1               1000/Fox Portfolio                            Office                              0
   1A              Fox Tower                                     Office                              0
   1B              1000 Broadway                                 Office                              0
   2               Algonquin Commons Portfolio                   Retail                              0
   2A              Algonquin Commons Phase I                     Retail                              0
   2B              Algonquin Commons Phase II                    Retail                              0
   3               Sammamish Parkplace                           Office                              0
   4               Pinnacle Towers                               Office                              0
   5               Airtouch Spectrum Campus                      Office                              0
   6               One Convention Place                          Office                              0
   7               Regency Portfolio                             Office                              0
   7A              Regency West VII & VIII O.B.                  Office                              0
   7B              Regency West V & VI Off/Bldg                  Office                              0
   7C              Regency West 4                                Office                              0
   7D              Regency West 3                                Office                              0
   7E              Regency West 1                                Office                              0
   7F              Regency West 2                                Office                              0
   8               University Commons Shopping Cntr              Retail                              0
   9        (1)    Concord Airport Plaza                         Office                              0
   10              Quincy Street Station                         Office                              0
   11              Us Bank Plaza                                 Office                              0
   12              Specialty Laboratories                        Office                              0
   13              Key West Corp. Cntr. II, III & IV             Office                              0
   14              Tiffany Plaza Retail Center                   Retail                              0
   15              Centrum At Crossroads Shop.Ctr.               Retail                        190,831
   16              Patriot Business Park Portfolio               Office                              0
  16A              Patriot Business Park - East                  Office                              0
  16B              Patriot Business Park West                    Office                              0
   17              Franklin Farm Village                         Retail                              0
   18              Fairway Plaza II                              Retail                        171,818
   19              Crossroads Commons Retail SC                  Retail                         97,967
   20              Wheatley Plaza                                Retail                              0
   21              Colonnade At Union Mill                       Retail                              0
   22              North Hills Industrial Park                   Industrial/Warehouse          242,411
   23              Charles County Shopping Center                Retail                         53,910
   24              Linda Mar Shopping Center                     Retail                              0
   25              Webster Square                                Retail                         37,785
   26              Wilton Connor Packaging Dist Center           Industrial/Warehouse                0
   27              Snellville Pavilion Shpg.                     Retail                         52,532
   28              Alton Corporate Center                        Office                              0
   29              Dulles Business Park                          Office                        199,553
   30              Harbor Point Apartments                       Multifamily                         0
   31              Shoppes At Dilworthtown Crossing              Retail                              0
   32              Shops At Monocacy                             Retail                              0

           ANNUAL DEPOSIT        ANNUAL          CURRENT       AS OF
         TO THE REPLACEMENT  DEPOSIT TO THE  BALANCE OF THE   DATE OF
CONTROL        RESERVE          TI & LC          TI & LC      TI & LC
  NO.        ACCOUNT ($)      ACCOUNT ($)      ACCOUNT ($)    ACCOUNT
----------------------------------------------------------------------

   1                      0               0               0  5/25/2007
   1A                     0               0               0  5/25/2007
   1B                     0               0               0  5/25/2007
   2                      0               0               0  5/25/2007
   2A                     0               0               0  5/25/2007
   2B                     0               0               0  5/25/2007
   3                      0               0               0  5/25/2007
   4                      0               0       1,472,513  5/25/2007
   5                      0               0               0  5/25/2007
   6                      0               0               0  5/25/2007
   7                      0               0               0  5/25/2007
   7A                     0               0               0  5/25/2007
   7B                     0               0               0  5/25/2007
   7C                     0               0               0  5/25/2007
   7D                     0               0               0  5/25/2007
   7E                     0               0               0  5/25/2007
   7F                     0               0               0  5/25/2007
   8                      0               0               0  6/14/2007
   9                      0               0               0  5/25/2007
   10                     0               0       1,856,688  7/16/2007
   11                     0               0               0  5/25/2007
   12                     0               0               0  5/25/2007
   13                     0         161,040       1,415,919  6/14/2007
   14                     0               0               0  6/14/2007
   15                34,380               0               0  6/14/2007
   16                     0               0               0  6/14/2007
  16A                     0               0               0  6/14/2007
  16B                     0               0               0  6/14/2007
   17                     0               0               0  6/14/2007
   18                36,168         147,996         298,096  6/14/2007
   19                26,124               0               0  6/14/2007
   20                     0               0               0  5/25/2007
   21                     0               0               0  6/14/2007
   22                30,840          94,200         522,050  6/14/2007
   23                21,564               0               0  6/14/2007
   24                     0               0               0  6/14/2007
   25                33,000               0               0  6/14/2007
   26                     0               0               0  6/14/2007
   27                46,680               0               0  6/14/2007
   28                     0               0               0  5/25/2007
   29               101,784          96,000         278,285  6/14/2007
   30                     0               0               0  6/14/2007
   31                     0               0               0  5/25/2007
   32                     0               0               0  6/14/2007

                                                                     ANNEX A-6-2

                                                                                       INITIAL DEPOSIT
                                                                                       TO THE DEFERRED
CONTROL  FOOTNOTE                                                      PROPERTY          MAINTENANCE
  NO.       NO.                     PROPERTY NAME                        TYPE            ACCOUNT ($)
------------------------------------------------------------------------------------------------------

   33              2200 Renaissance                              Office                              0
   34              Plaza In The Park                             Retail                              0
   35              15 Exchange Place Office                      Office                              0
   36              Kyrene Commerce Plex                          Industrial/Warehouse                0
   37              Market Place And New Market Portfolio         Retail                         42,863
  37A              New Market Square                             Retail                         18,682
  37B              Marketplace On Harden Shopping Center         Retail                         24,181
   38              Muddy Branch                                  Retail                              0
   39              Mirasol Walk Shopping Cntr.                   Retail                              0
   40              Olympia Plaza                                 Office                              0
   41              The Bergman Office Portfolio                  Office                         32,977
   42              Colony Place Shopping Center                  Retail                              0
   43              Whitehall Crossing Shopping Center            Retail                              0
   44              Highland House Apartments                     Multifamily                         0
   45              Westminster Crossing West Shopping Cntr       Retail                              0
   46              Pinnacle Peak Commerceplex I                  Industrial/Warehouse                0
   47              Henderson Beltway Office Center               Office                         70,285
   48              Radcliffe At Towson                           Retail                         69,146
   49              Novato Fair Shopping Center                   Retail                         23,934
   50              Westfield Village Shopping Center Store#2160  Retail                              0
   51              Pottery/Tiffany/ Legg Portfolio               Retail                         42,041
  51A              Tiffany Building                              Retail                         17,953
  51B              Pottery Barn Building                         Retail                         11,458
  51C              Legg Mason Building                           Retail                         12,630
   52              Capital Office V                              Office                      1,142,773
   53              Craig Lamb Distribution Center                Industrial/Warehouse                0
   54              600 University Park Place                     Office                              0
   55              Boca Valley Plaza Shopping Center             Retail                              0
   56              Milwaukee Whole Foods                         Retail                              0
   57              Entrada Apartments                            Multifamily                   107,490
   58              711 Westchester Avenue                        Office                              0
   59              Clayton Corporate Park                        Office                              0
   60              Manokeek Village Center                       Retail                         43,668
   61              Huntington Millennium Center                  Office                              0
   62              Broadway Plaza Apartments                     Multifamily                    35,642
   63              Prospect Park Portfolio                       Office                              0
  63A              Prospect Park - Bldg B                        Office                              0
  63B              Prospect Park - Bldg. A                       Office                              0
   64              2750 Monroe Blvd. (Quest)                     Office                              0
   65              Springfield Office Center                     Office                        184,210
   66              Loehmann'S Plaza                              Retail                        122,756
   67              Mesa Vista Business Center                    Industrial/Warehouse                0
   68              North Utica Shopping Center                   Retail                              0
   69              660 Pennsylvania Avenue Retail/Office         Mixed Use                      23,609

           ANNUAL DEPOSIT        ANNUAL          CURRENT       AS OF
         TO THE REPLACEMENT  DEPOSIT TO THE  BALANCE OF THE   DATE OF
CONTROL        RESERVE          TI & LC          TI & LC      TI & LC
  NO.        ACCOUNT ($)      ACCOUNT ($)      ACCOUNT ($)    ACCOUNT
----------------------------------------------------------------------

   33                     0               0               0  5/25/2007
   34                     0               0               0  6/14/2007
   35                     0               0               0  6/14/2007
   36                     0               0               0  6/14/2007
   37                33,960               0          43,285  6/14/2007
  37A                18,684               0               0  6/14/2007
  37B                15,276               0          43,285  6/14/2007
   38                     0               0               0  6/14/2007
   39                     0               0               0  6/14/2007
   40                     0               0         508,948  6/14/2007
   41                56,208               0               0  6/14/2007
   42                     0               0               0  6/14/2007
   43                     0         102,576         153,864  6/14/2007
   44                     0               0               0  6/14/2007
   45                     0               0               0  6/14/2007
   46                     0               0               0  6/14/2007
   47                22,512          84,000         177,812  6/14/2007
   48                21,840               0               0  6/14/2007
   49                47,868               0               0  6/14/2007
   50                     0               0               0  6/14/2007
   51                 9,240               0               0  6/14/2007
  51A                 3,984               0               0  6/14/2007
  51B                 2,496               0               0  6/14/2007
  51C                 2,760               0               0  6/14/2007
   52               159,996               0               0  5/25/2007
   53                     0               0               0  6/14/2007
   54                     0               0               0  6/14/2007
   55                     0               0               0  6/14/2007
   56                     0               0               0  6/14/2007
   57                42,996               0               0  6/14/2007
   58                     0               0               0  5/25/2007
   59                     0               0               0  5/25/2007
   60                14,556               0               0  6/14/2007
   61                     0         200,016         180,515  6/14/2007
   62                14,748               0               0  6/14/2007
   63                     0               0               0  6/14/2007
  63A                     0         173,700         438,418  6/14/2007
  63B                     0               0               0  6/14/2007
   64                     0         100,008          33,388  6/14/2007
   65                34,092               0         338,080  6/14/2007
   66                29,628               0               0  6/14/2007
   67                     0               0               0  6/14/2007
   68                     0               0               0  6/14/2007
   69                13,488          48,504          43,169  6/14/2007

                                                                     ANNEX A-6-3

                                                                                       INITIAL DEPOSIT
                                                                                       TO THE DEFERRED
CONTROL  FOOTNOTE                                                      PROPERTY          MAINTENANCE
  NO.       NO.                     PROPERTY NAME                        TYPE            ACCOUNT ($)
------------------------------------------------------------------------------------------------------

   70              Seven Square Corporate Park Portfolio         Office                         28,589
  70A              Seven Square Corporate Park 9110              Office                         14,459
  70B              Seven Square Corporate Park                   Office                         14,129
   71              Burke Town Plaza                              Retail                         36,990
   72              Mcdowell Mountain Marketplace                 Retail                              0
   73              Warm Springs Business Center I & II           Industrial/Warehouse                0
   74              Fountain Plaza One Condominium                Office                              0
   75              Rain & Hail Headquarter Bldg                  Office                              0
   76              Pinnacle Peak 2                               Industrial/Warehouse                0
   77              San Gabriel Medical Plaza Office              Office                              0
   78              Meadows Shopping Center                       Retail                              0
   79              Spencer & Helm Business Center(Ejm)           Industrial/Warehouse                0
   80              Homewood Suites Hotel                         Hotel                         119,954
   81              Arrowhead Commerce Center 13&14               Industrial/Warehouse                0
   82              Lakes At Woodmont Apartments                  Multifamily                         0
   83              Ventana Lakes Village Center                  Retail                              0
   84              Fountain Villas Apartments                    Multifamily                         0
   85              The Woodlands Apartments                      Multifamily                    63,000
   86              Bay Pointe Space Center                       Retail                              0
   87              Publix At Westchase                           Retail                              0
   88              Shoppes Of Williston Road                     Retail                              0
   89              Northport/Gunn Portfolio                      Various                        40,288
  89A              Northport Vii & Viii                          Industrial/Warehouse           32,096
  89B              Gunn Collection Retail Center                 Retail                          8,192
   90              Belle Hall Shopping Center I                  Retail                              0
   91              Sierra Health Services                        Office                              0
   92              Arrowhead Commerce Center                     Industrial/Warehouse                0
   93              Seven Lebanon Street                          Mixed Use                           0
   94              Yale Village Apartments                       Multifamily                         0
   95              Baymeadows Business Center                    Office                              0
   96              Cinco Ranch                                   Retail                              0
   97              Cruse Market Place                            Retail                              0
   98              1600 Manor Drive                              Office                              0
   99              Southpoint Center                             Retail                              0
  100              75Th & I-10 Commerceplex                      Industrial/Warehouse                0
  101              Chaparral Plaza Retail Center                 Retail                              0
  102              Champion Forest Cvs Center                    Retail                              0
  103              Village Commons At Wesley Chapel              Retail                              0
  104              St Cloud West Publix Shopping Center          Retail                              0
  105              Arrowhead Buildings 11 & 12                   Industrial/Warehouse                0
  106              The Boulevard Apartments                      Multifamily                    51,788
  107              The Cascades At Isleworth                     Retail                              0
  108              Pinnacle Peak Commerceplex 3                  Industrial/Warehouse                0
  109              Commerce Office Center                        Office                              0

           ANNUAL DEPOSIT        ANNUAL          CURRENT       AS OF
         TO THE REPLACEMENT  DEPOSIT TO THE  BALANCE OF THE   DATE OF
CONTROL        RESERVE          TI & LC          TI & LC      TI & LC
  NO.        ACCOUNT ($)      ACCOUNT ($)      ACCOUNT ($)    ACCOUNT
----------------------------------------------------------------------

   70                19,056               0               0  6/14/2007
  70A                 9,636               0               0  6/14/2007
  70B                 9,420               0               0  6/14/2007
   71                16,200               0               0  6/14/2007
   72                     0               0               0  6/14/2007
   73                     0               0               0  6/14/2007
   74                     0               0               0  6/14/2007
   75                     0               0               0  5/25/2007
   76                     0               0               0  6/14/2007
   77                     0          58,392          27,914  6/14/2007
   78                     0               0               0  6/14/2007
   79                     0               0               0  6/14/2007
   80               183,396               0               0  6/14/2007
   81                     0               0               0  6/14/2007
   82                     0               0               0  6/14/2007
   83                     0               0               0  6/14/2007
   84                     0               0               0  6/14/2007
   85                36,000               0               0  6/14/2007
   86                     0          42,000         115,940  6/14/2007
   87                     0               0               0  6/14/2007
   88                     0               0               0  6/14/2007
   89                15,108               0               0  6/14/2007
  89A                12,036               0               0  6/14/2007
  89B                 3,072               0               0  6/14/2007
   90                     0               0               0  6/14/2007
   91                     0               0               0  6/14/2007
   92                     0               0               0  6/14/2007
   93                     0               0               0  6/14/2007
   94                     0               0               0  6/14/2007
   95                     0               0               0  6/14/2007
   96                     0               0               0  6/14/2007
   97                     0               0               0  6/14/2007
   98                     0          82,008         119,004  6/14/2007
   99                     0               0               0  6/14/2007
  100                     0               0               0  6/14/2007
  101                     0               0               0  6/14/2007
  102                     0               0               0  6/14/2007
  103                     0               0               0  6/14/2007
  104                     0               0               0  6/14/2007
  105                     0               0               0  6/14/2007
  106                28,248               0               0  6/14/2007
  107                     0               0               0  6/14/2007
  108                     0               0               0  6/14/2007
  109                     0               0               0  6/14/2007

                                                                     ANNEX A-6-4

                                                                                       INITIAL DEPOSIT
                                                                                       TO THE DEFERRED
CONTROL  FOOTNOTE                                                      PROPERTY          MAINTENANCE
  NO.       NO.                     PROPERTY NAME                        TYPE            ACCOUNT ($)
------------------------------------------------------------------------------------------------------

  110              Causeway Corporate Centre                     Office                              0
  111              Northgate Square Shopping Center              Retail                              0
  112              Rivergate Plaza                               Retail                              0
  113              South Shore Harbour Shopping Center           Retail                        224,430
  114              Lyons Corporate Park                          Industrial/Warehouse                0
  115              Fairview Corporate Center                     Industrial/Warehouse                0
  116              Ravenstone Village Shopping Center            Retail                              0
  117              New Market Plaza                              Retail                              0
  118              900 West 23Rd Street Apartments               Multifamily                    10,833
  119              Arrowhead Building 15                         Industrial/Warehouse                0
  120              8 Essex Center Drive                          Office                         13,626
  121              Sea Island Shopping Center                    Retail                              0
  122              Craig & Lamb Distribution Ctr - Bldg A        Industrial/Warehouse                0
  123              Partridge Hill Apartments                     Multifamily                    29,467
  124              Montgomery Airpark Business Park              Industrial/Warehouse                0
  125              Holly Portfolio                               Office                         71,325
  125A             Holly Iv                                      Office                         44,550
  125B             Holly I                                       Office                         26,775
  126              Sav On Drugs                                  Retail                              0
  127              20410 Century Boulevard                       Office                         61,100
  128              Columbia Ii Industrial Building               Industrial/Warehouse                0
  129              Blue Diamond Business Cntr-Bldg 1             Industrial/Warehouse                0
  130              Global Motorsport                             Industrial/Warehouse                0
  131              Columbia Iii Industrial Building              Industrial/Warehouse                0
  132              Fishers Lane Commerce Center                  Industrial/Warehouse                0
  133              Chart House Inc.                              Mixed Use                           0

           ANNUAL DEPOSIT        ANNUAL          CURRENT       AS OF
         TO THE REPLACEMENT  DEPOSIT TO THE  BALANCE OF THE   DATE OF
CONTROL        RESERVE          TI & LC          TI & LC      TI & LC
  NO.        ACCOUNT ($)      ACCOUNT ($)      ACCOUNT ($)    ACCOUNT
----------------------------------------------------------------------

  110                     0               0               0  6/14/2007
  111                     0               0               0  6/14/2007
  112                     0               0               0  6/14/2007
  113                20,772               0               0  6/14/2007
  114                     0               0               0  6/14/2007
  115                     0               0               0  6/14/2007
  116                     0               0               0  6/14/2007
  117                     0               0               0  6/14/2007
  118                12,996               0               0  6/14/2007
  119                     0               0               0  6/14/2007
  120                18,168               0               0  6/14/2007
  121                     0               0               0  6/14/2007
  122                     0               0               0  6/14/2007
  123                20,796               0               0  6/14/2007
  124                     0               0               0  6/14/2007
  125                15,852               0               0  6/14/2007
  125A                9,900               0               0  6/14/2007
  125B                5,952               0               0  6/14/2007
  126                     0               0               0  6/14/2007
  127                11,280          99,996         299,463  6/14/2007
  128                     0          34,992          43,740  6/14/2007
  129                     0               0         160,000  6/14/2007
  130                     0               0               0  6/14/2007
  131                     0               0               0  6/14/2007
  132                     0               0               0  6/14/2007
  133                     0               0               0  5/25/2007

Annex A-6 Footnotes

All Mortgage Loans	The amounts required to be deposited for TILC and CapEx may be capped pursuant to the loan documents.

(1) Concord Airport Plaza	Borrower deposited a $590,000 Letter of Credit in lieu of Tax Escrow; and a $6,000,000 Letter of Credit for reserves. The Reserve L/C increases by $727,000 annually (commencing 07/01/06) until balance reaches $9,635,000.

1

ANNEX B

CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

                                                                       ANNEX B-1

                 TIAA SEASONED COMMERCIAL MORTGAGE TRUST 2007-C4

Capitalized terms used on this Annex A-1 have the same meanings assigned thereto in the Glossary to the accompanying Offering Prospectus

CONTROL  FOOTNOTE              PROPERTY                         CUT-OFF DATE   UTILITIES PAID       UTILITIES PAID             # OF
  NO.       NO.                  NAME                  COUNTY    BALANCE ($)     BY TENANT             BY TENANT               PADS
-----------------------------------------------------------------------------------------------------------------------------------

   30              Harbor Point Apartments          Marin         18,000,000  Yes              Electricity, Gas                   0
   44              Highland House Apartments        Montgomery    14,937,470  No               N/A                                0
   57              Entrada Apartments               San Diego     12,513,030  Yes              Electricity, Gas, Sewer, Water     0
   62       (1)    Broadway Plaza Apartments        King          12,273,613  Yes              Electricity, Gas, Sewer, Water     0
   82              Lakes At Woodmont Apartments     Wood           9,685,492  Yes              Electricity, Gas, Sewer, Water     0
   84              Fountain Villas Apartments       Brevard        9,352,744  Yes              Electricity, Gas, Water, Sewer     0
   85              The Woodlands Apartments         Albany         9,180,717  Yes              Electricity, Gas                   0
   94              Yale Village Apartments          Montgomery     8,274,065  Yes              Electricity, Gas                   0
  106       (2)    The Boulevard Apartments         Harris         7,600,000  Yes              Electricity, Gas, Sewer, Water     0
  118              900 West 23rd Street Apartments  Travis         5,907,738  Yes              Electricity, Gas, Sewer, Water     0
  123              Partridge Hill Apartments        Rensselaer     4,837,135  Yes              Electricity, Gas, Sewer            0

CONTROL  AVG. RENT  MAX. RENT    # OF    AVG. RENT    MAX. RENT    # OF 1      AVG. RENT      MAX. RENT
  NO.     PADS ($)   PADS ($)  STUDIOS  STUDIOS ($)  STUDIOS ($)  BEDROOMS  1 BEDROOMS ($)  1 BEDROOMS ($)
----------------------------------------------------------------------------------------------------------

   30            0          0        8        1,139        1,250       115           1,392           1,775
   44            0          0      238        1,208        1,405       136           1,589           1,925
   57            0          0      123        1,059        1,275        41           1,242           1,750
   62            0          0       28        1,043        1,350        25           1,397           1,900
   82            0          0        0            0            0        84             655             679
   84            0          0        2          993        1,000         0               0               0
   85            0          0        0            0            0        52             840             920
   94            0          0        0            0            0         0               0               0
  106            0          0        0            0            0        66             893             950
  118            0          0        0            0            0         0               0               0
  123            0          0        0            0            0        26             865             970

                                                                       ANNEX B-1

CONTROL   # OF 2      AVG. RENT      MAX. RENT      # OF 3      AVG. RENT       MAX. RENT     # OF 4      AVG. RENT
  NO.    BEDROOMS  2 BEDROOMS ($)  2 BEDROOMS ($)  BEDROOMS  3 BEDROOMS ($)  3 BEDROOMS ($)  BEDROOMS  4 BEDROOMS ($)
---------------------------------------------------------------------------------------------------------------------

   30          39           2,053           2,450         6           2,541           3,250         0               0
   44          10           2,638           3,050         0               0               0         0               0
   57           4           1,578           1,780         4           1,891           2,200         0               0
   62           5           1,984           2,500         0               0               0         0               0
   82          90             877             919         0               0               0         0               0
   84          93             993           1,010        37           1,156           1,195         0               0
   85         112             870           1,050        16             990           1,225         0               0
   94          20           1,220           1,744       171           1,410           2,350        19           1,817
  106          47           1,242           1,375         0               0               0         0               0
  118          16           1,569           1,600        36           1,967           2,300         0               0
  123          78             985           1,130         0               0               0         0               0

CONTROL     MAX. RENT    # OF COMMERCIAL       AVG. RENT              MAX. RENT                 TOTAL
  NO.    4 BEDROOMS ($)       UNITS       COMMERCIAL UNITS ($)  COMMERCIAL UNITS ($)  ELEVATOR  UNITS
-----------------------------------------------------------------------------------------------------

   30                 0                0                     0                     0  No          168
   44                 0               34                 3,070                 3,070  Yes         418
   57                 0                0                     0                     0  No          172
   62                 0                0                     0                     0  Yes          58
   82                 0                0                     0                     0  No          174
   84                 0                0                     0                     0  No          132
   85                 0                0                     0                     0  No          180
   94             2,500                0                     0                     0  No          210
  106                 0                0                     0                     0  No          113
  118                 0                0                     0                     0  Yes          52
  123                 0                0                     0                     0  No          104

Annex B Footnotes

(1)	Broadway Plaza Apartments	Counted ‘‘Loft’’ units as ‘‘Studio’’ units.

(2)	The Boulevard Apartments	Used Average Market Rent as Actual Rent was not available

ANNEX C-1

PRICE/YIELD TABLES

                                                                     ANNEX C-1-1

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1 CERTIFICATES

             0% CPR DURING LOP, OR YMP - OTHERWISE AT INDICATED CPR

                      0% CPR              25% CPR            50% CPR             75% CPR            100% CPR
                -----------------   -----------------   -----------------   -----------------   -----------------
                  CBE    Modified     CBE    Modified     CBE    Modified     CBE    Modified     CBE    Modified
                 Yield   Duration    Yield   Duration    Yield   Duration    Yield   Duration    Yield   Duration
PRICE (32NDS)     (%)     (Years)     (%)    (Years)      (%)    (Years)      (%)     (Years)     (%)     (Years)
-------------   ------   --------   ------   --------   ------   --------   ------   --------   ------   --------

     99-12      5.965%     2.55     5.976%    2.48      5.984%     2.41     5.991%     2.35     6.013%     2.17
     99-16      5.916%     2.56     5.925%    2.48      5.932%     2.41     5.938%     2.35     5.956%     2.17
     99-20      5.867%     2.56     5.875%    2.48      5.880%     2.41     5.885%     2.35     5.898%     2.17
     99-24      5.818%     2.56     5.824%    2.48      5.829%     2.41     5.832%     2.36     5.840%     2.17
     99-28      5.770%     2.56     5.774%    2.48      5.777%     2.42     5.779%     2.36     5.783%     2.17
    100-00      5.721%     2.56     5.724%    2.48      5.725%     2.42     5.726%     2.36     5.726%     2.18
    100-04      5.672%     2.56     5.674%    2.48      5.674%     2.42     5.674%     2.36     5.669%     2.18
    100-08      5.624%     2.56     5.624%    2.48      5.623%     2.42     5.621%     2.36     5.612%     2.18
    100-12      5.576%     2.56     5.574%    2.49      5.571%     2.42     5.568%     2.36     5.555%     2.18
    100-16      5.527%     2.57     5.524%    2.49      5.520%     2.42     5.516%     2.36     5.498%     2.18
    100-20      5.479%     2.57     5.474%    2.49      5.469%     2.42     5.464%     2.36     5.441%     2.18

WEIGHTED AVERAGE
LIFE (YRS.)           2.90         2.80        2.72        2.65        2.43

FIRST PRINCIPAL
PAYMENT DATE        8/15/2007   8/15/2007   8/15/2007   8/15/2007   8/15/2007

LAST PRINCIPAL
PAYMENT DATE       12/15/2011   9/15/2011   8/15/2011   6/15/2011   3/15/2011

                                                                     ANNEX C-1-2

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-2 CERTIFICATES

             0% CPR DURING LOP, OR YMP - OTHERWISE AT INDICATED CPR

                      0% CPR             25% CPR             50% CPR             75% CPR            100% CPR
                -----------------   -----------------   -----------------   -----------------   -----------------
                  CBE    Modified    CBE     Modified     CBE    Modified     CBE    Modified     CBE    Modified
                 Yield   Duration   Yield    Duration    Yield   Duration    Yield   Duration    Yield   Duration
PRICE (32NDS)     (%)     (Years)    (%)      (Years)      (%)    (Years)      (%)    (Years)     (%)    (Years)
-------------   -----------------   -----------------   -----------------   -----------------   -----------------

    99-12       5.936%     4.18     5.958%     4.01     5.970%     3.91     5.978%     3.84     5.984%     3.68
    99-16       5.906%     4.18     5.927%     4.01     5.938%     3.92     5.945%     3.85     5.950%     3.68
    99-20       5.876%     4.19     5.896%     4.01     5.906%     3.92     5.913%     3.85     5.916%     3.68
    99-24       5.847%     4.19     5.865%     4.02     5.874%     3.92     5.880%     3.85     5.882%     3.68
    99-28       5.817%     4.19     5.834%     4.02     5.843%     3.92     5.848%     3.85     5.848%     3.68
   100-00       5.787%     4.19     5.803%     4.02     5.811%     3.92     5.815%     3.85     5.815%     3.68
   100-04       5.757%     4.19     5.772%     4.02     5.779%     3.92     5.783%     3.85     5.781%     3.68
   100-08       5.728%     4.19     5.741%     4.02     5.747%     3.92     5.751%     3.85     5.747%     3.68
   100-12       5.698%     4.19     5.710%     4.02     5.716%     3.92     5.719%     3.85     5.713%     3.68
   100-16       5.669%     4.19     5.679%     4.02     5.684%     3.92     5.687%     3.85     5.680%     3.69
   100-20       5.639%     4.19     5.648%     4.02     5.653%     3.93     5.654%     3.86     5.646%     3.69

WEIGHTED AVERAGE
LIFE (YRS.)          4.97         4.74       4.61        4.51        4.29

FIRST PRINCIPAL
PAYMENT DATE      12/15/2011   9/15/2011   8/15/2011   6/15/2011   3/15/2011

LAST PRINCIPAL
PAYMENT DATE      7/15/2013   12/15/2012  10/15/2012  10/15/2012   7/15/2012

                                                                     ANNEX C-1-3

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-3 CERTIFICATES

             0% CPR DURING LOP, OR YMP - OTHERWISE AT INDICATED CPR

                      0% CPR            25% CPR               50% CPR            75% CPR            100% CPR
                -----------------   -----------------   -----------------   -----------------   -----------------
                  CBE    Modified     CBE    Modified     CBE    Modified     CBE    Modified     CBE    Modified
                 Yield   Duration    Yield   Duration    Yield   Duration    Yield   Duration    Yield   Duration
PRICE (32NDS)     (%)     (Years)      (%)    (Years)      (%)    (Years)      (%)    (Years)     (%)    (Years)
-------------   ------   --------   ------   --------   ------   --------   ------   --------   ------   --------

     99-12      6.090%     5.38     6.099%     5.28     6.104%     5.23     6.106%     5.20     6.102%     5.08
     99-16      6.067%     5.39     6.076%     5.28     6.080%     5.23     6.082%     5.20     6.078%     5.08
     99-20      6.044%     5.39     6.052%     5.28     6.056%     5.23     6.058%     5.20     6.053%     5.08
     99-24      6.021%     5.39     6.028%     5.29     6.032%     5.23     6.034%     5.20     6.029%     5.09
     99-28      5.998%     5.39     6.005%     5.29     6.009%     5.23     6.010%     5.20     6.004%     5.09
    100-00      5.975%     5.39     5.981%     5.29     5.985%     5.23     5.986%     5.20     5.980%     5.09
    100-04      5.952%     5.39     5.958%     5.29     5.961%     5.24     5.962%     5.21     5.955%     5.09
    100-08      5.929%     5.40     5.934%     5.29     5.937%     5.24     5.938%     5.21     5.931%     5.09
    100-12      5.906%     5.40     5.911%     5.29     5.914%     5.24     5.914%     5.21     5.906%     5.09
    100-16      5.883%     5.40     5.888%     5.29     5.890%     5.24     5.891%     5.21     5.882%     5.09
    100-20      5.860%     5.40     5.864%     5.30     5.866%     5.24     5.867%     5.21     5.858%     5.10

WEIGHTED AVERAGE
LIFE (YRS.)          6.78         6.63         6.54         6.50          6.32

FIRST PRINCIPAL
PAYMENT DATE       7/15/2013   12/15/2012   10/15/2012   10/15/2012    7/15/2012

LAST PRINCIPAL
PAYMENT DATE       4/15/2015    1/15/2015    1/15/2015   12/15/2014   10/15/2014

                                                                     ANNEX C-1-4

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
   PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1A CERTIFICATES

             0% CPR DURING LOP, OR YMP - OTHERWISE AT INDICATED CPR

                      0% CPR              25% CPR            50% CPR             75% CPR            100% CPR
                -----------------   -----------------   -----------------   -----------------   -----------------
                  CBE    Modified     CBE    Modified     CBE    Modified     CBE    Modified     CBE    Modified
                 Yield   Duration    Yield   Duration    Yield   Duration    Yield   Duration    Yield   Duration
PRICE (32NDS)     (%)     (Years)     (%)    (Years)      (%)    (Years)      (%)     (Years)     (%)     (Years)
-------------   ------   --------   ------   --------   ------   --------   ------   --------   ------   --------

     99-12      6.069%     5.38     6.076%    5.29      6.077%     5.27     6.078%     5.26     6.076%     5.14
     99-16      6.046%     5.39     6.052%    5.29      6.054%     5.27     6.054%     5.26     6.052%     5.14
     99-20      6.023%     5.39     6.029%    5.30      6.030%     5.27     6.030%     5.26     6.027%     5.14
     99-24      6.000%     5.39     6.005%    5.30      6.006%     5.27     6.007%     5.26     6.003%     5.15
     99-28      5.976%     5.39     5.982%    5.30      5.983%     5.28     5.983%     5.26     5.979%     5.15
    100-00      5.953%     5.39     5.958%    5.30      5.959%     5.28     5.959%     5.27     5.955%     5.15
    100-04      5.930%     5.40     5.935%    5.30      5.936%     5.28     5.936%     5.27     5.930%     5.15
    100-08      5.907%     5.40     5.911%    5.31      5.912%     5.28     5.912%     5.27     5.906%     5.15
    100-12      5.884%     5.40     5.888%    5.31      5.889%     5.28     5.888%     5.27     5.882%     5.16
    100-16      5.861%     5.40     5.865%    5.31      5.865%     5.29     5.865%     5.27     5.858%     5.16
    100-20      5.838%     5.40     5.841%    5.31      5.842%     5.29     5.842%     5.28     5.834%     5.16

WEIGHTED AVERAGE
LIFE (YRS.)            6.88        6.73       6.69        6.67         6.49

FIRST PRINCIPAL
PAYMENT DATE        8/15/2007   8/15/2007   8/15/2007   8/15/2007    8/15/2007

LAST PRINCIPAL
PAYMENT DATE        8/15/2015   4/15/2015   2/15/2015   1/15/2015   11/15/2014

                                                                     ANNEX C-1-5

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-J CERTIFICATES

             0% CPR DURING LOP, OR YMP - OTHERWISE AT INDICATED CPR

                      0% CPR              25% CPR            50% CPR             75% CPR            100% CPR
                -----------------   -----------------   -----------------   -----------------   -----------------
                  CBE    Modified     CBE    Modified     CBE    Modified     CBE    Modified     CBE    Modified
                 Yield   Duration    Yield   Duration    Yield   Duration    Yield   Duration    Yield   Duration
PRICE (32NDS)     (%)     (Years)     (%)    (Years)      (%)    (Years)      (%)     (Years)     (%)     (Years)
-------------   ------   --------   ------   --------   ------   --------   ------   --------   ------   --------

    98-12       6.174%     6.30     6.182%    6.19      6.186%     6.14     6.188%     6.12     6.189%     5.99
    98-16       6.154%     6.31     6.162%    6.19      6.166%     6.15     6.168%     6.12     6.168%     5.99
    98-20       6.134%     6.31     6.142%    6.20      6.145%     6.15     6.147%     6.12     6.147%     6.00
    98-24       6.114%     6.31     6.121%    6.20      6.125%     6.15     6.126%     6.12     6.126%     6.00
    98-28       6.095%     6.31     6.101%    6.20      6.104%     6.15     6.106%     6.12     6.105%     6.00
    99-00       6.075%     6.31     6.081%    6.20      6.084%     6.15     6.085%     6.13     6.084%     6.00
    99-04       6.055%     6.31     6.060%    6.20      6.063%     6.16     6.065%     6.13     6.063%     6.00
    99-08       6.035%     6.32     6.040%    6.21      6.043%     6.16     6.044%     6.13     6.042%     6.00
    99-12       6.015%     6.32     6.020%    6.21      6.023%     6.16     6.024%     6.13     6.021%     6.01
    99-16       5.995%     6.32     6.000%    6.21      6.002%     6.16     6.003%     6.13     6.000%     6.01
    99-20       5.975%     6.32     5.980%    6.21      5.982%     6.16     5.983%     6.14     5.979%     6.01

WEIGHTED AVERAGE
LIFE (YRS.)            8.28        8.09       8.01         7.97         7.76

FIRST PRINCIPAL
PAYMENT DATE        8/15/2015   4/15/2015   2/15/2015    1/15/2015   11/15/2014

LAST PRINCIPAL
PAYMENT DATE        3/15/2016   1/15/2016   1/15/2016   12/15/2015   10/15/2015

                                                                     ANNEX C-1-6

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS B CERTIFICATES

             0% CPR DURING LOP, OR YMP - OTHERWISE AT INDICATED CPR

                      0% CPR              25% CPR            50% CPR             75% CPR            100% CPR
                -----------------   -----------------   -----------------   -----------------   -----------------
                  CBE    Modified     CBE    Modified     CBE    Modified     CBE    Modified     CBE    Modified
                 Yield   Duration    Yield   Duration    Yield   Duration    Yield   Duration    Yield   Duration
PRICE (32NDS)     (%)     (Years)     (%)    (Years)      (%)    (Years)      (%)     (Years)     (%)     (Years)
-------------   ------   --------   ------   --------   ------   --------   ------   --------   ------   --------

    97-12       6.310%     6.50     6.312%    6.45      6.317%     6.40     6.318%     6.38     6.323%     6.24
    97-16       6.290%     6.50     6.292%    6.45      6.297%     6.40     6.298%     6.38     6.302%     6.25
    97-20       6.270%     6.51     6.272%    6.45      6.277%     6.40     6.278%     6.38     6.282%     6.25
    97-24       6.251%     6.51     6.253%    6.46      6.257%     6.40     6.258%     6.38     6.261%     6.25
    97-28       6.231%     6.51     6.233%    6.46      6.237%     6.41     6.238%     6.39     6.241%     6.25
    98-00       6.212%     6.51     6.213%    6.46      6.217%     6.41     6.219%     6.39     6.221%     6.25
    98-04       6.192%     6.52     6.194%    6.46      6.197%     6.41     6.199%     6.39     6.200%     6.26
    98-08       6.173%     6.52     6.174%    6.46      6.178%     6.41     6.179%     6.39     6.180%     6.26
    98-12       6.154%     6.52     6.155%    6.47      6.158%     6.41     6.159%     6.39     6.160%     6.26
    98-16       6.134%     6.52     6.135%    6.47      6.138%     6.42     6.139%     6.40     6.140%     6.26
    98-20       6.115%     6.52     6.115%    6.47      6.119%     6.42     6.120%     6.40     6.120%     6.26

WEIGHTED AVERAGE
LIFE (YRS.)            8.64        8.55       8.46         8.43         8.20

FIRST PRINCIPAL
PAYMENT DATE        3/15/2016   1/15/2016   1/15/2016   12/15/2015   10/15/2015

LAST PRINCIPAL
PAYMENT DATE        4/15/2016   3/15/2016   3/15/2016    1/15/2016   12/15/2015

                                                                     ANNEX C-1-7

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS C CERTIFICATES

             0% CPR DURING LOP, OR YMP - OTHERWISE AT INDICATED CPR

                      0% CPR              25% CPR            50% CPR             75% CPR            100% CPR
                -----------------   -----------------   -----------------   -----------------   -----------------
                  CBE    Modified     CBE    Modified     CBE    Modified     CBE    Modified     CBE    Modified
                 Yield   Duration    Yield   Duration    Yield   Duration    Yield   Duration    Yield   Duration
PRICE (32NDS)     (%)     (Years)     (%)    (Years)      (%)    (Years)      (%)     (Years)     (%)     (Years)
-------------   ------   --------   ------   --------   ------   --------   ------   --------   ------   --------

    97-12       6.294%     6.64     6.297%    6.58      6.300%     6.54     6.304%     6.50     6.305%     6.39
    97-16       6.274%     6.64     6.277%    6.58      6.280%     6.54     6.284%     6.50     6.285%     6.39
    97-20       6.255%     6.65     6.258%    6.59      6.261%     6.55     6.265%     6.50     6.266%     6.39
    97-24       6.236%     6.65     6.239%    6.59      6.242%     6.55     6.245%     6.51     6.246%     6.39
    97-28       6.217%     6.65     6.219%    6.59      6.222%     6.55     6.226%     6.51     6.226%     6.40
    98-00       6.198%     6.65     6.200%    6.59      6.203%     6.55     6.206%     6.51     6.206%     6.40
    98-04       6.179%     6.66     6.181%    6.59      6.183%     6.55     6.187%     6.51     6.186%     6.40
    98-08       6.160%     6.66     6.162%    6.60      6.164%     6.56     6.167%     6.52     6.166%     6.40
    98-12       6.141%     6.66     6.142%    6.60      6.145%     6.56     6.148%     6.52     6.147%     6.40
    98-16       6.122%     6.66     6.123%    6.60      6.125%     6.56     6.128%     6.52     6.127%     6.41
    98-20       6.103%     6.66     6.104%    6.60      6.106%     6.56     6.109%     6.52     6.107%     6.41

WEIGHTED AVERAGE
LIFE (YRS.)           8.89         8.78       8.71        8.64         8.44

FIRST PRINCIPAL
PAYMENT DATE       4/15/2016    3/15/2016   3/15/2016   1/15/2016   12/15/2015

LAST PRINCIPAL
PAYMENT DATE       11/15/2016   8/15/2016   8/15/2016   6/15/2016    5/15/2016

                                                                     ANNEX C-1-8

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS D CERTIFICATES

             0% CPR DURING LOP, OR YMP - OTHERWISE AT INDICATED CPR

                      0% CPR              25% CPR            50% CPR             75% CPR            100% CPR
                -----------------   -----------------   -----------------   -----------------   -----------------
                  CBE    Modified     CBE    Modified     CBE    Modified     CBE    Modified     CBE    Modified
                 Yield   Duration    Yield   Duration    Yield   Duration    Yield   Duration    Yield   Duration
PRICE (32NDS)     (%)     (Years)     (%)    (Years)      (%)    (Years)      (%)     (Years)     (%)     (Years)
-------------   ------   --------   ------   --------   ------   --------   ------   --------   ------   --------

    96-12       6.394%     7.05     6.415%    6.85      6.423%     6.78     6.427%     6.75     6.430%     6.65
    96-16       6.376%     7.05     6.396%    6.86      6.404%     6.79     6.407%     6.76     6.410%     6.65
    96-20       6.358%     7.05     6.378%    6.86      6.385%     6.79     6.388%     6.76     6.391%     6.65
    96-24       6.340%     7.05     6.359%    6.86      6.366%     6.79     6.369%     6.76     6.372%     6.65
    96-28       6.321%     7.06     6.340%    6.86      6.347%     6.79     6.350%     6.76     6.352%     6.65
    97-00       6.303%     7.06     6.322%    6.86      6.328%     6.80     6.331%     6.77     6.333%     6.66
    97-04       6.285%     7.06     6.303%    6.87      6.310%     6.80     6.312%     6.77     6.314%     6.66
    97-08       6.267%     7.06     6.284%    6.87      6.291%     6.80     6.294%     6.77     6.295%     6.66
    97-12       6.249%     7.07     6.266%    6.87      6.272%     6.80     6.275%     6.77     6.276%     6.66
    97-16       6.231%     7.07     6.247%    6.87      6.253%     6.80     6.256%     6.78     6.256%     6.67
    97-20       6.213%     7.07     6.228%    6.88      6.234%     6.81     6.237%     6.78     6.237%     6.67

WEIGHTED AVERAGE
LIFE (YRS.)           9.65         9.29        9.17         9.12        8.92

FIRST PRINCIPAL
PAYMENT DATE       11/15/2016   8/15/2016    8/15/2016    6/15/2016   5/15/2016

LAST PRINCIPAL
PAYMENT DATE       3/15/2018    5/15/2017   11/15/2016   11/15/2016   8/15/2016

                                                                     ANNEX C-1-9

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS E CERTIFICATES

             0% CPR DURING LOP, OR YMP - OTHERWISE AT INDICATED CPR

                      0% CPR              25% CPR            50% CPR             75% CPR            100% CPR
                -----------------   -----------------   -----------------   -----------------   -----------------
                  CBE    Modified     CBE    Modified     CBE    Modified     CBE    Modified     CBE    Modified
                 Yield   Duration    Yield   Duration    Yield   Duration    Yield   Duration    Yield   Duration
PRICE (32NDS)     (%)     (Years)     (%)    (Years)      (%)    (Years)      (%)     (Years)     (%)     (Years)
-------------   ------   --------   ------   --------   ------   --------   ------   --------   ------   --------

    95-12       6.461%     7.65     6.510%    7.24      6.541%     7.01     6.557%     6.90     6.555%     6.84
    95-16       6.444%     7.65     6.492%    7.24      6.523%     7.01     6.538%     6.90     6.536%     6.84
    95-20       6.427%     7.65     6.474%    7.25      6.504%     7.01     6.519%     6.90     6.517%     6.84
    95-24       6.410%     7.66     6.456%    7.25      6.486%     7.02     6.500%     6.91     6.498%     6.85
    95-28       6.393%     7.66     6.438%    7.25      6.467%     7.02     6.481%     6.91     6.479%     6.85
    96-00       6.376%     7.66     6.420%    7.26      6.449%     7.02     6.462%     6.91     6.460%     6.85
    96-04       6.359%     7.66     6.403%    7.26      6.430%     7.02     6.444%     6.91     6.441%     6.85
    96-08       6.342%     7.67     6.385%    7.26      6.412%     7.03     6.425%     6.92     6.422%     6.86
    96-12       6.325%     7.67     6.367%    7.26      6.394%     7.03     6.406%     6.92     6.403%     6.86
    96-16       6.309%     7.67     6.349%    7.27      6.375%     7.03     6.388%     6.92     6.385%     6.86
    96-20       6.292%     7.68     6.332%    7.27      6.357%     7.03     6.369%     6.92     6.366%     6.86

WEIGHTED AVERAGE
LIFE (YRS.)          10.83        10.05        9.61        9.41        9.30

FIRST PRINCIPAL
PAYMENT DATE       3/15/2018    5/15/2017   11/15/2016  11/15/2016   8/15/2016

LAST PRINCIPAL
PAYMENT DATE       7/15/2018    12/15/2017   7/15/2017   5/15/2017   4/15/2017

                                                                    ANNEX C-1-10

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS F CERTIFICATES

             0% CPR DURING LOP, OR YMP - OTHERWISE AT INDICATED CPR

                      0% CPR              25% CPR            50% CPR             75% CPR            100% CPR
                -----------------   -----------------   -----------------   -----------------   -----------------
                  CBE    Modified     CBE    Modified     CBE    Modified     CBE    Modified     CBE    Modified
                 Yield   Duration    Yield   Duration    Yield   Duration    Yield   Duration    Yield   Duration
PRICE (32NDS)     (%)     (Years)     (%)    (Years)      (%)    (Years)      (%)     (Years)     (%)     (Years)
-------------   ------   --------   ------   --------   ------   --------   ------   --------   ------   --------

    94-12       6.558%     7.93     6.592%    7.67      6.608%     7.55     6.615%     7.50     6.611%     7.46
    94-16       6.541%     7.94     6.575%    7.67      6.591%     7.55     6.597%     7.51     6.593%     7.46
    94-20       6.525%     7.94     6.558%    7.67      6.573%     7.56     6.580%     7.51     6.576%     7.47
    94-24       6.508%     7.94     6.541%    7.67      6.556%     7.56     6.562%     7.51     6.558%     7.47
    94-28       6.492%     7.94     6.524%    7.68      6.539%     7.56     6.545%     7.51     6.541%     7.47
    95-00       6.475%     7.95     6.506%    7.68      6.521%     7.56     6.527%     7.52     6.523%     7.48
    95-04       6.459%     7.95     6.489%    7.68      6.504%     7.57     6.510%     7.52     6.506%     7.48
    95-08       6.442%     7.95     6.472%    7.69      6.487%     7.57     6.493%     7.52     6.488%     7.48
    95-12       6.426%     7.96     6.455%    7.69      6.470%     7.57     6.475%     7.53     6.471%     7.48
    95-16       6.410%     7.96     6.439%    7.69      6.452%     7.57     6.458%     7.53     6.453%     7.49
    95-20       6.393%     7.96     6.422%    7.70      6.435%     7.58     6.441%     7.53     6.436%     7.49

WEIGHTED AVERAGE
LIFE (YRS.)          11.46        10.91         10.68       10.59       10.51

FIRST PRINCIPAL
PAYMENT DATE       7/15/2018    12/15/2017    7/15/2017   5/15/2017   4/15/2017

LAST PRINCIPAL
PAYMENT DATE       12/15/2019   2/15/2019    10/15/2018   9/15/2018   9/15/2018

ANNEX C-2

DECREMENT TABLES

                                                                     ANNEX C-2-1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                 0% CPR DURING LOP OR YMP -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%      100%      100%      100%      100%
July 2008 .........................      92        92        92        91        85
July 2009 .........................      78        76        75        73        63
July 2010 .........................      59        56        54        51        33
July 2011 .........................      15         7         1         0         0
July 2012 and thereafter ..........       0         0         0         0         0
Weighted Average Life (in years)...    2.90      2.80      2.72      2.65      2.43

                                                                     ANNEX C-2-2

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                 0% CPR DURING LOP OR YMP -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%      100%      100%      100%      100%
July 2008..........................     100       100       100       100       100
July 2009..........................     100       100       100       100       100
July 2010..........................     100       100       100       100       100
July 2011..........................     100       100       100        93        72
July 2012..........................      46        29        19        13         0
July 2013 and thereafter...........       0         0         0         0         0
Weighted Average Life (in years)...    4.97      4.74      4.61      4.51      4.29

                                                                     ANNEX C-2-3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                                 0% CPR DURING LOP OR YMP -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%      100%      100%      100%      100%
July 2008..........................     100       100       100       100       100
July 2009..........................     100       100       100       100       100
July 2010..........................     100       100       100       100       100
July 2011..........................     100       100       100       100       100
July 2012..........................     100       100       100       100        99
July 2013..........................      94        87        83        81        63
July 2014..........................      42        33        30        28        19
July 2015 and thereafter...........       0         0         0         0         0
Weighted Average Life (in years)...    6.78      6.63      6.54      6.50      6.32

                                                                     ANNEX C-2-4

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES

                                                 0% CPR DURING LOP OR YMP -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%      100%      100%      100%      100%
July 2008..........................      98        98        98        98        98
July 2009..........................      95        95        95        95        95
July 2010..........................      93        93        93        93        93
July 2011..........................      90        90        90        90        90
July 2012..........................      87        87        87        87        87
July 2013..........................      84        84        84        84        84
July 2014..........................      81        80        80        80        72
July 2015..........................       2         0         0         0         0
July 2016 and thereafter...........       0         0         0         0         0
Weighted Average Life (in years)...    6.88      6.73      6.69      6.67      6.49

                                                                     ANNEX C-2-5

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                                 0% CPR DURING LOP OR YMP -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%      100%      100%      100%      100%
July 2008..........................     100       100       100       100       100
July 2009..........................     100       100       100       100       100
July 2010..........................     100       100       100       100       100
July 2011..........................     100       100       100       100       100
July 2012..........................     100       100       100       100       100
July 2013..........................     100       100       100       100       100
July 2014..........................     100       100       100       100       100
July 2015..........................     100        73        62        55        20
July 2016 and thereafter...........       0         0         0         0         0
Weighted Average Life (in years)...    8.28      8.09      8.01      7.97      7.76

                                                                     ANNEX C-2-6

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                 0% CPR DURING LOP OR YMP -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%      100%      100%      100%      100%
July 2008..........................     100       100       100       100       100
July 2009..........................     100       100       100       100       100
July 2010..........................     100       100       100       100       100
July 2011..........................     100       100       100       100       100
July 2012..........................     100       100       100       100       100
July 2013..........................     100       100       100       100       100
July 2014..........................     100       100       100       100       100
July 2015..........................     100       100       100       100       100
July 2016 and thereafter...........       0         0         0         0         0
Weighted Average Life (in years)...    8.64      8.55      8.46      8.43      8.20

                                                                     ANNEX C-2-7

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                 0% CPR DURING LOP OR YMP -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%      100%      100%      100%      100%
July 2008..........................     100       100       100       100       100
July 2009..........................     100       100       100       100       100
July 2010..........................     100       100       100       100       100
July 2011..........................     100       100       100       100       100
July 2012..........................     100       100       100       100       100
July 2013..........................     100       100       100       100       100
July 2014..........................     100       100       100       100       100
July 2015..........................     100       100       100       100       100
July 2016..........................      47        25         8         0         0
July 2017 and thereafter...........       0         0         0         0         0
Weighted Average Life (in years)...    8.89      8.78      8.71      8.64      8.44

                                                                     ANNEX C-2-8

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                 0% CPR DURING LOP OR YMP -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%      100%      100%      100%      100%
July 2008..........................     100       100       100       100       100
July 2009..........................     100       100       100       100       100
July 2010..........................     100       100       100       100       100
July 2011..........................     100       100       100       100       100
July 2012..........................     100       100       100       100       100
July 2013..........................     100       100       100       100       100
July 2014..........................     100       100       100       100       100
July 2015..........................     100       100       100       100       100
July 2016..........................     100       100       100        92        57
July 2017..........................      27         0         0         0         0
July 2018 and thereafter...........       0         0         0         0         0
Weighted Average Life (in years)...    9.65      9.29      9.17      9.12      8.92

                                                                     ANNEX C-2-9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                 0% CPR DURING LOP OR YMP -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................      100%     100%      100%      100%      100%
July 2008..........................      100      100       100       100       100
July 2009..........................      100      100       100       100       100
July 2010..........................      100      100       100       100       100
July 2011..........................      100      100       100       100       100
July 2012..........................      100      100       100       100       100
July 2013..........................      100      100       100       100       100
July 2014..........................      100      100       100       100       100
July 2015..........................      100      100       100       100       100
July 2016..........................      100      100       100       100       100
July 2017..........................      100       62         0         0         0
July 2018 and thereafter...........        0        0         0         0         0
Weighted Average Life (in years)...    10.83    10.05      9.61      9.41      9.30

                                                                    ANNEX C-2-10

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                                 0% CPR DURING LOP OR YMP -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................      100%     100%      100%      100%      100%
July 2008..........................      100      100       100       100       100
July 2009..........................      100      100       100       100       100
July 2010..........................      100      100       100       100       100
July 2011..........................      100      100       100       100       100
July 2012..........................      100      100       100       100       100
July 2013..........................      100      100       100       100       100
July 2014..........................      100      100       100       100       100
July 2015..........................      100      100       100       100       100
July 2016..........................      100      100       100       100       100
July 2017..........................      100      100        98        89        88
July 2018..........................       73       27         9         5         5
July 2019..........................       19        0         0         0         0
July 2020 and thereafter...........        0        0         0         0         0
Weighted Average Life (in years)...    11.46    10.91     10.68     10.59     10.51

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

                       This page left intentionally blank.

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                           DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS                                          PAGE(S)
------------------                                          -------
Certificate Distribution Detail                                2
Certificate Factor Detail                                      3
Reconciliation Detail                                          4
Other Required Information                                     5
Cash Reconciliation Detail                                     6
Ratings Detail                                                 8
Current Mortgage Loan and Property Stratification Tables     8 - 16
Mortgage Loan Detail                                           17
NOI Detail                                                     18
Principal Prepayment Detail                                    19
Historical Detail                                              20
Delinquency Loan Detail                                        21
Specially Serviced Loan Detail                              22 - 23
Advance Summary                                                24
Modified Loan Detail                                           25
Historical Liquidated Loan Detail                              26
Historical Bond / Collateral Realized Loss Reconciliation      27
Interest Shortfall Reconciliation Detail                    28 - 29
Defeased Loan Detail                                           30
Supplemental Reporting                                         31

                                    DEPOSITOR

Structured Asset Mortgage Investments II Inc.
399 Park Avenue
New York, NY 10022

Contact: Troy Doll
Phone Number: (212) 520-6049

                                 MASTER SERVICER

TBD
NA
,

Contact: TBD
Phone Number:

                                SPECIAL SERVICER

Centerline Servicing, Inc.
5221 N. O'Connor Blvd., Ste. 600
Irving, TX 75039

Contact: Chris Crouch
Phone Number: (972) 868-5300

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

                                                                    Page 1 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                        CERTIFICATE DISTRIBUTION DETAIL

                                                                                           Realized Loss/
               Pass-Through  Original  Beginning    Principal     Interest    Prepayment  Additional Trust     Total       Ending
 Class  CUSIP      Rate       Balance   Balance   Distribution  Distribution   Premium     Fund Expenses    Distribution  Balance
---------------------------------------------------------------------------------------------------------------------------------

  A-1            0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
  A-2            0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
  A-3            0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
  A-4            0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
  A-5            0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
  A-J            0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
   B             0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
   C             0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
   D             0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
   E             0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
   F             0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
   G             0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
   H             0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
   J             0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
   K             0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
   L             0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
   M             0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
   N             0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
   P             0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
   Q             0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
   S             0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
   T             0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
   R             0.000000%     0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
---------------------------------------------------------------------------------------------------------------------------------
Totals                         0.00       0.00        0.00          0.00         0.00           0.00            0.00        0.00
=================================================================================================================================

           Current
        Subordination
 Class    Level (1)
---------------------

  A-1        0.00
  A-2        0.00
  A-3        0.00
  A-4        0.00
  A-5        0.00
  A-J        0.00
   B         0.00
   C         0.00
   D         0.00
   E         0.00
   F         0.00
   G         0.00
   H         0.00
   J         0.00
   K         0.00
   L         0.00
   M         0.00
   N         0.00
   P         0.00
   Q         0.00
   S         0.00
   T         0.00
   R         0.00
---------------------
Totals       0.00
=====================

                               Original   Beginning                                               Ending
                Pass-Through   Notional    Notional     Interest     Prepayment      Total       Notional
Class   CUSIP       Rate        Amount      Amount    Distribution     Premium    Distribution    Amount
---------------------------------------------------------------------------------------------------------

  X               0.000000       0.00        0.00         0.00          0.00          0.00         0.00
---------------------------------------------------------------------------------------------------------

(1)  Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                                                                    Page 2 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                           CERTIFICATE FACTOR DETAIL

                                                                        Realized Loss/
                Beginning     Principal      Interest     Prepayment   Additional Trust      Ending
Class   CUSIP    Balance    Distribution   Distribution    Premium      Fund Expenses       Balance
----------------------------------------------------------------------------------------------------

 A-1           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-2           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-3           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-4           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-5           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-J           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  B            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  C            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  D            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  E            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  F            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  G            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  H            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  J            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  K            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  L            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  M            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  N            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  P            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  Q            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  S            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  T            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  R            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000

                 Beginning                                 Ending
                  Notional     Interest     Prepayment    Notional
Class   CUSIP      Amount    Distribution     Premium      Amount
-------------------------------------------------------------------
  X             0.00000000    0.00000000    0.00000000   0.00000000
-------------------------------------------------------------------

                                                                    Page 3 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                              RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION

         Stated    Unpaid                                                     Stated    Unpaid      Current
       Beginning  Beginning                                                   Ending    Ending      Principal
 Loan  Principal  Principal  Scheduled  Unscheduled   Principal   Realized  Principal  Principal  Distribution
Group   Balance    Balance   Principal   Principal   Adjustments    Loss     Balance    Balance      Amount
--------------------------------------------------------------------------------------------------------------

  1       0.00       0.00       0.00        0.00         0.00       0.00       0.00       0.00        0.00
  2       0.00       0.00       0.00        0.00         0.00       0.00       0.00       0.00        0.00
--------------------------------------------------------------------------------------------------------------
Total     0.00       0.00       0.00        0.00         0.00       0.00       0.00       0.00        0.00
==============================================================================================================

CERTIFICATE INTEREST RECONCILIATION

                                           Net                                                                          Remaining
                                        Aggregate                 Distributable                                           Unpaid
                            Accrued    Prepayment  Distributable   Certificate              Additional                Distributable
        Accrual  Accrual  Certificate   Interest    Certificate     Interest      WAC CAP   Trust Fund    Interest     Certificate
Class    Dates     Days     Interest    Shortfall     Interest      Adjustment   Shortfall   Expenses   Distribution     Interest
-----------------------------------------------------------------------------------------------------------------------------------

 A-1       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-2       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-3       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-4       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-5       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-J       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  X        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  B        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  C        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  D        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  E        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  F        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  G        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  H        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  J        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  K        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  L        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  M        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  N        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  P        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  Q        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  S        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  T        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals              0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
===================================================================================================================================

                                                                    Page 4 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                                           0.00
Master Servicing Fee Summary
   Current Period Accrued Master Servicing Fees                             0.00
   Less Delinquent Master Servicing Fees                                    0.00
   Less Reductions to Master Servicing Fees                                 0.00
   Plus Master Servicing Fees for Delinquent Payments Received              0.00
   Plus Adjustments for Prior Master Servicing Calculation                  0.00
   Total Master Servicing Fees Collected                                    0.00

(1)  The Available Distribution Amount includes any Prepayment Premiums.

Appraisal Reduction Amount

        Appraisal  Cumulative  Most Recent
 Loan   Reduction     ASER      App. Red.
Number   Effected    Amount        Date
------------------------------------------

------------------------------------------
Total
==========================================

                                                                    Page 5 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
   INTEREST:
      Interest paid or advanced                                      0.00
      Interest reductions due to Non-Recoverability Determinations   0.00
      Interest Adjustments                                           0.00
      Deferred Interest                                              0.00
      Net Prepayment Interest Shortfall                              0.00
      Net Prepayment Interest Excess                                 0.00
      Extension Interest                                             0.00
      Interest Reserve Withdrawal                                    0.00
                                                                            ----
         TOTAL INTEREST COLLECTED                                           0.00

   PRINCIPAL:
      Scheduled Principal                                            0.00
      Unscheduled Principal                                          0.00
         Principal Prepayments                                       0.00
         Collection of Principal after Maturity Date                 0.00
         Recoveries from Liquidation and Insurance Proceeds          0.00
         Excess of Prior Principal Amounts paid                      0.00
         Curtailments                                                0.00
      Negative Amortization                                          0.00
      Principal Adjustments                                          0.00
                                                                            ----
         TOTAL PRINCIPAL COLLECTED                                          0.00

   OTHER:
      Prepayment Penalties/Yield Maintenance                         0.00
      Repayment Fees                                                 0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Received                                       0.00
      Net Swap Counterparty Payments Received                        0.00
                                                                            ----
         TOTAL OTHER COLLECTED                                              0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====
TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                           0.00
      Trustee Fee                                                    0.00
      Certificate Administration Fee                                 0.00
      Insurer Fee                                                    0.00
      Miscellaneous Fee                                              0.00
                                                                            ----
         TOTAL FEES                                                         0.00

   ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                         0.00
      ASER Amount                                                    0.00
      Special Servicing Fee                                          0.00
      Rating Agency Expenses                                         0.00
      Attorney Fees & Expenses                                       0.00
      Bankruptcy Expense                                             0.00
      Taxes Imposed on Trust Fund                                    0.00
      Non-Recoverable Advances                                       0.00
      Other Expenses                                                 0.00
                                                                            ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                               0.00

   INTEREST RESERVE DEPOSIT                                                 0.00
   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                          0.00
      Principal Distribution                                         0.00
      Prepayment Penalties/Yield Maintenance                         0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Paid                                           0.00
      Net Swap Counterparty Payments Paid                            0.00
                                                                            ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                      0.00
                                                                            ----
TOTAL FUNDS DISTRIBUTED                                                     0.00
                                                                            ====

                                                                    Page 6 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                                 RATINGS DETAIL

                    Original Ratings        Current Ratings (1)
                -----------------------   -----------------------
Class   CUSIP   Fitch   Moody's   S & P   Fitch   Moody's   S & P
-----------------------------------------------------------------
 A-1
 A-2
 A-3
 A-4
 A-5
 A-J
  X
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  P
  Q
  S
  T

NR  - Designates that the class was not rated by the above agency at the time of original issuance.

X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A - Data not available this period.

1)   For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

                                                                    Page 7 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                                % of
Scheduled    # of   Scheduled    Agg.   WAM           Weighted
 Balance    loans    Balance     Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------

----------------------------------------------------------------
Totals
================================================================

                                    STATE (3)

                              % of
          # of    Scheduled   Agg.   WAM           Weighted
 State   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------

-------------------------------------------------------------
Totals
=============================================================

See footnotes on last page of this section.

                                                                    Page 8 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                     % of
 Debt Service    # of    Scheduled   Agg.   WAM           Weighted
Coverage Ratio   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                   NOTE RATE

                                     % of
     Note         # of   Scheduled   Agg.   WAM           Weighted
     Rate        loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                               PROPERTY TYPE (3)

                                     % of
   Property       # of   Scheduled   Agg.   WAM           Weighted
     Type        Props.   Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                   SEASONING

                                     % of
                 # of    Scheduled   Agg.   WAM           Weighted
   Seasoning     loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

See footnotes on last page of this section.

                                                                    Page 9 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

Anticipated                       % of
 Remaining     # of   Scheduled   Agg.   WAM           Weighted
  Term (2)    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------

-----------------------------------------------------------------
Totals
=================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

  Remaining                        % of
Amortization    # of   Scheduled   Agg.   WAM           Weighted
    Term       loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------

------------------------------------------------------------------
Totals
==================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

Remaining                       % of
 Stated      # of   Scheduled   Agg.   WAM           Weighted
  Term      loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

                             AGE OF MOST RECENT NOI

                                  % of
Age of Most    # of   Scheduled   Agg.   WAM           Weighted
 Recent NOI   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------

-----------------------------------------------------------------
Totals
=================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                   Page 10 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE

                                % of
Scheduled    # of   Scheduled   Agg.   WAM           Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

                                    STATE (3)

                              % of
          # of    Scheduled   Agg.   WAM           Weighted
State    Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------

-------------------------------------------------------------
Totals
=============================================================

See footnotes on last page of this section.

                                                                   Page 11 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO

                                     % of
 Debt Service     # of   Scheduled   Agg.   WAM           Weighted
Coverage Ratio   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    NOTE RATE

                             % of
 Note     # of   Scheduled   Agg.   WAM           Weighted
 Rate    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
============================================================

                                PROPERTY TYPE (3)

                                     % of
                 # of    Scheduled   Agg.   WAM           Weighted
Property Type   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    SEASONING

                                % of
             # of   Scheduled   Agg.   WAM           Weighted
Seasoning   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

See footnotes on last page of this section.

                                                                   Page 12 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                             % of
Anticipated Remaining     # of   Scheduled   Agg.   WAM           Weighted
      Term (2)           loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % of
Remaining Amortization    # of   Scheduled   Agg.   WAM           Weighted
      Term               loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                             % of
Remaining Stated          # of   Scheduled   Agg.   WAM           Weighted
    Term                 loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                             AGE OF MOST RECENT NOI

                                             % of
Age of Most               # of   Scheduled   Agg.   WAM           Weighted
Recent NOI               loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                   Page 13 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                               SCHEDULED BALANCE

                                % of
Scheduled    # of   Scheduled   Agg.   WAM           Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

                                    STATE (3)

                                 % of
             # of    Scheduled   Agg.   WAM           Weighted
State       Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------

----------------------------------------------------------------
Totals
================================================================

See footnotes on last page of this section.

                                                                   Page 14 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                          DEBT SERVICE COVERAGE RATIO

                                     % of
 Debt Service     # of   Scheduled   Agg.   WAM           Weighted
Coverage Ratio   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    NOTE RATE

                                     % of
Note              # of   Scheduled   Agg.   WAM           Weighted
Rate             loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                               PROPERTY TYPE (3)

                                      % of
                  # of    Scheduled   Agg.   WAM           Weighted
Property Type    Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
=====================================================================

                                    SEASONING

                                     % of
                  # of   Scheduled   Agg.   WAM           Weighted
Seasoning        loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

See footnotes on last page of this section.

                                                                   Page 15 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                             % of
Anticipated Remaining    # of    Scheduled   Agg.   WAM           Weighted
       Term (2)          loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % of
Remaining Amortization   # of    Scheduled   Agg.   WAM           Weighted
         Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                             % of
Remaining Stated          # of   Scheduled   Agg.   WAM           Weighted
      Term               loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                             AGE OF MOST RECENT NOI

                                             % of
Age of Most              # of    Scheduled   Agg.   WAM           Weighted
 Recent NOI              loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                   Page 16 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                              MORTGAGE LOAN DETAIL

                                                                          Anticipated
 Loan           Property                  Interest   Principal   Gross     Repayment
Number   ODCR   Type (1)   City   State   Payment     Payment    Coupon       Date
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Totals
=====================================================================================

                    Neg.   Beginning      Ending    Paid   Appraisal   Appraisal    Res.    Mod.
 Loan    Maturity  Amort   Scheduled    Scheduled   Thru   Reduction   Reduction   Strat.   Code
Number      Date   (Y/N)    Balance      Balance    Date      Date       Amount     (2)      (3)
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Totals
================================================================================================

                             (1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

                          (2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

                                                                   Page 17 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                                   NOI DETAIL

                                           Ending        Most       Most    Most Recent   Most Recent
 Loan           Property                  Scheduled     Recent     Recent    NOI Start      NOI End
Number   ODCR     Type     City   State    Balance    Fiscal NOI     NOI        Date          Date
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Total
=====================================================================================================

                                                                   Page 18 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                           PRINCIPAL PREPAYMENT DETAIL

                                                   Principal Prepayment Amount                     Prepayment Penalties
                           Offering Document   ----------------------------------   ----------------------------------------------
Loan Number   Loan Group    Cross-Reference    Payoff Amount   Curtailment Amount   Prepayment Premium   Yield Maintenance Premium
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Totals
==================================================================================================================================

                                                                   Page 19 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                                HISTORICAL DETAIL

                                          Delinquencies                                                           Prepayments
------------------------------------------------------------------------------------------------------   --------------------------
                30-59 Days    60-89 Days   90 Days or More   Foreclosure       REO       Modifications   Curtailments      Payoff
Distribution   -----------   -----------   ---------------   -----------   -----------   -------------   ------------   ------------
    Date       #   Balance   #   Balance     #   Balance     #   Balance   #   Balance    #   Balance     #   Balance   #   Balance
-----------------------------------------------------------------------------------------------------------------------------------

                 Rate and Maturities
----------------------------------------
               Next Weighted Avg.
Distribution   ------------------
    Date         Coupon    Remit     WAM
----------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

                                                                   Page 20 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                             DELINQUENCY LOAN DETAIL

                  Offering       # of       Paid     Current   Outstanding   Status of   Resolution   Servicing
                  Document      Months    Through     P & I       P & I       Mortgage    Strategy     Transfer   Foreclosure
Loan Number   Cross-Reference   Delinq.     Date    Advances   Advances **    Loan (1)    Code (2)       Date         Date
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Totals
=============================================================================================================================

                Actual    Outstanding
              Principal    Servicing    Bankruptcy   REO
Loan Number    Balance      Advances       Date      Date
---------------------------------------------------------

---------------------------------------------------------
Totals
=========================================================

                           (1) Status of Mortgage Loan

A  - Payments Not Received But Still in Grace Period
B  - Late Payment But Less Than 1 Month Delinquent
0  - Current
1  - One Month Delinquent
2  - Two Months Delinquent
3  - Three or More Months Delinquent
4  - Assumed Scheduled Payment
     (Performing Matured Loan)
7  - Foreclosure
9  - REO

                          (2) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Forclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                                                                   Page 21 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                       Offering
                       Document  Servicing  Resolution
Distribution   Loan     Cross-    Transfer   Strategy   Scheduled  Property         Interest
   Date       Number  Reference     Date     Code (1)    Balance   Type (2)  State    Rate
--------------------------------------------------------------------------------------------

                          Net                                   Remaining
Distribution   Actual  Operating   NOI        Note  Maturity  Amortization
   Date       Balance    Income   Date  DSCR  Date    Date        Term
--------------------------------------------------------------------------

                          (1) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

                                                                   Page 22 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                         Offering
                         Document   Resolution      Site                                             Other REO
Distribution    Loan      Cross-     Strategy    Inspection                  Appraisal   Appraisal    Property
   Date        Number   Reference    Code (1)       Date      Phase 1 Date      Date       Value      Revenue          Comment
------------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13   Other or TBD

                                                                   Page 23 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                                 ADVANCE SUMMARY

                                                                     Current Period Interest
             Current P&I   Outstanding P&I   Outstanding Servicing     on P&I and Servicing
Loan Group     Advances        Advances            Advances               Advances Paid
--------------------------------------------------------------------------------------------

1                0.00             0.00                 0.00                  0.00
2                0.00             0.00                 0.00                  0.00
--------------------------------------------------------------------------------------------
Totals           0.00             0.00                 0.00                  0.00
============================================================================================

                                                                   Page 24 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                              MODIFIED LOAN DETAIL

            Offering
 Loan       Document     Pre-Modification  Post-Modification  Pre-Modification  Post-Modification  Modification  Modification
Number  Cross-Reference       Balance           Balance        Interest Rate      Interest Rate        Date       Description
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Totals
=============================================================================================================================

                                                                   Page 25 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                       HISTORICAL LIQUIDATED LOAN DETAIL

                        Beginning       Fees,       Most Recent   Gross Sales    Net Proceeds   Net Proceeds
Distribution            Scheduled     Advances,      Appraised    Proceeds or     Received on  Available for    Realized
    Date          ODCR   Balance   and Expenses *  Value or BPO  Other Proceeds   Liquidation   Distribution  Loss to Trust
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Current Total
===========================================================================================================================
Cumulative Total
===========================================================================================================================

                  Date of Current  Current Period  Cumulative   Loss to Loan
Distribution        Period Adj.       Adjustment   Adjustment     with Cum
    Date              to Trust         to Trust     to Trust   Adj. to Trust
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Current Total
============================================================================
Cumulative Total
============================================================================

*    Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                                                   Page 26 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

              HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                 Offering        Beginning       Aggregate     Prior Realized      Amounts       Interest     Modification
Distribution      Document        Balance      Realized Loss    Loss Applied      Covered by   (Shortages)/    /Appraisal
    Date      Cross-Reference  at Liquidation     on Loans    to Certificates  Credit Support    Excesses    Reduction Adj.
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Totals
===========================================================================================================================

               Additional       Realized Loss      Recoveries of       (Recoveries)/
Distribution  (Recoveries)        Applied to      Realized Losses    Losses Applied to
    Date       /Expenses    Certificates to Date   Paid as Cash    Certificate Interest
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Totals
=======================================================================================

                                                                   Page 27 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

    Offering      Stated Principal   Current Ending        Special Servicing Fees
    Document         Balance at        Scheduled      --------------------------------
Cross-Reference     Contribution        Balance       Monthly   Liquidation   Work Out   ASER
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Totals
=============================================================================================

    Offering                      Non-Recoverable                 Modified Interest   Additional
    Document                        (Scheduled      Interest on    Rate (Reduction)   Trust Fund
Cross-Reference   (PPIS) Excess      Interest)        Advances         /Excess          Expense
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Totals
================================================================================================

                                                                   Page 28 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

                                                      Reimb of Advances to the Servicer
    Offering      Stated Principal   Current Ending   ---------------------------------
    Document         Balance at         Scheduled                     Left to Reimburse   Other (Shortfalls)/
Cross-Reference     Contribution         Balance      Current Month    Master Servicer          Refunds         Comments
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Totals
========================================================================================================================
Interest Shortfall Reconciliation Detail Part 2 Total                         0.00
------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 1 Total                         0.00
------------------------------------------------------------------------------------------------------------------------
Total Interest Shortfall Allocated to Trust                                   0.00
========================================================================================================================

                                                                   Page 29 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                              DEFEASED LOAN DETAIL

              Offering Document   Ending Scheduled
Loan Number    Cross-Reference         Balance       Maturity Date   Note Rate   Defeasance Status
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Totals
==================================================================================================

                                                                   Page 30 of 31

                                                                        -----------------------------------------
[WELLS FARGO LOGO]                                                      For Additional Information please contact
                           STRUCTURED ASSET SECURITIES CORPORATION II            CTSLink Customer Service
                             TIAA SEASONED COMMERCIAL MORTGAGE TRUST                  (301) 815-6600
                                             2007-C4                     Reports Available @ www.ctslink.com/cmbs
                                                                        -----------------------------------------
WELLS FARGO BANK, N.A.                                                  PAYMENT DATE:       08/17/2007
CORPORATE TRUST SERVICES                                                RECORD DATE:        07/31/2007
9062 OLD ANNAPOLIS ROAD                                                 DETERMINATION DATE: 08/11/2007
COLUMBIA, MD 21045-1951

                             SUPPLEMENTAL REPORTING

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                   Page 31 of 31

ANNEX E

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered TIAA Seasoned Commercial Mortgage Trust 2007-C4, Commercial Mortgage Pass-Through Certificates, Series 2007-C4, Class A-1, Class A-2, Class A-3, Class A-1A, Class A-J, Class B, Class C, Class D, Class E and Class F, will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under ‘‘U.S. Federal Income Tax Documentation Requirements’’ below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no ‘‘lock up’’ or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.    Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.    Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.    When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 10th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including July 10, 2007) to and excluding the settlement date, calculated on a 30/360 Basis. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the 10th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including July 10, 2007) to and excluding the settlement date, calculated on a 30/360 Basis. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a ‘‘United States person’’ (a ‘‘U.S. person’’) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a ‘‘non-U.S. holder’’) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a ‘‘U.S. withholding agent’’) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)	if the intermediary is a ‘‘qualified intermediary’’ within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a ‘‘qualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a ‘‘nonqualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust is encouraged to consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an ‘‘exempt recipient’’ within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

Structured Asset Securities Corporation II,

the Depositor

Mortgage Pass-Through Certificates,
Issuable in Series

We are Structured Asset Securities Corporation II, the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See ‘‘Method of Distribution.’’

The Offered Certificates:	The Trust Assets:
The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will—

•have its own series designation, and

•consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. The offered certificates will represent interests only in the issuing entity. They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.	The assets of each issuing entity will include—

•mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

•mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

•some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements and/or currency exchange agreements.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters’ compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

You should carefully consider the risk factors beginning on page 18 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 12, 2007.

Page
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS	6
AVAILABLE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	18
The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable	18
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	20
The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks	25
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	42
Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	45
Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	45
Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	45
Changes in Pool Composition Will Change the Nature of Your Investment	45
The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery	46
Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates	47
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	47
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	49
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property	49
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	50
Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	51
Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights	52
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable	52
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	53
World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates	53
Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses	54
Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property	54

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Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results	55
Compliance with the Americans with Disabilities Act of 1990 May Be Expensive	55
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	55
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	55
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	56
Potential Conflicts of Interest Can Affect a Person’s Performance	57
Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties	58
With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests	58
Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans	59
Limited Information Causes Uncertainty	59
The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets	59
Problems with Book-Entry Registration	59
Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	59
The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally	60
Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series	60
Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates	61
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	61
The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series	61
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	62
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets	62
CAPITALIZED TERMS USED IN THIS PROSPECTUS	62
THE TRUST FUND	63
Description of the Trust Assets	63
Mortgage Loans	63
Mortgage-Backed Securities	67
Substitution, Acquisition and Removal of Mortgage Assets	67
Cash, Accounts and Permitted Investments	69
Credit Support	69
Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection	70

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED
IN THIS PROSPECTUS

When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-141638. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

SUMMARY OF PROSPECTUS

This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

The Depositor	We are Structured Asset Securities Corporation II, the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 745 Seventh Avenue, New York, New York 10019. Our main telephone number is 212-526-7000. We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See ‘‘Transaction Participants—The Depositor.’’

The Sponsor	Lehman Brothers Holdings Inc., which is our affiliate, will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates, unless otherwise specified in the prospectus supplement. If and to the extent there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See ‘‘Transaction Participants—The Sponsor.’’

The Issuing Entity	The issuing entity with respect to each series of offered certificates will be a statutory trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued. See ‘‘Transaction Participants—The Issuing Entity.’’

The Originators	Some or all of the mortgage loans backing a series of offered certificates may be originated by Lehman Brothers Holdings Inc. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See ‘‘Transaction Participants —The Originators’’ and ‘‘Transaction Participants—The Sponsor.’’ We will identify in the prospectus supplement for each series of offered certificates any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

The Securities Being Offered	The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See ‘‘Rating.’’

•	Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be Issued with Other Certificates	We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under ‘‘—The Securities Being Offered’’ above.

The Governing Documents	In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things—

•	the issuance of each series of offered certificates,

•	the creation of and transfer of assets to the issuing entity, and

•	the servicing and administration of those assets.

•	The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

•	If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing document(s) will also include—

•	one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

•	one or more special servicers that will generally be responsible for servicing and administering (a) those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect, including the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

•	The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

•	If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

•	Compensation arrangements for a trustee, master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction. In general, that compensation will be payable out of the related trust assets.

•	In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. See ‘‘Description of the Governing Documents.’’

•	Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10% or more of the related mortgage assets, by balance.

Characteristics of the Mortgage Assets	The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

•	rental or cooperatively-owned buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

•	office buildings;

•	hospitality properties;

•	casino properties;

•	health care-related facilities;

•	industrial facilities;

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and/or

•	unimproved land.

•	The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans—

•	may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	may provide for no accrual of interest;

•	may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

•	may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance;

•	may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

•	Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

•	Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

•	The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless—

•	the security has been registered under the Securities Act of 1933, as amended, or

•	we would be free to publicly resell the security without registration.

•	In addition to the asset classes described above in this ‘‘—Characteristics of the Mortgage Assets’’ subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

•	We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

•	The trust assets with respect to a series of offered certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

•	See ‘‘The Trust Fund.’’

Substitution, Acquisition and Removal of Mortgage Assets	We will generally acquire the mortgage assets to be included in our trusts from Lehman Brothers Holdings Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

•	In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days—or such other period as may be specified in the related prospectus supplement —following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

•	If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

•	cash that would be applied to pay down the principal balances of certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

•	1. conform to the description of mortgage assets in this prospectus, and

•	2. satisfy the criteria set forth in the related prospectus supplement.

•	In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

•	Further, if so specified under circumstances described in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

•	If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

•	No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Characteristics of the Offered Certificates	As more particularly described under ‘‘Description of the Certificates—General’’ and ‘‘—Payments on the Certificates,’’ an offered certificate may entitle the holder to receive:

•	payments of interest;

•	payments of principal;

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or any other specific items or amounts received on the related mortgage assets; and/or

•	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series.

•	Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

•	A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

•	Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

•	We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

•	See ‘‘Description of the Certificates.’’

Credit Support and Reinvestment, Interest Rate and Currency Related Protection for the Offered Certificates	Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

•	The trust assets with respect to any series of offered certificates may also include any of the following agreements:

•	guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

•	interest rate exchange agreements, interest rate cap agreements and interest rate floor agreements; and

•	currency exchange agreements.

•	We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

•	See ‘‘Risk Factors,’’ ‘‘The Trust Fund’’ and ‘‘Description of Credit Support.’’

Advances with Respect to the Mortgage Assets	If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

•	delinquent scheduled payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

•	Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See ‘‘Description of the Governing Documents—Advances.’’

•	If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional or Mandatory Redemption or Termination	We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell—

•	all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

•	that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

•	See ‘‘Description of the Certificates—Termination and Redemption.’’

Federal Income Tax Consequences	Any class of offered certificates will constitute or evidence ownership of:

•	regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

•	interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986.

•	See ‘‘Federal Income Tax Consequences.’’

ERISA Considerations	If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986. See ‘‘ERISA Considerations.’’

Legal Investment	If your investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See ‘‘Legal Investment.’’

RISK FACTORS

You should consider the following factors, as well as the factors set forth under ‘‘Risk Factors’’ in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates.    Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

•	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

•	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates.    Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

•	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

•	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.    Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

•	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

•	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.    If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable.    The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ below.

There Is an Increased Risk of Default Associated with Balloon Payments.    Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

•	the fair market value and condition of the underlying real property;

•	the level of interest rates;

•	the borrower’s equity in the underlying real property;

•	the borrower’s financial condition;

•	occupancy levels at or near the time of refinancing;

•	the operating history of the underlying real property;

•	changes in zoning and tax laws;

•	changes in competition in the relevant geographic area;

•	changes in rental rates in the relevant area;

•	changes in governmental regulation and fiscal policy;

•	prevailing general and regional economic conditions;

•	the state of the fixed income and mortgage markets; and

•	the availability of credit for multifamily rental or commercial properties.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.    You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. If the income generated by a real property were to decline as a result of the poor economic performance of that property, and as a result the property could not support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

•	the sufficiency of the net operating income of the applicable real property;

•	the market value of the applicable real property at or prior to maturity; and

•	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

•	the successful operation and value of the related mortgaged property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.    The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

•	the location, age, functionality, design and construction quality of the subject property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the characteristics of the neighborhood where the property is located;

•	the degree to which the subject property competes with other properties in the area;

•	the proximity and attractiveness of competing properties;

•	the existence and construction of competing properties;

•	the adequacy of the property’s management and maintenance;

•	tenant mix and concentration;

•	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

•	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

•	demographic factors;

•	customer confidence, tastes and preferences;

•	retroactive changes in building codes and other applicable laws;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

•	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

•	an increase in interest rates, real estate taxes and other operating expenses;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

•	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

•	an increase in vacancy rates;

•	a decline in rental rates as leases are renewed or replaced;

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

•	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the rental rates at which leases are renewed or replaced;

•	the percentage of total property expenses in relation to revenue;

•	the ratio of fixed operating expenses to those that vary with revenues; and

•	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.    Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

•	to pay for maintenance and other operating expenses associated with the property;

•	to fund repairs, replacements and capital improvements at the property; and

•	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

•	a general inability to lease space;

•	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

•	an increase in tenant payment defaults or any other inability to collect rental payments;

•	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

•	an increase in the capital expenditures needed to maintain the property or to make improvements;

•	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

•	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.    In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

•	the business operated by the tenants;

•	the creditworthiness of the tenants; and

•	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.    The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

•	the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

•	an amount, not to exceed three years’ rent, equal to the greater of one year’s rent and 15% of the remaining reserved rent.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.    The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, could be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.    Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

•	changes in interest rates;

•	the availability of refinancing sources;

•	changes in governmental regulations, licensing or fiscal policy;

•	changes in zoning or tax laws; and

•	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.    The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

•	operating the property and providing building services;

•	managing operating expenses; and

•	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

•	maintain or improve occupancy rates, business and cash flow,

•	reduce operating and repair costs, and

•	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Maintaining a Property in Good Condition Is Expensive.    The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.    Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

•	rental rates;

•	location;

•	type of business or services and amenities offered; and

•	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

•	offers lower rents;

•	has lower operating costs;

•	offers a more favorable location; or

•	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts.    Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property. See, for example, ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ below. Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General.    The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which

There is No Assurance’’ above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties.

Factors affecting the value and operation of a multifamily rental property include:

•	the physical attributes of the property, such as its age, appearance, amenities and construction quality in relation to competing buildings;

•	the types of services or amenities offered at the property;

•	the location of the property;

•	distance from employment centers and shopping areas;

•	the characteristics of the surrounding neighborhood, which may change over time;

•	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

•	the ability of management to provide adequate maintenance and insurance;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

•	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

•	the ability of management to respond to competition;

•	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

•	in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

•	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

•	local factory or other large employer closings;

•	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

•	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

•	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

•	the extent to which increases in operating costs may be passed through to tenants; and

•	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may—

•	require written leases;

•	require good cause for eviction;

•	require disclosure of fees;

•	prohibit unreasonable rules;

•	prohibit retaliatory evictions;

•	prohibit restrictions on a resident’s choice of unit vendors;

•	limit the bases on which a landlord may increase rent; or

•	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Cooperatively-Owned Apartment Buildings.    Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

•	mortgage loan payments,

•	real property taxes,

•	maintenance expenses, and

•	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

•	maintenance payments from the tenant/shareholders, and

•	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include—

•	the failure of the corporation to qualify for favorable tax treatment as a ‘‘cooperative housing corporation’’ each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

•	the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation’s board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties.    The term ‘‘retail property’’ encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

•	shopping centers,

•	factory outlet centers,

•	malls,

•	automotive sales and service centers,

•	consumer oriented businesses,

•	department stores,

•	grocery stores,

•	convenience stores,

•	specialty shops,

•	gas stations,

•	movie theaters,

•	fitness centers,

•	bowling alleys,

•	salons, and

•	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

•	the strength, stability, number and quality of the tenants;

•	tenants’ sales;

•	tenant mix;

•	whether the property is in a desirable location;

•	the physical condition and amenities of the building in relation to competing buildings;

•	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

•	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

•	lower rents,

•	grant a potential tenant a free rent or reduced rent period,

•	improve the condition of the property generally, or

•	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

•	competition from other retail properties;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	perceptions regarding the safety of the surrounding area;

•	demographics of the surrounding area;

•	the strength and stability of the local, regional and national economies;

•	traffic patterns and access to major thoroughfares;

•	the visibility of the property;

•	availability of parking;

•	the particular mixture of the goods and services offered at the property;

•	customer tastes, preferences and spending patterns; and

•	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

•	an anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s lease;

•	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

•	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

•	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	home shopping networks and programs;

•	internet web sites and electronic media shopping; and

•	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties.    Factors affecting the value and operation of an office property include:

•	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

•	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

•	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

•	the location of the property with respect to the central business district or population centers;

•	demographic trends within the metropolitan area to move away from or towards the central business district;

•	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

•	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

•	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

•	the quality and philosophy of building management;

•	access to mass transportation;

•	accessibility from surrounding highways/streets;

•	changes in zoning laws; and

•	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

•	rental rates;

•	the building’s age, condition and design, including floor sizes and layout;

•	access to public transportation and availability of parking; and

•	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

•	the cost and quality of labor;

•	tax incentives; and

•	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties.    Hospitality properties may involve different types of hotels and motels, including:

•	full service hotels;

•	resort hotels with many amenities;

•	limited service hotels;

•	hotels and motels associated with national or regional franchise chains;

•	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

•	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

•	the location of the property and its proximity to major population centers or attractions;

•	the seasonal nature of business at the property;

•	the level of room rates relative to those charged by competitors;

•	quality and perception of the franchise affiliation;

•	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

•	the existence or construction of competing hospitality properties;

•	nature and quality of the services and facilities;

•	financial strength and capabilities of the owner and operator;

•	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

•	increases in operating costs, which may not be offset by increased room rates;

•	the property’s dependence on business and commercial travelers and tourism;

•	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

•	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

•	the continued existence and financial strength of the franchisor;

•	the public perception of the franchise service mark; and

•	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Casino Properties.    Factors affecting the economic performance of a casino property include:

•	location, including proximity to or easy access from major population centers;

•	appearance;

•	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

•	the existence or construction of competing casinos;

•	dependence on tourism; and

•	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

•	providing alternate forms of entertainment, such as performers and sporting events, and

•	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties.    Health care-related properties include:

•	hospitals;

•	medical offices;

•	skilled nursing facilities;

•	nursing homes;

•	congregate care facilities; and

•	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

•	statutory and regulatory changes;

•	retroactive rate adjustments;

•	administrative rulings;

•	policy interpretations;

•	delays by fiscal intermediaries; and

•	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are also subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

•	federal and state licensing requirements;

•	facility inspections;

•	rate setting;

•	disruptions in payments;

•	reimbursement policies;

•	audits, which may result in recoupment of payments made or withholding of payments due;

•	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

•	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or ‘‘granny cams’’, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

•	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider agreements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

The Deficit Reduction Act of 2006 (‘‘DRA’’) is expected to increase government anti-fraud efforts. Among other things, the DRA requires organizations, such as nursing facilities and assisted living facilities, that receive $5 million or more in Medicaid payments to train their work forces on the federal false claims act and its whistle blower provisions by January 1, 2007. The statute also encourages states to pass their own false claims laws by giving states a larger share of the money recovered from false claims cases. The effect of the DRA may be to create more whistle blowers and give rise to more false claims act prosecutions. There can be no assurance that government officials responsible for false claims act enforcement will not assert that one or more of a borrower’s arrangements, practices, nursing facilities, or assisted living facilities are in violation of such laws.

Each state also has a Medicaid Fraud Control Unit (‘‘MFCU’’), which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are MFCU and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Industrial Properties.    Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

•	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

•	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

•	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities.    Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

•	building design,

•	location and visibility,

•	tenant privacy,

•	efficient access to the property,

•	proximity to potential users, including apartment complexes or commercial users,

•	services provided at the property, such as security,

•	age and appearance of the improvements, and

•	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

Restaurants and Taverns.    Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

•	competition from facilities having businesses similar to a particular restaurant or tavern;

•	perceptions by prospective customers of safety, convenience, services and attractiveness;

•	the cost, quality and availability of food and beverage products;

•	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

•	changes in demographics, consumer habits and traffic patterns;

•	the ability to provide or contract for capable management; and

•	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

•	market segment,

•	product,

•	price,

•	value,

•	quality,

•	service,

•	convenience,

•	location, and

•	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

•	lower operating costs,

•	more favorable locations,

•	more effective marketing,

•	more efficient operations, or

•	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

•	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

•	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

•	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks.    Manufactured housing communities and mobile home parks consist of land that is divided into ‘‘spaces’’ or ‘‘home sites’’ that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the number of comparable competing properties in the local market;

•	the age, appearance, condition and reputation of the property;

•	the quality of management; and

•	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

•	multifamily rental properties,

•	cooperatively-owned apartment buildings,

•	condominium complexes, and

•	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties.    Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

•	the location and appearance of the property;

•	the appeal of the recreational activities offered;

•	the existence or construction of competing properties, whether or not they offer the same activities;

•	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

•	geographic location and dependence on tourism;

•	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

•	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

•	sensitivity to weather and climate changes; and

•	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Arenas and Stadiums.    The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

•	sporting events;

•	musical events;

•	theatrical events;

•	animal shows; and/or

•	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

•	the appeal of the particular event;

•	the cost of admission;

•	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

•	perceptions by prospective patrons of the safety of the surrounding area; and

•	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

Churches and Other Religious Facilities.    Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Parking Lots and Garages.    The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land.    The value of unimproved land is largely a function of its potential use. This may depend on—

•	its location,

•	its size,

•	the surrounding neighborhood, and

•	local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

•	the successful operation of the property, and

•	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

•	make the loan payments on the related mortgage loan,

•	cover operating expenses, and

•	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

•	some health care-related facilities,

•	hotels and motels,

•	recreational vehicle parks, and

•	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

•	warehouses,

•	retail stores,

•	office buildings, and

•	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

•	increases in energy costs and labor costs;

•	increases in interest rates and real estate tax rates; and

•	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

•	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

•	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

•	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

•	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

•	the income capitalization method, which takes into account the property’s projected net cash flow; or

•	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

•	it is often difficult to find truly comparable properties that have recently been sold;

•	the replacement cost of a property may have little to do with its current market value; and

•	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ above.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

•	the operation of all of the related real properties, and

•	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

•	any adverse economic developments that occur in the locale, state or region where the properties are located;

•	changes in the real estate market where the properties are located;

•	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

•	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own or have previously owned other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

•    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

•    individuals that have personal liabilities unrelated to the property.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See ‘‘—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ below and ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower’s assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

•	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

•	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

•	that the results of the environmental testing were accurately evaluated in all cases;

•	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

•	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

•	tenants at the property, such as gasoline stations or dry cleaners, or

•	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an ‘‘owner’’ or ‘‘operator’’ of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

•	agents or employees of the lender are deemed to have participated in the management of the borrower, or

•	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

•	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

•	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

•	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

•	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant’s lender may not be able to succeed to the tenant’s position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant’s obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.    It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

•	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

•	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges.    Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

Due-on-Sale and Debt Acceleration Clauses.    Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

•	the related real property, or

•	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

•	the default is deemed to be immaterial,

•	the exercise of those remedies would be inequitable or unjust, or

•	the circumstances would render the acceleration unconscionable.

Assignments of Leases.    Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

Defeasance.    A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which ‘‘one action,’’ ‘‘security first’’ and/or ‘‘anti-deficiency’’ rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional—and perhaps significant additional—delay and expense in foreclosing on the underlying real properties located in states affected by ‘‘one action,’’ ‘‘security first’’ or ‘‘anti-deficiency’’ rules. See ‘‘Legal Aspects of Mortgage Loans—Foreclosure—One Action and Security First Rules’’ and ‘‘—Foreclosure—Anti-Deficiency Legislation’’.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights

With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt. In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans —not included in the related trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness may adversely affect the related borrower’s financial viability and/or the subject trust’s security interest in the related real property collateral. For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See ‘‘Legal Aspects of Mortgage Loans—Subordinate Financing.’’

In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

•	grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of the payment terms of the subject underlying mortgage loan; and/or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

See also ‘‘—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests’’ below.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable

One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

•	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of payment terms of the subject underlying mortgage loan; and/or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates

The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

•	war,

•	riot, strike and civil commotion,

•	terrorism,

•	nuclear, biological or chemical materials,

•	revolution,

•	governmental actions,

•	floods and other water-related causes,

•	earth movement, including earthquakes, landslides and mudflows,

•	wet or dry rot,

•	mold,

•	vermin, and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that legal proceedings may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

•	breach of contract involving a tenant, a supplier or other party;

•	negligence resulting in a personal injury, or

•	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

•	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

•	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received.    If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See ‘‘Federal Income Tax Consequences —REMICs.’’

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986.    A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

•	generally will not be reduced by losses from other activities,

•	for a tax-exempt holder, will be treated as unrelated business taxable income, and

•	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates.    The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

•	individuals,

•	estates,

•	trusts beneficially owned by any individual or estate, and

•	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

•	a foreign person under the Internal Revenue Code of 1986, or

•	a U.S. person that is classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons, or

•	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this ‘‘—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences’’ section.

See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.’’

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

•	the real properties may be managed by property managers that are affiliated with the related borrowers;

•	the property managers also may manage additional properties, including properties that may compete with those real properties; or

•	affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests

One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans—not included in the related trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’ Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer—without cause—with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination—or, if applicable, any representative, designee or assignee thereof with respect to the particular right—that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests. See ‘‘Description of the Governing Documents—Servicing Mortgage Loans That Are Part of a Loan Combination.’’

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result—

•	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

•	you may have only limited access to information regarding your offered certificates;

•	you may suffer delays in the receipt of payments on your offered certificates; and

•	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates.’’

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

•	legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

•	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the certificates of the same series,

•	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited.    The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See ‘‘Description of the Certificates—Allocation of Losses and Shortfalls’’ and ‘‘Description of Credit Support.’’ If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses.    The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others.    If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series

The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable. Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

The certificateholders and/or certificate owners possessing—directly or through representatives—the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series. You should expect that those certificateholders and/or certificate owners—directly or through representatives—will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the ‘‘Glossary’’ attached to this prospectus.

THE TRUST FUND

Description of the Trust Assets

The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

•	various types of multifamily and/or commercial mortgage loans;

•	mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

•	a combination of mortgage loans and mortgage-backed securities of the types described above.

In addition to the asset classes described above in this ‘‘Description of the Trust Assets’’ section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

Mortgage Loans

General.    Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

•	rental or cooperatively-owned buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

•	retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

•	office properties;

•	hospitality properties, such as hotels, motels and other lodging facilities;

•	casino properties;

•	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

•	industrial properties;

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and

•	unimproved land.

The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth above under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include—

•	a fee interest or estate, which consists of ownership of the property for an indefinite period,

•	an estate for years, which consists of ownership of the property for a specified period of years,

•	a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

•	shares in a cooperative corporation which owns the property, or

•	any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Junior Mortgage Loans.    If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied—

•	first, to the payment of court costs and fees in connection with the foreclosure,

•	second, to the payment of real estate taxes, and

•	third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

Delinquent Mortgage Loans.    If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement—

•	the period of the delinquency,

•	any forbearance arrangement then in effect,

•	the condition of the related real property, and

•	the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

Payment Provisions of the Mortgage Loans.    Each of the mortgage loans included in one of our trusts will have the following features:

•	an original term to maturity of not more than approximately 40 years; and

•	scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

A mortgage loan included in one of our trusts may also include terms that:

•	provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	provide for no accrual of interest;

•	provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

•	be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	permit the negative amortization or deferral of accrued interest;

•	permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

•	prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements.    We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

•	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

•	the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

•	if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

•	information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

•	debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

•	the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide—

•	more general information in the related prospectus supplement, and

•	specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Loan Combinations.    Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. ‘‘Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.’’

Real Property and Other Collateral.    Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

Mortgage-Backed Securities

The mortgage-backed securities underlying a series of offered certificates may include:

•	mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

•	certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

Each mortgage-backed security included in one of our trusts—

•	will have been registered under the Securities Act, or

•	will be exempt from the registration requirements of that Act, or

•	will have been held for at least the holding period specified in Rule 144(k) under that Act, or

•	may otherwise be resold by us publicly without registration under that Act.

We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

•	the initial and outstanding principal amount(s) and type of the securities;

•	the original and remaining term(s) to stated maturity of the securities;

•	the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

•	the payment characteristics of the securities;

•	the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

•	a description of the related credit support, if any;

•	the type of mortgage loans underlying the securities;

•	the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

•	the terms and conditions for substituting mortgage loans backing the securities; and

•	the characteristics of any agreements or instruments providing interest rate protection to the securities.

With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Substitution, Acquisition and Removal of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Lehman Brothers Holdings Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days—or such other period as may be specified in the related prospectus supplement—following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

•	the term or duration of the prefunding period;

•	the amount of proceeds to be deposited in the related prefunding account and the percentage of the mortgage asset pool represented by those proceeds; and

•	any limitation on the ability to add pool assets.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

•	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement. In some cases, those purchase options may be assignable or exercisable by a specified designee.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

See also ‘‘Description of the Certificates—Termination and Redemption.’’

Cash, Accounts and Permitted Investments

The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments. In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

Credit Support

The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

•	overcollateralization and/or excess cash flow;

•	the subordination of one or more other classes of certificates of the same series;

•	a letter of credit;

•	a surety bond;

•	an insurance policy;

•	a guarantee; and/or

•	a reserve fund.

In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection

The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested. For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

Trust assets may also include:

•	interest rate exchange agreements;

•	interest rate cap agreements;

•	interest rate floor agreements; or

•	currency exchange agreements.

In the related prospectus supplement, we will describe and identify any obligor under, any of the agreements described in the preceding four bullets designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates.

TRANSACTION PARTICIPANTS

The Sponsor

General Character of the Sponsor’s Business.    Unless otherwise specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as the sole sponsor or a co-sponsor of the trust fund. Any other entity which acts as sponsor or co-sponsor with Lehman Brothers Holdings Inc. will be described in the prospectus supplement.

Lehman Brothers Holdings Inc., a Delaware corporation (‘‘Lehman Holdings’’), together with its subsidiaries and affiliates, are collectively referred to in this ‘‘—The Sponsor’’ section as ‘‘Lehman Brothers.’’ Lehman Brothers, through predecessor entities, was founded in 1850. Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

Lehman Brothers provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in New York, regional headquarters in London and Tokyo, and offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

Lehman Brothers operates in the three business segments described below in this ‘‘—General Character of the Sponsor’s Business’’ section, which include investment banking, capital markets and investment management.

Investment Banking.    The investment banking business segment of Lehman Brothers is made up of ‘‘advisory services’’ and ‘‘global finance’’ activities that serve Lehman Brothers’ corporate and government clients. The investment banking segment is organized into several global industry groups, which consist of communications, consumer/retailing, financial institutions, financial sponsors, healthcare, industrial, media, natural resources, power, real estate and technology, each of which include bankers with industry specific knowledge and expertise geared to meeting clients’ objectives. Specialized product groups within ‘‘advisory services’’ include mergers and acquisitions and restructuring. ‘‘Global finance’’ includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

Capital Markets.

General.    The capital markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers’ equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers’ inventory of equity and fixed income products. The capital markets segment also includes proprietary activities as well as investing in real estate and private equity.

Mortgage- and Asset-Backed Securities.    Lehman Brothers is an underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products. It is also active in the global market for residential and commercial mortgages (including multi-family financing) and leases. Lehman Brothers originates commercial and residential mortgage loans through Lehman Holdings and Lehman Brothers Bank, FSB, and other subsidiaries in the U.S., Europe and Asia. Lehman Brothers Bank, FSB offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers. Lehman Brothers Bank, FSB is a major part of Lehman Brothers’ institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

Investment Management.    The investment management business segment consists of Lehman Brothers’ global ‘‘private investment management’’ and ‘‘asset management’’ businesses. Private investment management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of Lehman Brothers. Asset management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions. It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers’ Private Equity business.

The Sponsor’s Securitization Program.    Lehman Holdings, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. Lehman Holdings has been engaged in the securitization of assets since 1987 and in the securitization of commercial mortgage loans since 1991.

Lehman Holdings and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad. Lehman Holdings and its affiliates have been engaged in the origination of commercial mortgage loans since 1994. The multifamily and commercial mortgage loans originated and securitized by Lehman Holdings and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by Lehman Holdings and its affiliates have been originated, directly or through correspondents, by Lehman Holdings or an affiliate.

In addition, in the normal course of its securitization program, Lehman Holdings and its affiliates, including Lehman Bank, FSB, may also acquire multifamily and commercial mortgage assets from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

Lehman Holdings and its affiliates may also originate mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by Lehman Holdings, and Lehman Holdings or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In connection with its commercial mortgage securitization transactions, Lehman Holdings or an affiliate generally transfers the mortgage assets to the depositor, who then transfers such assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Lehman Holdings and its affiliates also work with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction. Lehman Holdings will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither

Lehman Holdings nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, Lehman Holdings and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans on its behalf.

If and to the extent that we agree under the applicable governing document to deliver certain mortgage loan documents to the trustee or the applicable servicer or to effect certain filings of and/or certain recordations of mortgage loan documents or assignments thereof, Lehman Holdings. or, in some cases, an affiliate, will have a corresponding obligation to deliver those mortgage loan documents to the trustee or the applicable servicer and to effect such filings of and/or recordations of such mortgage loan documents or assignments, generally pursuant to a mortgage loan purchase agreement between us and one or more Lehman Holdings entities. See ‘‘Description of the Governing Documents—Assignment of Mortgage Assets.’’

If and to the extent that we make representations and warranties to the trustee regarding any one or more of the mortgage assets included in a commercial mortgage securitization, generally pursuant to the applicable governing document, Lehman Holdings or, in some cases, an affiliate will make corresponding representations and warranties to us regarding those mortgage assets, generally pursuant to a mortgage loan purchase agreement between us and Lehman Holdings and/or an affiliate thereof. See ‘‘Description of the Governing Documents—Representations and Warranties with Respect to Mortgage Assets.’’

If it is later determined that any mortgage asset contributed by Lehman Holdings or an affiliate thereof fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, and if we are required to repurchase such mortgage asset from the trustee, cure the subject breach, defect or omission or pay a loss of value amount with respect to the subject defect, breach or omission, then Lehman Holdings or such affiliate will generally have a corresponding obligation to repurchase such mortgage asset from us, cure the subject breach, defect or omission or pay a loss of value amount with respect to the subject defect, breach or omission, as the case may be.

Underwriting Standards.

General.    Set forth below is a discussion of certain general underwriting guidelines of Lehman Holdings with respect to multifamily and commercial mortgage loans originated by Lehman Holdings. In the case of a multifamily or commercial mortgage loan originated by Lehman Holdings through a correspondent, that correspondent generally collects certain relevant information for analysis by Lehman Holdings, and assists in the origination of the subject mortgage loan on documents approved by Lehman Holdings. The underwriting guidelines described below generally do not apply to multifamily and commercial mortgage loans acquired by Lehman Holdings or its affiliates from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Underwriting Standards’’ section.

Loan Analysis.    Lehman Holdings credit underwriting is generally performed by Lehman Holdings risk-management employees. Lehman Holdings performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower includes a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities, although exceptions are made, particularly with respect to mortgage loans that are in the amount of $15,000,000 or less. The collateral analysis includes an analysis, in each case to the extent available, of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. With respect to certain large balance mortgage loans or investment grade rated mortgage loans, historical cash flow verification may be performed by staff of a ‘‘big four’’ accounting firm and reviewed by Lehman Holdings’ underwriting staff. Depending on the type of real property collateral involved and other relevant circumstances, Lehman Holdings’ underwriting staff and/or legal counsel will review leases of significant tenants. Lehman Holdings also performs a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. Lehman Holdings generally requires third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a Lehman Holdings staff member and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Lehman Holdings must be approved by one or more—depending on loan size—specified officers of Lehman Holdings. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Lehman Holdings will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan. The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a 12-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Lehman Holdings may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Although frequently the debt service coverage ratio for multifamily and commercial mortgage loans originated by Lehman Holdings, calculated as described above, is not below 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below), exceptions are made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, Lehman Holdings may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, amortization features of the subject mortgage loan, the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Lehman Holdings’ judgment of improved property performance in the future and/or other relevant factors.

We expect to provide in the related prospectus supplement debt service coverage ratios for most mortgage loans backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

Loan-to-Value Ratio.    Lehman Holdings also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Although frequently the loan-to-value ratio for multifamily and commercial mortgage loans originated by Lehman Holdings, calculated as described above, is not above 80% (subject to the discussion under ‘‘—Additional Debt’’ below), exceptions are made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, Lehman Holdings may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, amortization features of the subject mortgage loan, the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Lehman Holdings’ judgment of improved property performance in the future and/or other relevant factors.

We expect to provide in the related prospectus supplement loan-to-value ratios for most mortgage loans backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Lehman Holdings will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Lehman Holdings or an affiliate will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Lehman Holdings will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Lehman Holdings may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.    Lehman Holdings will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, Lehman Holdings will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Lehman Holdings may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Lehman Holdings will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Lehman Holdings may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Lehman Holdings might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Lehman Holdings or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, Lehman Holdings may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

Engineering Assessment.    In connection with the origination process, Lehman Holdings will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Lehman Holdings will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, Lehman Holdings may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Lehman Holdings may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Lehman Holdings will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Lehman Holdings will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Lehman Holdings to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Lehman Holdings’ judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, Lehman Holdings may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. Lehman Holdings conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Lehman Holdings. Furthermore, Lehman Holdings may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a parent guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—The Sponsor—Underwriting Standards’’ section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, Lehman Holding’s underwriting guidelines. In addition, in some cases, Lehman Holding’s and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

The Depositor

We are Structured Asset Securities Corporation II, the depositor with respect to each series of certificates offered by this prospectus. We were incorporated in the state of Delaware on October 25, 2002. We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. Our principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

We were organized, among other things, for the purposes of:

•	acquiring, holding, transferring and assigning mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

•	acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

•	forming pools of mortgage loans and mortgage-backed securities; and

•	acting as depositor of one or more trusts formed to issue, sell and deliver bonds, certificates of interest or other evidences of indebtedness that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

•	doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

Since our incorporation in 2002, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. We generally acquire the commercial and multifamily mortgage loans from Lehman Holdings or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

After the issuance of a series of offered certificates, we may be required, to the extent specified in the related governing document, to perform certain actions on a continual basis, including but not limited to:

•	with respect to any mortgage loans contributed by Lehman Holdings or another of our affiliates, the delivery of mortgage loan documents and certain assignments thereof to the trustee and/or the master servicer, as described under ‘‘Description of the Governing Documents—Assignment of the Mortgage Assets;’’

•	with respect to any mortgage loans contributed by Lehman Holdings or another of our affiliates, upon the discovery of a material breach of any representation or warranty made by us, or a material defect or omission with respect to certain specified mortgage loan documents delivered by us, if that breach, defect or omission is material and adverse in accordance with a standard set forth in the related prospectus supplement, to effect a remedy for that breach or defect, which may include, at our option, making a partial loss of value payment to the trust, effecting a partial cure, repurchasing such mortgage loan out of the trust or substituting another qualifying mortgage loan, as further described in the related prospectus supplement;

•	to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

•	to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related governing document;

•	to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related governing document;

•	to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related governing document; and

•	to terminate at any time the agency of any tax administrator and to appoint a successor tax administrator upon such termination or upon the resignation of the tax administrator.

Generally, however, it is expected that the functions and/or duties set out under this ‘‘—The Depositor’’ section will be performed by our agents or affiliates.

The Issuing Entity

The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued. Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of New York or another jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus. Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

The Originators

Some or all of the mortgage loans included in one of our trusts may be originated by Lehman Brothers Holdings Inc. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See ‘‘Transaction Participants—The Sponsor.’’ We will identify in the related prospectus supplement for each series of offered certificates any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

DESCRIPTION OF THE GOVERNING DOCUMENTS

General

The ‘‘Governing Document’’ for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under ‘‘Transaction Participants—The Depositor.’’

Assignment of Mortgage Assets

At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

•	in the case of a mortgage loan—

1.	the address of the related real property,

2.	the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

3.	the remaining term to maturity,

4.	if the mortgage loan is a balloon loan, the remaining amortization term, and

5.	the outstanding principal balance; and

•	in the case of a mortgage-backed security—

1.	the outstanding principal balance, and

2.	the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

•	the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

•	the warranting party’s title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

•	in the case of a mortgage loan—

1.	the enforceability of the related mortgage note and mortgage,

2.	the existence of title insurance insuring the lien priority of the related mortgage, and

3.	the payment status of the mortgage loan.

We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

•	maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

•	ensuring that the related properties are properly insured;

•	attempting to collect delinquent payments;

•	supervising foreclosures;

•	negotiating modifications;

•	responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

•	protecting the interests of certificateholders with respect to senior lienholders;

•	conducting inspections of the related real properties on a periodic or other basis;

•	collecting and evaluating financial statements for the related real properties;

•	managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

•	maintaining servicing records relating to mortgage loans in the trust.

We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent with respect to a specified number of scheduled payments;

•	mortgage loans as to which there is a material non-monetary default;

•	mortgage loans as to which the related borrower has—

1.	entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

2.	become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

•	real properties acquired as part of the trust with respect to defaulted mortgage loans.

The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

A borrower’s failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can—

•	make the initial determination of appropriate action,

•	evaluate the success of corrective action,

•	develop additional initiatives,

•	institute foreclosure proceedings and actually foreclose, or

•	accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as—

•	performing property inspections and collecting, and

•	evaluating financial statements.

A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as—

•	continuing to receive payments on the mortgage loan,

•	making calculations with respect to the mortgage loan, and

•	making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See ‘‘Description of Credit Support’’ in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination

One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’ With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts. See ‘‘Risk Factors —With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.’’

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer’s or special servicer’s compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

Collection of Payments on Mortgage-Backed Securities

Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then—

•	that mortgage-backed security will be registered in the name of the related trustee or its designee;

•	the related trustee will receive payments on that mortgage-backed security; and

•	subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Advances

As and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to the mortgage loans included in the subject securitization to cover—

•	delinquent payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

If there are any limitations with respect to a party’s advancing obligations, we will discuss those limitations in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of—

•	subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

•	any other specific sources identified in the related prospectus supplement.

If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances—

•	periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

•	at any other times and from any sources as we may describe in the related prospectus supplement.

If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon—

•	the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

•	a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of—

•	willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

•	reckless disregard of those obligations and duties.

Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

•	specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

•	incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

•	incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

•	the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

•	either—

1.	that party is specifically required to bear the expense of the action, or

2.	the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

With limited exception, any person or entity—

•	into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

•	resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

•	succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

Compensation arrangements for a master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction. The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

Events of Default

We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party’s duties under that Government Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

Amendment

The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

1.	to cure any ambiguity;

2.	to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

3.	to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

4.	to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

5.	to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

6.	to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

7.	to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

8.	to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

9.	to otherwise modify or delete existing provisions of the Governing Document.

However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a ‘‘qualifying special purpose entity’’ under FASB 140, then no such amendment may significantly change the activities of the related trust.

In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to—

•	reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

•	adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

•	if the related trust is intended to be a ‘‘qualifying special purpose entity’’ under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

•	modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

•	modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

List of Certificateholders

Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

Eligibility Requirements for the Trustee

The trustee for each series of offered certificates will be named in the related prospectus supplement.

The trustee for a series of offered certificates is at all times required to be a bank, banking association, banking corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times—

•	be authorized under those laws to exercise trust powers;

•	with limited exception, have a combined capital and surplus of at least $50,000,000; and

•	be subject to supervision or examination by a federal or state banking authority.

If the bank, banking association, banking corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

The bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

If no event of default has occurred and is continuing under the related Governing Document, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

The trustee for a series of offered certificates will not—

•	make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

•	be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will then be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, all rights, powers, duties and obligations conferred or imposed upon the trustee will then be conferred or imposed singly upon the separate trustee or co-trustee, which will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

Rights, Protections, Indemnities and Immunities of the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee’s acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document. Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document, or to make any investigation of matters arising under that Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator and custodian for that trust.

Resignation and Removal of the Trustee

The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us. Upon receiving that notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

In general, if, among other things—

•	the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we make a written request for the trustee to resign, or

•	the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

•	the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee’s reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements required under the Governing Document and such failure continues unremedied for a period set forth in the Governing Document after receipt of written notice by the trustee of such failure, or

•	if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%—or any other percentage specified in the related prospectus supplement—of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing Document.

The Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid: (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

DESCRIPTION OF THE CERTIFICATES

General

Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

A series of certificates consists of all those certificates that—

•	have the same series designation;

•	were issued under the same Governing Document; and

•	represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that—

•	have the same class designation; and

•	have the same payment terms.

The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

•	a stated principal amount, which will be represented by its principal balance, if any;

•	interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

•	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

•	payments of principal, with disproportionate, nominal or no payments of interest;

•	payments of interest, with disproportionate, nominal or no payments of principal;

•	payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

•	payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

•	payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

•	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

•	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

•	payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

•	payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

•	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC.

Investor Requirements and Transfer Restrictions

A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

Payments on the Certificates

General.    Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

•	the frequency of distributions on, and the periodic distribution date for, that series;

•	the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

•	the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either—

•	by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days —generally not more than five—prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

•	by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

•	the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

•	any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

•	any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

•	how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

•	an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets—such as to reserve accounts, cash collateral accounts or expenses—and the purpose and operation of those requirements.

Payments of Interest.    In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

•	a specified fixed rate;

•	a rate based on the interest rate for a particular related mortgage asset;

•	a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

•	a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

•	a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

•	a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

•	a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

•	a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

•	the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

•	a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

Interest may accrue with respect to any offered certificate on the basis of:

•	a 360-day year consisting of 12 30-day months,

•	the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

•	the actual number of days elapsed during each relevant period in a normal calendar year, or

•	any other method identified in the related prospectus supplement.

We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

•	based on the principal balances of some or all of the related mortgage assets; or

•	equal to the total principal balances of one or more other classes of certificates of the same series.

Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal.    An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

The total outstanding principal balance of any class of offered certificates will be reduced by—

•	payments of principal actually made to the holders of that class, and

•	if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

Allocation of Losses and Shortfalls

If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

•	by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

•	by establishing a priority of payments among those classes.

Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

See ‘‘Description of Credit Support.’’

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus—or in the related prospectus supplement—or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

•	Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under the trust’s specific number, which will be a series number assigned to the file number for our registration statement as shown under ‘‘Available Information.’’

We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus. Unless we state otherwise, in the related prospectus supplement, requests for this information should be directed to the corporate trust office of the trustee specified in the related prospectus supplement.

Reports to Certificateholders

On or about each distribution date, the related master servicer, manager or trustee will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding—

•	the payments made on that distribution date with respect to the applicable class of offered certificates, and

•	the recent performance of the mortgage assets.

Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for—

•	that calendar year, or

•	the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

Voting Rights

Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except—

•	with respect to those amendments to the Governing Documents described under ‘‘Description of the Governing Documents—Amendment,’’ or

•	as otherwise specified in this prospectus or in the related prospectus supplement.

As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

Termination and Redemption

The trust for each series of offered certificates will terminate and cease to exist following:

•	the final payment or other liquidation of the last mortgage asset in that trust; and

•	the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust. Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.

In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool —or, in the case of a master trust, of the particular series in which the class was issued—is still outstanding, will include the word ‘‘callable.’’

Book-Entry Registration

General.    Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg,, for so long as they are participants in DTC.

DTC, Euroclear and Clearstream.    DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a ‘‘banking corporation’’ within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and

•	a ‘‘clearing agency’’ registered under the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in a variety of currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this ‘‘—Book-Entry Registration’’ section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

Holding and Transferring Book-Entry Certificates.    Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC’s records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments on the book-entry certificates will be made to DTC. DTC’s practice is to credit DTC participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be—

•	governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

•	the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related distribution date.

The only ‘‘certificateholder’’ of book-entry certificates will be DTC or its nominee. Parties to the applicable governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as ‘‘certificateholders.’’ The beneficial owners of book-entry certificates will be permitted to exercise the rights of ‘‘certificateholders’’ only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a ‘‘certificateholder’’ only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Issuance of Definitive Certificates.    Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

•	we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

•	we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC’s procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on your offered certificates will depend on—

•	the price you paid for your offered certificates,

•	the pass-through rate on your offered certificates,

•	the amount and timing of payments on your offered certificates.

The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

Payment Delays

There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

•	the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

•	the dates on which any balloon payments are due; and

•	the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon—

•	whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

•	when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either—

•	be based on the principal balances of some or all of the mortgage assets in the related trust, or

•	equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which—

•	payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

•	payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

•	the availability of mortgage credit;

•	the relative economic vitality of the area in which the related real properties are located;

•	the quality of management of the related real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

In general, those factors that increase—

•	the attractiveness of selling or refinancing a commercial or multifamily property, or

•	the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as—

•	prepayment lock-out periods, and

•	requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

•	to convert to a fixed rate loan and thereby lock in that rate, or

•	to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to—

•	realize its equity in the property,

•	meet cash flow needs or

•	make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to—

•	the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

•	the relative importance of those factors,

•	the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

•	the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of—

•	scheduled amortization, or

•	prepayments, including—

1.	voluntary prepayments by borrowers, and

2.	involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth—

•	the projected weighted average life of each class of those offered certificates with principal balances, and

•	the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

Prepayment Models

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either—

•	to refinance the loan, or

•	to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by—

•	the bankruptcy of the borrower, or

•	adverse economic conditions in the market where the related real property is located.

In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

Negative Amortization.    The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

•	limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

•	provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

•	provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

Foreclosures and Payment Plans.    The weighted average life of and yield on your offered certificates will be affected by—

•	the number of foreclosures with respect to the underlying mortgage loans; and

•	the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

Losses and Shortfalls on the Mortgage Assets.    The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

•	a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

•	the establishment of a priority of payments among classes of certificates.

If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization.    If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

•	overcollateralization and/or excess cash flow;

•	the subordination of one or more other classes of certificates of the same series;

•	the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

•	the establishment of one or more reserve funds; or

•	any combination of the foregoing.

If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

•	the nature and amount of coverage under that credit support;

•	any conditions to payment not otherwise described in this prospectus;

•	any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

•	the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Overcollateralization and Excess Cash Flow

If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

Letters of Credit

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Insurance Policies, Surety Bonds and Guarantees

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers. These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

Reserve Funds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

LEGAL ASPECTS OF MORTGAGE LOANS

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘The Trust Fund—Mortgage Loans.’’

If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as ‘‘mortgages.’’ A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

•	the terms of the mortgage,

•	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

•	the knowledge of the parties to the mortgage, and

•	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

•	a mortgagor, who is the owner of the encumbered interest in the real property, and

•	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

•	the trustor, who is the equivalent of a mortgagor,

•	the trustee to whom the real property is conveyed, and

•	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

•	the express provisions of the related instrument,

•	the law of the state in which the real property is located,

•	various federal laws, and

•	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

•	without a hearing or the lender’s consent, or

•	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See ‘‘—Bankruptcy Laws’’ below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    The two primary methods of foreclosing a mortgage are—

•	judicial foreclosure, involving court proceedings, and

•	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

•	all parties having a subordinate interest of record in the real property, and

•	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

•	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

•	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

•	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

•	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

•	upheld the reasonableness of the notice provisions, or

•	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

•	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

•	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

•	record a notice of default and notice of sale, and

•	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of—

•	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

•	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower’s right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender’s investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are—

•	to enable the lender to realize upon its security, and

•	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules.    Some states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term ‘‘judicial action’’ broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such ‘‘one action’’ and/or ‘‘security first’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with ‘‘one action’’ rules might be precluded because of a prior first action, even if such first action occurred in a state without ‘‘one action’’ rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a ‘‘one action’’ or ‘‘security first’’ jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation.    Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the ‘‘power of sale’’ under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations.    Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

•	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

•	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

•	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

Cooperative Shares.    Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, ‘‘foreclosure’’ on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Laws

Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

•	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

•	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

•	extend or shorten the term to maturity of the loan;

•	permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

•	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender’s ability to enforce the borrower’s assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

A borrower’s ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

•	past due rent,

•	accelerated rent,

•	damages, or

•	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

•	assume the lease and either retain it or assign it to a third party, or

•	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor’s damages for lease rejection to:

•	the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

•	unpaid rent to the earlier of the surrender of the property or the lessee’s bankruptcy filing.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.    Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

CERCLA.    The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator,’’ however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the ‘‘Lender Liability Act’’) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

•	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

•	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (‘‘RCRA’’), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an ‘‘owner’’ or ‘‘operator’’ so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws.    Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

•	impose liability for releases of or exposure to asbestos-containing materials, and

•	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Junior Liens; Rights of Holders of Senior Liens

Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

•	first, to the payment of court costs and fees in connection with the foreclosure;

•	second, to real estate taxes;

•	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

•	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

•	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

•	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

Forfeitures in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the ‘‘USA Patriot Act’’) and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties ‘‘known to have an alleged interest in the property,’’ including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

•	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

•	the lender was, at the time of execution of the mortgage, ‘‘reasonably without cause to believe that the property was subject to forfeiture.’’

However, there is no assurance that such defense will be successful.

FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

•	banks,

•	insurance companies,

•	foreign investors.

•	tax exempt investors,

•	holders whose ‘‘functional currency’’ is not the United States dollar,

•	United States expatriates, and

•	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

•	given with respect to events that have occurred at the time the advice is rendered, and

•	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See ‘‘State and Other Tax Consequences.’’

The following discussion addresses securities of two general types:

•	REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code; and

•	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See ‘‘The Trust Fund —Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection.’’

The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.    With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

•	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

•	those offered certificates will represent—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

Any and all offered certificates representing interests in a REMIC will be either—

•	REMIC regular certificates, representing regular interests in the REMIC, or

•	REMIC residual certificates, representing residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

Characterization of Investments in REMIC Certificates.    Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

•	‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be ‘‘qualified mortgages’’ within the meaning of section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

•	collections on mortgage loans held pending payment on the related offered certificates, and

•	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Accordingly:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Tiered REMIC Structures.    For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

•	whether the related REMIC certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

•	whether the related REMIC certificates will be ‘‘loans secured by an interest in real property’’ under section 7701(a)(19)(C) of the Internal Revenue Code, and

•	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

Taxation of Owners of REMIC Regular Certificates.

General.    Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.    Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

•	a single fixed rate,

•	a ‘‘qualified floating rate,’’

•	an ‘‘objective rate,’’

•	a combination of a single fixed rate and one or more ‘‘qualified floating rates,’’

•	a combination of a single fixed rate and one ‘‘qualified inverse floating rate,’’ or

•	a combination of ‘‘qualified floating rates’’ that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

•	the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

•	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called ‘‘teaser’’ interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

•	the total amount of the de minimis original issue discount, and

•	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this ‘‘—Original Issue Discount’’ subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

•	the sum of:

1.	the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

•	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

•	the issue price of the certificate, increased by

•	the total amount of original issue discount previously accrued on the certificate, reduced by

•	the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

•	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

•	using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

•	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

•	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

•	the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See ‘‘Risk Factors—The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable.’’

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (‘‘REMIC IOs’’), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.    You will be considered to have purchased a REMIC regular certificate at a market discount if—

•	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

•	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ below.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

•	on the basis of a constant yield method,

•	in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

•	in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.    A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

•	the purchase price paid for your offered certificate, and

•	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Realized Losses.    Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

•	you will not be entitled to deduct a loss under section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

•	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.    Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under ‘‘—REMICs—Prohibited Transactions Tax and Other Taxes’’ below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.’’ Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination. Income derived from the REMIC residual certificates will be ‘‘portfolio income’’ for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of ‘‘passive losses.’’

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of ‘‘inducement fees’’ received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have—

•	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

•	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

•	excess inclusions,

•	residual interests without significant value, and

•	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See ‘‘Risk Factors—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences.’’

Taxable Income of the REMIC.    The taxable income of a REMIC will equal:

•	the income from the mortgage loans and other assets of the REMIC; plus

•	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.	the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this ‘‘—Taxable Income of the REMIC’’ subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’ The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates —Original Issue Discount.’’ However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—REMICs—Prohibited Transactions Tax and Other Taxes’’ below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Internal Revenue Code. See ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC residual certificate will be equal to:

•	the amount paid for that REMIC residual certificate,

•	increased by amounts included in the income of the holder of that REMIC residual certificate, and

•	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

•	through distributions,

•	through the deduction of any net losses of the REMIC, or

•	upon the sale of its REMIC residual certificate.

See ‘‘—REMICs—Sales of REMIC Certificates’’ below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—General’’ above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions.    Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

•	the daily portions of REMIC taxable income allocable to that certificate, over

•	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

•	the issue price of the certificate, increased by

•	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

•	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

•	will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ below.

Furthermore, for purposes of the alternative minimum tax:

•	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

•	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

•	regulated investment companies,

•	common trusts, and

•	some cooperatives.

The Treasury regulations, however, currently do not address this subject.

Noneconomic REMIC Residual Certificates.    Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.’’ If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

•	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

•	the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

•	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

•	from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

•	from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

Final Treasury regulations issued on July 18, 2002 (the ‘‘Safe Harbor Regulations’’), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a ‘‘foreign branch’’) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an ‘‘asset test’’ or a ‘‘formula test’’ provided under the REMIC Regulations. A transfer to an ‘‘eligible corporation,’’ generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The ‘‘formula test’’ makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the interest,

•	the present value of the expected future distributions on the interest, and

•	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.    Regulations under section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons.    Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then—

•	an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and

•	the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess, if any, of such taxpayer’s adjusted gross income over such specified amount, or

•	80% of the amount of itemized deductions otherwise allowable for such tax year.

The Economic Growth and Tax Relief Reconciliation Act of 2001 repeals the section 68 overall limitation on itemized deductions. Subject to a sunset provision, the repeal is phased-in over five years as follows. The otherwise applicable section 68 overall limitation on itemized deductions described above is (i) reduced by one-third for taxable years beginning in 2006 and 2007, (ii) reduced by two-thirds for taxable years beginning in 2008 and 2009, (iii) not applicable for taxable years beginning in 2010 and (iv) applicable without reduction pursuant to a sunset provision for taxable years beginning in 2011. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.    If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

•	the cost of the certificate to that certificateholder, increased by

•	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

•	payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.’’ Except as described below in this ‘‘—Sales of REMIC Certificates’’ subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ and ‘‘—Premium.’’

REMIC certificates will be ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a ‘‘conversion transaction’’ within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the ‘‘wash sale’’ rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

•	reacquires that same REMIC residual certificate,

•	acquires any other residual interest in a REMIC, or

•	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.    The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

•	the disposition of a non-defaulted mortgage loan,

•	the receipt of income from a source other than a mortgage loan or other permitted investments,

•	the receipt of compensation for services, or

•	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a ‘‘permitted investment’’ under section 860G(a)(5) of the Internal Revenue Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

•	the person has sufficient assets to do so, and

•	the tax arises out of a breach of that person’s obligations under select provisions of the related Governing Document.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.    If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

•	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

•	events that have occurred up to the time of the transfer,

•	the prepayment assumption, and

•	any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

•	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

•	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

•	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

•	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

•	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

•	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	the residual interests in the entity are not held by Disqualified Organizations, and

•	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.    A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.    Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

•	income,

•	deductions,

•	gains,

•	losses, and

•	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are—

•	corporations,

•	trusts,

•	securities dealers, and

•	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

•	30 days after the end of the quarter for which the information was requested, or

•	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

•	income,

•	excess inclusions,

•	investment expenses, and

•	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates —Market Discount.’’

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.    Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

•	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

•	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.    Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

•	a foreign person, and

•	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

•	owns 10% or more of one or more underlying mortgagors, or

•	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

•	foreign persons, or

•	U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons and the partnership agreement prohibits transfers of partnership interests to non-U.S. Persons.

Grantor Trusts

Classification of Grantor Trusts.    With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

A grantor trust certificate may be classified as either of the following types of certificate:

•	a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

•	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

•	normal administration fees, and

•	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.    Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

•	‘‘loans . . . secured by an interest in real property’’ within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

•	‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3) of the Internal Revenue Code; and

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust—

•	consisting of mortgage loans that are ‘‘loans . . . secured by an interest in real property’’ within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code,

•	consisting of mortgage loans that are ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

•	the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.    Holders of a particular series of grantor trust fractional interest certificates generally:

•	will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

•	will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. The Economic Growth and Tax Relief Reconciliation Act of 2001 repeals the section 68 overall limitation on itemized deductions. Subject to a sunset provision, the repeal is phased-in over five years as follows. The otherwise applicable section 68 overall limitation on itemized deductions described above is (i) reduced by one-third for taxable years beginning in 2006 and 2007, (ii) reduced by two-thirds for taxable years beginning in 2008 and 2009, (iii) not applicable for taxable years beginning in 2010 and (iv) applicable without reduction pursuant to a sunset provision for taxable years beginning in 2011.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

•	a class of grantor trust strip certificates is issued as part of the same series, or

•	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

•	a master servicer,

•	a special servicer,

•	any sub-servicer, or

•	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

•	the treatment of some stripped bonds as market discount bonds, and

•	de minimis market discount.

See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates —Market Discount’’ below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes ‘‘qualified stated interest’’ in accordance with its normal method of accounting. See ‘‘REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply’’ for a definition of ‘‘qualified stated interest.’’ In general, the amount of that income that accrues in any month would equal the product of:

•	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in ‘‘—Grantor Trusts—Sales of Grantor Trust Certificates,’’ and

•	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

•	there is no original issue discount or only a de minimis amount of original issue discount, or

•	the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

•	0.25% of the stated redemption price, and

•	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount’’ below.

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

•	the stated redemption price of the mortgage loans, and

•	their issue price.

For a definition of ‘‘stated redemption price,’’ see ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

•	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

•	the daily portions of original issue discount for all days during the accrual period prior to that day.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

•	the issue price of the mortgage loan, increased by

•	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

•	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.    If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if—

•	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

•	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

Further, under the rules described under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

•	be allocated among the payments of stated redemption price on the mortgage loan, and

•	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

Taxation of Owners of Grantor Trust Strip Certificates.    The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,’’ no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

•	the price paid for that grantor trust strip certificate by you, and

•	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

•	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ above.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

•	the prepayment assumption we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

•	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates.    Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this ‘‘—Sales of Grantor Trust Certificates’’ subsection. The amount recognized equals the difference between:

•	the amount realized on the sale or exchange of a grantor trust certificate, and

•	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

•	its cost, increased by

•	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

•	any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.    Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

•	the amount of servicing compensation received by a master servicer or special servicer, and

•	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

On January 24, 2006, the Treasury Department published final regulations, which establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

•	a custodian of a person’s account,

•	a nominee, and

•	a broker holding an interest for a customer in street name.

The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described under ‘‘—REMICs—Backup Withholding with Respect to REMIC Certificates’’ above will also apply to grantor trust certificates.

Foreign Investors.    In general, the discussion with respect to REMIC regular certificates under ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘Federal Income Tax Consequences,’’ potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on—

•	ERISA Plans, and

•	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

•	investment prudence and diversification, and

•	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other I.R.C. Plans.

The types of transactions between Plans and Parties in Interest that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations, as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and entities using assets of Plans, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

•	has discretionary authority or control over the management or disposition of the assets of that Plan, or

•	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be—

•	deemed to be a fiduciary with respect to the investing Plan, and

•	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a ‘‘guaranteed governmental mortgage pool certificate,’’ the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

•	Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

•	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

•	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

•	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a ‘‘qualified professional asset manager;’’

•	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

•	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an ‘‘in-house asset manager.’’

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

Underwriter’s Exemption

It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things—

•	the servicing and operation of some mortgage assets pools, such as the types of mortgage assets pools that will be included in our trusts, and

•	the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman Brothers Inc.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Consultation with Counsel

If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

•	consider your general fiduciary obligations under ERISA, and

•	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions’’ in this prospectus.

LEGAL INVESTMENT

If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Generally, the only classes of offered certificates that will qualify as ‘‘mortgage related securities’’ will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

‘‘Mortgage related securities’’ are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds—

•	that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

•	whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

•	federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented by those securities; and

•	federal credit unions may invest in ‘‘mortgage related securities’’ and national banks may purchase ‘‘mortgage related securities’’ for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. § 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus, but subject to compliance with certain general standards concerning ‘‘safety and soundness’’ and retention of credit information in 12 C.F.R. Section 1.5, some ‘‘Type IV securities,’’ which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, a ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ we make no representation as to whether any class of offered certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks.

The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities’’ (other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities) under limited circumstances, residual interests in mortgage related securities and commercial mortgage related securities), subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2).

The OTS has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates are encouraged review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities are encouraged review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

Except as to the status of some classes as ‘‘mortgage related securities,’’ we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent—

•	the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

•	if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

USE OF PROCEEDS

Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

1.	by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements by us with institutional investors through dealers; and

3.	by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that—

•	the obligations of the underwriters will be subject to various conditions precedent,

•	the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

•	in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Lehman Brothers Inc. is our affiliate and an affiliate of Lehman Holdings.

We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets.

LEGAL MATTERS

Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Cadwalader, Wickersham & Taft LLP or Thacher Proffitt & Wood LLP.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned to each such class.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of—

•	whether the price paid for those certificates is fair;

•	whether those certificates are a suitable investment for any particular investor;

•	the tax attributes of those certificates or of the related trust;

•	the yield to maturity or, if they have principal balances, the average life of those certificates;

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

•	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

•	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

•	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

•	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus.

‘‘ADA’’ means the Americans with Disabilities Act of 1990, as amended.

‘‘CERCLA’’ means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘Committee Report’’ means the Conference Committee Report accompanying the Tax Reform Act of 1986.

‘‘CPR’’ means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

‘‘Disqualified Organization’’ means:

•	the United States,

•	any State or political subdivision of the United States,

•	any foreign government,

•	any international organization,

•	any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

•	any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

•	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

‘‘DRA’’ means the Deficit Reduction Act of 2006.

‘‘DTC’’ means The Depository Trust Company.

‘‘Electing Large Partnership’’ means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

‘‘EPA’’ means the Environmental Protection Agency.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘ECSPLC’’ means Euroclear Clearance System Public Limited Company.

‘‘Euroclear Operator’’ means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity in that capacity.

‘‘Euroclear Terms and Conditions’’ means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Fannie Mae’’ means the Federal National Mortgage Association.

‘‘Farmer Mac’’ means the Federal Agricultural Mortgage Corporation.

‘‘FASB 140’’ means the Financial Accounting Standards Board’s Statement No. 140, entitled ‘‘Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities,’’ issued in September 2002.

‘‘FDIC’’ means the Federal Deposit Insurance Corporation.

‘‘Financial Intermediary’’ means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

‘‘Freddie Mac’’ means the Federal Home Loan Mortgage Corporation.

‘‘Ginnie Mae’’ means the Government National Mortgage Association.

‘‘Governing Document’’ means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘I.R.C. Plan’’ means a plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Lender Liability Act’’ means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

‘‘Net Income From Foreclosure Property’’ means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

‘‘NCUA’’ means the National Credit Union Administration.

‘‘OCC’’ means the Office of the Comptroller of the Currency.

‘‘OTS’’ means the Office of Thrift Supervision.

‘‘Party In Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of Section 4975 of the Internal Revenue Code.

‘‘Pass-Through Entity’’ means any:

•	regulated investment company,

•	real estate investment trust,

•	trust,

•	partnership, or

•	other entities described in Section 860E(e)(6) of the Internal Revenue Code.

‘‘Plan’’ means an ERISA Plan or an I.R.C. Plan.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

‘‘PTE’’ means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

‘‘RCRA’’ means the federal Resource Conservation and Recovery Act.

‘‘REIT’’ means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

‘‘Relief Act’’ means the Servicemembers Civil Relief Act.

‘‘REMIC’’ means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

‘‘Safe Harbor Regulations’’ means the final Treasury regulations issued on July 18, 2002.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘SPA’’ means standard prepayment assumption.

‘‘Title V’’ means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

‘‘Treasury Department’’ means the United States Department of the Treasury.

‘‘UCC’’ means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

‘‘USA Patriot Act’’ means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is ‘‘TIAA07C4.xls.’’ The spreadsheet file ‘‘TIAA07C4.xls’’ is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in, and on Annexes A-1, A-5 and A-6 to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

Prospectus Supplement

Page
IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS	S-5
NOTICE TO RESIDENTS OF KOREA	S-5
NOTICE TO RESIDENTS OF GERMANY	S-5
NOTICE TO NON-U.S. INVESTORS	S-6
EUROPEAN ECONOMIC AREA	S-6
SUMMARY OF PROSPECTUS SUPPLEMENT	S-7
RISK FACTORS	S-34
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT	S-50
FORWARD-LOOKING STATEMENTS	S-50
DESCRIPTION OF THE MORTGAGE POOL	S-51
TRANSACTION PARTICIPANTS	S-97
AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	S-104
THE SERIES 2007-C4 POOLING AND SERVICING AGREEMENT	S-105
DESCRIPTION OF THE OFFERED CERTIFICATES	S-135
YIELD AND MATURITY CONSIDERATIONS	S-160
USE OF PROCEEDS	S-165
FEDERAL INCOME TAX CONSEQUENCES	S-165
ERISA CONSIDERATIONS	S-167
LEGAL INVESTMENT	S-170
METHOD OF DISTRIBUTION	S-170
LEGAL MATTERS	S-172
RATINGS	S-172
GLOSSARY	S-173
ANNEX A-1—Certain Characteristics of Individual Underlying Mortgage Loans	A-1-1
ANNEX A-2—Certain Characteristics of the Mortgage Pool	A-2-1
ANNEX A-3—Certain Characteristics of Loan Group 1	A-3-1
ANNEX A-4—Certain Characteristics of Loan Group 2	A-4-1
ANNEX A-5—Certain Monetary Terms of the Underlying Mortgage Loans	A-5-1
ANNEX A-6—Certain Information Regarding Reserves	A-6-1
ANNEX B—Certain Information Regarding Multifamily Properties	B-1
ANNEX C-1—Price/Yield Tables	C-1
ANNEX C-2—Decrement Tables	C-2
ANNEX D—Form of Distribution Date Statement	D-1
ANNEX E—Global Clearance, Settlement and Tax Documentation Procedures	E-1
Until November 4, 2007, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying base prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying base prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$1,979,250,000
(Approximate)

TIAA Seasoned Commercial
Mortgage Trust 2007-C4

Commercial Mortgage Pass-Through
Certificates, Series 2007-C4

Class A-1, Class A-2, Class A-3,
Class A-1A, Class A-J, Class B,
Class C, Class D, Class E and Class F

PROSPECTUS SUPPLEMENT

LEHMAN BROTHERS

MORGAN STANLEY

August 2, 2007